Prospectus supplement dated October 6, 2005 (to prospectus dated June 24, 2005)

$2,592,585,000

(Approximate)

[Logo]

American Home Mortgage Investment Trust 2005-4

Issuer

American Home Mortgage Servicing, Inc.

Groups III-V RMBS Servicer, RMBS Subservicer and HELOC Subservicer

Bear Stearns Asset Backed Securities I LLC

Depositor

American Home Mortgage Investment Trust 2005-4,

Mortgage-Backed Grantor Trust Certificates, Series 2005-4

You should consider carefully the risk factors beginning on page S-19 in this prospectus supplement.

The Trust

The American Home Mortgage Investment Trust 2005-4 will consist of notes issued by two underlying trusts, one trust consisting primarily of a pool of adjustable-rate mortgage loans and adjustable-rate, revolving home equity lines of credit, divided into two loan groups, and the other trust consisting primarily of a pool of adjustable-rate mortgage loans, divided into three loan groups. The trust will issue twenty-one classes of grantor trust certificates, fifteen of which are offered under this prospectus supplement.

Credit Enhancement

The certificates will have credit enhancement in the form of:

•	excess interest and overcollateralization;
•	subordination provided to some classes of certificates by other classes of certificates as described in this prospectus supplement;
•	limited cross-collateralization as described in this prospectus supplement; and
•	a financial guaranty insurance policy issued by Financial Guaranty Insurance Company for the benefit of the Class II-A Certificates only.

[FGIC Logo]

In addition, derivatives will be included in the trust which will cover some basis risk shortfalls on some classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., Lehman Brothers Inc., Citigroup Global Markets Inc., Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. will offer the offered certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from these underwritten certificates are expected to be approximately 99.94% of the aggregate certificate principal balance of the offered certificates. The expenses of the depositor are estimated to be $975,000. See “Method of Distribution” in this prospectus supplement.

Bear, Stearns & Co.

Lehman Brothers Inc.

Citigroup Global Markets

RBS Greenwich Capital

Goldman, Sachs & Co.

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
•	this prospectus supplement, which describes the specific terms of this series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus constitutes a prospectus for each of the underlying notes related to the offered certificates and to the offered certificates.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York, 10179 and its telephone number is (212) 272-2000.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT

RISK FACTORS

THE MORTGAGE POOL

General

The PMI Insurer

The PMI Policy

Indices on Certain of the Mortgage Loans and HELOCs

Mortgage Loan and HELOC Characteristics

The HELOCs

THE RMBS MASTER SERVICER AND THE SERVICERS

RMBS Master Servicer

RMBS Servicer and HELOC Servicer

RMBS Subservicer and HELOC Subservicer

The HELOC Back-Up Servicer

Supplemental Carryover Reserve Accounts

MORTGAGE LOAN ORIGINATION

HELOC ORIGINATION

ADDITIONAL INFORMATION

DESCRIPTION OF THE CERTIFICATES

General

Book-Entry Certificates

Interest and Principal Payments on the Certificates

Interest Payments on the Class I-A Certificates and Class I-M Certificates

Interest Payments on the Class III-A, Class IV-A, Class V-A and Class M Certificates

Principal Payments on the Class I-A Certificates and Class I-M Certificates

Principal Payments on the Class III-A, Class IV-A, Class V-A and Class M Certificates

Overcollateralization Provisions for Loan Group I

Overcollateralization Provisions for Loan Group III and Loan Group IV and Loan Group V

Calculation of LIBOR for the LIBOR Certificates

The Derivative Contracts

Allocation of Losses on the Mortgage Loans

Interest Coverage Account

Payments on the Class II-A Certificates

Rapid Amortization Events

The Policy

YIELD ON THE CERTIFICATES

General

Prepayment Considerations

Allocation of Principal Payments

Interest Shortfalls and Realized Losses

Certificate Interest Rates

Purchase Price

Final Scheduled Payment Date

Removal of HELOCs

Weighted Average Life

Yield Sensitivity of the Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class M-1, Class M-2 and Class M-3 Certificates

THE ISSUER

THE UNDERLYING TRUSTS

THE OWNER TRUSTEE

THE INDENTURE TRUSTEE AND GRANTOR TRUSTEE

THE SECURITIES ADMINISTRATOR

THE CREDIT ENHANCER

The Credit Enhancer

Financial Strength Ratings of the Credit Enhancer

EXPERTS

THE RMBS MASTER SERVICING AGREEMENT AND SERVICING AGREEMENTS

Servicing and Other Compensation And Payment of Expenses

Realization Upon Defaulted Mortgage Loans and HELOCs

The Protected Accounts

The Collection Accounts

Optional Repurchase of Defaulted Mortgage Loans

Optional Sale of Defaulted Group I Loans and HELOCs

Limited Group I Loan and HELOC Purchase Right

Pledge and Assignment of RMBS Servicer’s Rights

THE GRANTOR TRUST AGREEMENT

THE INDENTURES

General

Rights Upon Event of Default

Limitation on Suits

Resignation and Removal of Indenture Trustee

Optional Termination

ASSIGNMENT OF LOANS

General

FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Trust, the Underlying Trusts and of the Certificates

Taxation of Owners of Grantor Trust Certificates

METHOD OF DISTRIBUTION

SECONDARY MARKET

LEGAL OPINIONS

RATINGS

LEGAL INVESTMENT

ERISA CONSIDERATIONS

GLOSSARY

ANNEX I

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the accompanying prospectus.

Issuer or Trust	American Home Mortgage Investment Trust 2005-4.
Title of Series	Mortgage-Backed Certificates, Series 2005-4.
Cut-off Date	With respect to the mortgage loans, September 1, 2005. With respect to the HELOCs, the close of business on September 19, 2005.
Closing Date	On or about October 7, 2005.
Depositor	Bear Stearns Asset Backed Securities I LLC.
Sellers

American Home Mortgage Acceptance, Inc., an affiliate of the RMBS subservicer and the HELOC subservicer, and one or more special purpose entities established by American Home Mortgage Acceptance, Inc. or one of its subsidiaries. The one or more special purpose entities previously acquired the mortgage loans they are selling directly from American Home Mortgage Acceptance, Inc.

RMBS Master Servicer	Wells Fargo Bank, N.A.
Group I RMBS Servicer	American Home Mortgage Acceptance, Inc.
Groups III-V RMBS Servicer	American Home Mortgage Servicing, Inc.
RMBS Subservicer	American Home Mortgage Servicing, Inc.
HELOC Servicer	American Home Mortgage Acceptance, Inc.
HELOC Back-Up Servicer	GMAC Mortgage Corporation.
HELOC Subservicer	American Home Mortgage Servicing, Inc.
Grantor Trustee	U.S. Bank National Association.
Indenture Trustee	U.S. Bank National Association.
Owner Trustee	Wilmington Trust Company.
Credit Enhancer	For the benefit of the Class II-A Certificates only, Financial Guaranty Insurance Company.
Securities Administrator	Wells Fargo Bank, N.A.

Payment Dates	Payments on the certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in October 2005.
Certificates	The classes of certificates and their certificate interest rates and initial certificate principal balances are set forth in the table below.

Offered Certificates
Class	Certificate Interest Rate	Initial Certificate Principal Balance	Initial Rating (S&P/Moody’s)	Designation
I-A-1	Adjustable Rate	$ 461,483,000	AAA/Aaa	Senior/Adjustable Rate
I-A-2	Adjustable Rate	$ 230,742,000	AAA/Aaa	Senior Mezzanine /Adjustable Rate
I-A-3	Adjustable Rate	$ 76,914,000	AAA/Aaa	Senior Mezzanine /Adjustable Rate
II-A	Adjustable Rate	$ 197,333,000	AAA/Aaa	Senior/Insured/Adjustable Rate
III-A-1	Adjustable Rate	$ 275,972,000	AAA/Aaa	Senior/Adjustable Rate
III-A-2	Adjustable Rate	$ 137,986,000	AAA/Aaa	Senior Mezzanine /Adjustable Rate
III-A-3	Adjustable Rate	$ 45,995,000	AAA/Aaa	Senior Mezzanine /Adjustable Rate
IV-A	5.175%	$ 556,435,000	AAA/Aaa	Senior/ Fixed Rate
V-A	5.350%	$ 500,982,000	AAA/Aaa	Senior/Fixed Rate
I-M-1	Adjustable Rate	$ 28,129,000	AA+/Aa1	Mezzanine/Adjustable Rate
I-M-2	Adjustable Rate	$ 12,175,000	AA/Aa3	Mezzanine/Adjustable Rate
I-M-3	Adjustable Rate	$ 4,198,000	AA-/NR	Mezzanine/Adjustable Rate
M-1	Adjustable Rate	$ 33,340,000	AA+/Aa2	Mezzanine/Adjustable Rate
M-2	Adjustable Rate	$ 22,769,000	AA/Aa3	Mezzanine/Adjustable Rate
M-3	Adjustable Rate	$ 8,132,000	AA-/NR	Mezzanine/Adjustable Rate
Total Offered Certificates:		$ 2,592,585,000

Non-Offered Certificates
Class	Certificate Interest Rate	Initial Certificate Principal Balance	Initial Rating (S&P/Moody’s)	Designation
I-M-4	Adjustable Rate	$ 11,755,000	A/NR	Mezzanine/Adjustable Rate
I-M-5	Adjustable Rate	$ 4,198,000	BBB/NR	Mezzanine/Adjustable Rate
I-M-6	Adjustable Rate	$ 4,198,000	BBB-/NR	Mezzanine/Adjustable Rate
M-4	Adjustable Rate	$ 19,516,000	A/NR	Mezzanine/Adjustable Rate
M-5	Adjustable Rate	$ 8,132,000	BBB/NR	Mezzanine/Adjustable Rate
M-6	Adjustable Rate	$ 8,132,000	BBB-/NR	Mezzanine/Adjustable Rate
Total Non-Offered Certificates:		$ 55,931,000

Other Information:

Class I-A-1, Class I-A-2, Class I-A-3, Class III-A-1, Class III-A-2, Class III-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates:

The certificate interest rates on these classes of certificates will be equal to the least of:

•	One-month LIBOR plus the related certificate margin set forth below,
•	the maximum certificate interest rate described in this prospectus supplement, and
•	the related available funds rate described in this prospectus supplement.
	Certificate Margin
Class	(1)	(2)
I-A-1	0.290%	0.580%
I-A-2	0.380%	0.760%
I-A-3	0.440%	0.880%
III-A-1	0.300%	0.600%
III-A-2	0.390%	0.780%
III-A-3	0.440%	0.880%
I-M-1	0.620%	0.930%
I-M-2	0.720%	1.080%
I-M-3	0.800%	1.200%
I-M-4	1.000%	1.500%
I-M-5	1.500%	2.250%
I-M-6	2.250%	3.375%
M-1	0.620%	0.930%
M-2	0.720%	1.080%
M-3	0.800%	1.200%
M-4	1.000%	1.500%
M-5	1.500%	2.250%
M-6	2.250%	3.375%

________________

(1)	Initially.
(2)	On and after the step-up date as described in this prospectus supplement.

Class II-A Certificates:

The certificate interest rate on this class of certificates will be equal to the least of:

•	One-month LIBOR plus 0.190%,
•	the net WAC cap described in this prospectus supplement, and
•	the maximum rate described in this prospectus supplement.

Class IV-A Certificates and Class V-A Certificates:

The certificate interest rate on these classes of certificates will be initially equal to the related fixed rate indicated in the table on page S-7 and subject to the related available funds rate described in this prospectus supplement. However, on or after the related certificate rate change date, the certificate interest rate on these classes of certificates will convert to an adjustable rate based on six-month LIBOR plus 1.750% and 1.750%, respectively, subject to the related maximum certificate interest rate and related available funds rate described in this prospectus supplement.

The Trust

The depositor will establish American Home Mortgage Investment Trust 2005-4, a grantor trust, pursuant to a grantor trust agreement between the Depositor, the Securities Administrator and the Grantor Trustee. Pursuant to the grantor trust agreement, the Depositor will deposit into the trust on the closing date the notes described below.

Payments of interest and principal on the offered certificates will be based on payments of interest and principal from the related notes and, with respect to the Class II-A Certificates only, the financial guaranty insurance policy provided by Financial Guaranty Insurance Company described in this prospectus supplement.

The trust will also issue the Class I-M-4, Class I-M-5, Class I-M-6, Class M-4, Class M-5 and Class M-6 Certificates, which are not offered hereby.

See “Description of the Certificates” in this prospectus supplement.

The Underlying Trusts

The depositor will establish two separate Delaware statutory trusts titled American Home Mortgage Investment Trust 2005-4A, or the 2005-4A Trust, and American Home Mortgage Investment Trust 2005-4C, or the 2005-4C Trust, pursuant to two trust agreements among the Depositor, the Owner Trustee, and U.S Bank National Association, as note registrar. Pursuant to the trust agreement for the 2005-4A Trust, the Depositor will deposit into the 2005-4A Trust the mortgage loans in loan group I and the group II HELOCs described below. Pursuant to the trust agreement for the 2005-4C Trust, the Depositor will deposit into the 2005-4C Trust the mortgage loans in loan groups III, IV and V. On the closing date, pursuant to an indenture among the 2005-4A Trust, the Indenture Trustee and the Securities Administrator, the 2005-4A Trust will issue the notes related to the Class I-A, Class II-A and Class I-M Certificates. On the closing date, pursuant to an indenture among the 2005-4C Trust, the Indenture Trustee and the Securities Administrator, the 2005-4C Trust will issue the notes related to the Class III-A, Class IV-A, Class V-A and Class M Certificates.

The underlying trusts will also include derivatives, which will cover basis risk shortfalls on some classes of notes and the related certificates as described below under “Derivative Contracts.”

The beneficial ownership interest in the underlying trusts will be represented by two separate owner trust certificates, which are not offered by this prospectus supplement.

The Mortgage Loans and HELOCs

The 2005-4A Trust will initially contain approximately 2,451 adjustable-rate mortgage loans secured by first liens on one- to four-family residential real properties and approximately 3,137 adjustable-rate home equity revolving lines of credit secured primarily by junior liens on one- to four-family residential real properties, referred to in this prospectus supplement as the HELOCs. The mortgage loans and HELOCs in the 2005-4A Trust have an aggregate principal balance of approximately $839,671,006 and $198,523,950, respectively, as of the Cut-off Date.

The 2005-4C Trust will initially contain approximately 5,176 adjustable-rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in the 2005-4C Trust have an aggregate principal balance of approximately $1,626,334,368 as of the Cut-off Date.

The interest rate on each adjustable-rate mortgage loan and each HELOC will be adjusted, in some cases after an initial fixed-rate period, monthly, semi-annually or annually to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under “The Mortgage Pool” in this prospectus supplement and Schedule A, which is attached to and is part of this prospectus supplement. The related index is as described under “The Mortgage Pool—Indices on the Mortgage Loans” in this prospectus supplement.

The loans will be divided into five separate loan groups with characteristics as follows:

The Group I Loans

The group I mortgage loans will consist of adjustable-rate mortgage loans, with an initial fixed-rate period of one month. The index for substantially all of the group I mortgage loans will be One-Year MTA, which is the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

While the interest rate on each group I mortgage loan will adjust monthly (after an initial fixed-rate period), the minimum monthly payment on each mortgage loan generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan in this loan group for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that group I mortgage loan in the form of negative amortization. See “Description of the Mortgage Pool” in this prospectus supplement.

The following table summarizes the approximate characteristics of all of the group I mortgage loans as of the Cut-off Date:

Number of mortgage loans:	2,451
Aggregate stated principal balance:	$839,671,005.60
Range of scheduled principal balances:	$29,928.51 to 3,575,000.00
Average scheduled principal balance:.	$342,583.03
Range of mortgage rates:	1.000% to 8.835%
Weighted average mortgage rate:	3.139%
Range of remaining terms to stated maturity (months):	180 to 480months
Weighted average remaining terms to stated maturity (months):	393 months
Weighted average loan-to-value ratio at origination:	75.94%
Weighted average gross margin:	2.979%
Weighted average maximum lifetime mortgage rate (per annum):	10.059%
Weighted average months to next interest adjustment date (months):	1
Loan Index Type:
1 Year MTA	99.84%
1 Month LIBOR	0.16%

The Group II HELOCs

The HELOCs will consist of home equity lines of credit loans made under certain home equity loan revolving credit loan agreements secured primarily by junior lien mortgages on one- to four-family residential properties with an initial five-year draw period, with a possible five-year extension, with interest only payments, followed by a ten-year or fifteen-year amortized repayment period. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a HELOC on any day is equal to its cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that HELOC before that day.

The following table summarizes the approximate characteristics of all of the Group II HELOCs as of the Cut-off Date:

Number of HELOCs:	3,137
Aggregate principal balance:	$198,523,950.26
Average drawn balance:	$63,284.65
Average credit limit:	$69,045.93
Average credit limit utilization rate:	98.15%
Current weighted average coupon:	6.373%
Weighted average margin:	1.400%
Weighted average seasoning (months):	1
Weighted average remaining term to stated maturity (months):	299
Weighted average remaining draw term to stated maturity (months):	119
Weighted average combined loan-to-value ratio:	92.82%
Weighted current credit score:	727
Lien position (%first/% junior):	0.63%/99.37%

For additional information regarding the HELOCs, see “The Mortgage Pool” in this prospectus supplement and Schedule A, which is attached to and is part of this prospectus supplement.

The Group III Loans

The group III mortgage loans will consist of adjustable-rate mortgage loans, with an initial fixed-rate period of one month. The index for all of the group III mortgage loans will be One-Year MTA, which is the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

While the interest rate on each group III mortgage loan will adjust monthly (after an initial fixed-rate period), the minimum monthly payment on each mortgage loan generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan in this loan group for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that group III mortgage loan in the form of negative amortization. See “Description of the Mortgage Pool” in this prospectus supplement.

The following table summarizes the approximate characteristics of all of the group III mortgage loans as of the Cut-off Date:

Number of mortgage loans:	1,175
Aggregate stated principal balance:	$492,982,619.68
Range of scheduled principal balances:	$35,200.00 to $11,860,000.00
Average scheduled principal balance:.	$419,559.68
Range of mortgage rates:	1.000% to 7.585%
Weighted average mortgage rate:	2.852%
Range of remaining terms to stated maturity (months):	358 to 480 months
Weighted average remaining terms to stated maturity (months):	388 months
Weighted average loan-to-value ratio at origination:	72.59%
Weighted average gross margin:	3.018%
Weighted average maximum lifetime mortgage rate (per annum):	10.030%
Weighted average months to next interest adjustment date (months):	1
Loan Index Type:
1 Year MTA	100.00%

The Group IV Loans

The group IV mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of five years. The group IV mortgage loans are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan balance limits.

The following table summarizes the approximate characteristics of all of the group IV mortgage loans as of the Cut-off Date:

Number of mortgage loans:	3,091
Aggregate stated principal balance:	$596,393,187.78
Range of scheduled principal balances:	$21,343.44 to $ 650,000.00
Average scheduled principal balance:.	$192,945.06
Range of mortgage rates:	3.875% to 8.125%
Weighted average mortgage rate:	6.062%
Range of remaining terms to stated maturity (months):	352 to 360 months
Weighted average remaining terms to stated maturity (months):	359 months
Weighted average loan-to-value ratio at origination:	76.43%
Weighted average gross margin:	3.124%
Weighted average maximum lifetime mortgage rate (per annum):	11.066%
Weighted average months to next interest adjustment date (months):	60
Loan Index Type:
6 Month LIBOR	67.81%
1 Year LIBOR	32.19%

The Group V Loans

The group V mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of five years. The group V mortgage loans are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan balance limits.

The following table summarizes the approximate characteristics of all of the group V mortgage loans as of the Cut-off Date:

Number of mortgage loans:	910
Aggregate stated principal balance:	$536,958,560.38
Range of scheduled principal balances:	$52,000.00 to $3,600,000.00
Average scheduled principal balance:.	$590,064.35
Range of mortgage rates:	3.875% to 7.875%
Weighted average mortgage rate:	5.774%
Range of remaining terms to stated maturity (months):	355 to 480 months
Weighted average remaining terms to stated maturity (months):	359 months
Weighted average loan-to-value ratio at origination:	73.39%
Weighted average gross margin:	2.678%
Weighted average maximum lifetime mortgage rate (per annum):	10.781%
Weighted average months to first interest adjustment date (months):	60
Loan Index Type:
1 Year LIBOR	67.60%
6 Month LIBOR	32.40%

Interest Coverage Account

On the closing date, the Depositor will deposit or cause to be deposited in the interest coverage account with respect to loan group II, an amount which will be applied by the indenture trustee to cover shortfalls in the amounts of interest generated by the HELOCs in loan group II attributable to (i) HELOCs having first payment dates after the first due period and (ii) HELOCs that have a shortened first collection period.

For additional information regarding the interest coverage account, see “Description of the Certificates—Interest Coverage Account” in this prospectus supplement.

Supplemental Carryover Reserve Accounts

On the closing date, the depositor will establish the Group I and Group III supplemental carryover reserve accounts. Amounts in each supplemental carryover reserve account will be used to cover any shortfalls allocable to the related certificates resulting from the mortgage loans in such group which are in their teaser period.

Description of the Certificates

Payments on the Certificates

The following describes distributions to be made to the holders of the certificates. However, payments of interest and principal on the certificates will be made solely from payments of interest and principal on the related notes and, in the case of the Class II-A Certificates, from the policy.

Priority of Payments

Interest Distributions on the Class I-A Certificates and Class I-M Certificates

In general, on any payment date, funds available with respect to the mortgage loans in loan group I, after the payment of certain fees and expenses, will be distributed first, to pay accrued certificate interest on the Class I-A Certificates, plus any related unpaid interest shortfalls. Then any remaining funds available from loan group I will be used to make payments as follows:

first, to pay accrued certificate interest on the Class I-M-1 Certificates;

second, to pay accrued certificate interest on the Class I-M-2 Certificates;

third, to pay accrued certificate interest on the Class I-M-3 Certificates;

fourth, to pay accrued certificate interest on the Class I-M-4 Certificates;

fifth, to pay accrued certificate interest on the Class I-M-5 Certificates; and

sixth, to pay accrued certificate interest on the Class I-M-6 Certificates.

In the event that an increase in the applicable MTA index causes interest to accrue on a group I mortgage loan for a given month in excess of the monthly payment for that group I mortgage loan, the excess interest will be added to the outstanding principal balance of that group I mortgage loan in the form of negative amortization. As a result, the certificate interest rate on the Class I-A Certificates and Class I-M Certificates may be reduced to the related available funds rate. Any resulting interest shortfalls on the Class I-A Certificates and Class I-M Certificates will carry forward with interest thereon.

Principal Distributions on the Class I-A Certificates and Class I-M Certificates

Amounts available after paying interest on the Class I-A Certificates and Class I-M Certificates will be used to pay principal on these certificates as described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions from Loan Group I.

Amounts available after paying interest and principal to the Class I-A Certificates and Class I-M Certificates, as described in this prospectus supplement will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class I-A Certificates and Class I-M Certificates to maintain the target amount of overcollateralization and covering some interest shortfalls, basis risk shortfalls and allocated realized loss amounts on such certificates.

Amounts from the mortgage loans in loan group I will not be available to make payments on the Class II-A, Class III-A, Class IV-A, Class V-A and Class M Certificates and amounts from the HELOCs in loan group II and mortgage loans in loan group III, loan group IV and loan group V will not be available to make payments to the certificates related to loan group I.

See “Description of the Certificates” in this prospectus supplement for additional information.

Interest Distributions on the Class II-A Certificates

In general, on any payment date, the floating allocation percentage of interest collections with respect to the HELOCs in loan group II and amounts in the interest coverage account after the payment of certain fees and expenses, including the premium due the credit enhancer, will be distributed to pay accrued certificate interest on the Class II-A Certificates.

Principal Distributions on the Class II-A Certificates

During the managed amortization period, holders of the Class II-A Certificates will receive aggregate principal collections on the HELOCs allocable to such period less aggregate draws on such HELOCs allocable to such period.

During the rapid amortization period, holders of the Class II-A Certificates will receive 100% of the principal collections on the HELOCs until the Class II-A Certificates are paid in full.

During the managed amortization period principal distributions will be reduced by the overcollateralization reduction amount and increased by the overcollateralization increase amount, as described in this prospectus supplement.

Amounts available after paying interest and principal to the Class II-A Certificates as described above will be the net monthly excess cashflow and will be used for various purposes, including paying principal on the Class II-A Certificates, to make payments with respect to investor charge-off amounts, build and maintain the target amount of overcollateralization, make certain payments to the credit enhancer and cover some interest shortfalls and basis risk shortfalls on the Class II-A Certificates.

Any amounts available after paying the Class II-A Certificates in full will be used, pursuant to the related indenture, to make payments with respect to interest and principal on the transferor interest and then to the owner trust certificates.

Amounts from the HELOCs in loan group II will not be available to make payments to the certificates related to loan group I, loan group III, loan group IV and loan group V and amounts from the mortgage loans will not be available to make payments on the Class II-A Certificates.

Interest Distributions on the Class III-A, Class IV-A, Class V-A, and Class M Certificates

In general, on any payment date, funds available with respect to the mortgage loans in loan group III, loan group IV and loan group V, after the payment of certain fees and expenses, will be distributed first, to pay accrued certificate interest on the Class III-A, Class IV-A and Class V-A Certificates, plus any related unpaid interest shortfalls. Then any remaining funds available from loan group III, loan group IV, and loan group V will be used to make payments as follows:

first, to pay accrued certificate interest on the Class M-1 Certificates;

second, to pay accrued certificate interest on the Class M-2 Certificates;

third, to pay accrued certificate interest on the Class M-3 Certificates;

fourth, to pay accrued certificate interest on the Class M-4 Certificates;

fifth, to pay accrued certificate interest on the Class M-5 Certificates; and

sixth, to pay accrued certificate interest on the Class M-6 Certificates.

Principal Distributions on the Class III-A, Class IV-A, Class V-A, and Class M Certificates

Amounts available after paying interest on the Class III-A, Class IV-A, Class V-A and Class M Certificates will be used to pay principal on such certificates as described in this prospectus supplement to the extent of principal received on the related mortgage loans.

Net Monthly Excess Cashflow Distributions from Loan Group III, Loan Group IV and Loan Group V

Amounts available after paying interest and principal to the Class III-A, Class IV-A, Class V-A and Class M Certificates as described above will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class III-A, Class IV-A, Class V-A and Class M Certificates to maintain the target amount of overcollateralization and covering some interest shortfalls, basis risk shortfalls and allocated realized loss amounts on such certificates.

Amounts from the mortgage loans in loan group III, loan group IV and loan group V will not be available to make payments on the Class I-A, Class II-A and Class I-M Certificates and amounts from the HELOCs in loan group II and mortgage loans in loan group I will not be available to make payments to the certificates related to loan group III, loan group IV and loan group V.

See “Description of the Certificates” in this prospectus supplement for additional information.

Credit Enhancement

Credit Enhancement on the Certificates

The following describes credit enhancement with respect to the certificates. However, credit enhancement will be provided to each certificate through credit enhancement provided to each of the related notes.

Class I-A, Class III-A, Class IV-A, Class V-A, Class I-M and Class M Certificates

The credit enhancement provided for the benefit of the holders of the Class I-A, Class III-A, Class IV-A and Class V-A Certificates consists of net monthly excess cashflow, overcollateralization and the subordination provided to the Class I-A Certificates by the Class I-M Certificates and provided to the Class III-A, Class IV-A and Class V-A Certificates by the Class M Certificates. Among the classes of Class I-M Certificates and Class M Certificates, each class of Class I-M Certificates or Class M Certificates with a higher numerical class designation will provide subordination to each class of Class I-M Certificates or Class M Certificates, respectively, with a lower numerical class designation.

See “Description of the Certificates” in this prospectus supplement for additional information.

Class II-A Certificates

The credit enhancement provided for the benefit of the holders of the Class II-A Certificates consists of net monthly excess cashflow and overcollateralization. In addition, the holders of the Class II-A Certificates will benefit from the financial guaranty insurance policy provided for the benefit of the Class II-A Certificates only.

See “Description of the Certificates” in this prospectus supplement for additional information.

Advances

The related RMBS servicer will be obligated to make cash advances with respect to delinquent payments of scheduled interest and principal on the related mortgage loans, in general, to the extent that the related RMBS servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related RMBS servicer fails to make any required advances, the RMBS master servicer, as successor RMBS servicer, may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Neither the HELOC servicer nor the HELOC subservicer will advance delinquent payments of principal or interest.

Derivative Contracts

The underlying trusts will include three cap contracts and five corridor contracts, which will benefit the related notes, and thereby the related certificates.

The 2005-4C Trust will include three cap contracts. On the closing date, either the related seller will assign to the depositor, and the depositor will assign to the 2005-4C Trust primarily for the benefit of the Class M-1, Class M-2 and Class M-3 Notes, and thereby the related certificates, its rights under the cap contracts, or the depositor will cause the owner trustee to enter into the cap contracts on behalf of the 2005-4C Trust with the derivative counterparty. Payments under each cap contract will be made when One-Month LIBOR (as determined pursuant to each cap contract) exceeds a certain level. Such payments will be used primarily to cover basis risk shortfalls on the Class M-1, Class M-2 and Class M-3 Notes, and thereby the related certificates. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class M-1, Class M-2 and Class M-3 Certificates as a result of the cap contracts.

The 2005-4A Trust will include four interest rate corridor contracts: one corridor contract for the benefit of the Class I-A-1 Notes and Class I-A-2 Notes, one corridor contract for the benefit of the Class I-M-1 Notes, one corridor contract for the benefit of the Class I-M-2 Notes and one corridor contract for the benefit of the Class I-M-3 notes. The 2005-4C Trust will include one interest rate corridor contract for the benefit of the Class III-A-1 Notes and Class III-A-2 Notes. On the closing date, either the related seller will assign to the depositor, and the depositor will assign to the related underlying trust primarily for the benefit of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Notes, and thereby the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3,

Class III-A-1 and Class III-A-2 Certificates, its rights under the related corridor contract, or the depositor will cause the owner trustee to enter into the corridor contracts on behalf of the underlying trusts with the derivative counterparty. Payments under the corridor contracts will be made pursuant to the formulas described in this prospectus supplement. Amounts paid under the corridor contracts will be available primarily to cover basis risk shortfalls on the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Notes, and thereby the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Certificates, as described in this prospectus supplement.

Any amounts received from the cap contracts and the corridor contracts not used to cover basis risk shortfalls on the related notes, and thereby the related certificates, shall be used to cover basis risk shortfalls on some of the other classes of notes, and thereby the related certificates, as described in this prospectus supplement. However, these amounts are not expected to be material.

See “Description of the Certificates — The Derivative Contracts” in this prospectus supplement.

Optional Termination

Class I-A, Class II-A and Class I-M Certificates

At its option, the holder of the trust certificates related to the 2005-4A Trust, or, if there is no single holder, the majority holder of these trust certificates may purchase the assets of that trust related to loan group I and loan group II and thereby redeem the Class I-A, Class II-A and Class I-M Notes, and thereby also redeeming the Class I-A, Class II-A and Class I-M Certificates, after the payment date on which the aggregate stated principal balance of the related mortgage loans and HELOCs, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans and HELOCs as of the cut-off date. Any such redemption will be subject to the consent rights of the credit enhancer.

Class I-A Certificates and Class I-M Certificates

At its option, the holder of the trust certificates related to the 2005-4A Trust, or, if there is no single holder, the majority holder of these trust certificates may purchase the assets of the trust related to loan group I and thereby redeem the Class I-A Notes and Class I-M Notes, thereby also redeeming the Class I-A Certificates and Class I-M Certificates, after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class II-A Certificates

The holder of the trust certificates related to the 2005-4A Trust, or, if there is no single holder, the majority holder of these trust certificates, may exercise its right to purchase the HELOCs, and thereby cause the redemption of the Class II-A Notes, thereby also redeeming the Class II-A Certificates, on any payment date after the payment date on which the note principal balance of the Class II-A Notes declines to 20% or less of the note principal balance of the Class II-A Notes on the closing date. If such holder fails to exercise this right, the Credit Enhancer may purchase the HELOCs 60 days after the payment date on which the note principal balance of the Class II-A Notes declines to 10% or less of the note principal balance of the Class II-A Notes on the closing date.

Class III-A, Class IV-A, Class V-A and Class M Certificates

At its option, the holder of the trust certificates, or, if there is no single holder, the majority holder of the trust certificates related to Trust 2005-4C may purchase the assets of the trust related to loan group III, loan group IV and loan group V and thereby redeem the Class III-A, Class IV-A, Class V-A and Class M Notes, thereby also redeeming the Class III-A, Class IV-A, Class V-A and Class M Certificates, on any payment date after the payment date on which the aggregate stated principal balance of the related mortgage loans and properties acquired in respect thereof has been reduced to less than 10% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

See “The Indenture— Optional Termination” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes (i) the arrangement under which the grantor trust is created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, the assets of which will consist of the notes, and not as a partnership or an association taxable as a corporation or a partnership, (ii) the notes (other than the Class I-M-4, Class I-M-5, Class I-M-6, Class M-4, Class M-5 and Class M-6 Notes) will be characterized as indebtedness to the extent they are issued to parties unrelated to the owner of the related trust certificates and (iii) the grantor trust certificates will be characterized as evidencing ownership interests in the related notes.

The underlying trusts are classified as taxable mortgage pools. The underlying trusts will not, however, be subject to federal income tax as a corporation as long as the related trust certificates, the transferor interest and the Class I-M-4, Class I-M-5, Class I-M-6, Class M-4, Class M-5 and Class M-6 Certificates are owned exclusively by a single “real estate investment trust” or by a “qualified REIT subsidiary” of such single “real estate investment trust.” American Home Mortgage Investment Corp. represents that it qualifies as a “real estate investment trust” and that it owns the trust certificates indirectly through a “qualified REIT subsidiary.” Moreover, the trust agreement sets forth restrictions on the transferability of the trust certificates, the transferor interest and certain retained certificates to ensure that they will only be held by a single “real estate investment trust” or a “qualified REIT subsidiary” of such single “real estate investment trust.”

See “Risk Factors — The Trust May Be Taxable if the Seller Fails to Qualify As A REIT” in this prospectus supplement and “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

Ratings

It is a condition to the issuance of the offered certificates that the certificates receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which is referred to in this prospectus supplement as S&P, and Moody’s Investors Service, Inc., which is referred to in this prospectus supplement as Moody’s:

Certificates	S&P	Moody’s
Class I-A-1	AAA	Aaa
Class I-A-2	AAA	Aaa
Class I-A-3	AAA	Aaa
Class II-A	AAA	Aaa
Class III-A-1	AAA	Aaa
Class III-A-2	AAA	Aaa
Class III-A-3	AAA	Aaa
Class IV-A	AAA	Aaa
Class V-A	AAA	Aaa
Class I-M-1	AA+	Aa1
Class I-M-2	AA	Aa3
Class I-M-3	AA-	NR
Class I-M-4	A	NR
Class I-M-5	BBB	NR
Class I-M-6	BBB-	NR
Class M-1	AA+	Aa2
Class M-2	AA	Aa3

Class M-3	AA-	NR
Class M-4	A	NR
Class M-5	BBB	NR
Class M-6	BBB-	NR

_____________________

The ratings on the certificates address the likelihood that holders of the certificates will receive all distributions on the mortgage loans or HELOCs to which they are entitled, other than some interest shortfalls. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans or HELOCs.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificate.

See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

When issued, the Class I-A, Class III-A, Class IV-A, Class V-A, Class I-M-1, Class I-M-2, Class I-M-3, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA and the Class II-A Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriters intend to make a secondary market in the offered certificates, however, none of them is obligated to do so. There can be no assurance that a secondary market for the certificates will develop or, if one does develop, that it will provide holders of the certificates with liquidity of investment or that it will continue for the life of the certificates. There are only a limited number of securitizations which include mortgage loans or HELOCs originated or purchased by American Home Mortgage Acceptance, Inc. As a result, the secondary market for the certificates may be very limited. In addition, any resale prices that may be available for any certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The certificates will not be listed on any securities exchange.

The Underlying Trusts May Be Taxable if American Home Mortgage Acceptance, Inc. Fails to Qualify as a REIT.

It is anticipated that the underlying trusts will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that, for federal income tax purposes, each underlying trust will be treated as being entirely owned by American Home Mortgage Investment Corp. or an affiliate, which is a “real estate investment trust,” or REIT, or by a “qualified REIT subsidiary” and, consequently, each underlying trust will be treated as a “qualified REIT subsidiary” of American Home Mortgage Investment Corp. So long as each underlying trust continues to be treated as being entirely owned by American Home Mortgage Investment Corp. for such purposes and so long as American Home Mortgage Investment Corp. continues to qualify as a REIT, classification of such trust as a TMP will not cause it to be subject to corporate income tax. Rather, the consequence of the classification of an underlying trust as a TMP is that the shareholders of American Home Mortgage Investment Corp. will be required to treat a portion of the dividends they receive from American Home Mortgage Investment Corp. as though they were “excess inclusions” with respect to a residual interest in a “real estate mortgage investment conduit,” or REMIC, within the meaning of Section 860D of the Code.

In the event that an underlying trust is not treated as being wholly owned by a REIT for federal income tax purposes, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the trust certificates, the transferor interest and the retained certificates (other than a retained certificate for which the related note has received a “will be debt” opinion by nationally recognized tax counsel) will be permitted to an entity that is not a REIT or treated as a REIT for federal income tax purposes. Any such transfer must be of the trust certificates, the transferor interest and the retained certificates (other than a retained certificate for which the related note has received a “will be debt” opinion by nationally recognized tax counsel) in their entirety.

In the event that federal income taxes are imposed on an underlying trust, the cash flow available to make payments on the related notes, and therefore the related offered certificates would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the underlying trusts, with a consequential redemption of the underlying notes and thereby also a redemption of the related offered certificates at a time earlier than anticipated.

The Mortgage Loans and HELOCs Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans and HELOCs.

As of the cut-off date, approximately 26.05%, 22.75%, 16.36% and 30.64% of the group I, group III, group IV and group V mortgage loans, respectively, approximately 28.06% of the HELOCs and approximately 23.01% of the Group III, Group IV and Group V mortgage loans in the aggregate, are secured by properties in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans and HELOCs generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans and HELOCs securing the notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan and HELOC concentration may affect the yield to maturity of the certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the certificates.

Hurricane Katrina and Hurricane Rita May Adversely Affect the Mortgage Loans and HELOCs.

Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005 and Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees or torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. American Home Mortgage Acceptance, Inc. will make a representation and warranty that the physical property subject to any mortgage loan is free of material damage and is in good repair.  In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, American Home Mortgage Acceptance, Inc. will be required to repurchase the related mortgage loan from the related underlying trust. Damages to mortgaged properties as a result of Hurricane Katrina or Hurricane Rita may or may not be covered by the related hazard insurance policies.

This prospectus supplement includes disclosure regarding mortgage loans, referred to as the Katrina Loans, which is each mortgage loan (1) which is located in Louisiana, Alabama or Mississippi, (2) located in a FEMA designated county as eligible for “individual assistance,” (3) originated prior to August 29, 2005 and (4) for which American Home Mortgage Acceptance, Inc. has done a drive-by prior to the closing date and has not viewed any material damage to the related mortgaged property.  As of the cut-off date, approximately 0.07% of the mortgage loans in loan group I, 0.35% of the HELOCs in loan group II, 0.05%, 0.74% and 0.17% of the mortgage loans in loan group III, IV and V, respectively, and 0.34% of the mortgage loans in loan group III, IV and V in the aggregate, are Katrina Loans.

American Home Mortgage Acceptance, Inc. is taking no particular action with respect to mortgage loans or HELOCs which may have been affected by Hurricane Rita. As of the cut-off date, approximately 0.03% of the mortgage loans in loan group I, 0.26% of the HELOCs in loan group II, 0.01%, 0.29% and 0.17% of the mortgage loans in loan group III, IV and V, respectively, and 0.17% of the mortgage loans in loan group III, IV and V in the aggregate, are located in the state of Louisiana. As of the cut-off date, approximately 0.62%, 0.56%, 0.70% and 0.71% of the mortgage loans in loan group I, III, IV and V, respectively, and 0.66% of the mortgage loans in loan group III, IV and V in the aggregate, are located in the state of Texas.

No assurance can be given as to the effect of Hurricane Katrina or Hurricane Rita on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by this event.  Any adverse impact as a result of this event may be borne by the holders of the related certificates, particularly if American Home Mortgage Acceptance, Inc. fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is in good repair, property values in these states may be adversely affected by these hurricanes. Also, even if a property is in good repair, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower’s ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

The Value of the Mortgage Loans and HELOCs May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses or Shortfalls Being Incurred on the Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans and HELOCs. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans or HELOCs, and any other financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans or HELOCs with high principal balances or high combined loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage properties related to the mortgage loans or HELOCs may result in the allocation of losses which are not covered by credit enhancement to the certificates.

Interest Generated by the Mortgage Loans and HELOCs and Amounts Contributed from the Interest Coverage Account May Be Insufficient to Create or Maintain Overcollateralization.

The amount of interest generated by the mortgage loans and HELOCs (net of fees and expenses) in a loan group and amounts contributed from the interest coverage account is expected to be higher than the amount of interest required to be paid to the related certificates. Any such excess interest will be used to create or maintain the target or level of overcollateralization by covering current or previous realized losses on the mortgage loans or HELOCs. We cannot assure you, however, that enough excess interest will be available to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans and HELOCs will generate:

•     Every time a mortgage loan or HELOC is prepaid in full, excess interest may be reduced because the mortgage loan or HELOC will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•     Every time a mortgage loan or HELOC is liquidated, excess interest may be reduced because such mortgage loan or HELOC will no longer be outstanding and generating interest.

•     If the rates of delinquencies, defaults or losses on the mortgage loans or HELOCs turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the certificates.

•     If prepayments, defaults and liquidations occur more rapidly on the mortgage loans or HELOCs with relatively higher interest rates than on the mortgage loans or HELOCs with relatively lower interest rates, the amount of excess interest generated by the mortgage loans or HELOCs will be less than would otherwise be the case.

The Rate and Timing of Principal Distributions on the Certificates Will Be Affected by Prepayment Speeds.

•     Mortgagors may prepay their mortgage loans or HELOCs in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan or HELOC generally will result in a prepayment on the related certificates:

•     If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•     If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•     The rate of prepayments on the mortgage loans and HELOCs will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan and HELOC prepayments may increase due to the availability of other mortgage loans or HELOCs at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans and HELOCs may decrease.

•     Refinancing programs, which may involve targeted soliciting of all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. Any such refinancing programs will be directed at all of the HELOC Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

•     American Home Mortgage Acceptance, Inc. will be required to purchase mortgage loans and HELOCs from the related underlying trusts in the event certain breaches of representations and warranties occur and have not been cured. In addition, American Home Mortgage Acceptance, Inc. has the option to purchase mortgage loans and HELOCs that become 90 days or more delinquent. These purchases will have the same effect on the holders of the certificates as a prepayment in full of any such purchased mortgage loans or HELOCs.

•     The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of certificates whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the certificates as a result of the overcollateralization provisions will influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the mortgage loans and HELOCs will influence the yield on the certificates.

See “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following CPR and Prepayment Assumption Percentages.”

If the One-Year MTA is Replaced, the Mortgage Loan Margins on the Group I Loans and Group III Loans May Be Adjusted.

If One-Year MTA is no longer available, the RMBS subservicer or related RMBS servicer, as applicable, will choose a new index for the group I mortgage loans and group III mortgage loans that is based on comparable information. When the RMBS subservicer or related RMBS servicer, as applicable, chooses a new index, it will increase or decrease the margin for each group I mortgage loan and group III mortgage loan by the difference between the average of the old index for the final three years it was in effect and the average of the replacement index for the most recent three years. The new margin for each group I mortgage loan and group III mortgage loan will be rounded up as provided in the related mortgage note.

Negative Amortization May Increases Losses Applied to the Certificates.

When interest due on a group I mortgage loan or group III mortgage loan is added to the principal balance of the group I mortgage loan or group III mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the group I mortgage loan or group III mortgage loan. Therefore, if the mortgagor defaults on the group I mortgage loan or group III mortgage loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than it would otherwise have been in the absence of negative amortization. The certificateholders will bear these losses as described under “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

Allocation of Negative Amortization May Affect the Yield on the Certificates.

The amount of negative amortization, if any, with respect to all group I mortgage loans or group III mortgage loans for a given month will reduce the amount of interest collected on the group I mortgage loans or group III mortgage loans and available to be distributed as interest to the Class I-A Certificates or Class III-A Certificates. As a result, the certificate interest rate on the Class I-A Certificates or Class III-A Certificates may be reduced to the related available funds rate. The reduction in interest collections will be offset, in part, by applying principal payments received on the group I mortgage loans or group III mortgage loans to interest distributions on the Class I-A Certificates or Class III-A Certificates. Any remaining interest shortfalls on the Class I-A Certificates or Class III-A Certificates will carry forward with interest thereon.

Junior Lien Positions May Cause a Payment Delay or a Loss on the Class II-A Certificates.

Approximately 99.37% of the aggregate stated principal balance of the initial group II HELOCs as of the cut-off date are secured by second mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the HELOCs in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the HELOC servicer or HELOC subservicer may write off the entire outstanding balance of the related HELOC as a bad debt. These risks are greater if a HELOC has a high combined loan-to-value ratio or low junior ratio because it is more likely that the HELOC servicer or HELOC subservicer would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the related HELOCs in the related underlying trust, the other forms of credit enhancement are insufficient to cover the loss and the credit enhancer fails to perform its obligations under the financial guaranty insurance policy, then:

•     There will be a delay in payments to holders of the Class II-A Certificates while a deficiency judgment against the borrower is sought; and

•     Holders of the Class II-A Certificates may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Removal of HELOCs May Extend the Maturity of the Class II-A Certificates.

Upon notice to the credit enhancer and subject to the conditions of the related servicing agreement, on any payment date, American Home Mortgage Acceptance, Inc. may, but shall not be obligated to, remove from the applicable underlying trust a portion of the HELOCs without notice to the certificateholders. Upon any such removal, the transferor’s interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed. Such removal may have the effect of reducing principal collections available to the Class II-A Certificates, thereby extending the expected maturity of the Class II-A Certificates.

Some of the HELOCs Have Introductory Rates which May Result in Increased Delinquencies and Defaults on the HELOCs.

The initial mortgage rate in effect on approximately 60.49% of the HELOCs will be an introductory or “teaser” rate that is lower, and may be significantly lower, than the mortgage rate that would have been in effect on those HELOCs based on the related index and gross margin. Therefore, unless the related index declines after origination of a HELOC, the related mortgage rate will generally increase on the first adjustment date following origination of the HELOC subject to the maximum rate cap. Increased monthly payments on HELOCs may result in increased delinquencies and defaults on those HELOCs. The repayment of the HELOCs will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their HELOC following adjustments of the mortgage rate.

The Certificate Interest Rate on the Class II-A Certificates May Be Limited.

The net WAC cap on the Class II-A Certificates is calculated by reference to the weighted average of the mortgage loan rates of the HELOCs. Therefore, the prepayment of the HELOCs with higher mortgage rates may result in a lower certificate interest rate on the certificates. If the prime rate, which determines the interest rates on the HELOCs, is lower than anticipated by an investor, the net mortgage rates on the HELOCs will be lower than anticipated. If the interest on the Class II-A Certificates is limited by the weighted average of the net mortgage rates of the HELOCs, adjusted as described above, the difference between (a) the rate of one-month LIBOR plus the related note margin and (b) the weighted average of the net mortgage rates of the HELOCs, will create a basis risk shortfall carry-forward amount that will carry forward with interest thereon. Any basis risk shortfall carry-forward amount allocated to the Class II-A Certificates will not be covered by the policy issued by the credit enhancer and will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any related basis risk shortfall carry-forward amounts may remain unpaid on the final payment date for the Class II-A Certificates.

Payments on the HELOCs and the Financial Guaranty Insurance Policy Are the Sole Source of Payments on the Class II-A Certificates.

Credit enhancement will be provided for the Class II-A Certificates in the form of excess interest collections allocable to the investors, as required and as described in this prospectus supplement, any overcollateralization that may be created and the financial guaranty insurance policy. None of the sellers, the depositor, the underwriters, the indenture trustee, the HELOC subservicer, the HELOC back-up servicer, the securities administrator, the credit enhancer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the certificates. To the extent that the investor’s portion of any losses incurred on any of the HELOCs are not covered by the foregoing, the holders of the certificates will bear all risk of such losses resulting from default by mortgagors.

An Investor’s Yield to Maturity on the Class II-A Certificates will Depend on Various Factors.

•     The yield to maturity of the Class II-A Certificates will depend on a variety of factors, including:

•     the rate and timing of principal payments on the HELOCs (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties);

•     the holder of the trust certificate’s option to exercise its optional termination rights;

•     the rate and timing of new draws on the HELOCs;

•     the certificate interest rate;

•     the availability of excess interest to cover any basis risk shortfall on the Class II-A Certificates; and

•     the purchase price.

In general, if a Class II-A Certificate is purchased at a price higher than its outstanding principal balance and principal payments occur more quickly or draws occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a Class II-A Certificate is purchased at a price lower than its outstanding principal balance and principal payments occur more slowly or draws occur more quickly than assumed at the time of purchase, the yield will be lower than anticipated.

Neither the HELOC servicer nor the HELOC servicer will advance delinquent payments of principal or interest.

The Rate of Prepayments on the HELOCs will be Affected by Various Factors.

Since mortgagors can generally prepay their HELOCs at any time, the rate and timing of principal payments on the Class II-A Certificates will be highly uncertain. The interest rates on the HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. Any increase in the interest rate on a HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their HELOCs, may increase the rate of prepayments on the HELOCs.

The Depositor Has Limited Information Regarding Prepayment History of the HELOCs.

All of the HELOCs may be prepaid in whole or in part at any time. None of the sellers, the HELOC servicer or the HELOC subservicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity loans. The trust’s prepayment experience may be affected by a wide variety of factors, including:

•     general economic conditions,

•     interest rates,

•     the availability of alternative financing,

•     homeowner mobility, and

•     changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

We refer you to “Prepayment Considerations” in this prospectus supplement.

Cash Flow Is Limited in Early Years of HELOCs.

Each HELOC has a draw period that lasts up to ten years, and a repayment term following the draw period of ten or fifteen years. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the Class II-A Certificates and investors in those certificates may receive payments of principal more slowly than anticipated.

There Is an Increased Risk of Loss to Class II-A Certificateholders As Monthly Payments Increase at the End of the Draw Period.

The HELOCs require no principal payments or minimal principal payments during the first ten years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the Class II-A Certificates may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the credit enhancer fails to perform under the financial guaranty insurance policy.

The Rating of the Class II-A Certificates is Based Primarily on the Financial Strength of the Credit Enhancer.

The rating on the Class II-A Certificates depends primarily on an assessment by the rating agencies of the HELOCs and the financial strength of the credit enhancer. Any reduction of the rating assigned to the financial strength of the credit enhancer may cause a corresponding reduction in the rating assigned to the Class II-A Certificates. A reduction in the rating assigned to the Class II-A Certificates will reduce the market value of these certificates and may affect the ability of investors in these certificates to sell them.

The HELOC Subservicer Has Limited Ability to Change the Terms of the HELOCs.

•     The HELOC subservicer may agree to change the terms of a HELOC if the changes:

•     do not materially and adversely affect the interests of the certificateholders or the credit enhancer; and

•     are consistent with prudent business practice.

In addition, the HELOC subservicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a HELOC. Any increase in credit limit related to a HELOC could increase the combined loan-to-value ratio of that HELOC, and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under the HELOC. In addition, any reduction in the loan rate of a HELOC could reduce the excess cash flow available to absorb losses.

The Incurrence of Debt by Borrowers Could Increase the Risk to Investors in the Class II-A Certificates.

With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

Some Additional Risks Are Associated with the Certificates (other than the Class II-A Certificates).

The weighted average life of, and the yields to maturity on, the offered certificates, other than the Class II-A Certificates, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in these related certificates, the actual yield to maturity of these certificates may be lower than assumed. The timing of losses on the mortgage loans will also affect an investor’s actual yields to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the group I mortgage loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate certificate principal balance of the Class I-M Certificates has been reduced to zero, will reduce the certificate principal balances of the Class I-A-3 Certificates and Class I-A-2 Certificates, in that order. Realized losses on the group III, group IV, and group V mortgage loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the certificate principal balance of the Class M Certificates. Realized losses on the group III mortgage loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate certificate principal balance of the Class M Certificates has been reduced to zero, will reduce the certificate principal balance of the Class III-A-3 Certificates and Class III-A-2 Certificates, in that order. The indentures do not permit the allocation of realized losses to the Class I-A-1, Class II-A, Class III-A-1, Class IV-A or Class V-A Certificates. Investors in the offered certificates should note that although realized losses will not be allocated to these certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay these certificates, and therefore the related certificates, all interest and principal amounts to which they are then entitled.

Once a realized loss is allocated to a class of Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M and Class M Certificates, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to these certificates may be repaid with interest to the holders thereof from the net monthly excess cashflow according to the priorities set forth under “Description of the Certificates — Overcollateralization Provisions with Respect to Loan Group I”, and “Description of the Certificates — Overcollateralization Provisions with Respect to Loan Group III, Loan Group IV and Loan Group V” in this prospectus supplement.

The yields to maturity on the certificates will be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest or overcollateralization, or a class of certificates subordinate thereto. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the certificates may be adversely affected by losses even if such class of certificates does not ultimately bear such loss.

Also, investors in the certificates should be aware that after the related step-down date, if no related trigger event is in effect, the most subordinate class of Class I-M Certificates or Class M Certificates may receive more than such class’ pro rata share of principal for that payment date. As a result, the certificate principal balance of the most subordinate class or classes of Class I-M Certificates or Class M Certificates may be reduced to zero prior to the more senior class or classes of such certificates.

Unless the aggregate certificate principal balance of the Class I-A Certificates is reduced to zero, it is not expected that the Class I-M Certificates will receive any payments of principal until the later of the payment date in October 2008 and the first payment date on which the aggregate certificate principal balance of the Class I-M Certificates and the related overcollateralized amount is greater than (i) 2.5 times this amount as of the cut-off date with respect to any payment date up to the payment date in September 2011 and (ii) twice this amount as of the cut-off date with respect to any payment date on or after the payment date in September 2011, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class I-M Certificates may be longer than would otherwise be the case.

Unless the aggregate certificate principal balance of the Class III-A, Class IV-A and V-A Certificates is reduced to zero, it is not expected that the Class M Certificates will receive any payments of principal until the later of the payment date in October 2008 and the first payment date on which the aggregate certificate principal balance of the Class M Certificates and the related overcollateralized amount is greater than (i) 2.5 times this amount as of the cut-off date with respect to any payment date up to the payment date in September 2011 and (ii) twice this amount as of the cut-off date with respect to any payment date on or after the payment date in September 2011, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans or HELOCs That Might be Allocated to the Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan or HELOC if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the accompanying prospectus.

Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses or Shortfalls Being Allocated to the Offered Certificates.

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Certificates, and to a more limited extent, the holders of the Class I-M Certificates and Class M Certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. On the closing date, the amount of overcollateralization with respect to loan group I will equal approximately 0.70% of the aggregate stated principal balance of the related mortgage loans as of the cut-off date. On the closing date, the amount of overcollateralization with respect to loan group II will equal approximately 0.60% of the aggregate stated principal balance of the HELOCs as of the cut-off date. On the closing date, the amount of overcollateralization with respect to loan group III, loan group IV and loan group V will equal approximately 0.55% of the aggregate stated principal balance of the related mortgage loans as of the cut-off.

If delinquencies or defaults occur on the related mortgage loans, neither RMBS servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the related RMBS servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

The ratings of the certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis, or in the case of the Class II-A Certificates, by a change of the financial strength rating of the credit enhancer. None of the depositor, the sellers, the RMBS master servicer, the related RMBS servicer, RMBS subservicer, the HELOC back-up servicer, the HELOC subservicer, the grantor trustee, the indenture trustee, the owner trustee, the securities administrator or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings on the certificates. See “Credit Enhancement” in the accompanying prospectus.

The Difference Between the Interest Rates on the Certificates (other than the Class IV-A Certificates and V-A Certificates) and the Related Mortgage Loans May Result in Shortfalls with Respect to these Certificates.

The certificate interest rate with respect to the certificates, other than the Class IV-A Certificates and V-A Certificates, adjusts each month and is based upon the value of an index of one-month LIBOR plus the related margin, limited by a maximum certificate interest rate, and the related available funds rate. However, the mortgage rate for the adjustable-rate mortgage loans is based upon the related index, in each case plus the related gross margin, and adjusts monthly, semi-annually or annually. The indices on the mortgage loans and the One-Month LIBOR Index may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. In particular, the group I loans and group III loans are generally subject to a maximum mortgage rate of approximately 10% per annum. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the mortgage loan indices are stable or falling or that, even if each of the mortgage loan indices rise during the same period, one-month LIBOR may rise much more rapidly than the other loan indices. To the extent that the certificate interest rate on these certificates is limited to the related available funds rate, basis risk shortfalls may occur. See “Description of the Certificates — Interest Payments on the Certificates” in this prospectus supplement.

The certificate interest rate on the Class IV-A Certificates and V-A Certificates prior to the related certificate rate change date is a fixed interest rate subject to an available funds rate. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related available funds rate, which, in certain circumstances, could result in a lower certificate interest rate for these certificates, resulting in interest shortfalls. In addition, on or after the related certificate rate change date, the certificate interest rate on the Class IV-A Certificates and V-A Certificates will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus the related certificate margin, (ii) the related maximum certificate interest rate and (iii) the related available funds rate. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR loan index and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR loan index and the related mortgage indices rise during the same period, the six-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the certificate interest rate on these certificates is limited to the related available funds rate, net WAC shortfalls may occur. See “Description of the Certificates — Interest Payments on the Certificates” in this prospectus supplement.

Net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement, to cover basis risk shortfalls or net WAC shortfalls. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the certificate interest rate on a class of certificates is limited to the related available funds rate, there may be little or no net monthly excess cashflow.

The cap contracts will be assigned to, or entered into by, the owner trustee on behalf of the related underlying trust and the net amounts payable from the cap contracts will provide some protection against any basis risk shortfalls on the Class M-1, Class M-2 and Class M-3 Certificates. However, amounts payable under the cap contracts are based on the parameters described in this prospectus supplement, and, to the extent the actual performance of the related mortgage loans differs from the expectations on which these parameters were based, the cap contracts may provide insufficient funds to cover these shortfalls.

To the extent that amounts payable under the cap contracts are insufficient to cover basis risk shortfalls on the Class M-1, Class M-2 and Class M-3 Certificates, related net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available related net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the certificate interest rate on the Class M-1, Class M-2 and Class M-3 Certificates is limited to the related available funds rate, there will be little or no related net monthly excess cashflow.

The corridor contracts will be assigned to, or entered into by, the owner trustee on behalf of the related underlying trust and the net amounts payable from the corridor contracts will provide some protection against any basis risk shortfalls on the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Certificates. However, amounts payable under the corridor contracts are based on the parameters described in this prospectus supplement, and, to the extent the actual performance of the related mortgage loans differs from the expectations on which these parameters were based, the corridor contracts may provide insufficient funds to cover these shortfalls. In addition, payments from the corridor contracts are subject to a ceiling, which may limit the amount of payments from these contracts to cover these shortfalls.

To the extent that amounts payable under the corridor contracts are insufficient to cover basis risk shortfalls on the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Certificates, related net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available related net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the certificate interest rate on the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Certificates is limited to the related available funds rate, there will be little or no related net monthly excess cashflow.

Some of the Mortgage Loans Were Underwritten to “Alt-A” Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Related Certificates.

Approximately 31.54% and 15.32% of the mortgage loans in loan group IV and loan group V and none of the mortgage loans in loan group I, loan group II and loan group III were underwritten generally in accordance with “Alt-A” underwriting standards. An “Alt-A” loan means a loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. An “Alt-A” loan may or may not have a conforming principal balance at origination, and may satisfy the Fannie Mae or Freddie Mac underwriting guidelines for “A-” credit mortgagors.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. In addition, the originators’ underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators’ first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators’ loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the certificates. For a description of the underwriting standards under which the mortgage loans were originated, see “Mortgage Loan Origination—Underwriting Guidelines” in this prospectus supplement.

The Mortgage Pool Includes Several Instances of Multiple Mortgage Loans Made to the Same Borrower.

The mortgage pool includes several instances of multiple mortgage loans made to the same borrower. All of these mortgage loans are indicated with a loan purpose of “investment” or “investor” in the tables in this prospectus supplement. While these mortgage loans are not cross-defaulted, any default with respect to one of these mortgage loans may indicate an inability or unwillingness to pay on the part of the related borrower. In addition, many of these mortgage loans are located in mortgaged properties in adjacent or nearby locations. The greatest number of mortgage loans made to a single borrower is 20, with an aggregate stated principal balance as of the cut-off date of $1,874,400. However, the original principal balances of these mortgage loans are generally smaller than the other mortgage loans included in the trust.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 8.40% and 1.03% of the group I and group III mortgage loans, respectively, have an initial interest only period of ten years, approximately 88.37% of the group IV mortgage loans have an initial interest only period of five or ten years, approximately 90.79% of the group V mortgage loans have an initial interest only period of five or ten years, and approximately 62.70% of the aggregate initial group III, group IV and group V mortgage loans have an initial interest only period of five or ten years. During the applicable interest only period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by any principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related certificates, and thereby the related certificates, as described in this prospectus supplement.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that begin to amortize with their first monthly payment. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, loss and prepayment of these mortgage loans.

The Ratings on the Certificates are Not a Recommendation to Buy, Sell or Hold the Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Certificates.

It is a condition to the issuance of the certificates that each class of certificates be rated no lower than the ratings described in this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and, accordingly, there can be no assurance that the rating assigned to any certificate on the date on which the certificates are initially issued will not be lowered or withdrawn by either rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related certificates may be adversely affected. See “Ratings” in this prospectus supplement and in the prospectus.

The Mortgage Loans and HELOCs May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans and HELOCs.

The mortgage loans and HELOCs included in the trust may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan or HELOC. However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan or HELOC significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans or HELOCS with no or limited recourse may adversely affect the yield to maturity of the certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related certificates.

The Mortgage Loans and HELOCs May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans and HELOCs.

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans and HELOCs may incur losses. See “Servicing of Loans—Realization Upon Defaulted Loans” and “Material Legal Aspects of Loans—Environmental Risks” in the accompanying prospectus. To the extent these environmental risks result in losses on the mortgage loans or HELOCs, the yield to maturity of the related certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans and HELOCs.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and HELOCs.

The mortgage loans and HELOCs are also subject to federal laws, including:

(a)         the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans and HELOCs;

(b)         the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

(c)         the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans and HELOCs, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Material Legal Aspects of the Loans” in the accompanying prospectus.

On the closing date, American Home Mortgage Acceptance, Inc. will represent, among other things, that each mortgage loan or HELOC, at the time it was made and as of the applicable transfer date, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws. In the event of a breach of this representation, American Home Mortgage Acceptance, Inc. will be obligated to cure the breach or repurchase or replace the affected mortgage loan or HELOC in the manner described in the prospectus.

The Return on the Certificates Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans or HELOCs. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan or HELOC for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because none of the RMBS master servicer, the RMBS servicers, the RMBS subservicer, the HELOC back-up servicer, the HELOC subservicer and the HELOC servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan or HELOC if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the RMBS master servicer, the RMBS servicers, the RMBS subservicer, the HELOC back-up servicer, the HELOC subservicer or the HELOC servicer and, therefore, will reduce the available funds for the certificateholders on subsequent payment dates. We do not know how many mortgage loans or HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the RMBS servicers, the HELOC back-up servicer and the HELOC servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan or HELOC which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or HELOCs resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the certificates. Any Relief Act shortfall respecting the Class II-A Certificates will not be covered by the policy issued by the credit enhancer and will only be payable from excess interest on the HELOCs to the extent available as described in this prospectus supplement.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans or HELOCs unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans or HELOCs, respectively, as of the Cut-off Date.

All of the mortgage loans and HELOCs will be acquired by the Depositor on the date of issuance of the Certificates and the Notes from the Sellers pursuant to the Mortgage Loan Purchase Agreements.

The mortgage pool will initially consist of approximately 7,627 first lien adjustable-rate mortgages secured primarily by one- to four-family residences and interests in shares issued by a cooperative apartment corporation and the related proprietary lease, which are referred to in this prospectus supplement as the mortgage loans, and approximately 3,137 adjustable-rate home equity lines of credit secured primarily by second liens on one- to four-family residential properties and interests in shares issued by a cooperative apartment corporation and the related proprietary lease, which are referred to in this prospectus supplement as the HELOCs. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans and HELOCs have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $2,466,005,373.44 and $198,523,950.26, respectively, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The mortgage pool will also include any additions made on or after the Cut-off Date as a result of new advances of money made pursuant to the home equity lines of credit. The mortgage loans have original terms to maturity of not greater than 40 years. The HELOCs have original terms to maturity of not greater than 25 years.

The mortgage pool, referred to in this prospectus supplement as the Mortgage Pool, has been divided into five loan groups, designated as Loan Group I, Loan Group II Loan Group III, Loan Group IV and Loan Group V as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in Loan Group I are referred to in this prospectus supplement as the Group I Loans, the HELOCs in Loan Group II are referred to in this prospectus supplement as the Group II HELOCs, the mortgage loans in Loan Group III are referred to in this prospectus supplement as the Group III Loans, the mortgage loans in Loan Group IV are referred to in this prospectus supplement as the Group IV Loans, and the mortgage loans in Loan Group V are referred to in this prospectus supplement as the Group V Loans. Each group of mortgage loans and the group of HELOCs is referred to in this prospectus supplement as a Loan Group.

All of the Group I, Group III, Group IV and Group V Loans are adjustable-rate mortgage loans. The interest rate borne by each of these mortgage loans will be adjusted, following in some cases an initial fixed-rate period, as follows:

•	monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year;
•	monthly based on the One-Month LIBOR Loan Index;
•	semi-annually based on the Six-Month LIBOR Loan Index; or
•	annually based on the One-Year LIBOR Loan Index or One-Year CMT Index,

each referred to in this prospectus supplement as an Index. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. All of the Group II HELOCs are home equity lines of credit, or HELOCs.

The mortgage pool will include the mortgage loans in Loan Group I, Loan Group III, Loan Group IV, Loan Group V and the HELOCs in Loan Group II.

Each Group I Loan and Group III Loan allows the related mortgagor to choose, each month after the initial fixed period, one of several payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment, referred to as the Minimum Monthly Payment in this prospectus supplement. The Minimum Monthly Payment for each Group I Loan and Group III Loan will adjust annually, and on any Due Date on which the principal balance of the mortgage loan would otherwise exceed 110% (in the case of approximately 23.37% and 28.98% of the Group I Loans and Group III Loans, respectively, as of the Cut-off Date) or 125% (in the case of approximately 68.23% and 69.99% of the Group I Loans and Group III Loans, respectively, as of the Cut-off Date) of its original principal balance, to an amount which will fully amortize the Group I Loan and Group III Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment may not, however, increase or decrease on any adjustment date by an amount greater than 7.5% of the Minimum Monthly Payment in effect immediately before that adjustment date, or the payment cap, provided that this 7.5% limitation does not apply to the adjustment made on the fifth anniversary of the first Due Date and each fifth anniversary thereafter or if the principal balance of a Group I Loan and Group III Loan would otherwise exceed 110% or 125% of its original principal balance. The final payment on each Group I Loan and Group III Loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a Group I Loan and Group III Loan due to negative amortization, the final payment on that Group I Loan and Group III Loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

Since the mortgage interest rate on each Group I Loan and Group III Loan adjusts monthly and the Minimum Monthly Payment adjusts annually, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in the One-Year MTA Index will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the Group I Loan and Group III Loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the Group I Loan and Group III Loan in the form of negative amortization. Decreases in the One-Year MTA Index, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

In addition, for any month, if the RMBS Subservicer or the related RMBS Servicer receives a payment on a Group I Loan or Group III Loan, respectively, that is less than the Minimum Monthly Payment or if no payment is received at all, the related RMBS Servicer will advance its own funds to cover the difference between the Minimum Monthly Payment scheduled to be received and the amount actually received with respect to that Group I Loan or Group III Loan. However, neither RMBS Servicer will be required to make such advances if it determines that those advances will not be recoverable from future payments or collections on that Group I Loan or Group III Loan. Failure by the related RMBS Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related RMBS Servicing Agreement, will constitute an event of default under such RMBS Servicing Agreement. Such event of default shall then obligate the RMBS Master Servicer, as successor RMBS servicer, to advance such amounts to the related Securities Administrator Collection Account to the extent provided in the related RMBS Master Servicing Agreement. Any failure of the RMBS Master Servicer to make such advances would constitute an event of default by the RMBS Master Servicer under the related RMBS Master Servicing Agreement. The Indenture Trustee, as successor RMBS master servicer, will be required to make an advance which the RMBS Master Servicer is required to make but fails to do so.

The depositor will convey the mortgage loans and HELOCs to the related Underlying Trust on the Closing Date pursuant to the related Trust Agreement.

The mortgage loans and HELOCs are being serviced by the Groups III-V RMBS Servicer, the RMBS Subservicer and HELOC Subservicer, as applicable, as described below under “The Servicers.” The mortgage loans and HELOCs were originated generally in accordance with the guidelines described in “Mortgage Loan Origination” in this prospectus supplement.

All of the mortgage loans have scheduled monthly payments due on the Due Date, and the scheduled monthly payments of the HELOCs will be deemed to be due on the Due Date. Each mortgage loan or HELOC will contain a customary “due-on-sale” clause or will be assumable as provided in the related mortgage note.

Substantially all of the mortgage loans with loan-to-value ratios in excess of 80.00% have primary mortgage insurance up to the required agency limits.

The PMI Insurer

Radian Guaranty Inc.

Radian Guaranty Inc., a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange. Radian is licensed in all 50 states and in the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian’s financial strength is rated “AA” by S&P and Fitch Ratings and “Aa3” by Moody’s. Radian’s financial strength currently is not rated by any other rating agency. Each financial strength rating of Radian should be evaluated independently. The ratings reflect the respective rating agencies’ current assessments of the creditworthiness of Radian and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of Certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have an adverse effect on the market prices of the Certificates. Radian does not guaranty the market prices of the Offered Certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

Copies of Radian’s quarterly and annual statutory financial statements, which are based on accounting principles that differ in significant respects from generally accepted accounting principles, are available upon request to Radian at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. Radian’s telephone number is (215) 231-1000.

The PMI Policy

Approximately 47.15%, 34.02%, 19.09% and 9.75% of the initial Group I, Group III, Group IV and Group V Loans, respectively, by aggregate principal balance of the related loan group as of the Cut-off Date, are insured by the PMI Insurer pursuant to the PMI Insurer Policy. The mortgage loans covered by the PMI Insurer Policy are referred to as the PMI Mortgage Loans. The insured percentage of the claim varies on a loan-by-loan basis based upon the original loan-to-value ratio of the related mortgage loan.

The PMI Insurer Policy will only cover those mortgage loans which meet certain underwriting criteria as determined by the PMI Insurer. The PMI Insurer Policy will be required to remain in force with respect to each PMI Mortgage Loan until (i) the principal balance of the PMI Mortgage Loan is paid in full or liquidated, (ii) upon written notice of cancellation of the PMI Insurer Policy from the insured to the PMI Insurer, (iii) upon written notice of cancellation of the PMI Insurer Policy from the PMI Insurer to the insured or (iv) any event specified in the PMI Insurer Policy occurs that allows for the termination of that PMI Insurer Policy by the PMI Insurer.

The PMI Insurer Policy generally will require that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within fifteen (15) days after such loan is three (3) months in default, and appropriate proceedings to obtain title to the property securing such PMI Mortgage Loan must be commenced within six months of default. The PMI Policy under which the PMI Mortgage Loans are insured will contain provisions substantially as follows: (i) a claim generally includes unpaid principal, accrued interest to the date such claim is presented by the insured, and certain advances and expenses as set forth in the PMI Insurer Policy; (ii) when a claim is presented the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim with the insured retaining title to the property securing the PMI Mortgage Loan; and (iii) a claim generally must be paid within 60 days after the claim is filed by the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Insurer Policy will not be permitted to make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, mortgage rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by the terms of the related PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the related PMI Insurer Policy generally will terminate as of the date of such assumption, unless the applicable PMI Insurer approves the assumption in writing.

The PMI Insurer Policy specifically excludes coverage of: (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; and (ii) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Insurer Policy or of its obligations as imposed by operation of law and (iii) certain other claims as set forth in the PMI Insurer Policy.

In issuing the PMI Insurer Policy, the PMI Insurer will rely upon certain information and data regarding the PMI Mortgage Loans furnished to the PMI Insurer by the originator. The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) any loss arising in connection with the failure of the borrower to make any payment of principal and interest due under a loan which payment arises because the insured exercised its right to call or accelerate such loan or because the term of such loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest, (ii) any loss from a loan where a delinquency exists at the effective date of the certificate of insurance, as defined in the PMI Insurer Policy, (iii) misrepresentation or fraud in obtaining such PMI Insurer Policy or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the lender or certain other persons involved in the origination of the PMI Mortgage Loan or the application for insurance, or (iv) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans. In addition, the PMI Insurer Policy will not cover the costs or expenses related to the repair of physical damage to a property securing a PMI Mortgage Loan.

The preceding description of the PMI Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the PMI Insurer Policy. For a more complete description of these provisions, terms and conditions, reference is made to the PMI Insurer Policy, a copies of which are available upon request from the Indenture Trustee.

Indices on Certain of the Mortgage Loans and HELOCs

One-Year MTA. Substantially all of the Group I Loans and Group III Loans will adjust monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

If One-Year MTA is no longer available, the related RMBS Servicer or the RMBS Subservicer, as applicable, will choose a new Index that is based on comparable information. When the related RMBS Servicer or the RMBS Subservicer, as applicable, chooses a new Index, it will increase or decrease the Margin on each Group I Loan or Group III Loan, as applicable by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The Margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the Margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new Margin will be rounded up as provided in the related mortgage note.

Listed below are some historical values of One-Year MTA since January 1, 1998. The values of One-Year MTA shown are intended only to provide an historical summary of the movements in the One-Year MTA and may not be indicative of future rates. No assurances can be given as to the value of One-Year MTA on any interest rate adjustment date or during the life of any Group I Loan or Group III Loan.

	One-Year MTA
Adjustment Date	1999	2000	2001	2002	2003	2004	2005
January 1	4.99%	5.21%	6.00%	3.26%	1.94%	1.23%	2.02%
February 1	4.94	5.34	5.87	3.06	1.86	1.23	2.17
March 1	4.89	5.46	5.71	2.91	1.75	1.23	2.35
April 1	4.83	5.58	5.53	2.79	1.65	1.24	2.35
May 1	4.78	5.70	5.32	2.67	1.55	1.29	2.50
June 1	4.76	5.79	5.10	2.55	1.45	1.38	2.74
July 1	4.73	5.88	4.90	2.41	1.38	1.46	2.87
August 1	4.73	5.96	4.67	2.27	1.34	1.52	3.02
September 1	4.77	6.04	4.40	2.18	1.30	1.60	3.16
October 1	4.88	6.08	4.09	2.12	1.27	1.68
November 1	4.97	6.13	3.76	2.07	1.26	1.77
December 1	5.08	6.11	3.48	2.00	1.24	1.89

Six-Month LIBOR. Approximately 67.81% and 32.40% of the Group IV Loans and Group V Loans, will adjust semi-annually based on the Six-Month LIBOR Loan Index. The Six-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

	Six-Month LIBOR Loan Index
Adjustment Date	1999	2000	2001	2002	2003	2004	2005
January 1	5.07%	6.13%	6.20%	2.03%	1.38%	1.22%	2.78%
February 1	4.97	6.29	5.26	2.08	1.35	1.21	2.97
March 1	5.13	6.33	4.91	2.04	1.34	1.17	3.19
April 1	5.06	6.53	4.71	2.36	1.23	1.16	3.39
May 1	5.04	6.73	4.30	2.12	1.29	1.37	3.41
June 1	5.25	7.11	3.98	2.08	1.21	1.61	3.54
July 1	5.65	7.00	3.91	1.95	1.12	1.90	3.73
August 1	5.71	6.89	3.69	1.87	1.21	1.94	3.95
September 1	5.92	6.83	3.45	1.80	1.20	1.98	4.00
October 1	5.96	6.76	2.52	1.71	1.14	2.20
November 1	6.12	6.72	2.15	1.60	1.23	2.62
December 1	6.06	6.64	2.03	1.47	1.27	2.63

One-Year LIBOR. Approximately 32.19% and 67.60% of the Group IV and Group V Loans, respectively, will adjust annually based on One-Year LIBOR. The One-Year LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	One-Year LIBOR
Adjustment Date	1999	2000	2001	2002	2003	2004	2005
January 1	5.06%	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%
February 1	5.40	6.76	4.88	2.43	1.38	1.37	3.27
March 1	5.25	6.94	4.67	3.00	1.28	1.34	3.57
April 1	5.23	7.10	4.44	2.63	1.36	1.81	3.81
May 1	5.56	7.50	4.24	2.59	1.21	2.08	3.69
June 1	5.84	7.18	4.18	2.28	1.19	2.11	3.76
July 1	5.89	7.08	3.82	2.09	1.16	2.39	3.90
August 1	6.06	6.97	3.56	1.90	1.44	2.35	4.22
September 1	6.04	6.80	2.64	1.73	1.45	2.26	4.13
October 1	6.25	6.73	2.27	1.64	1.24	2.49	4.41
November 1	6.27	6.56	2.39	1.73	1.48	2.54
December 1	6.50	6.00	2.44	1.45	1.60	2.96

WSJ Prime Rate. All of the Group II HELOCs will adjust monthly based on the WSJ Prime Rate. The WSJ Prime Rate will be a per annum rate as published in The Wall Street Journal on the first business day of each month and are most recently available as of the time specified in the related mortgage note.

	WSJ Prime Rate
Adjustment Date	1999	2000	2001	2002	2003	2004	2005
January 1	7.75%	8.50%	9.50%	4.75%	5.00%	4.00%	5.25%
February 1	7.75	8.50	8.50	4.75	5.00	4.00	5.25
March 1	7.75	8.75	8.50	4.75	5.00	4.00	5.50
April 1	7.75	9.00	8.00	4.75	5.00	4.00	5.75
May 1	7.75	9.00	7.50	4.75	5.00	4.00	5.75
June 1	7.75	9.50	7.50	4.75	5.00	4.00	6.00
July 1	8.00	9.50	6.75	4.75	4.00	4.25	6.25
August 1	8.00	9.50	6.75	4.75	4.00	4.25	6.25
September 1	8.25	9.50	6.50	4.75	4.00	4.50	6.50
October 1	8.25	9.50	6.00	4.75	4.00	4.75	6.75
November 1	8.25	9.50	5.50	4.75	4.00	4.75
December 1	8.50	9.50	5.00	4.75	4.00	5.00

Approximately 0.16% of the Group I Loans will adjust annually based on One-Month LIBOR. The One-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Mortgage Loan and HELOC Characteristics

Mortgage Loans and HELOCs in the Aggregate

The mortgage loans and HELOCs had an aggregate principal balance as of the Cut-off Date of approximately $2,466,005,373.44 and $198,523,950.26, respectively, after application of scheduled payments due on or before the Cut-off Date, whether or not received. In the aggregate, all of the mortgage loans and 0.63% of the HELOCs are secured by first liens on the related mortgaged property.

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately 1.000% per annum to approximately 8.835% per annum and the weighted-average mortgage rate will be approximately 4.362% per annum. As of the Cut-off Date, the HELOCs had mortgage rates ranging from approximately 4.500% per annum to approximately 12.375% per annum and the weighted-average mortgage rate will be approximately 6.373% per annum. The weighted average remaining term to stated maturity of the mortgage loans and HELOCs will be approximately 376 and 299 months, respectively, as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to February 1, 2005 or after November 1, 2005, or will have a remaining term to maturity of less than 180 months or greater than 480 months as of the Cut-off Date. None of the HELOCs will have a first Due Date prior to August 20, 2004, or after November 20, 2005, or will have a remaining term to maturity of less than 238 months or greater than 300 months as of the Cut-off Date. The latest maturity date of any mortgage loan is October 1, 2045. The latest maturity date of any HELOC is September 20, 2030.

None of the mortgage loans will be a buydown mortgage loan.

None of the mortgage loans or HELOCs originated in Georgia will be subject to the Georgia Fair Lending Act.

None of the mortgage loans or HELOCs will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

Loan Group I

The group I mortgage loans will have an aggregate principal balance as of the Cut-off Date of approximately $839,671,005.60, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group I mortgage loans are secured by first liens on the related mortgaged property.

The average principal balance of the group I mortgage loans at origination will be approximately $342,901.26. No group I mortgage loan had a principal balance at origination of greater than approximately $3,575,000.00 or less than approximately $30,000.00. The average principal balance of the group I mortgage loans as of the Cut-off Date will be approximately $342,583.03. No group I mortgage loan will have a principal balance as of the Cut-off Date of greater than approximately $3,575,000.00 or less than approximately $29,928.51.

As of the Cut-off Date, the group I mortgage loans will have mortgage rates ranging from approximately 1.000% per annum to approximately 8.835% per annum and the weighted average mortgage rate will be approximately 3.139% per annum. The weighted average remaining term to stated maturity of the group I mortgage loans will be approximately 393 months as of the Cut-off Date. None of the group I mortgage loans will have a first Due Date prior to June 1, 2005, or after November 1, 2005, or will have a remaining term to maturity of less than 180 months or greater than 480 months as of the Cut-off Date. The latest maturity date of any group I mortgage loan is October 1, 2045.

Approximately 60.27% of the group I mortgage loans will provide for prepayment charges.

The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group I mortgage loans was approximately 75.94%. No loan-to-value ratio at origination of any group I mortgage loan was greater than approximately 100.00% or less than approximately 4.90%.

Loan Group II

The group II HELOCs had an aggregate principal balance as of the Cut-off Date of approximately $198,523,950.26, after application of payments due on or before the Cut-off Date, whether or not received. Approximately 99.37% and 0.63% of the group II HELOCs by aggregate principal balance as of the Cut-off Date are secured by second liens and first liens, respectively.

The average drawn balance of the group II HELOCs as of the Cut-off Date will be approximately $63,284.65. No group II HELOC had a principal balance as of the Cut-off Date of greater than approximately $845,000.00 or less than $0.

As of the Cut-off Date, the group II HELOCs had HELOC rates ranging from approximately 4.500% per annum to approximately 12.375% per annum and the weighted-average HELOC rate will be approximately 6.373% per annum. The weighted average remaining term to stated maturity of the group II HELOCs will be approximately 299 months as of the Cut-off Date. None of the group II HELOCs will have a first Due Date prior to August 20, 2004, or after November 20, 2005, or will have a remaining term to maturity of less than 238 months or greater than 300 months as of the Cut-off Date. The latest maturity date of any Group II HELOC is September 20, 2030.

None of the group II HELOCs provide for prepayment charges.

The HELOCs will have the following characteristics as of the Cut-off Date, unless otherwise indicated below:

•	The average credit limit of the HELOCs is approximately $69,045.93.
•	The weighted average margin of the HELOCs is approximately 1.400%.
•	The weighted average seasoning of the HELOCs is 1 month.
•	The weighted average remaining term of the HELOCs is 299 months.
•	The weighted average remaining draw term of the HELOCs is 119 months.
•	The weighted average credit score of the HELOCs as of the cut-off date is approximately 727.
•	The average credit limit utilization rate based on the credit limits of the HELOCs is approximately 98.15%.
•	The weighted average junior ratio of the HELOCs based on the related credit limit is approximately 20.37%.
•

With respect to 28.06%, 7.55%, 6.48%, 5.72%, 5.53% and 5.32 of the HELOCs, the related mortgaged properties are located in California, Illinois, Virginia, Maryland, Florida and New York, respectively, and no other state or geographic location had a concentration of HELOCs in excess of 5% as of the Cut-off Date.

•	The weighted average original term to maturity of the HELOCs as of the cut-off date will be approximately 300 months.
•	Approximately 98.58% of the HELOCs will be secured by owner occupied property and 1.42% of the HELOCs will be secured by non-owner occupied property.
•	The loan rates on approximately 60.49% of the HELOCs will be introductory or “teaser” rates. The weighted average months until the HELOCs reach their teaser expiration date is approximately 2 months.
•	Approximately 64.07% of the HELOCs were originated under full documentation programs. The remainder of the HELOCs were originated under alternative documentation programs.
•	No HELOC provides for deferred interest or negative amortization.
•	As of the cut-off date, none of the HELOCs will be 30 or more days delinquent in payment of principal and interest.

With respect to each first lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit to the lesser of the appraised value and the purchase price. With respect to each second lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second lien HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second lien HELOCs, the appraised value.

Loan Group III

The group III mortgage loans had an aggregate principal balance as of the Cut-off Date of approximately $492,982,619.68, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group III mortgage loans are secured by first liens on the related mortgaged property.

The average principal balance of the group III mortgage loans at origination will be approximately $419,834.60. No group III mortgage loan had a principal balance at origination of greater than approximately $11,860,000.00 or less than approximately $35,200.00. The average principal balance of the group III mortgage loans as of the Cut-off Date will be approximately $419,559.68. No group III mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $11,860,000.00 or less than approximately $35,200.00.

As of the Cut-off Date, the group III mortgage loans had mortgage rates ranging from approximately 1.000% per annum to approximately 7.585% per annum and the weighted-average mortgage rate will be approximately 2.852% per annum. The weighted average remaining term to stated maturity of the group III mortgage loans will be approximately 388 months as of the Cut-off Date. None of the group III mortgage loans will have a first Due Date prior to August 1, 2005, or after November 1, 2005, or will have a remaining term to maturity of less than 358 months or greater than 480 months as of the Cut-off Date. The latest maturity date of any group III mortgage loan is October 1, 2045.

Approximately 65.71% of the group III mortgage loans provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the group III mortgage loans will be approximately 72.59%. No loan-to-value ratio at origination of any group III mortgage loan was greater than approximately 100.00% or less than approximately 13.89%.

Loan Group IV

The group IV mortgage loans will have an aggregate principal balance as of the Cut-off Date of approximately $596,393,187.78, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group IV mortgage loans are secured by first liens on the related mortgaged property.

The average principal balance of the group IV mortgage loans at origination will be approximately $193,072.64. No group IV mortgage loan had a principal balance at origination of greater than approximately $650,000.00 or less than approximately 30,000.00. The average principal balance of the group IV mortgage loans as of the Cut-off Date will be approximately $192,945.06. No group IV mortgage loan had a principal balance as of the Cut-off Date of less than approximately $21,343.44 or greater than approximately $650,000.00.

As of the Cut-off Date, the group IV mortgage loans will have mortgage rates ranging from approximately 3.875% per annum to approximately 8.125% per annum and the weighted average mortgage rate will be approximately 6.062% per annum. The weighted average remaining term to stated maturity of the group IV mortgage loans will be approximately 359 months as of the Cut-off Date. None of the group IV mortgage loans will have a first Due Date prior to February 1, 2005, or after November 1, 2005, or will have a remaining term to maturity of less than 352 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any group IV mortgage loan is October 1, 2035.

Approximately 20.56% of the group IV mortgage loans will provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the group IV mortgage loans will be approximately 76.43%. No loan-to-value ratio at origination of any group IV mortgage loan was greater than approximately 95.00% or less than approximately 9.64%.

Loan Group V

The group V mortgage loans had an aggregate principal balance as of the Cut-off Date of approximately $536,958,560.38, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group V mortgage loans are secured by first liens on the related mortgaged property.

The average principal balance of the group V mortgage loans at origination will be approximately $591,342.04. No group V mortgage loan had a principal balance at origination of greater than approximately $3,600,000.00 or less than approximately $52,000.00. The average principal balance of the group V mortgage loans as of the Cut-off Date will be approximately $590,064.35. No group V mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $3,600,000.00 or less than approximately $52,000.00.

As of the Cut-off Date, the group V mortgage loans had mortgage rates ranging from approximately 3.875% per annum to approximately 7.875% per annum and the weighted-average mortgage rate will be approximately 5.774% per annum. The weighted average remaining term to stated maturity of the group V mortgage loans will be approximately 359 months as of the Cut-off Date. None of the group V mortgage loans will have a first Due Date prior to May 1, 2005, or after November 1, 2005, or will have a remaining term to maturity of less than 355 months or greater than 480 months as of the Cut-off Date. The latest maturity date of any group V mortgage loan is October 1, 2045.

Approximately 12.88% of the group V mortgage loans provide for prepayment charges.

The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group V mortgage loans will be approximately 73.39%. No loan-to-value ratio at origination of any group V mortgage loan was greater than approximately 95.00% or less than approximately 25.00%.

The HELOCs

The HELOCs will consist of home equity lines of credit. Approximately 99.37% of the Cut-off Date principal balance of the HELOCs are secured by second liens and the remainder are secured by first liens. With respect to all of the HELOCs, the borrower represented at the time of origination that the related mortgaged property would be owner-occupied as a primary, second or investment home.

HELOC Terms

Interest on each HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each HELOC, the billing cycle is the calendar month preceding the related due date.

The initial mortgage rate in effect on approximately 60.49% of the HELOCs will be an introductory or “teaser” rate that is lower, and may be significantly lower, than the mortgage rate that would have been in effect on those HELOCs based on the related index and gross margin. Therefore, unless the related index declines after origination of a HELOC, the related mortgage rate will generally increase on the first adjustment date following origination of the HELOC subject to the maximum rate cap. Increased monthly payments on HELOCs may result in increased delinquencies and defaults on those HELOCs. The repayment of the HELOCs will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their HELOC following adjustments of the mortgage rate.

Each HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

Each HELOC had a term to maturity from the date of origination of not more than 300 months. The borrower for each HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period begins on the related origination date and will be 5 years, subject to an additional 5 year draw period at the option of the HELOC Subservicer. The maximum amount of each draw under any HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw, plus $500. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each HELOC generally will contain a customary “due-on-sale” clause.

A borrower’s rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower’s financial circumstances;
•	a decline in the value of the mortgaged property significantly below its appraised value at origination; or
•	a payment default by the borrower.

However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. The HELOC Subservicer will have no obligation to investigate as to whether any of those circumstances have occurred and may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower’s ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

•	the borrower’s failure to make any payment as required;
•	any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or
•	fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

Prior to the end of the related draw period, the borrower for each HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The finance charge for each HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 360 multiplied by that day’s principal balance. The account balance on any day generally will equal:

•	the principal balance on that date, plus
•	additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus
•	unpaid finance charges, plus
•	draws funded on that day, minus
•	all payments and credits applied to the repayment of the principal balance on that day.

Payments made by or on behalf of the borrower for each HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

The principal balance of any HELOC, other than a Liquidated HELOC, on any day will be the cut-off date balance, plus (x) any additional balances relating to that HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that home equity line of credit in accordance with the related credit line agreement prior to that day, exclusive of the pro rata portion attributable to additional balances not conveyed to the trust following a rapid amortization event and (z) all prior related Charge-Off Amounts. The principal balance of a Liquidated HELOC after final recovery of substantially all of the related liquidation proceeds which the HELOC Subservicer reasonably expects to receive shall be zero.

The HELOC Subservicer will have the option to allow an increase in the credit limit applicable to any HELOC under limited circumstances described in the HELOC Servicing Agreement.

THE RMBS MASTER SERVICER AND THE SERVICERS

RMBS Master Servicer

Wells Fargo Bank, National Association, referred to in this prospectus supplement as the RMBS Master Servicer, will act as the RMBS Master Servicer of the mortgage loans pursuant to each RMBS Master Servicing Agreement, dated as of the Closing Date, among the RMBS Master Servicer, Securities Administrator, Indenture Trustee and the related Underlying Trust. The RMBS Master Servicer is a national banking association, with its master servicing offices located in Columbia, Maryland. The RMBS Master Servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The RMBS Master Servicer will, in accordance with the terms set forth in each RMBS Master Servicing Agreement, supervise the servicing of the mortgage loans by the related RMBS Servicer under the related RMBS Servicing Agreement. The RMBS Master Servicer will not be ultimately responsible for the performance of the servicing activities by the related RMBS Servicer, except as otherwise described in this prospectus supplement and in each RMBS Master Servicing Agreement. If the RMBS Servicer fails to fulfill its obligations under the related RMBS Servicing Agreement, then the RMBS Master Servicer is obligated to terminate the related RMBS Servicer and either appoint a successor RMBS servicer, as provided in each RMBS Master Servicing Agreement or assume the obligations of the related RMBS Servicer under the related RMBS Servicing Agreement. The RMBS Master Servicer will have no obligation to oversee or supervise the activities of the RMBS Subservicer in connection with the servicing of the mortgage loans. In addition, the RMBS Master Servicer will have no obligation to oversee or supervise the activities of the HELOC Servicer, the HELOC Subservicer or HELOC Back-Up Servicer in connection with the servicing of the HELOCs. Under no circumstances will the RMBS Master Servicer have any duty to become the successor to either the RMBS Subservicer, the HELOC Servicer, the HELOC Subservicer or HELOC Back-Up Servicer. In accordance with the terms and conditions of the related RMBS Servicing Agreement, the related RMBS Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any mortgagor unless the related RMBS Servicer has obtained the prior written consent of the RMBS Master Servicer.

In addition, the related RMBS Servicer or RMBS Subservicer shall be required to provide to the RMBS Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the related RMBS Servicer or RMBS Subservicer has determined that there is a realized loss with respect to a mortgaged property, the RMBS Master Servicer shall review and approve all realized loss calculations contained in such liquidation report.

As compensation for its services under each RMBS Master Servicing Agreement, the RMBS Master Servicer shall be entitled to all investment income or other earnings on the funds on deposit in each Securities Administrator Collection Account. The RMBS Master Servicer will also be entitled to reimbursement from the related Underlying Trust for certain expenses and other amounts prior to the payment of any amounts to the related Noteholders.

RMBS Servicer and HELOC Servicer

American Home Mortgage Acceptance, Inc., when referred to in this prospectus supplement as the Group I RMBS Servicer, will act as the Group I RMBS Servicer of the Group I Loans pursuant to the related RMBS Servicing Agreement, dated as of the Closing Date, among the applicable Seller, the related RMBS Servicer, RMBS Master Servicer, related Underlying Trust and Indenture Trustee. The Group I RMBS Servicer is a Maryland corporation. The Group I RMBS Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Group I RMBS Servicer may use subservicers with respect to all or a portion of the mortgage loans.

American Home Mortgage Servicing, Inc., when referred to in this prospectus supplement as the Groups III-V RMBS Servicer, will act as the Groups III-V RMBS Servicer of the Group III, Group IV and Group V Loans pursuant to the related RMBS Servicing Agreement, dated as of the Closing Date, among the related Seller, Groups III-V RMBS Servicer, RMBS Master Servicer, related Underlying Trust and Indenture Trustee. The Groups III-V RMBS Servicer is a Maryland corporation. The Groups III-V RMBS Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Groups III-V RMBS Servicer is an affiliate of American Home Mortgage Acceptance, Inc. The Groups III-V RMBS Servicer may use subservicers with respect to all or a portion of the mortgage loans.

American Home Mortgage Acceptance, Inc., when referred to in this prospectus supplement as the HELOC Servicer, will act as servicer with respect to the HELOCs. The HELOC Servicer has only been servicing HELOCs for a limited time. Accordingly, the HELOC Servicer does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the HELOCs. As a result, delinquencies and losses on the HELOCs may be higher than would otherwise be the case.

Each RMBS Servicer may be terminated upon the occurrence of an RMBS Servicing Trigger Event. The HELOC Servicer may be terminated upon the occurrence of a HELOC Servicing Termination Event. In addition, on the closing date, a reserve fund with an amount of $372,920 will be available to cover any expenses incurred by the RMBS Master Servicer or the HELOC Back-up Servicer, as applicable, in the event of a default by either RMBS Servicer or the HELOC Servicer. In addition, at the end of each calendar quarter, an amount will be released from the reserve fund and paid to American Home Mortgage Acceptance, Inc. equal to $30 times each mortgage loan which was released from the related Underlying Trust during such calendar quarter. This reserve fund may be removed if the applicable RMBS Servicer and the HELOC Servicer is rated “SQ2-” or better by Moody’s on any date.

RMBS Subservicer and HELOC Subservicer

American Home Mortgage Servicing, Inc., when referred to in this prospectus supplement as the RMBS Subservicer, will act as the RMBS Subservicer of the Group I Loans pursuant to the RMBS Subservicing Agreement, dated as of the Closing Date, among the related Seller, RMBS Servicer, RMBS Subservicer, related Underlying Trust and Indenture Trustee. The RMBS Subservicer is a Maryland corporation. The RMBS Subservicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The RMBS Servicer is an affiliate of American Home Mortgage Acceptance, Inc. The RMBS Subservicer may use subservicers with respect to all or a portion of the mortgage loans.

The RMBS Subservicer may be terminated upon the occurrence of an RMBS Servicing Trigger Event. The HELOC Subservicer may be terminated upon the occurrence of a HELOC Servicing Termination Event. In addition, on the closing date, a reserve fund with an amount of $372,920 will be available to cover any expenses incurred by the RMBS Master Servicer or the HELOC Back-up Servicer, as applicable, in the event of a default by the RMBS Subservicer or the HELOC Subservicer. In addition, at the end of each calendar quarter, an amount will be released from the reserve fund and paid to American Home Mortgage Acceptance, Inc. equal to $30 times each mortgage loan which was released from the related Underlying Trust during such calendar quarter. This reserve fund may be removed if the RMBS Subservicer and the HELOC Subservicer is rated “SQ2-” or better by Moody’s on any date. Any default by the RMBS Subservicer or the HELOC Subservicer will also result in a default by the related RMBS Servicer or HELOC Servicer under the related Servicing Agreement.

American Home Mortgage Servicing, Inc., or the HELOC Subservicer, will act as subservicer with respect to the HELOCs. The HELOC Subservicer has only been servicing HELOCs for a limited time. Accordingly, the HELOC Subservicer does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the HELOCs. As a result, delinquencies and losses on the HELOCs may be higher than would otherwise be the case.

Delinquency and Foreclosure Experience.

The following tables set forth the delinquency and foreclosure experience of adjustable-rate mortgage loans funded by American Home and serviced by the American Home Mortgage Servicing, Inc. as of the dates indicated. The tables only set forth information for mortgage loans serviced for American Home by the American Home Mortgage Servicing, Inc. The table does not include information for mortgage loans which were originated by American Home but are serviced by servicers other than the American Home Mortgage Servicing, Inc. In addition, they do not include other mortgage loans serviced by the American Home Mortgage Servicing, Inc. which were originated by other originators. As a result, there can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

Delinquency and Foreclosure Experience in American Home’s

Adjustable Rate Mortgage Loan Portfolio

	As of September 30, 2004			As of November 30, 2003
	No. of Loans	Principal Balance	% by Principal Balance	No. of Loans	Principal Balance	% by Principal Balance
Count/Balance	39,291	$8,232,798,967		15,680	$2,722,534,254
30-59 Days	446	$ 81,680,044	0.99%	272	$ 34,929,151	1.28%
60-89 Days	79	$ 14,653,738	0.18%	45	$ 5,943,734	0.22%
90 Days or more	73	$ 11,298,668	0.14%	39	$ 3,743,110	0.14%
Delinquent/Bankruptcies	120	$ 11,806,973	0.14%	115	$ 9,965,649	0.36%
Total Delinquencies	718	$ 119,439,423	1.45%	471	$ 54,581,644	2.00%
Foreclosures Pending	94	$ 12,677,963	0.15%	88	$ 8,914,390	0.33%
Total Default	812	$ 132,117,386	1.60%	559	$ 63,496,034	2.33%

	As of December 31, 2004			As of June 30, 2005
	No. of Loans	No. of Loans	No. of Loans	No. of Loans	Principal Balance	% by Principal Balance
Count/Balance	47,738	$10,680,668,217		58,453	$13,377,840,230
30-59 Days	535	$ 109,713,803	1.02%	175	$ 42,261,062	0.31%
60-89 Days	94	$ 18,117,688	0.16%	47	$ 12,352,901	0.09%
90 Days or more	38	$ 5,813,868	0.05%	33	$ 9,039,446	0.07%
Delinquent/Bankruptcies	78	$ 7,072,773	0.06%	18	$ 3,090,630	0.02%
Total Delinquencies	745	$ 140,072,131	1.31%	273	$ 66,744,038	0.50%
Foreclosures Pending	106	$ 20,815,426	0.19%	96	$ 26,636,279	0.20%
Total Default	851	$ 161,533,557	1.51%	369	$ 93,380,317	0.69%

Delinquency and Foreclosure Experience in American Home’s

Mortgage Loan Portfolio

	As of December 31, 2004			As of June 30, 2005
	No. of Loans	Principal Balance	% by Principal Balance	No. of Loans	Principal Balance	% by Principal Balance
Count/Balance	105,011	$16,955,933,011		70,141	$15,396,334,957
30-59 Days	1,882	$ 233,710,634	1.37%	200	$ 45,095,255	0.29%
60-89 Days	401	$ 45,068,378	0.26%	53	$ 14,065,292	0.09%
90 Days or more	275	$ 25,941,223	0.15%	38	$ 0,679,985	0.06%
Delinquent/Bankruptcies	508	$ 46,445,663	0.27%	18	$ 3,090,630	0.02%
Total Delinquencies	3,066	$ 351,165,898	2.87%	309	$ 71,931,162	0.46%
Foreclosures Pending	420	$ 51,970,590	0.30%	109	$ 28,614,366	0.18%
Total Default	3,486	$ 403,136,488	2.37%	418	$ 100,545,527	0.65%

While the above foreclosure and delinquency experience is typical of American Home’s recent experience with respect to its adjustable-rate mortgage loan portfolios master serviced by RMBS Servicer, there can be no assurance that experience on the mortgage loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the mortgage loans, or as a basis for assessing the likelihood, amount or severity of losses on the mortgage loans. The mortgage loans may be more recently originated than, and are likely to have other characteristics which distinguish them from, the loans in the tables above.

The HELOC Back-Up Servicer

GMAC Mortgage Corporation, or GMACM, will be the HELOC Back-Up Servicer with respect to the HELOCs. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation’s largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. The Certificates and the Notes do not represent an interest in or an obligation of GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

In the event of a default by the HELOC Servicer under the HELOC Servicing Agreement, GMACM will be required to enforce any remedies against the HELOC Servicer, and shall either find a successor HELOC Servicer acceptable to the credit enhancer or shall assume primary servicing obligations for the HELOCs itself.

Supplemental Carryover Reserve Accounts

On the Closing Date, the Depositor will establish the Group I and Group III Supplemental Carryover Reserve Accounts and will make a deposit into each account of $50,000. Amounts in the Group I and Group III Supplemental Carryover Reserve Accounts will be used to cover any shortfalls allocable to the related certificates resulting from the related mortgage loans which are in their teaser period. On the first payment date, an amount will be withdrawn from these accounts in an amount equal to the excess of (x) the fully indexed mortgage rate over (y) the teaser rate, in each case with respect to each month for which the related mortgage rate is in its teaser rate. As of the Cut-off Date, approximately 3.74% and 3.95% of the Group I Loans and Group III Loans, respectively, have teaser rates.

MORTGAGE LOAN ORIGINATION

American Home Mortgage Investment Corp. and, together with its direct or indirect wholly-owned subsidiaries, collectively referred to in this prospectus supplement as American Home, is in the business of investing in mortgage-backed securities resulting from the securitization of residential mortgage loans that its subsidiaries originate and service. As of June 30, 2005, American Home’s mortgage-backed securities holdings business held a leveraged portfolio of mortgage-backed securities in the amount of approximately $6.9 billion in order to generate net interest income. American Home’s loan origination business offers a broad array of mortgage products and primarily makes loans to borrowers with good credit profiles. American Home originated approximately $23.1 billion in aggregate principal amount of loans in 2004. American Home conducts lending through retail and wholesale loan production offices as well as its direct-to-consumer channel supported by American Home’s call center. American Home operates more than 400 retail and wholesale loan production offices located in 44 states and makes loans throughout all 50 states and the District of Columbia. American Home’s servicing business services the loans American Home retains for investment as well as certain loans for third parties. As of June 30, 2005, American Home serviced approximately 137,000 loans with an aggregate principal amount of approximately $24.7 billion.

The common stock of American Home Mortgage Investment Corp. is publicly traded on the New York Stock Exchange under the ticker symbol “AHM”. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747. The information set forth in the following paragraphs with respect to American Home has been provided by American Home.

Underwriting Guidelines

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines. All of the Group I Loans and Group III Loans and approximately 68.46% and 84.68% of the Group IV and Group V Loans, respectively, were generally written in accordance with American Home’s “prime” underwriting guidelines. None of the Group I Loans and approximately 31.54% and 15.32% of the Group IV and Group V Loans, respectively, were generally written in accordance with American Home’s Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter or Freddie Mac’s Loan Prospector automated underwriting systems or they have been manually underwritten by American Home underwriters. American Home’s Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by an American Home underwriter or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

HELOC ORIGINATION

The HELOCs were originated in accordance with American Home’s Underwriting Guidelines.

Underwriting Guidelines

The following information generally describes American Home’s underwriting guidelines with respect to HELOCs originated pursuant to its HELOC Stated Income/Full Asset Verification Second Mortgage Loans Program and its HELOC Full/Alternative Documentation Second Mortgage Loans Program, referred to as the SIFA Program and the FIFA Program, respectively, in this prospectus supplement.

Asset/Reserve, Income and Employment Verification

Under the SIFA Program, verification of income is waived, but must be disclosed accurately and must be deemed reasonable and consistent with borrower’s profession or occupation. The SIFA Program is available for salaried and self employed borrowers, including borrowers with commission income. Salaried borrowers must have been in the same line of work for a minimum of two years and employment status must be verified verbally. Self employed borrowers must have been in the same business at the same location for a minimum of two years, must own 25% or more of a business, or be the owner of a sole proprietorship, corporation or partnership. Self employment must be verified by either (i) a valid business license reflecting a minimum of two years of self-employment or (ii) a neutral third party, such as a CPA, regulatory agency or professional organization. The source of all unearned or passive income must be verified through Full/Alternative documentation if it constitutes 50% or more of the qualifying income. If the amount of passive income constitutes less than 50% of the qualifying income, the source only need be stated and not verified, as long as the amount of income claimed is reasonable based on the profile of the borrower.

The borrower is required to provide six months principal interest, taxes and insurance (total housing payment, including first and second liens) in verified liquid assets after close of escrow. The borrower must also supply two months’ bank statements. Loan proceeds are not an acceptable source of reserves, and cash-out proceeds from a refinance may not be used to meet the reserve requirement. Accounts in the name of a corporation or partnership, or other party, and stock in a closely held corporation are not acceptable assets.

Full documentation under the FIFA Program is available for salaried and self employed borrowers, including borrowers with commission income, and is generally documented to the requirements of Fannie Mae in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets and other liabilities, except that (A) salaried borrowers must (i) have been employed in the same field for two years, or if the borrower has an employment history less than two years and was in school or the military, a diploma or discharge papers must be provided, (ii) explain employment gaps of more than 30 days in writing and (iii) provide computer generated paystubs and W-2’s and (B) self-employed borrowers must (i) submit two years’ most recent personal and business tax returns to verify that the borrower has been in the same business, at the same location for a minimum of two years, (ii) submit a year-to-date profit and loss statement dated within five months of the time of closing and (iii) own 25% or more of a business, or be the owner of a sole proprietorship, corporation or partnership.

Alternative documentation is available for salaried borrowers only. When originating an equity loan simultaneously with a conforming loan amount first mortgage that was underwritten through Fannie Mae’s Desktop Underwriter or Freddie Mac’s Loan Prospector and received an Approve/Eligible or Accept result, respectively, the equity loan may be delivered with the same documentation required by the automated underwriting system certificate for the first lien so long as a copy of the automated underwriting system approval and the HUD-1 from the first lien are included in the second mortgage file, except that property inspection waivers are not permitted. When originating an equity loan simultaneously with a non-conforming loan amount first mortgage that has been approved by American Home, the documentation requirement guidelines of the first mortgage loan are followed for the equity loan. When originating a stand alone equity loan, borrowers with credit scores of 680 or greater need only provide the following: (i) when salaried, one month’s pay stub and verbal verification of a minimum of two years of employment history; (ii) when salaried with overtime or bonus, one month’s pay stub and verbal verification of a minimum of two years of employment history and the most recent year’s W-2 or a completed verification of employment with a breakdown of overtime and/or bonus income; (iii) when salaried with commission income, one month’s pay stub and verbal verification of a minimum of two year’s employment history and the most recent year’s tax return and IRS form 4506T; or (iv) when self-employed, the most recent year’s personal and business tax returns, verification of two years of self-employment and IRS form 4506T.

When the home equity line of credit is used as a first lien, two months of principal, interest, taxes and insurance reserves are required, and cash-out proceeds from a refinance may not be used to meet the reserve requirement. Reserve requirements are not applicable to piggyback or stand alone transactions in a subordinate position.

Credit Criteria

The originator obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores.

Under the SIFA Program, the lowest middle score, or the lower of two scores, of all borrowers is used, and all borrowers must have a minimum credit score of 620.

Under the FIFA Program, the lower of two credit scores or the middle of three credit scores for the highest wage earner is used (or if borrowers’ incomes are equal, the lowest score of all borrowers is used), and all borrowers must have a minimum credit score of 620.

Each borrower under both programs must meet the following criteria:

•	Minimum established credit must cover at least two years of credit history;
•

three trade lines must be established, and at least one of them must be currently open and not be a collection or a charge-off, and one of the three trade lines must have had activity in the last six months;

•

for credit scores greater than or equal to 720, no foreclosures or bankruptcies within the last seven years, and for credit scores between 620 and 719, no foreclosures or bankruptcies within the last five years (all with a minimum of twenty-four months of re-established credit that must include 3 trade lines in addition to the existing first mortgage with satisfactory payment rating, excluding accounts opened prior to the bankruptcy or foreclosure, and there may be no delinquencies after the bankruptcy or foreclosure);

•

borrower has not participated in a consumer credit counseling plan within the last two years (with a minimum of twenty-four months of re-established credit that must include 3 trade lines in addition to the existing first mortgage with satisfactory payment rating, excluding accounts opened prior to the bankruptcy or foreclosure, and there may be no delinquencies after the bankruptcy or foreclosure);

•

for credit scores greater than or equal to 720, no mortgage payments thirty days or more delinquent within the last twenty-four months, and for credit scores between 680 and 719, no mortgage payments thirty days or more delinquent within the last twelve months, and under the SIFA Program, for credit scores between 620 and 679, no mortgage payments thirty days or more delinquent within the last twelve months, and under the FIFA Program, for credit scores between 620 and 679, no more than one mortgage payment thirty days or more delinquent within the last twelve months;

•	for credit scores between 620 and 659, no more than three payment delinquencies of 30 days or more on any trade lines within the past year; and
•

for major adverse credit that is open or has been paid within the last twelve months, which includes collections, charge-off accounts, judgments, liens, repossessions, garnishments and ninety-day delinquencies, for credit scores greater than or equal to 720, with prior approval only if over $200, and for credit scores between 620 and 719, with prior approval only if over $500 (and all must be paid at closing).

Maximum LTV/CLTV

The maximum loan-to-value and combined loan-to-value requirements are limited based on the loan amount, property type, borrower’s credit score, and underwriting documentation used as specified below.

The SIFA Program

Loans made for the purpose of purchasing or refinancing one unit condos used as a residence have a maximum loan amount of $150,000 and a maximum loan-to-value ratio that depends on the borrower’s credit score. A maximum total combined lien of $750,000 applies when the loan-to-value ratio is 100%. Property value limits also vary with the borrower’s credit score.

The FIFA Program

Loans made for the purpose of purchasing or refinancing PUDs and low-rise condos used as a primary residence have maximum loan amounts which range from $100,000 to $1,000,000 and vary based on the loan-to-value ratios and the borrower’s credit score. of $150,000 and a maximum loan-to-value ratio that depends on the borrower’s credit score. Maximum total combined lien restrictions also apply.

Loans made for the purpose of purchasing or refinancing high-rise condos used as a primary residence have maximum loan amounts which range from $100,000 to $500,000 and vary based on loan-to-value ratios and the borrower’s credit score.

Loans made for the purchasing or refinancing two-unit properties used as a primary residence have maximum loan amounts which range from $100,000 to $1,000,000.

Loans made for the purpose of purchasing or refinancing 3-4 unit properties used as a primary residence have a maximum loan amount of $150,000 with a permitted loan-to-value ratio that varies with the borrower’s credit score.

Loans made for the purpose of purchasing or refinancing second homes or investment property have a maximum loan amount of $150,000 with a permitted loan-to-value ratio that varies with the borrower’s credit score. Manufactured homes and 2-4 unit properties are not permitted second homes or investment properties under the program.

First Mortgage Requirements

For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

The first lien mortgage may be one of the following:

•	Conventional loan;
•	FHA or VA loan (for stand alone transactions only); or
•

Balloon loan, as long as the balloon loan has at least 36 months remaining on its current term, amortizes over 30 years and is a seven-year balloon or a five-year balloon with respect to a piggyback or stand alone transaction, respectively.

The first lien mortgage may not be one of the following:

•	private party first lien;
•	contract for deed, a contract for purchase or a land contract;
•	first lien HELOC;
•	all inclusive trust deed;
•	reverse mortgage or a loan that provides for future advances;

•	recapture lien or bonds with recapture taxes;
•	negative amortization;
•	FNMA Flex 100 loan; or
•	California Veteran loan.

Appraisal Requirements

The appraisal requirement for the SIFA Program is dependent upon the loan amount and is as follows:

Max Loan Amount / Property Value	(> 720)	(680 – 719)	(640 - 679)	(620 – 639)
Loans =‹ $100,000	2055 Exterior	2055 Exterior	2055 Exterior	2055 Exterior
Loans > $100,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal
Value > $800,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal

The appraisal requirement for the FIFA Program is dependent upon the loan amount and is as follows:

Max Loan Amount / Property Value	(≥ 720)	(680 – 719)	(640 - 679)	(620 – 639)
Loans =‹ $30,000	Stated Value2 or	Stated Value2 or	2055 Exterior	2055 Exterior
	2055 Exterior3	2055 Exterior3
Loans =‹ $100,000	2055 Exterior1,3	2055 Exterior1,3	2055 Exterior1	2055 Exterior1
Loans > $100,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal
Value > $800,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal

(1)            Two to four unit properties are not eligible for Form 2055 Exterior and must use Form 1025/72, Small Residential Income Property Appraisal Report.

(2)           Stated Value is allowed with the following restrictions and must be indicated on the Uniform Underwriting Transmittal Summary (1008):

•	100% CLTV pricing.
•	Owner-occupied SFRs or detached PUDs only.
•	Second homes are not allowed.
•	First lien HELOC’s are not allowed.
•	Requires minimum twelve-month property seasoning.
•	Must use tax assessed value if property is located in Kansas.
•	Stated Value is not allowed in the States of New York and West Virginia.

(3)            Piggyback transactions may allow the use of FNMA or FHLMC reduced appraisal forms #2075 or #2070. The simultaneously closing first lien must be a conforming loan amount, which must be underwritten through DU or LP and receive an Approve/Eligible or Accept result. The reduced appraisal form’s eligibility must be indicated on the AUS certificate for the first lien.

ADDITIONAL INFORMATION

The description of the mortgage pool and the mortgaged properties in this prospectus supplement, including Schedule A hereto, is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans and HELOCs may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans and HELOCs may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans or HELOCs would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans and HELOCs may vary. In no event, however, will more than 10% (by principal balance at the Cut-off Date) of the mortgage loans or HELOCs deviate from the characteristics of the mortgage loans and HELOCs set forth in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

The American Home Mortgage Investment Trust 2005-4, Mortgage-Backed Certificates, Series 2005-4, will consist of twenty-one classes of Certificates, fifteen of which are offered pursuant to this prospectus supplement. The Class I-M-4, Class I-M-5, Class I-M-6, Class M-4, Class M-5 and Class M-6 Certificates are not offered pursuant to this prospectus supplement. The Certificates will be issued by the Issuer, or Trust, the assets of which will primarily consist of the Notes. Each Certificate will represent an undivided interest in the related class of Notes with the same designation issued by the related Underlying Trust.

The Class I-A Certificates and Class I-M Certificates represent an interest solely in the Notes secured by the Group I Loans. The Class I-A Certificates and Class I-M Certificates are not entitled to any payments from any of the other mortgage loans or the HELOCs.

The Class II-A Certificates represent an interest solely in the Notes secured by the Group II HELOCs. The Class II-A Certificates are not entitled to any payments from the mortgage loans, and the other classes of Certificates are not entitled to payments from the HELOCs.

The Class III-A, Class IV-A and Class V-A Certificates represent an interest primarily in the Notes secured by the Group III, Group IV and Group V Loans, respectively. Payments of principal on the Class III-A, Class IV-A and Class V-A Certificates will be made first from payments received from the Group III, Group IV and Group V Loans, respectively. Notwithstanding any other language in the Agreements, any potential for payment of principal amounts from these Loan Groups to non-related Certificates is a type of credit enhancement only, which has the effect of providing limited cross-collateralization. The Class M Certificates represent an interest solely in the Notes secured by the Group III, Group IV and Group V Loans.

The Notes will be issued by the Underlying Trusts, the 2005-4A Trust and the 2005-4C Trust, the assets of which on the Closing Date will consist of the following:

•

all of the Issuer’s right, title and interest in and to the related mortgage loans and HELOCs included in the related Underlying Trust, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans and HELOCs after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date;

•	with respect to the 2005-A Trust, additional draws under the HELOCs conveyed to the related Underlying Trust;
•	any mortgaged properties acquired on behalf of the related Underlying Trust by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon;
•	the Cap Contracts, which will primarily cover basis risk shortfalls on the Class M-1, Class M-2 and Class M-3 Notes and the related Certificates;
•

the Corridor Contracts, which will primarily cover basis risk shortfalls on the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Notes and the related Certificates;

•	the rights of the related Underlying Trust under all insurance policies required to be maintained pursuant to the related Servicing Agreements;
•	the Interest Coverage Account and Group I and Group III Supplemental Carryover Reserve Accounts;
•	the rights of the Depositor under the Mortgage Loan Purchase Agreements;
•

such assets relating to the mortgage loans and HELOCs included in the related Underlying Trust as from time to time may be held in the Protected Account, the Collection Account, the Securities Administrator Collection Account and the Payment Account;

•	the rights with respect to the related Servicing Agreements, to the extent assigned to the related Underlying Trust; and
•	any proceeds of the foregoing.

The Trust Certificates, which are not offered hereby, will be entitled to payments on any payment date only after all required payments have been made on the related Notes. The principal balance of either class of Trust Certificates as of any date of determination will be equal to the aggregate Stated Principal Balance of the related mortgage loans and HELOCs minus the aggregate Note Principal Balance of all the related Notes. The Trust Certificates will be entitled to payments as provided in the Agreements.

The aggregate Stated Principal Balance of the mortgage loans in Loan Group I, the HELOCs in Loan Group II, and the mortgage loans in Loan Group III, Loan Group IV and Loan Group V in the aggregate, as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $839,671,005.60, $198,523,950.26 and $1,626,334,367.84, respectively, subject to a permitted variance as described in this prospectus supplement under “Additional Information.”

Each class of Certificates will have the initial Certificate Principal Balance as set forth on page S-6 hereof and will have the Certificate Interest Rate as defined under “Glossary” in this prospectus supplement.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Certificate Principal Balances of (1) in the case of the Offered Certificates, other than the Class II-A Certificates, $100,000 and integral multiples of $1 in excess thereof and (2) in the case of the Class II-A Certificates, $100,000 and integral multiples of $1,000 in excess thereof. The Certificates will be issued as global certificates. See “Description of the Securities—Form of Securities” and “—Global Securities” in the accompanying prospectus.

Amounts payable to the Certificates shall be paid by the Grantor Trustee as paying agent based on the monthly report to certificateholders provided by the Securities Administrator.

Book-Entry Certificates

The Offered Certificates will initially be issued in book-entry form and are referred to in this prospectus supplement as the Book-entry Certificates. Holders of the Book-entry Certificates may elect to hold their Certificates through DTC in the United States, or Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry Certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Investors may hold the beneficial interests in the Book-entry Certificates in minimum denominations of $100,000 and integral multiples of $1 in excess thereof, except for the Class II-A Certificates. Investors in the Class II-A Certificates may hold the beneficial interests in the Book-entry Certificates in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Except as described below, no beneficial owner of the Book-entry Certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be holders as that term is used in the Agreements.

A Certificate Owner’s ownership of a Book-entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate Owner’s account for that purpose. In turn, the financial intermediary’s ownership of the Book-entry Certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Certificate Owners will receive all payments of principal and interest on the Book-Entry Certificates from the Grantor Trustee through DTC and DTC participants. While the Book-entry Certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Certificates and is required to receive and transmit payments of principal and interest on the Book-entry Certificates.

Participants and indirect participants with whom Certificate Owners have accounts for Certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the DTC rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive definitive certificates representing their respective interests in the Book-entry Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate Owners who are not participants may transfer ownership of Book-entry Certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Under a book-entry format, Certificate Owners may experience delays in their receipt of payments, since the payments will be made by the Grantor Trustee to Cede & Co., as nominee for DTC. Payments on Book-entry Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Certificate Owner to pledge Book-entry Certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-entry Certificates, may be limited due to the lack of physical certificates for the Book-entry Certificates. In addition, issuance of the Book-entry Certificates in book-entry form may reduce the liquidity of the Book-entry Certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

DTC has advised the Grantor Trustee and the Certificate Registrar that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreements only at the direction of one or more financial intermediaries to whose DTC accounts the Book-entry Certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Certificateholders under the Agreements on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some Certificates which conflict with actions taken relating to other Certificates.

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Grantor Trustee or the Certificate Registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option (with the consent of the Grantor Trustee, such consent not to be unreasonably withheld), elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under an Indenture, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the indenture, receive a definitive certificate evidencing such Certificate Owner’s percentage interest in the related class of related Certificates.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the global certificate or definitive certificates representing the Book-entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-entry Certificates as definitive certificates issued in the respective Certificate Principal Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar will recognize the holders of definitive certificates as Certificateholders under the Agreements.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

The Depositor, the Issuer, the RMBS Master Servicer, the RMBS Servicers, the RMBS Subservicer, the HELOC Back-Up Servicer, the HELOC Servicer, the HELOC Subservicer, the Sellers,

the Grantor Trustee, the Certificate Registrar, the Securities Administrator and the Owner Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Interest and Principal Payments on the Certificates

The following describes distributions to be made to the Certificates. However, payments of interest and principal on the Certificates will be made solely from payments of interest and principal on the related Notes as provided in the Agreements, and, in the case of the Class II-A Certificates, from payments under the Policy.

Interest Payments on the Class I-A Certificates and Class I-M Certificates

On each payment date, the Grantor Trustee shall withdraw from the Payment Account the Group I Available Funds for such payment date and make the following payments, in the order of priority described below, in each case to the extent of the Group I Available Funds remaining for such payment date:

(1)

to the holders of the Class I-A Certificates, pro rata, based on their respective entitlements, the related Accrued Certificate Interest for each such class for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

(2)	from the remaining Group I Available Funds for such payment date, to the holders of the Class I-M-1 Certificates, the related Accrued Certificate Interest for such class for such payment date;
(3)	from the remaining Group I Available Funds for such payment date, to the holders of the Class I-M-2 Certificates, the related Accrued Certificate Interest for such class for such payment date;
(4)	from the remaining Group I Available Funds for such payment date, to the holders of the Class I-M-3 Certificates, the related Accrued Certificate Interest for such class for such payment date;
(5)	from the remaining Group I Available Funds for such payment date, to the holders of the Class I-M-4 Certificates, the related Accrued Certificate Interest for such class for such payment date;
(6)	from the remaining Group I Available Funds for such payment date, to the holders of the Class I-M-5 Certificates, the related Accrued Certificate Interest for such class for such payment date;
(7)	from the remaining Group I Available Funds for such payment date, to the holders of the Class I-M-6 Certificates, the related Accrued Certificate Interest for such class for such payment date; and
(8)

any remainder (to the extent not included as part of the related Principal Distribution Amount) as part of the Net Monthly Excess Cashflow to be allocated as described under “– Overcollateralization Provisions for Loan Group I” below.

Interest Payments on the Class III-A, Class IV-A, Class V-A and Class M Certificates

On each payment date, the Grantor Trustee shall withdraw from the Payment Account the Group III, Group IV and Group V Available Funds for such payment date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such payment date:

(1)

(a)           from the Group III Available Funds, concurrently to the holders of the Class III-A Certificates, pro rata, based on their respective entitlements, the related Accrued Certificate Interest for such classes for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

(b)           from the Group IV Available Funds, to the holders of the Class IV-A Certificates, the related Accrued Certificate Interest for such class for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

(c)           from the Group V Available Funds, to the holders of the Class V-A Certificates, the related Accrued Certificate Interest for such class for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

(2)

from the remaining Group III, Group IV and Group V Available Funds for such payment date, to the Class III-A, Class IV-A and Class V-A Certificates, pro rata, based on entitlement, any remaining unpaid Accrued Certificate Interest and Unpaid Interest Shortfall for such payment date;

(3)

from the remaining Group III, Group IV, and Group V Available Funds for such payment date, to the holders of the Class M-1 Certificates, the related Accrued Certificate Interest for such class for such payment date;

(4)

from the remaining Group III, Group IV, and Group V Available Funds for such payment date, to the holders of the Class M-2 Certificates, the related Accrued Certificate Interest for such class for such payment date;

(5)

from the remaining Group III, Group IV, and Group V Available Funds for such payment date, to the holders of the Class M-3 Certificates, the related Accrued Certificate Interest for such class for such payment date;

(6)

from the remaining Group III, Group IV, and Group V Available Funds for such payment date, to the holders of the Class M-4 Certificates, the related Accrued Certificate Interest for such class for such payment date;

(7)

from the remaining Group III, Group IV, and Group V Available Funds for such payment date, to the holders of the Class M-5 Certificates, the related Accrued Certificate Interest for such class for such payment date;

(8)

from the remaining Group III, Group IV and Group V Available Funds for such payment date, to the holders of the Class M-6 Certificates, the related Accrued Certificate Interest for such class for such payment date; and

(9)

any remainder (to the extent not included as part of the related Principal Distribution Amount) as part of the Net Monthly Excess Cashflow to be allocated as described under “– Overcollateralization Provisions for Loan Group III, Loan Group IV and Loan Group V” below.

Principal Payments on the Class I-A Certificates and Class I-M Certificates

On each payment date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class I-A Certificates and Class I-M Certificates shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)

the related Principal Distribution Amount shall be distributed to the Class I-A Certificates on a pro rata basis, based on the Certificate Principal Balances hereof, until the Certificate Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Certificates payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, pro rata;

(2)	any remaining related Principal Distribution Amount, to the Class I-M-1 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(3)	any remaining related Principal Distribution Amount, to the Class I-M-2 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(4)	any remaining related Principal Distribution Amount, to the Class I-M-3 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(5)	any remaining related Principal Distribution Amount, to the Class I-M-4 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(6)	any remaining related Principal Distribution Amount, to the Class I-M-5 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(7)	any remaining related Principal Distribution Amount, to the Class I-M-6 Certificates until the Certificate Principal Balance of such Class is reduced to zero; and
(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group I Loans to be allocated as described under “– Overcollateralization Provisions for Loan Group I” below.

On each payment date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class I-A Certificates and Class I-M Certificates shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)

the Class I-A Principal Distribution Amount shall be distributed to the Class I-A Certificates on a pro rata basis, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balances thereof has been reduced to zero, with any amounts payable to the Class I-A Certificates payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, pro rata;

(2)

any remaining related Principal Distribution Amount shall be distributed to the Class I-M-1 Certificates, the Class I-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(3)

any remaining related Principal Distribution Amount shall be distributed to the Class I-M-2 Certificates, the Class I-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(4)

any remaining related Principal Distribution Amount shall be distributed to the Class I-M-3 Certificates, the Class I-M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(5)

any remaining related Principal Distribution Amount shall be distributed to the Class I-M-4 Certificates, the Class I-M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(6)

any remaining related Principal Distribution Amount shall be distributed to the Class I-M-5 Certificates, the Class I-M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(7)

any remaining related Principal Distribution Amount shall be distributed to the Class I-M-6 Certificates, the Class I-M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group I Loans to be allocated as described under “– Overcollateralization Provisions for Loan Group I” below.

The allocation of distributions in respect of principal to the Class I-A Certificates on each payment date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class I-A Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class I-M Certificates. Increasing the respective percentage interest in the trust of the Class I-M Certificates relative to that of the Class I-A Certificates is intended to preserve the availability of the subordination provided by the Class I-M Certificates.

Principal Payments on the Class III-A, Class IV-A, Class V-A and Class M Certificates

On each payment date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class III-A, Class IV-A, Class V-A and Class M Certificates shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)

concurrently, the applicable Class A Principal Allocation Fraction of the related Principal Distribution Amount shall be allocated to the Class III-A, Class IV-A and Class V-A Certificates, until the Certificate Principal Balances thereof have been reduced to zero, with any amounts payable to the Class III-A Certificates payable to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata, based on their respective Certificate Principal Balances;

(2)

concurrently, any remaining related Principal Distribution Amount shall be distributed to the Class III-A, Class IV-A and Class V-A Certificates on a pro rata basis, based on the Certificate Principal Balances thereof, as applicable, until the Certificate Principal Balances thereof have been reduced to zero, with any amounts payable to the Class III-A Certificates payable to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata, based on their respective Certificate Principal Balances;

(3)	any remaining related Principal Distribution Amount, to the Class M-1 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(4)	any remaining related Principal Distribution Amount, to the Class M-2 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(5)	any remaining related Principal Distribution Amount, to the Class M-3 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(6)	any remaining related Principal Distribution Amount, to the Class M-4 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(7)	any remaining related Principal Distribution Amount, to the Class M-5 Certificates until the Certificate Principal Balance of such Class is reduced to zero;
(8)	any remaining related Principal Distribution Amount, to the Class M-6 Certificates until the Certificate Principal Balance of such Class is reduced to zero; and

(9)	any remainder as part of the Net Monthly Excess Cashflow to be allocated as described under “– Overcollateralization Provisions for Loan Group III, Loan Group IV and Loan Group V” below.

On each payment date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class III-A, Class IV-A, Class V-A and Class M Certificates shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)

concurrently, the related Class A Principal Allocation Fraction of the Class A Principal Distribution Amount shall be allocated to the Class III-A, Class IV-A and Class V-A Certificates, until the Certificate Principal Balances thereof have been reduced to zero, with any amounts payable to the Class III-A Certificates payable to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata, based on their respective Certificate Principal Balances;

(2)

concurrently, any remaining Class A Principal Distribution Amount shall be distributed to the Class III-A Certificates, Class IV-A Certificates and Class V-A Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, as applicable, until the Certificate Principal Balances thereof have been reduced to zero, with any amounts payable to the Class III-A Certificates payable to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, pro rata, based on their respective Certificate Principal Balances;

(3)

any remaining related Principal Distribution Amount shall be distributed to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(4)

any remaining related Principal Distribution Amount shall be distributed to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(5)

any remaining related Principal Distribution Amount shall be distributed to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(6)

any remaining related Principal Distribution Amount shall be distributed to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(7)

any remaining related Principal Distribution Amount shall be distributed to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(8)

any remaining related Principal Distribution Amount shall be distributed to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(9)	any remainder as part of the Net Monthly Excess Cashflow to be allocated as described under “– Overcollateralization Provisions for Loan Group III, Loan Group IV and Loan Group V” below.

The allocation of distributions in respect of principal to the Class III-A, Class IV-A and Class V-A Certificates on each payment date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class III-A, Class IV-A and Class V-A Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the

Class M Certificates. Increasing the respective percentage interest in the trust of the Class M Certificates relative to that of the Class III-A, Class IV-A and Class V-A Certificates is intended to preserve the availability of the subordination provided by the Class M Certificates.

Overcollateralization Provisions for Loan Group I

With respect to any payment date, any Net Monthly Excess Cashflow for the Group I Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)

to the holders of the Class I-A Certificates and Class I-M Certificates in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class I-A Certificates and Class I-M Certificates” above;

(2)

sequentially to the holders of the Class I-A-2 Certificates and Class I-A-3 Certificates, an amount equal to the Allocated Realized Loss Amount for such Certificates, to the extent not previously reimbursed;

(3)

to the holders of the Class I-M-1 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(4)

to the holders of the Class I-M-2 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(5)

to the holders of the Class I-M-3 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(6)

to the holders of the Class I-M-4 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(7)

to the holders of the Class I-M-5 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(8)

to the holders of the Class I-M-6 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(9)

to the holders of the Class I-A Certificates, on a pro rata basis, based on the amount of any related Basis Risk Shortfall Carry-Forward Amount for such Certificates on such payment date, any related Basis Risk Shortfall Carry-Forward Amount for such Certificates on such payment date, to the extent not covered by the Corridor Contracts or the Cap Contracts as described under “Description of the Certificates—The Derivative Contracts” below;

(10)	sequentially to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, any related Basis Risk Shortfall Carry-Forward

Amount for such Certificates on such payment date; to the extent not covered by the Corridor Contracts or the Cap Contracts as described under “Description of the Certificates —The Derivative Contracts” below; and

(11)	to the holders of the related Trust Certificates as provided in the related Indenture and Trust Agreement.

Overcollateralization Provisions for Loan Group III and Loan Group IV and Loan Group V

With respect to any payment date, any Net Monthly Excess Cashflow for the Group III, Group IV and Group V Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)

to the holders of the Class III-A, Class IV-A, Class V-A and Class M Certificates in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class III-A, Class IV-A, Class V-A and Class M Certificates” above;

(2)

sequentially to the holders of the Class III-A-2 Certificates and Class III-A-3 Certificates, based on the amount of Allocated Realized Loss Amount for such Certificates, an amount equal to the Allocated Realized Loss Amount for such Certificates, to the extent not previously reimbursed;

(3)

to the holders of the Class M-1 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(4)

to the holders of the Class M-2 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(5)

to the holders of the Class M-3 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(6)

to the holders of the Class M-4 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(7)

to the holders of the Class M-5 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(8)

to the holders of the Class M-6 Certificates, first, an amount equal to any related Unpaid Interest Shortfalls for such Certificates, and second, an amount equal to any related Allocated Realized Loss Amount for such Certificates, in each case to the extent not previously reimbursed;

(9)

to the holders of the Class III-A, Class IV-A and Class V-A Certificates, on a pro rata basis, based on the amount of any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Certificates on such payment date, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Certificates on such payment date, to the extent not covered by the Corridor Contracts or the Cap Contracts as described under “Description of the Certificates —The Derivative Contracts” below;

(10)

sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, any related Basis Risk Shortfall Carry-Forward Amount for such Certificates on such payment date, to the extent not covered by the Corridor Contracts or the Cap Contracts as described under “Description of the Certificates—The Derivative Contracts” below; and

(11)	to the holders of the related Trust Certificates as provided in the related Indenture and Trust Agreement.

Calculation of LIBOR for the LIBOR Certificates

On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, and, after the related Certificate Rate Change Date, the London interbank offered rate for six-month United States dollar deposits, or Six-Month LIBOR, for the next Accrual Period for the LIBOR Certificates on the basis of the offered rates of the Reference Banks for one-month, six-month or one-year United States dollar deposits, as applicable, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the related LIBOR rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period for the LIBOR Certificates will be established separately by the Securities Administrator as follows:

(1)

If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(2)

If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR or Six-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

(3)

If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR or Six-Month LIBOR, as applicable, will be the One-Month LIBOR rate or Six-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR and Six-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator ‘s calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

The Derivative Contracts

The Derivative Counterparty

The Derivative Counterparty is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Derivative Counterparty maintains a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s. The Derivative Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Derivative Counterparty. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Derivative Counterparty is an affiliate of Bear, Stearns & Co. Inc.

The Cap Contracts

On the Closing Date, either the related Seller will assign to the Depositor, and the Depositor will assign to the Owner Trustee for the benefit of the related notes, and thereby the related Certificates, its rights under the Cap Contracts, or the Depositor will cause the Owner Trustee, on behalf of the related Underlying Trust, to enter into the Cap Contracts with the Derivative Counterparty.

Each of the Cap Contracts will contain a Cap Rate and provide for the calculation of One-Month LIBOR. The Cap Contracts will provide for payments to be made to the Indenture Trustee if One-Month LIBOR (as determined pursuant to each Cap Contract) exceeds the related Cap Rate. The Cap Contracts will primarily cover Basis Risk Shortfall Carry-Forward Amounts on the Class M-1, Class M-2 and Class M-3 Notes, and thereby the related Certificates. On any Payment Date, any amounts from the Cap Contracts not paid to the Class M-1, Class M-2 and Class M-3 Notes will be paid to the holders of some of the notes as described below and will not be available to make payments to the Class M-1, Class M-2 and Class M-3 Notes on future Payment Dates.

Payments will be made with respect to the Cap Contracts in accordance with a notional balance based on the schedule set forth therein. With respect to any payment date on or prior to the termination of each Cap Contract, the amount, if any, payable by the Derivative Counterparty under each Cap Contract will equal the product of (i) the excess, if any, of (x) One-Month LIBOR (as determined pursuant to each Cap Contract) over (y) the related Cap Rate for such payment date, (ii) an amount equal to the notional balance for such payment date (which, in the case of payments to be made to the Class M-1, Class M-2 and Class M-3 Notes, and thereby the related Certificates, will be the lesser of (a) the notional balance on the schedule and (b) the Note Principal Balance of the related Notes) and (iii) the actual number of days in the related Accrual Period, divided by 360.

The Cap Rates and scheduled notional balances of the Cap Contracts are set forth in the following table:

Payment Date	Class M-1 Cap Notional Balance ($)	Strike Rate (%)
October 25, 2005	33,340,000	4.89
November 25, 2005	33,340,000	5.95
December 25, 2005	33,340,000	5.95
January 25, 2006	33,340,000	5.95
February 25, 2006	33,340,000	5.95
March 25, 2006	33,340,000	5.95
April 25, 2006	33,340,000	5.95
May 25, 2006	33,340,000	5.97
June 25, 2006	33,340,000	5.98
July 25, 2006	33,340,000	5.98
August 25, 2006	33,340,000	5.98
September 25, 2006	33,340,000	5.98
October 25, 2006	33,340,000	5.98
November 25, 2006	33,340,000	5.98
December 25, 2006	33,340,000	6.00
January 25, 2007	33,340,000	6.00
February 25, 2007	33,340,000	6.00
March 25, 2007	33,340,000	6.00
April 25, 2007	33,340,000	6.00
May 25, 2007	33,340,000	6.02
June 25, 2007	33,340,000	6.02
July 25, 2007	33,340,000	6.02
August 25, 2007	33,340,000	6.02
September 25, 2007	33,340,000	6.02
October 25, 2007	33,340,000	6.02
November 25, 2007	33,340,000	6.04
December 25, 2007	33,340,000	6.04
January 25, 2008	33,340,000	6.04
February 25, 2008	33,340,000	6.04
March 25, 2008	33,340,000	6.04
April 25, 2008	33,340,000	6.04
May 25, 2008	33,340,000	6.04
June 25, 2008	33,340,000	6.06
July 25, 2008	33,340,000	6.06
August 25, 2008	33,340,000	6.06
September 25, 2008	33,340,000	6.06
October 25, 2008	33,340,000	6.06
November 25, 2008	33,340,000	6.06
December 25, 2008	33,340,000	6.06
January 25, 2009	33,340,000	6.08
February 25, 2009	33,340,000	6.08
March 25, 2009	33,340,000	6.08
April 25, 2009	33,340,000	6.09
May 25, 2009	33,340,000	6.09
June 25, 2009	33,340,000	6.09

July 25, 2009	33,340,000	6.09
August 25, 2009	33,340,000	6.09
September 25, 2009	33,340,000	6.09
October 25, 2009	33,340,000	6.09
November 25, 2009	33,340,000	6.09
December 25, 2009	32,771,497	6.09
January 25, 2010	32,172,347	6.09
February 25, 2010	31,584,173	6.09
March 25, 2010	31,006,774	6.09
April 25, 2010	30,439,953	6.09
May 25, 2010	29,883,516	6.09
June 25, 2010	29,337,271	6.09
July 25, 2010	28,801,032	6.09

After the payment date in July 2010, the notional balance of the Cap Contract relating to the Class M-1 Notes will be zero and such Cap Contract will terminate.

Payment Date	Class M-2 Cap Notional Balance ($)	Strike Rate (%)
October 25, 2005	22,769,000	4.79
November 25, 2005	22,769,000	5.85
December 25, 2005	22,769,000	5.85
January 25, 2006	22,769,000	5.85
February 25, 2006	22,769,000	5.85
March 25, 2006	22,769,000	5.85
April 25, 2006	22,769,000	5.85
May 25, 2006	22,769,000	5.87
June 25, 2006	22,769,000	5.88
July 25, 2006	22,769,000	5.88
August 25, 2006	22,769,000	5.88
September 25, 2006	22,769,000	5.88
October 25, 2006	22,769,000	5.88
November 25, 2006	22,769,000	5.88
December 25, 2006	22,769,000	5.90
January 25, 2007	22,769,000	5.90
February 25, 2007	22,769,000	5.90
March 25, 2007	22,769,000	5.90
April 25, 2007	22,769,000	5.90
May 25, 2007	22,769,000	5.92
June 25, 2007	22,769,000	5.92
July 25, 2007	22,769,000	5.92
August 25, 2007	22,769,000	5.92
September 25, 2007	22,769,000	5.92
October 25, 2007	22,769,000	5.92
November 25, 2007	22,769,000	5.94
December 25, 2007	22,769,000	5.94
January 25, 2008	22,769,000	5.94
February 25, 2008	22,769,000	5.94
March 25, 2008	22,769,000	5.94
April 25, 2008	22,769,000	5.94
May 25, 2008	22,769,000	5.94
June 25, 2008	22,769,000	5.96
July 25, 2008	22,769,000	5.96
August 25, 2008	22,769,000	5.96
September 25, 2008	22,769,000	5.96
October 25, 2008	22,769,000	5.96
November 25, 2008	22,769,000	5.96
December 25, 2008	22,769,000	5.96
January 25, 2009	22,769,000	5.98
February 25, 2009	22,769,000	5.98
March 25, 2009	22,769,000	5.98
April 25, 2009	22,769,000	5.99
May 25, 2009	22,769,000	5.99
June 25, 2009	22,769,000	5.99

July 25, 2009	22,769,000	5.99
August 25, 2009	22,769,000	5.99
September 25, 2009	22,769,000	5.99
October 25, 2009	22,769,000	5.99
November 25, 2009	22,769,000	5.99
December 25, 2009	22,380,750	5.99
January 25, 2010	21,971,571	5.99
February 25, 2010	21,569,887	5.99
March 25, 2010	21,175,562	5.99
April 25, 2010	20,788,461	5.99
May 25, 2010	20,408,451	5.99
June 25, 2010	20,035,403	5.99
July 25, 2010	19,669,187	5.99

After the payment date in July 2010, the notional balance of the Cap Contract relating to the Class M-2 Notes will be zero and such Cap Contract will terminate.

Payment Date	Class M-3 Cap Notional Balance ($)	Strike Rate (%)
October 25, 2005	8,132,000	4.72
November 25, 2005	8,132,000	5.78
December 25, 2005	8,132,000	5.78
January 25, 2006	8,132,000	5.78
February 25, 2006	8,132,000	5.78
March 25, 2006	8,132,000	5.78
April 25, 2006	8,132,000	5.78
May 25, 2006	8,132,000	5.80
June 25, 2006	8,132,000	5.81
July 25, 2006	8,132,000	5.81
August 25, 2006	8,132,000	5.81
September 25, 2006	8,132,000	5.81
October 25, 2006	8,132,000	5.81
November 25, 2006	8,132,000	5.81
December 25, 2006	8,132,000	5.83
January 25, 2007	8,132,000	5.83
February 25, 2007	8,132,000	5.83
March 25, 2007	8,132,000	5.83
April 25, 2007	8,132,000	5.83
May 25, 2007	8,132,000	5.85
June 25, 2007	8,132,000	5.85
July 25, 2007	8,132,000	5.85
August 25, 2007	8,132,000	5.85
September 25, 2007	8,132,000	5.85
October 25, 2007	8,132,000	5.85
November 25, 2007	8,132,000	5.87
December 25, 2007	8,132,000	5.87
January 25, 2008	8,132,000	5.87
February 25, 2008	8,132,000	5.87
March 25, 2008	8,132,000	5.87
April 25, 2008	8,132,000	5.87
May 25, 2008	8,132,000	5.87
June 25, 2008	8,132,000	5.89
July 25, 2008	8,132,000	5.89
August 25, 2008	8,132,000	5.89
September 25, 2008	8,132,000	5.89
October 25, 2008	8,132,000	5.89
November 25, 2008	8,132,000	5.89
December 25, 2008	8,132,000	5.89
January 25, 2009	8,132,000	5.91
February 25, 2009	8,132,000	5.91
March 25, 2009	8,132,000	5.91
April 25, 2009	8,132,000	5.92
May 25, 2009	8,132,000	5.92
June 25, 2009	8,132,000	5.92

July 25, 2009	8,132,000	5.92
August 25, 2009	8,132,000	5.92
September 25, 2009	8,132,000	5.92
October 25, 2009	8,132,000	5.92
November 25, 2009	8,132,000	5.92
December 25, 2009	7,993,336	5.92
January 25, 2010	7,847,196	5.92
February 25, 2010	7,703,734	5.92
March 25, 2010	7,562,900	5.92
April 25, 2010	7,424,646	5.92
May 25, 2010	7,288,925	5.92
June 25, 2010	7,155,689	5.92
July 25, 2010	7,024,895	5.92

After the payment date in July 2010, the notional balance of the Cap Contract relating to the Class M-3 Notes will be zero and such Cap Contract will terminate.

On each payment date, any payments received from the Derivative Counterparty with respect to such payment date from the Cap Contracts will be allocated in the following order of priority:

(1)

the amount received from each Cap Contract will be allocated first to the related Class M-1, Class M-2 and Class M-3 Notes, and thereby the related Certificates, in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date; and

(2)	from any amounts remaining from the Cap Contracts, as part of the Excess Derivative Payment Amount, to be paid as described under “—The Corridor Contracts” below.

The Corridor Contracts

The 2005-4A Trust will include four interest rate corridor contracts: one Corridor Contract for the benefit of the Class I-A-1 Notes and Class I-A-2 Notes, one Corridor Contract for the benefit of the Class I-M-1 Notes, one Corridor Contract for the benefit of the Class I-M-2 Notes and one Corridor Contract for the benefit of the Class I-M-3 notes. The 2005-4C Trust will include one interest rate Corridor Contract for the benefit of the Class III-A-1 Notes and Class III-A-2 Notes.

On the Closing Date, either the related Seller will assign to the Depositor, and the Depositor will assign to the Owner Trustee for the benefit of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class III-A Notes, and thereby the related Certificates, its rights under the Corridor Contracts, or the Depositor will cause the Owner Trustee on behalf of the trust, to enter into the Corridor Contracts with the Derivative Counterparty.

The Corridor Contracts will each contain a Strike Rate and Ceiling Rate and provide for the calculation of One-Month LIBOR. Each Corridor Contract will provide for payments to be made to the Indenture Trustee if One-Month LIBOR (as determined pursuant to each Corridor Contract, but not more than the Ceiling Rate) exceeds the related Strike Rate. The Corridor Contracts will primarily cover Basis Risk Shortfall Carry-Forward Amounts on the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Notes, and thereby the related Certificates. On any payment date, any amounts from the Corridor Contracts not paid to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Notes generally will be paid as part of Excess

Derivative Payment Amount as described below and will not be available to make payments to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Notes on future payment dates.

Payments will be made with respect to the Corridor Contracts in accordance with a notional balance based on the schedule set forth therein. With respect to any payment date on or prior to the termination of each Corridor Contract, the amount, if any, payable by the Derivative Counterparty under each Corridor Contract will equal the product of (i) the excess, if any, of the lesser of (1) One-Month LIBOR (as determined pursuant to each Corridor Contract) over the related Strike Rate for such payment date and (2) the related Ceiling Rate for such payment date over the related Strike Rate for such payment date, (ii) an amount equal to the notional balance for such payment date (which in the case of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Notes will be the lesser of (a) the notional balance on the schedule and (b) the Note Principal Balance of the related Notes) and (iii) the actual number of days in the related Accrual Period, divided by 360..

Payment Date	Class I-A-1 and Class I-A-2 Corridor Contract Notional Amount ($)	Strike Rate (%)	Ceiling Rate (%)
October 25, 2005	673,882,840	3.95	11.00
November 25, 2005	657,734,005	9.48	11.00
December 25, 2005	643,943,083	9.17	11.00
January 25, 2006	630,427,764	9.17	11.00
February 25, 2006	617,182,312	10.16	11.00
March 25, 2006	604,201,113	9.17	11.00
April 25, 2006	591,478,677	9.48	11.00
May 25, 2006	579,009,630	9.17	11.00
June 25, 2006	566,788,712	9.48	11.00
July 25, 2006	554,810,780	9.17	11.00
August 25, 2006	543,070,799	9.17	11.00
September 25, 2006	531,504,489	9.48	11.00
October 25, 2006	520,102,108	9.17	11.00
November 25, 2006	508,928,080	9.48	11.00
December 25, 2006	497,977,644	9.17	11.00
January 25, 2007	487,246,140	9.17	11.00
February 25, 2007	476,729,010	10.16	11.00
March 25, 2007	466,421,795	9.17	11.00
April 25, 2007	456,320,129	9.48	11.00
May 25, 2007	446,419,742	9.17	11.00
June 25, 2007	436,361,421	9.48	11.00
July 25, 2007	426,256,766	9.17	11.00
August 25, 2007	416,364,530	9.17	11.00
September 25, 2007	406,651,837	9.48	11.00
October 25, 2007	397,098,969	9.17	11.00
November 25, 2007	387,747,808	9.48	11.00
December 25, 2007	378,593,959	9.17	11.00
January 25, 2008	369,633,123	9.17	11.00
February 25, 2008	360,861,097	9.80	11.00
March 25, 2008	352,273,774	9.17	11.00
April 25, 2008	343,867,136	9.47	11.00
May 25, 2008	335,637,256	9.17	11.00
June 25, 2008	327,580,294	9.47	11.00
July 25, 2008	319,692,497	9.17	11.00
August 25, 2008	311,970,194	9.17	11.00
September 25, 2008	304,387,009	9.47	11.00
October 25, 2008	296,927,171	9.17	11.00
November 25, 2008	289,624,575	9.47	11.00
December 25, 2008	282,475,798	9.17	11.00
January 25, 2009	275,477,493	9.17	11.00
February 25, 2009	268,626,389	10.15	11.00
March 25, 2009	261,919,288	9.17	11.00
April 25, 2009	255,196,210	9.47	11.00
May 25, 2009	248,441,988	9.17	11.00

June 25, 2009	241,783,798	9.47	11.00
July 25, 2009	235,441,569	9.16	11.00
August 25, 2009	229,761,660	9.16	11.00
September 25, 2009	224,217,892	9.47	11.00
October 25, 2009	218,807,014	9.17	11.00
November 25, 2009	213,525,855	9.47	11.00
December 25, 2009	208,371,318	9.17	11.00
January 25, 2010	203,340,379	9.17	11.00
February 25, 2010	198,430,088	10.15	11.00
March 25, 2010	193,637,563	9.17	11.00
April 25, 2010	188,959,993	9.47	11.00
May 25, 2010	184,394,633	9.17	11.00
June 25, 2010	179,938,802	9.47	11.00
July 25, 2010	175,589,884	9.17	11.00
August 25, 2010	171,345,327	9.17	11.00
September 25, 2010	167,202,636	9.47	11.00
October 25, 2010	163,159,379	9.17	11.00
November 25, 2010	159,213,179	9.47	11.00
December 25, 2010	155,361,718	9.17	11.00
January 25, 2011	151,602,732	9.17	11.00
February 25, 2011	147,934,011	10.15	11.00
March 25, 2011	144,353,398	9.17	11.00
April 25, 2011	140,858,788	9.47	11.00
May 25, 2011	137,448,124	9.17	11.00
June 25, 2011	134,119,400	9.47	11.00
July 25, 2011	130,870,657	9.17	11.00
August 25, 2011	127,699,983	9.17	11.00
September 25, 2011	127,699,983	9.47	11.00
October 25, 2011	127,699,983	9.17	11.00

After the payment date in October 2011, the notional balance of the Corridor Contract relating to the Class I-A-1 Notes and Class I-A-2 Notes will be zero and such Corridor Contract will terminate.

Payment Date	Class III-A-1 and Class III-A-2 Corridor Contract Notional Amount ($)	Strike Rate (%)	Ceiling Rate (%)
October 25, 2005	403,054,193	5.32	11.00
November 25, 2005	394,683,616	9.48	11.00
December 25, 2005	386,711,613	9.18	11.00
January 25, 2006	378,896,152	9.18	11.00
February 25, 2006	371,234,026	10.16	11.00
March 25, 2006	363,722,097	9.18	11.00
April 25, 2006	356,357,292	9.48	11.00
May 25, 2006	349,136,605	9.18	11.00
June 25, 2006	342,057,092	9.48	11.00
July 25, 2006	335,115,874	9.18	11.00
August 25, 2006	328,310,129	9.18	11.00
September 25, 2006	321,593,114	9.48	11.00
October 25, 2006	314,971,077	9.18	11.00
November 25, 2006	308,479,523	9.48	11.00
December 25, 2006	302,115,770	9.18	11.00
January 25, 2007	295,877,194	9.18	11.00
February 25, 2007	289,761,226	10.16	11.00
March 25, 2007	283,765,352	9.18	11.00
April 25, 2007	277,887,113	9.48	11.00
May 25, 2007	272,124,101	9.18	11.00
June 25, 2007	266,120,669	9.48	11.00
July 25, 2007	260,149,708	9.18	11.00
August 25, 2007	254,296,929	9.17	11.00
September 25, 2007	248,537,031	9.48	11.00
October 25, 2007	242,883,624	9.17	11.00
November 25, 2007	237,349,578	9.48	11.00
December 25, 2007	231,932,289	9.17	11.00
January 25, 2008	226,629,216	9.17	11.00
February 25, 2008	221,437,872	9.81	11.00
March 25, 2008	216,355,825	9.17	11.00
April 25, 2008	211,380,699	9.48	11.00
May 25, 2008	206,510,169	9.17	11.00
June 25, 2008	201,741,965	9.48	11.00
July 25, 2008	197,073,864	9.17	11.00
August 25, 2008	192,503,694	9.17	11.00
September 25, 2008	188,005,123	9.48	11.00
October 25, 2008	183,589,198	9.17	11.00
November 25, 2008	179,266,368	9.48	11.00
December 25, 2008	175,034,605	9.17	11.00
January 25, 2009	170,891,929	9.17	11.00
February 25, 2009	167,299,404	10.16	11.00
March 25, 2009	163,994,162	9.17	11.00
April 25, 2009	160,758,352	9.48	11.00
May 25, 2009	157,511,574	9.17	11.00

June 25, 2009	153,982,975	9.48	11.00
July 25, 2009	150,414,570	9.17	11.00
August 25, 2009	146,864,592	9.17	11.00
September 25, 2009	143,399,850	9.48	11.00
October 25, 2009	140,018,306	9.17	11.00
November 25, 2009	136,717,973	9.48	11.00
December 25, 2009	133,496,910	9.17	11.00
January 25, 2010	130,353,221	9.17	11.00
February 25, 2010	127,285,058	10.16	11.00
March 25, 2010	124,290,614	9.17	11.00
April 25, 2010	121,368,128	9.48	11.00
May 25, 2010	118,515,879	9.17	11.00
June 25, 2010	115,732,187	9.48	11.00
July 25, 2010	113,015,414	9.17	11.00
August 25, 2010	110,363,958	9.17	11.00
September 25, 2010	107,776,258	9.48	11.00
October 25, 2010	105,250,789	9.17	11.00
November 25, 2010	102,786,061	9.48	11.00
December 25, 2010	100,380,623	9.17	11.00
January 25, 2011	98,033,055	9.17	11.00
February 25, 2011	95,741,972	10.16	11.00
March 25, 2011	93,506,024	9.17	11.00
April 25, 2011	91,323,891	9.48	11.00
May 25, 2011	89,194,284	9.17	11.00
June 25, 2011	87,115,946	9.48	11.00
July 25, 2011	85,087,651	9.17	11.00
August 25, 2011	83,108,200	9.17	11.00
September 25, 2011	83,108,200	9.48	11.00
October 25, 2011	82,329,787	9.17	11.00
November 25, 2011	80,415,927	9.48	11.00
December 25, 2011	78,548,183	9.17	11.00
January 25, 2012	76,725,449	9.17	11.00
February 25, 2012	74,946,648	9.80	11.00
March 25, 2012	73,210,727	9.17	11.00
April 25, 2012	71,516,659	9.48	11.00
May 25, 2012	69,863,442	9.17	11.00
June 25, 2012	68,250,095	9.48	11.00
July 25, 2012	66,675,664	9.17	11.00
August 25, 2012	65,139,217	9.17	11.00
September 25, 2012	63,639,842	9.48	11.00
October 25, 2012	62,176,651	9.17	11.00
November 25, 2012	60,748,777	9.48	11.00
December 25, 2012	59,355,372	9.17	11.00
January 25, 2013	57,995,611	9.17	11.00
February 25, 2013	56,668,686	10.16	11.00

March 25, 2013	55,373,810	9.17	11.00
April 25, 2013	54,110,214	9.48	11.00
May 25, 2013	52,877,148	9.17	11.00
June 25, 2013	51,673,878	9.48	11.00
July 25, 2013	50,499,692	9.17	11.00
August 25, 2013	49,353,889	9.17	11.00
September 25, 2013	48,235,790	9.48	11.00

After the payment date in September 2013, the notional balance of the Corridor Contract relating to the Class III-A-1 Notes and Class III-A-2 Notes will be zero and such Corridor Contract will terminate.

Payment Date	Class I-M-1 Corridor Contract Notional Amount ($)	Strike Rate (%)	Ceiling Rate (%)
October 25, 2005	28,129,000	3.95	11.00
November 25, 2005	28,129,000	9.48	11.00
December 25, 2005	28,129,000	9.17	11.00
January 25, 2006	28,129,000	9.17	11.00
February 25, 2006	28,129,000	10.16	11.00
March 25, 2006	28,129,000	9.17	11.00
April 25, 2006	28,129,000	9.48	11.00
May 25, 2006	28,129,000	9.17	11.00
June 25, 2006	28,129,000	9.48	11.00
July 25, 2006	28,129,000	9.17	11.00
August 25, 2006	28,129,000	9.17	11.00
September 25, 2006	28,129,000	9.48	11.00
October 25, 2006	28,129,000	9.17	11.00
November 25, 2006	28,129,000	9.48	11.00
December 25, 2006	28,129,000	9.17	11.00
January 25, 2007	28,129,000	9.17	11.00
February 25, 2007	28,129,000	10.16	11.00
March 25, 2007	28,129,000	9.17	11.00
April 25, 2007	28,129,000	9.48	11.00
May 25, 2007	28,129,000	9.17	11.00
June 25, 2007	28,129,000	9.48	11.00
July 25, 2007	28,129,000	9.17	11.00
August 25, 2007	28,129,000	9.17	11.00
September 25, 2007	28,129,000	9.48	11.00
October 25, 2007	28,129,000	9.17	11.00
November 25, 2007	28,129,000	9.48	11.00
December 25, 2007	28,129,000	9.17	11.00
January 25, 2008	28,129,000	9.17	11.00
February 25, 2008	28,129,000	9.80	11.00
March 25, 2008	28,129,000	9.17	11.00
April 25, 2008	28,129,000	9.47	11.00
May 25, 2008	28,129,000	9.17	11.00
June 25, 2008	28,129,000	9.47	11.00
July 25, 2008	28,129,000	9.17	11.00
August 25, 2008	28,129,000	9.17	11.00
September 25, 2008	28,129,000	9.47	11.00
October 25, 2008	28,129,000	9.17	11.00
November 25, 2008	28,129,000	9.47	11.00
December 25, 2008	28,129,000	9.17	11.00
January 25, 2009	28,129,000	9.17	11.00
February 25, 2009	28,129,000	10.15	11.00
March 25, 2009	28,129,000	9.17	11.00
April 25, 2009	28,129,000	9.47	11.00
May 25, 2009	28,129,000	9.17	11.00

June 25, 2009	28,129,000	9.47	11.00
July 25, 2009	28,129,000	9.16	11.00
August 25, 2009	28,129,000	9.16	11.00
September 25, 2009	28,129,000	9.47	11.00
October 25, 2009	28,129,000	9.17	11.00
November 25, 2009	28,129,000	9.47	11.00
December 25, 2009	28,129,000	9.17	11.00
January 25, 2010	28,129,000	9.17	11.00
February 25, 2010	27,820,137	10.15	11.00
March 25, 2010	27,326,891	9.17	11.00
April 25, 2010	26,842,471	9.47	11.00
May 25, 2010	26,366,718	9.17	11.00
June 25, 2010	25,899,476	9.47	11.00
July 25, 2010	25,440,591	9.17	11.00

After the payment date in July 2010, the notional balance of the Corridor Contract relating to the Class I-M-1 Notes will be zero and such Corridor Contract will terminate.

Payment Date	Class I-M-2 Corridor Contract Notional Amount ($)	Strike Rate (%)	Ceiling Rate (%)
October 25, 2005	12,175,000	3.95	11.00
November 25, 2005	12,175,000	9.48	11.00
December 25, 2005	12,175,000	9.17	11.00
January 25, 2006	12,175,000	9.17	11.00
February 25, 2006	12,175,000	10.16	11.00
March 25, 2006	12,175,000	9.17	11.00
April 25, 2006	12,175,000	9.48	11.00
May 25, 2006	12,175,000	9.17	11.00
June 25, 2006	12,175,000	9.48	11.00
July 25, 2006	12,175,000	9.17	11.00
August 25, 2006	12,175,000	9.17	11.00
September 25, 2006	12,175,000	9.48	11.00
October 25, 2006	12,175,000	9.17	11.00
November 25, 2006	12,175,000	9.48	11.00
December 25, 2006	12,175,000	9.17	11.00
January 25, 2007	12,175,000	9.17	11.00
February 25, 2007	12,175,000	10.16	11.00
March 25, 2007	12,175,000	9.17	11.00
April 25, 2007	12,175,000	9.48	11.00
May 25, 2007	12,175,000	9.17	11.00
June 25, 2007	12,175,000	9.48	11.00
July 25, 2007	12,175,000	9.17	11.00
August 25, 2007	12,175,000	9.17	11.00
September 25, 2007	12,175,000	9.48	11.00
October 25, 2007	12,175,000	9.17	11.00
November 25, 2007	12,175,000	9.48	11.00
December 25, 2007	12,175,000	9.17	11.00
January 25, 2008	12,175,000	9.17	11.00
February 25, 2008	12,175,000	9.80	11.00
March 25, 2008	12,175,000	9.17	11.00
April 25, 2008	12,175,000	9.47	11.00
May 25, 2008	12,175,000	9.17	11.00
June 25, 2008	12,175,000	9.47	11.00
July 25, 2008	12,175,000	9.17	11.00
August 25, 2008	12,175,000	9.17	11.00
September 25, 2008	12,175,000	9.47	11.00
October 25, 2008	12,175,000	9.17	11.00
November 25, 2008	12,175,000	9.47	11.00
December 25, 2008	12,175,000	9.17	11.00
January 25, 2009	12,175,000	9.17	11.00
February 25, 2009	12,175,000	10.15	11.00
March 25, 2009	12,175,000	9.17	11.00
April 25, 2009	12,175,000	9.47	11.00
May 25, 2009	12,175,000	9.17	11.00

June 25, 2009	12,175,000	9.47	11.00
July 25, 2009	12,175,000	9.16	11.00
August 25, 2009	12,175,000	9.16	11.00
September 25, 2009	12,175,000	9.47	11.00
October 25, 2009	12,175,000	9.17	11.00
November 25, 2009	12,175,000	9.47	11.00
December 25, 2009	12,175,000	9.17	11.00
January 25, 2010	12,175,000	9.17	11.00
February 25, 2010	12,041,315	10.15	11.00
March 25, 2010	11,827,825	9.17	11.00
April 25, 2010	11,618,155	9.47	11.00
May 25, 2010	11,412,236	9.17	11.00
June 25, 2010	11,210,001	9.47	11.00
July 25, 2010	11,011,383	9.17	11.00

After the payment date in July 2010, the notional balance of the Corridor Contract relating to the Class I-M-2 Notes will be zero and such Corridor Contract will terminate.

Payment Date	Class I-M-3 Corridor Contract Notional Amount ($)	Strike Rate (%)	Ceiling Rate (%)
October 25, 2005	4,198,000	3.95	11.00
November 25, 2005	4,198,000	9.48	11.00
December 25, 2005	4,198,000	9.17	11.00
January 25, 2006	4,198,000	9.17	11.00
February 25, 2006	4,198,000	10.16	11.00
March 25, 2006	4,198,000	9.17	11.00
April 25, 2006	4,198,000	9.48	11.00
May 25, 2006	4,198,000	9.17	11.00
June 25, 2006	4,198,000	9.48	11.00
July 25, 2006	4,198,000	9.17	11.00
August 25, 2006	4,198,000	9.17	11.00
September 25, 2006	4,198,000	9.48	11.00
October 25, 2006	4,198,000	9.17	11.00
November 25, 2006	4,198,000	9.48	11.00
December 25, 2006	4,198,000	9.17	11.00
January 25, 2007	4,198,000	9.17	11.00
February 25, 2007	4,198,000	10.16	11.00
March 25, 2007	4,198,000	9.17	11.00
April 25, 2007	4,198,000	9.48	11.00
May 25, 2007	4,198,000	9.17	11.00
June 25, 2007	4,198,000	9.48	11.00
July 25, 2007	4,198,000	9.17	11.00
August 25, 2007	4,198,000	9.17	11.00
September 25, 2007	4,198,000	9.48	11.00
October 25, 2007	4,198,000	9.17	11.00
November 25, 2007	4,198,000	9.48	11.00
December 25, 2007	4,198,000	9.17	11.00
January 25, 2008	4,198,000	9.17	11.00
February 25, 2008	4,198,000	9.80	11.00
March 25, 2008	4,198,000	9.17	11.00
April 25, 2008	4,198,000	9.47	11.00
May 25, 2008	4,198,000	9.17	11.00
June 25, 2008	4,198,000	9.47	11.00
July 25, 2008	4,198,000	9.17	11.00
August 25, 2008	4,198,000	9.17	11.00
September 25, 2008	4,198,000	9.47	11.00
October 25, 2008	4,198,000	9.17	11.00
November 25, 2008	4,198,000	9.47	11.00
December 25, 2008	4,198,000	9.17	11.00
January 25, 2009	4,198,000	9.17	11.00
February 25, 2009	4,198,000	10.15	11.00
March 25, 2009	4,198,000	9.17	11.00
April 25, 2009	4,198,000	9.47	11.00
May 25, 2009	4,198,000	9.17	11.00

June 25, 2009	4,198,000	9.47	11.00
July 25, 2009	4,198,000	9.16	11.00
August 25, 2009	4,198,000	9.16	11.00
September 25, 2009	4,198,000	9.47	11.00
October 25, 2009	4,198,000	9.17	11.00
November 25, 2009	4,198,000	9.47	11.00
December 25, 2009	4,198,000	9.17	11.00
January 25, 2010	4,198,000	9.17	11.00
February 25, 2010	4,151,905	10.15	11.00
March 25, 2010	4,078,292	9.17	11.00
April 25, 2010	4,005,997	9.47	11.00
May 25, 2010	3,934,995	9.17	11.00
June 25, 2010	3,865,264	9.47	11.00
July 25, 2010	3,796,779	9.17	11.00

After the payment date in July 2010, the notional balance of the Corridor Contract relating to the Class I-M-3 Notes will be zero and such Corridor Contract will terminate.

On each payment date, any payments received from the Derivative Counterparty with respect to the Corridor Contracts will be allocated in the following order of priority:

(1)

first, (i) the amount received from the Corridor Contract relating to the Class I-A-1 Notes and Class I-A-2 Notes will be allocated to the Class I-A-1 Notes and Class I-A-2 Notes, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class or classes for that payment date, (ii) the amount received from the Corridor Contract relating to the Class III-A-1 Notes and Class III-A-2 Notes will be allocated to the Class I-A-1 Notes and Class I-A-2 Notes, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class or classes for that payment date, (iii) the amount received from the Corridor Contract relating to the Class I-M-1 Notes will be allocated to the Class I-M-1, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date, (iv) the amount received from the Corridor Contract relating to the Class I-M-2 Notes will be allocated to the Class I-M-2, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date and (v) the amount received from the Corridor Contract relating to the Class I-M-3 Notes will be allocated to the Class I-M-3, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date

(2)

any remaining amounts from the Corridor Contracts related to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Notes shall be included in the related Excess Derivative Payment Amount and shall be paid as provided in the following paragraph; and

On each payment date, the Excess Derivative Payment Amount with respect to the 2005-4A Trust shall be paid as follows, in each case to the extent of amounts remaining:

(1)

first, to the Class I-A-1 and Class I-A-2 Notes, and thereby to the related Certificates, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class or classes for that payment date;

(2)

second, sequentially to the Class I-M-1, Class I-M-2 and Class I-M-3 Notes, and thereby to the related Certificates, in each case in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date; and

(3)	third, to the related Trust Certificates as provided in the related Indenture and Trust Agreement.

On each payment date, the Excess Derivative Payment Amount with respect to the 2005-4C Trust shall be paid as follows, in each case to the extent of amounts remaining:

(1)

first, to the Class III-A-1 and Class III-A-2 Notes, and thereby the related Certificates, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class or classes of Notes for that payment date;

(2)

second, sequentially to the Class M-1, Class M-2 and Class M-3 Notes, and thereby the related Certificates in each case in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date; and

(3)	third, to the related Trust Certificates as provided in the related Indenture and Trust Agreement.

It is not expected that the Excess Derivative Payment Amount for either Underlying Trust will be material on any payment date.

Allocation of Losses on the Mortgage Loans

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the trust by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the RMBS Servicers or RMBS Master Servicer for Monthly Advances and Servicing Fees, servicing advances and certain other amounts specified in the related RMBS Servicing Agreement and related RMBS Master Servicing Agreement, as applicable) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Deficient Valuation, in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan, Deficient Valuations and Debt Service Reductions. In the case of a Deficient Valuation, the Trust would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced debt. The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. However, regardless of when they occur, Debt Service Reductions may reduce the amount of related Available Funds that would otherwise be available for distribution on a payment date.

The following describes Realized Losses to be allocated to the Certificates. However, Realized Losses will be allocated to the Certificates solely to the extent they are allocated to the related Notes as provided in the Agreements.

Any Realized Losses on the mortgage loans in Loan Group I will be allocated or covered on any payment date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that payment date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class I-M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; fourth, to the Class I-M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; fifth, to the Class I-M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; sixth, to the Class I-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; seventh, to the Class I-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; eighth, to the Class I-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class I-A-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and tenth, to the Class I-A-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

Any Realized Losses on the mortgage loans in Loan Group III, Loan Group IV and Loan Group V will be allocated or covered on any payment date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that payment date; second, in reduction of the related Overcollateralized Amount, until reduced to zero (meaning, no losses will be allocated to the Class M Certificates until the aggregate Certificate Principal Balance of the Class III-A, Class IV-A, Class V-A and Class M Certificates equals the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group III, Loan Group IV and Loan Group V; third, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; fourth, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; fifth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; sixth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; seventh, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; eighth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero; and ninth, to the extent such Realized Losses are incurred in respect of the mortgage loans in Loan Group III, to the Class III-A-3 Certificates and Class III-A-2 Certificates, in that order, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

The Indentures do not permit the allocation of Realized Losses to the Notes related to the Class I-A-1, Class II-A, Class III-A-1, Class IV-A and Class V-A Certificates. Investors in these Certificates should note that although Realized Losses will not be allocated to their Certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their Certificates all interest and principal amounts to which they are then entitled.

Allocated Realized Loss Amounts may be repaid to the Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class M and Class I-M Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above.

Any allocation of a Realized Loss to a Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class M and Class I-M Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the payment date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Certificate from related Net Monthly Excess Cashflow.

In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class III-A, Class IV-A and Class V-A Certificates on each payment date, holders of these certificates have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class M Certificates. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class M Certificates on each payment date, holders of the Class M Certificates have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class M Certificates with a lower payment priority. In addition, overcollateralization and the application of related Net Monthly Excess Cashflow will also increase the likelihood of payment in full of amounts of interest and principal to the Class III-A, Class IV-A, Class V-A and Class M Certificates on each payment date.

In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class I-A Certificates on each payment date, holders of the Class I-A Certificates have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class I-M Certificates. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class I-M Certificates on each payment date, holders of the Class I-M Certificates have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class I-M Certificates with a lower payment priority. In addition, overcollateralization and the application of related Net Monthly Excess Cashflow will also increase the likelihood of payment in full of amounts of interest and principal to the Class I-A Certificates and Class I-M Certificates on each payment date.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M and Class M Certificates, as applicable, with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M and Class M Certificates, as applicable, with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M and Class M Certificates, as applicable, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the Payment Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such class in accordance with its respective percentage interest.

Interest Coverage Account

On the Closing Date, the Depositor will deliver to the Indenture Trustee for deposit in the Interest Coverage Account a cash amount as specified in the related Indenture. On the first two payment dates, funds on deposit in the Interest Coverage Account will be applied by the Indenture Trustee to cover shortfalls in the amount of interest generated by the related assets in the trust attributable to (ii) HELOCs having first payment dates after the first due period and (ii) HELOCs that have a shortened first collection period.. The Indentures permit funds in the Interest Coverage Account, to the extent that they will not be needed to fund any shortfall of the kind described above, to be released by the Indenture Trustee to American Home Mortgage Acceptance, Inc. or its designee on the payment date in December 2005 as provided therein.

Payments on the Class II-A Certificates

On each Payment Date, the Investor Interest Collections, reduced by the HELOC Back-Up Servicing Fee, the HELOC Servicing Fee and any unreimbursed nonrecoverable servicing advances previously made, will be distributed in the following order of priority:

(1)	to the Credit Enhancer, the premium due for the Policy;
(2)	to the holders of the Class II-A Certificates, accrued interest and unpaid interest, in each case accrued at a rate equal to the related Certificate Interest Rate;
(3)	to the holders of the Class II-A Certificates, as a payment of principal, Investor Charge-Off Amounts incurred during the preceding Due Period and the Investor Charge-Off

Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;
(4)	to the Credit Enhancer, as reimbursement for prior draws made under the Policy;
(5)	to the holders of the Class II-A Certificates, as a payment of principal, the amount necessary to build the overcollateralization to the related Overcollateralization Target Amount;
(6)	to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;
(7)	to the holders of the Class II-A Certificates, any Basis Risk Shortfall Carry-Forward Amounts for such Certificates on such payment date;
(8)	to the owner of the Transferor Interest, any amounts required to be paid pursuant to the Agreements; and
(9)	to the holder of the related Owner Trust Certificates, any remaining amounts.

On each Payment Date, Principal Collections on the HELOCs will be distributed in the following order of priority:

(1)	to the holders of the Class II-A Certificates, the lesser of the outstanding Certificate Principal Balance of the Class II-A Certificates and the Investor Principal Distribution Amount;
(2)	to the Credit Enhancer, as reimbursement for prior draws made under the Policy, to the extent not paid out of Investor Interest Collections;
(3)	to the owner of the Transferor Interest, any amounts required to be paid pursuant to the related Agreements; and
(4)	to the holder of the related Owner Trust Certificates, any remaining amounts.

Rapid Amortization Events

A Rapid Amortization Event is any of the following events:

(1)

Investor Interest Collections or Principal Collections for any Payment Date are not enough to make any required payment of interest or principal in each case that is due on the Class II-A Certificates, and such failure continues for a period of five Business Days;

(2)	a declaration of bankruptcy or insolvency by any of the related Underlying Trust, the Depositor, the HELOC Servicer or the HELOC Subservicer;
(3)	either the Issuer or the 2005-4A Trust becomes subject to the Investment Company Act of 1940;
(4)

failure on the part of the related Underlying Trust, the Depositor, the related Seller, the HELOC Back-Up Servicer, the HELOC Subservicer or the HELOC Servicer to perform any of its other material obligations under the HELOC Servicing Agreement, the HELOC Subservicing Agreement, the HELOC Back-Up Servicing Agreement, the related Trust Agreement or the related Indenture;

(5)	a draw on the Policy is unreimbursed for 90 days; or
(6)	the occurrence of a HELOC Servicer Termination Event.

If any event described in clause (1) or (4) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Grantor Trustee, the Credit Enhancer, or the Grantor Trustee

acting at the direction of the holders holding Class II-A Certificates evidencing more than 51% in principal amount of the Class II-A Certificates then outstanding, with the consent of the Credit Enhancer, by written notice to the holder of the Transferor’s Interest, the Depositor, the HELOC Servicer and the HELOC Subservicer (and to the Grantor Trustee, if given by the Credit Enhancer, or the certificateholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (2), (3), (5) or (6) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Grantor Trustee, the Credit Enhancer or the certificateholders immediately on the occurrence of such event.

Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the HELOC Subservicer and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the HELOC Servicer, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

The Policy

The following information has been supplied by the Credit Enhancer for inclusion in this prospectus supplement. The Credit Enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Credit Enhancer set forth under the headings “Description of the Certificates – The Policy” and “The Credit Enhancer” in this prospectus supplement. Additionally, the Credit Enhancer makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates.

The Credit Enhancer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any holder of the Class II-A Certificates that an amount equal to each full and complete Insured Payment will be received from the Credit Enhancer by the Grantor Trustee or its successors, as Grantor Trustee for the holders of the Class II-A Certificates, for distribution by the Grantor Trustee to each holder of a Class II-A Certificate of that holder’s proportionate share of the Insured Payment.

The Credit Enhancer will pay a Deficiency Amount with respect to the Class II-A Certificates by 12:00 noon (New York City Time) in immediately available funds to the Grantor Trustee on the later of (i) the second Business Day following the Business Day on which the Credit Enhancer shall have received Notice that a Deficiency Amount is due in respect of the Class II-A Certificates, and (ii) the payment date on which the related Deficiency Amount is payable to the holders of the Class II-A Certificates pursuant to the Grantor Trust Agreement, for disbursement to the holders of the Class II-A Certificates in the same manner as other payments with respect to the Class II-A Certificates are required to be made. Any Notice received by the Credit Enhancer after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by the Credit Enhancer on the next succeeding Business Day.

Upon payment of a Deficiency Amount, the Credit Enhancer shall be fully subrogated to the rights of the holders of the Class II-A Certificates to receive the amount so paid. The Credit Enhancer’s obligations with respect to the Class II-A Certificates with respect to each Payment Date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the Grantor Trustee on behalf of the holders of the Class II-A Certificates for payment to such holders, as provided in the Grantor Trust Agreement and in this prospectus supplement, whether or not such funds are properly applied by the Grantor Trustee.

If any portion or all of any amount that is insured hereunder that was previously distributed to a holder of Class II-A Certificates is recoverable and recovered from such holder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the Credit Enhancer will be required to pay as an Insured Payment an amount equal to each such Preference Amount by 12:00 noon on the second Business Day following receipt by the Credit Enhancer on a Business Day of (x) a certified copy of the Final Order, together with an opinion of counsel satisfactory to the Credit Enhancer that the order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Credit Enhancer, irrevocably assigning to the Credit Enhancer all rights and claims of the Grantor Trustee and/or such holder of the Class II-A Certificates relating to or arising under any Class II-A Certificates against the debtor who paid such Preference Amount and constituting an appropriate instrument, in form satisfactory to the Credit Enhancer, appointing the Credit Enhancer as the agent of the Grantor Trustee and/or such holder in respect of such Preference Amount, including without limitation in any legal proceeding related to the Preference Amount, and (z) a Notice appropriately completed and executed by the Grantor Trustee or such holder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Grantor Trustee or holder of the Class II-A Certificates directly (unless the holder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Grantor Trustee for distribution to the holder upon delivery of proof of such payment reasonably satisfactory to the Credit Enhancer). Notwithstanding the foregoing, in no event shall the Credit Enhancer be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Credit Enhancer hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class II-A Certificates, prior to the time the Credit Enhancer otherwise would have been required to make a payment in respect of such principal, in which case the Credit Enhancer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (x) through (z) of the preceding paragraph that are received by the Credit Enhancer after 12:00 noon, New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Credit Enhancer on the next succeeding business day. If any notice received by the Credit Enhancer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Credit Enhancer, and the Credit Enhancer will promptly so advise the Grantor Trustee, and the Grantor Trustee may submit an amended Notice. All payments made by the Credit Enhancer hereunder in respect of Preference Amounts will be made with the Credit Enhancer’s own funds.

As used in the Policy, the following terms shall have the following meanings:

“Assumed Final Payment Date” for the Class II-A Certificates means the Payment Date occurring in November 2030.

“Deficiency Amount” means, with respect to any payment date and the Class II-A Certificates, as applicable, an amount, if any, equal to the sum of:

(1)

the amount by which the aggregate amount of accrued and unpaid interest on the Class II-A Certificates (which excludes any Relief Act Shortfalls, Basis Risk Shortfalls or Basis Risk Shortfall Carry-Forward Amounts for that Payment Date allocated to the Class II-A Certificates) at the Certificate Interest Rate relating to the Class II-A Certificates on that Payment Date exceeds the amounts available for interest distributions on the Class II-A Certificates on that Payment Date; and

(2)

(i) with respect to any Payment Date that is not the Assumed Final Payment Date, the excess, if any, by which (a) the Certificate Principal Balance relating to the Class II-A Certificates (after giving effect to all payments of principal on the Class II-A Certificates on such Payment Date, but without giving effect to payments under the Policy to be made on such Payment Date) exceeds (b) the Invested Amount as of the end of the related Due Period; or

(ii) on the Assumed Final Payment Date, the outstanding Certificate Principal Balance of the Class II-A Certificates to the extent otherwise not paid on that date (after taking into account any reduction of the Certificate Principal Balance of the Class II-A Certificates from all sources other than the Policy).

“Insured Payment” means (1) any Deficiency Amount for a payment date and (2) any Preference Amount to be paid pursuant to the terms of the Policy.

“Notice” means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Grantor Trustee to the Credit Enhancer specifying the information set forth in the exhibit.

Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Grantor Trust Agreement or the related Indenture (and the related definitions) as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Grantor Trust Agreement unless such amendment or modification has been approved in writing by the Credit Enhancer. In each case where responsibilities or obligations of the Grantor Trustee are described under this heading “Description of the Certificates – The Policy” of this prospectus supplement, such responsibilities and obligations may be performed on behalf of the Grantor Trustee by the Securities Administrator under the terms of the Grantor Trust Agreement. As a result, each such reference to the Grantor Trustee should be read to include the Securities Administrator acting on behalf of the Grantor Trustee.

The Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Policy is not refundable for any reason, including the payment of the Class II-A Certificates prior to their respective maturities. The Policy shall expire and terminate without any action on the part of the Credit Enhancer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Class II-A Certificates shall have been paid in full and (ii) if any insolvency proceeding with respect to which the Issuer is the debtor has been commenced on or prior to the date specified in clause (i) in this paragraph, the 30th day after the entry of a final, non appealable order in resolution or settlement of such proceeding.

Notwithstanding the foregoing paragraph, the Policy does not cover Basis Risk Shortfalls, Basis Risk Carry-Forward Amounts, prepayment interest shortfalls or shortfalls caused by application of the relief act, as applicable, on the Class II-A Certificates, nor does the Policy guarantee to the holders of the Class II-A Certificates any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Depositor, the related Trust, the Securities Administrator or the Grantor Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy also does not cover the failure of the Grantor Trustee to make any payment required under the Grantor Trust Agreement to the holder of any Class II-A Certificate.

The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. The proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York.

The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

In the event that payments under any Class II-A Certificate are accelerated, nothing contained in the Policy shall obligate the Credit Enhancer to make any payment of principal or interest on such Class II-A Certificate on an accelerated basis, unless such acceleration of payment by the Credit Enhancer is at the sole option of the Credit Enhancer; it being understood that a payment shortfall in respect of the redemption of any Class II-A Certificate by reason of the repurchase of the Trust Estate pursuant to the terms of the related Grantor does not constitute acceleration for the purposes hereof.

YIELD ON THE CERTIFICATES

General

The yield to maturity on and weighted average life of each class of Certificates will be primarily affected by: (1) the amount and timing of principal payments on the related Certificates, which will be primarily affect by the rate, amount and timing of principal payments on the related mortgage loans and HELOCs, including prepayments, the allocation of principal payments on the mortgage loans and HELOCs among the related classes of Certificates, (2) Realized Losses and interest shortfalls on the related mortgage loans and HELOCs to the extent allocated to the related Certificates, (3) the Certificate Interest Rate on such class of Certificate, and (4) the purchase price paid for such class of Certificates, each as described below.

Prepayment Considerations

The Mortgage Loans

The rate of principal payments on each class of Class A Certificates, the aggregate amount of distributions on each class of Class A Certificates and the yield to maturity of each class of Class A Certificates will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on each class of Class M Certificates, the aggregate amount of distributions on each such class of Certificates and the yield to maturity of each class of Class M Certificates will be related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group III, Loan Group IV and Loan Group V. The rate of principal payments on each such class of Class I-M Certificates, the aggregate amount of distributions on each such class of Certificates and the yield to maturity of each class of Class I-M Certificates will be related to the rate, amount and timing of payments of principal on all of the mortgage loans in Loan Group I. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate, amount and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time, subject in some cases to the payment of a prepayment charge. All of the mortgage loans contain due-on-sale clauses.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Certificates that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in this prospectus supplement), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Certificates. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Negative amortization may increase the risk of default. The outstanding principal balance of a Group I Loan and Group III Loan which is subject to negative amortization increases by the amount of interest which is deferred as described in this prospectus supplement. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance of the negative amortization loan (due to the addition of deferred interest, if any, to the principal balance of the negative amortization loan) in a single payment at the maturity of the negative amortization loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans.

Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Certificates from the mortgage loans during their interest only period except in the case of a prepayment.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

The HELOCs

The rate and timing of defaults on the HELOCs will affect the rate and timing of principal payments on the HELOCs and thus the yield on the Class II-A Certificates. There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios or low junior lien ratios. See “Risk Factors” in this prospectus supplement. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to investors or the Policy, Holders of the Class II-A Certificates will bear all risk of such losses resulting from default by Mortgagors. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the Class II-A Certificates may be affected by certain refinancing programs, which may include general or targeted solicitations. Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Certificates that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in this prospectus supplement), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the actual yield to maturity on the Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Certificates. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of HELOCs, repurchases of HELOCs upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the Certificates. See “Description of the Securities” in the accompanying prospectus.

Although all of the loan rates on the HELOCs are subject to adjustment, the loan rates on the HELOCs adjust based on the Prime Rate, while the Class II-A Certificates adjust based on one-month LIBOR. Changes in one-month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class II-A Certificates. Any Basis Risk Shortfall Carry-Forward Amount allocated to the Class II-A Certificates will not be covered by the Policy issued by the Credit Enhancer and will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any related Basis Risk Shortfall Carry-Forward Amount may remain unpaid on the final payment date for the Class II-A Certificates.

There can be no assurance as to the rate of principal payments and Draws on the HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the HELOCs may be much more volatile than for typical first lien mortgage loans. See “Risk Factors” in this prospectus supplement.

Allocation of Principal Payments

Investors in the Class III-A, Class IV-A and Class V-A Certificates should be aware that on and after the related Stepdown Date, so long as no related Trigger Event is in effect, the most subordinate class of Class M Certificates may receive more than such class’ pro rata share of principal for that payment date. As a result, the Certificate Principal Balance of the most subordinate class of Class M Certificates may be reduced to zero prior to the more senior class or classes of related Certificates.

Also, investors in the Class I-A Certificates should be aware that on and after the related Stepdown Date, so long as no related Trigger Event is in effect, the most subordinate class of Class I-M Certificates then outstanding may receive more than such class’ pro rata share of principal for that payment date. As a result, the Certificate Principal Balance of the most subordinate class of Class I-M Certificates may be reduced to zero prior to the more senior class or classes of Certificates.

As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans in Loan Group III, Loan Group IV and Loan Group V will be allocated among the related Class III-A, Class IV-A and Class V-A Certificates. Unless the aggregate Certificate Principal Balance of the Class III-A, Class IV-A and Class V-A Certificates has been reduced to zero, the Class M Certificates will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class M Certificates will not be entitled to receive payments in respect of principal until the aggregate Certificate Principal Balance of the Class III-A, Class IV-A and Class V-A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class M Certificates, the subordination afforded the Class III-A, Class IV-A and Class V-A Certificates by the Class M Certificates, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans in loan group I will be allocated among the Class I-A Certificates. Unless the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero, the Class I-M Certificates will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class I-M Certificates will not be entitled to receive payments in respect of principal until the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class I-M Certificates, the subordination afforded the Class I-A Certificates by the Class I-M Certificates, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class I-M Certificates will be extended.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the RMBS Subservicer and the HELOC Subservicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Servicemembers Relief Act” in the prospectus. Any interest shortfalls on the mortgage loans resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related RMBS Servicer, but only to the extent that such amount does not exceed the aggregate of the related RMBS Servicing Fee on the mortgage loans serviced by it for the related Due Period. Interest shortfalls on the mortgage loans required to be funded but not funded by the RMBS Servicer are required to be paid by the RMBS Master Servicer, but only to the extent that such amount does not exceed the RMBS Master Servicer’s investment income for the applicable Payment Date. None of the HELOC Servicer, the HELOC Subservicer or the HELOC Back-Up Servicer will be required to pay interest shortfalls on the HELOCs as a result of a Principal Prepayment in full or a partial Principal Prepayment. None of the HELOC Servicer, the HELOC Subservicer, HELOC Back-Up Servicer, RMBS Subservicer or RMBS Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “The Servicing Agreements—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of the Mortgage Loans—Servicemembers Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under “Description of the Certificates — Interest Payments on the Certificates.”

The yields to maturity and the aggregate amount of distributions on the Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Certificates could significantly affect the yield to an investor in the Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the related Certificates, even if these losses are not allocated to these Certificates. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Certificate Interest Rates

The effective yield to holders of the Class IV-A Certificates and Class V-A Certificates will be less than the yields otherwise produced by their respective Certificate Interest Rates and purchase prices because interest will not be distributed to these Certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

The Certificate Interest Rate with respect to the Certificates, other than the Class II-A, Class IV-A and Class V-A Certificates, adjusts each month and is based upon the value of an index of one-month LIBOR plus the related margin, limited by a maximum certificate interest rate and the related Available Funds Rate. However, the mortgage rate for the related mortgage loans may adjust based on a different index, in each case plus the related gross margin, and adjusts monthly, semi-annually or annually, or may not adjust at all. The mortgage loan indices and One-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. In particular, the Group I Loans and Group III Loans are generally subject to a maximum mortgage rate of approximately 10% per annum. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which mortgage loan indices are stable or falling or that, even if each of the mortgage loan indices rise during the same period, one-month LIBOR may rise much more rapidly than the other loan indices. To the extent that the Certificate Interest Rate on these certificates is limited to the related Available Funds Rate, basis risk shortfalls may occur. See “Description of the Certificates — Interest Payments on the Certificates” in this prospectus supplement.

The Certificate Interest Rate on the Class IV-A Certificates and Class V-A Certificates prior to the related Certificate Rate Change Date is a fixed interest rate subject to an Available Funds Rate. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related Available Funds Rate, which, in certain circumstances, could result in a lower Certificate Interest Rate for these Certificates, resulting in interest shortfalls. In addition, on or after the related Certificate Rate Change Date, the Certificate Interest Rate on the Class IV-A Certificates and Class V-A Certificates will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus the related Certificate Margin, (ii) the related Maximum Certificate Interest Rate, and (iii) the related Available Funds Rate. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR loan index and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR loan index and the related mortgage indices rise during the same period, the six-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the Certificate Interest Rate on these Certificates is limited to the related Available Funds Rate, basis risk shortfalls may occur. See “Description of the Certificates — Interest Payments on the Certificates” in this prospectus supplement.

The Certificate Interest Rate with respect to the Class II-A Certificates adjusts each month based on one-month LIBOR plus the related Certificate Margin, limited by the Maximum Rate and the Net WAC Cap. However, the loan rates on the HELOCs adjust based on the Prime Rate. Changes in one-month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. An increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class II-A Certificates. The Net WAC Cap on the Class II-A Certificates is calculated by reference to the weighted average of the net mortgage loan rates of the HELOCs. Therefore, the prepayment of the HELOCs with higher mortgage rates may result in a lower Certificate Interest Rate on the Class II-A Certificates. If the interest on the Class II-A Certificates is limited by the Net WAC Cap, the difference between (a) the lesser of (i) the rate of One-Month LIBOR plus the related Certificate Margin and (ii) the Maximum Rate and (b) the Net WAC Cap, will create Basis Risk Shortfalls. See “Description of the Certificates — Interest Payments on the Certificates” in this prospectus supplement.

Net Monthly Excess Cashflow may be used, subject to the priorities described in this prospectus supplement, to cover Basis Risk Shortfalls or Net WAC Shortfalls. However, there can be no assurance that available Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the Certificate Interest Rate on a class of Certificates is limited to the related Available Funds Rate, there may be little or no Net Monthly Excess Cashflow. The Cap Contracts will cover Basis Risk Shortfalls on the Class M-1, Class M-2 and Class M-3 Certificates and the Corridor Contracts will cover Basis Risk Shortfalls on the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Certificates. However, there can be no assurance that available amounts from these Derivative Contracts will be sufficient to cover these shortfalls.

The yields to maturity on the Certificates will be affected by their Certificate Interest Rates. The Certificate Interest Rates on the Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Certificate Interest Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Purchase Price

In addition, the yields to maturity on the Certificates will depend on the price paid by the holders of the Certificates. The extent to which the yield to maturity of an Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Payment Date

The final scheduled payment date for (i) the Class I-A Certificates and Class I-M Certificates is the payment date in November 2045, (ii) the Class II-A Certificates is the payment date in November 2030 and (iii) the Class III-A, Class IV-A, Class V-A and Class M Certificates is the payment date in November 2045. The final scheduled payment date in each case is the payment date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans or HELOCs. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled payment date.

The Trust with respect to the Class II-A Certificates shall terminate upon notice to the Indenture Trustee and the Securities Administrator of the later of (A) payment in full of all amounts owing on the Class II-A Certificates and to the Credit Enhancer unless the Credit Enhancer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last HELOC remaining in the Trust; (ii) the optional purchase by the holder of the related Trust Certificates, or, if there is no single holder, the majority holder of the related Trust Certificates, or by the Credit Enhancer as described below and (iii) the Payment Date in November 2030.

Removal of HELOCs

Upon notice to the Credit Enhancer and subject to the conditions of the related Indenture and HELOC Servicing Agreement, on any payment date, the related Seller may, but shall not be obligated to, remove from the trust a portion of the HELOCs without notice to the Class II-A Certificateholders. The related Seller will randomly select the HELOCs to be removed. HELOCs to be removed will only be removed upon satisfaction of conditions specified in the HELOC Servicing Agreement, including:

•

the related Seller representing and warranting that no selection procedures which are adverse to the interests of the Class II-A Certificateholders or the Credit Enhancer were used by the related Seller in selecting the HELOCs to be removed; and

•	no Rapid Amortization Event has occurred or will occur as a result of the removal.

Upon any such removal, the Transferor Interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed.

Such removal may have the effect of reducing principal collections available to the Class II-A Certificates, thereby extending the expected maturity of the Class II-A Certificates.

Weighted Average Life

The Mortgage Loans

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate by the number of years from the date of issuance of such Certificate to the related payment date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement for the Group I, Group III, Group IV and Group V Loans assumes a constant rate of prepayment each month, or CPR relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

The Certificates were structured assuming, among other things, a 25% CPR for the Group I, Group III, Group IV and Group V Loans. The prepayment assumption to be used for pricing purposes for the respective classes of Certificates may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables following the next paragraph indicate the percentages of the initial Certificate Principal Balance of each class of Certificates that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average life of each class of Certificates. The table is based on the following modeling assumptions:

(1)	the mortgage pool consists of 77 mortgage loans with the characteristics set forth in the table below,
(2)	the mortgage loans prepay at the specified percentages of the CPR or the Prepayment Assumption, as applicable,
(3)	no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,
(4)

scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in October 2005, and are computed prior to giving effect to prepayments received on the last day of the prior month,

(5)	none of the mortgage loans are pre-funded,
(6)

there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in September 2005,

(7)

scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after any interest-only periods),

(8)	the levels of One-Month LIBOR, the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index and One-Year MTA remain constant at 3.84%, 4.17%, 4.35% and 3.019%, respectively,
(9)

the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(10)

scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above, except with respect to certain mortgage loans identified as within Loan Group I and Loan Group III and which have a negative amortization cap which adjust in their next payment adjustment date subject to a Payment Cap of 7.50%,

(11)	payments in respect of the Certificates are received in cash on the 25th day of each month, commencing in October 2005,
(12)	the Certificates are purchased on October 7, 2005,
(13)	no amounts are received from the Derivative Contracts,
(14)	no investment income is received,
(15)	the RMBS Servicing Fee remains constant, and
(16)

the holder of the Trust Certificates does not exercise its option to purchase the Certificates described under the caption “The Indentures—Optional Termination” except where indicated. The optional termination date with respect to the certificates related to Loan Group III, Loan Group IV and Loan Group V is the optional termination date where these loan groups collectively may first be terminated; the optional termination date with respect to the Certificates related to Loan Group I is the optional termination date where this loan group may first be terminated by itself; and the optional termination date with respect to the Class II-A Certificates is the optional termination date where this loan group may first be terminated by itself;

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Loan Group	Current Balance($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Negative Amortization Cap (%)	Next Payment Adjustment Period (in months)	Months Between Payment Adjustment
1	I	1,152,800.00	4.2220680083	3.4320680083	360	359	2.2775850104	12.0000000000	2.2775850104	N/A	3	1
2	I	21,242,413.16	3.4790432888	2.8985747468	423	423	2.9913432584	10.0296828516	2.9913432584	110	13	12
3	I	128,058,625.70	3.3440299516	2.8029175034	401	401	2.8710287642	9.9956088200	2.8710287642	125	13	12
4	I	4,486,794.05	4.3068688811	3.7803846559	398	397	2.4608936272	9.9500000000	2.4608936272	110	12	12
5	I	11,712,099.40	2.2820994108	1.6456576825	388	387	2.7340142458	9.9500000000	2.7340142458	125	12	12
6	I	22,963,187.21	3.0657801317	2.5089894456	413	412	3.4003342764	10.0006695111	3.4003342764	110	12	12
7	I	67,885,590.88	2.4918217861	1.8984555687	411	411	3.4311182582	9.9887925454	3.4311182582	125	13	12
8	I	57,194,482.94	3.3709500459	3.0108919431	389	388	2.7617341920	10.0568565968	2.7617341920	110	12	12
9	I	142,138,391.15	3.2006572971	2.6838295409	395	394	2.7348308035	10.0090403683	2.7348308035	125	12	12
10	I	689,4981.98	4.1621688058	3.9121688058	360	359	2.8475588621	10.0453737083	2.8475588621	N/A	2	8
11	I	2,247,600.00	1.2479934152	0.9979934152	360	360	2.8631696031	10.1273625200	2.8631696031	N/A	3	6
12	I	1,170,363.05	3.6714995200	3.4214995200	360	360	3.3949185580	10.1514759437	3.3949185580	N/A	2	8
13	I	32,890,547.42	3.0335885532	2.7835885532	360	360	2.7290724902	10.0241413625	2.7290724902	N/A	2	4
14	I	213,600.00	4.6938202247	4.0518539326	360	359	1.7500000000	12.0000000000	1.7500000000	N/A	3	1
15	I	24,030,496.63	3.6168713514	3.0330367235	395	394	3.0941903750	10.2223751267	3.0941903750	110	12	12
16	I	72,370,292.47	2.8491397445	2.1398741344	387	387	2.8842535720	10.1203334327	2.8842535720	125	13	12
17	I	5,749,456.50	2.6065668360	2.0212249104	402	402	2.6718714344	9.9868573273	2.6718714344	110	13	12
18	I	11,774,727.92	1.5987016409	0.8629258401	404	404	2.7962120585	10.0670410130	2.7962120585	125	13	12
19	I	35,449,898.54	3.3856799277	2.8252649149	398	398	3.6775628354	10.1718380517	3.6775628354	110	13	12
20	I	78,070,954.77	3.1204725089	2.4306539176	386	386	3.4183387463	10.0615956673	3.4183387463	125	13	12
21	I	25,086,295.05	3.6988389136	3.1640212320	398	397	2.8852280468	10.1626262656	2.8852280468	110	12	12
22	I	60,900,604.69	3.3094008098	2.6384134800	386	385	2.7982339688	10.1356137465	2.7982339688	125	12	12
23	I	6,764,682.31	3.3114700774	2.9364700774	360	359	2.8726435468	10.1136006206	2.8726435468	N/A	2	9
24	I	881,308.00	1.6960336228	1.3210336228	360	360	2.8976022458	10.2176022458	2.8976022458	N/A	2	8
25	I	4,347,279.41	3.4516666551	3.0766666551	360	360	3.5524233006	10.2732711467	3.5524233006	N/A	2	7
26	I	13,993,532.37	2.5012833129	2.1426167514	360	360	2.7233533713	10.1510292811	2.7233533713	N/A	2	8
27	III	2,058,3251.31	2.9985214616	2.5784836468	442	441	2.9807402883	9.9877903261	2.9807402883	110	12	12
28	III	100,046,405.61	2.7897770762	2.3125268084	394	394	2.9737515225	9.9823164936	2.9737515225	125	13	12
29	III	3,807,495.37	2.5077414101	1.8342297986	373	373	2.6948011294	9.9500000000	2.6948011294	110	13	12
30	III	12,713,342.98	1.4963219944	1.1495556119	383	383	2.9260364008	9.9500000000	2.9260364008	125	13	12
31	III	18,679,835.23	3.5487005193	3.1727192596	411	410	3.2061145909	9.9834554674	3.2061145909	110	12	12
32	III	53,541,869.07	3.6036381461	3.1895402378	389	388	3.4698288853	9.9706760438	3.4698288853	125	12	12
33	III	53,814,848.19	3.1155434674	2.7916464693	368	368	2.7187911534	10.0054684099	2.7187911534	110	13	12
34	III	69,130,285.52	2.2186643164	1.7724025665	381	380	2.8191776150	10.0474406183	2.8191776150	125	12	12
35	III	2,062,500.00	1.7750000000	1.5250000000	360	360	3.3950000000	10.3500000000	3.3950000000	N/A	3	12
36	III	11,756,065.49	3.3345655754	2.8150856710	401	401	3.1707389316	10.2587131513	3.1707389316	110	13	12
37	III	41,662,657.80	3.0443036227	2.4026159920	382	381	2.8583372197	10.0854383590	2.8583372197	125	12	12
38	III	2,356,840.01	2.5885713664	2.0455583304	401	401	2.7398340231	10.0015116476	2.7398340231	110	13	12
39	III	4,719,410.44	1.7779357108	1.2024729213	394	394	2.7262797379	9.9952212417	2.7262797379	125	13	12
40	III	15,170,385.41	2.9792616157	2.4780793562	385	385	3.4742246934	10.1044721800	3.4742246934	110	13	12
41	III	37,606,693.86	3.3742821228	2.7492419704	389	388	3.5176747589	10.0594096510	3.5176747589	125	12	12
42	III	16,684,863.95	2.4461757125	2.0223056630	385	385	2.7706981749	10.1039684629	2.7706981749	110	13	12
43	III	25,619,279.44	2.1453735091	1.5478599984	381	380	2.7970910543	10.0956290118	2.7970910543	125	12	12

44	III	763,920.00	1.3137501309	1.0140852445	360	360	2.9700230391	10.2637501309	2.9700230391	N/A	3	10
45	III	516,150.00	2.4778165262	2.1028165262	360	360	3.8899806258	10.3454083115	3.8899806258	N/A	3	5
46	III	1,746,520.00	1.1051050088	0.7301050088	360	360	2.6248746078	10.0551050088	2.6248746078	N/A	3	7
47	IV	30,915,638.70	5.4492836838	5.0779064458	360	359	2.2739005506	10.4492836838	2.2739005506	N/A	61	12
48	IV	160,768,182.42	5.4037042606	5.0323052530	360	359	2.2934116690	10.4037042607	2.2934116690	N/A	61	12
49	IV	267,200.00	4.7500000000	4.3750000000	360	360	2.2500000000	9.7500000000	2.2500000000	N/A	61	12
50	IV	284,406.00	7.2315536592	6.8565536592	360	360	5.0000000000	12.2315536592	5.0000000000	N/A	61	6
51	IV	318,410.00	7.0006241952	6.4899500644	360	360	5.0000000000	12.0006241952	5.0000000000	N/A	61	6
52	IV	11,781,036.55	6.8145136830	6.1461822626	360	359	5.0000000000	11.8145136830	5.0000000000	N/A	60	6
53	IV	2,719,018.54	6.1955791901	5.7431568059	360	359	2.6803375769	11.1955791900	2.6803375769	N/A	60	6
54	IV	22,975,229.73	6.5964533129	6.0715779880	360	359	3.9398571846	11.5964533129	3.9398571846	N/A	60	6
55	IV	3,742,955.00	6.6206545029	5.9687046064	360	360	5.0000000000	11.6206545029	5.0000000000	N/A	61	6
56	IV	3,134,169.00	6.0486090971	5.6566553208	360	360	2.3363386754	11.0486090970	2.3363386754	N/A	61	6
57	IV	17,216,963.00	6.2723651741	5.8135999131	360	360	2.7834152138	11.2723651741	2.7834152138	N/A	61	6
58	IV	2,749,759.00	6.7066749759	6.1918398849	360	360	4.1878986486	12.2480758768	4.1878986486	N/A	61	6
59	IV	7,0496,210.86	6.7996564117	6.0792851871	360	359	4.9741518022	11.8131748688	4.9741518022	N/A	60	6
60	IV	27,697,974.39	6.0818824735	5.6779629760	360	359	2.5118479298	11.0818824734	2.5118479298	N/A	60	6
61	IV	240,965,284.59	6.2397760764	5.7627747890	360	359	3.1437060825	11.2391812812	3.1437060825	N/A	60	6
62	IV	360,750.00	6.6816181566	6.3066181566	360	360	2.2500000000	11.6816181566	2.2500000000	N/A	61	6
63	V	40,598,981.35	5.2415143689	4.9915143689	360	359	2.2646749248	10.2415143689	2.2646749248	N/A	61	12
64	V	322,409,409.37	5.3891849793	5.1391849793	360	360	2.2791335044	10.3857933004	2.2791335044	N/A	61	12
65	V	390,450.00	7.8750000000	7.6250000000	360	360	5.0000000000	12.8750000000	5.0000000000	N/A	61	6
66	V	1,520,000.00	6.2565789474	6.0065789474	360	360	2.2500000000	11.2565789474	2.2500000000	N/A	61	6
67	V	1,353,581.30	6.4957140624	5.9307860622	360	360	3.2172259269	11.4957140624	3.2172259269	N/A	61	6
68	V	5,578,690.71	6.8360234137	6.3504991452	360	360	3.6776873632	11.8360234137	3.6776873632	N/A	61	6
69	V	2,044,800.00	7.3352650626	6.9810044992	360	360	5.0000000000	12.3352650626	5.0000000000	N/A	61	6
70	V	862,500.00	6.1628260870	5.9128260870	360	360	2.2500000000	11.1628260870	2.2500000000	N/A	61	6
71	V	2,272,530.00	6.0237538118	5.6845069152	360	360	2.2500000000	11.0237538118	2.2500000000	N/A	61	6
72	V	7,837,941.00	6.6472915527	6.2876648025	360	360	2.9409084924	11.6472915527	2.9409084924	N/A	61	6
73	V	4,611,924.99	6.0246982003	5.7297364977	360	359	3.7956222191	11.8276167210	3.7956222191	N/A	60	6
74	V	27,131,902.94	6.9978330749	6.3953592134	360	359	4.9753426949	12.0142712784	4.9753426949	N/A	60	6
75	V	13,434,049.99	6.4248239555	6.1748239555	360	359	2.4975379727	11.4248239555	2.4975379727	N/A	60	6
76	V	15,524,226.30	6.3961562826	5.8091521355	360	359	3.9746041503	11.4234169003	3.9746041503	N/A	60	6
77	V	91,387,572.43	6.5788039693	6.1995805044	360	359	3.2058150803	11.5788039693	3.2058150803	N/A	60	6

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Loan Group	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Number of Months to Next Rate Adjustment	Months Between Rate Adjustment	Remaining Interest Only Term (in months)	Index	Initial Monthly Payment ($)	Original Balance ($)
1	I	N/A	N/A	2	1	119	One-Month LIBOR	N/A	1,152,800.00
2	I	N/A	N/A	1	1	N/A	One-Year MTA	74,107.36	21,254,550.00
3	I	N/A	N/A	2	1	N/A	One-Year MTA	400,136.93	128,193,649.00
4	I	N/A	N/A	1	1	N/A	One-Year MTA	15,441.10	4,495,000.00
5	I	N/A	N/A	1	1	N/A	One-Year MTA	35,993.59	11,720,600.00
6	I	N/A	N/A	1	1	N/A	One-Year MTA	78,848.78	22,972,341.00
7	I	N/A	N/A	1	1	N/A	One-Year MTA	201,219.71	67,935,870.00
8	I	N/A	N/A	1	1	N/A	One-Year MTA	199,332.71	57,230,690.00
9	I	N/A	N/A	2	1	N/A	One-Year MTA	453,179.27	142,280,699.00
10	I	N/A	N/A	1	1	119	One-Year MTA	N/A	6,897,200.00
11	I	N/A	N/A	2	1	120	One-Year MTA	N/A	2,247,600.00
12	I	N/A	N/A	1	1	120	One-Year MTA	N/A	1,173,000.00
13	I	N/A	N/A	1	1	120	One-Year MTA	N/A	32,907,468.00
14	I	N/A	N/A	2	1	119	One-Month LIBOR	N/A	213,600.00
15	I	N/A	N/A	1	1	N/A	One-Year MTA	92,381.78	24,047,189.00
16	I	N/A	N/A	2	1	N/A	One-Year MTA	234,816.04	72,524,771.35
17	I	N/A	N/A	1	1	N/A	One-Year MTA	19,727.06	5,751,457.00
18	I	N/A	N/A	2	1	N/A	One-Year MTA	36,176.61	11,776,979.00
19	I	N/A	N/A	1	1	N/A	One-Year MTA	134,967.49	35,462,399.00
20	I	N/A	N/A	1	1	N/A	One-Year MTA	246,330.31	78,145,073.00
21	I	N/A	N/A	1	1	N/A	One-Year MTA	93,976.19	25,105,236.00
22	I	N/A	N/A	2	1	N/A	One-Year MTA	203,264.92	60,970,020.50
23	I	N/A	N/A	1	1	119	One-Year MTA	N/A	6,768,927.00
24	I	N/A	N/A	1	1	120	One-Year MTA	N/A	881,308.00
25	I	N/A	N/A	1	1	120	One-Year MTA	N/A	4,347,980.00
26	I	N/A	N/A	1	1	120	One-Year MTA	N/A	13,994,578.00
27	III	N/A	N/A	1	1	N/A	One-Year MTA	68,839.39	20,587,709.00
28	III	N/A	N/A	1	1	N/A	One-Year MTA	319,255.25	100,131,460.00
29	III	N/A	N/A	1	1	N/A	One-Year MTA	13,855.45	3,808,550.00
30	III	N/A	N/A	2	1	N/A	One-Year MTA	40,861.57	12,713,150.00
31	III	N/A	N/A	1	1	N/A	One-Year MTA	64,332.49	18,692,335.00
32	III	N/A	N/A	1	1	N/A	One-Year MTA	169,955.74	53,582,073.00
33	III	N/A	N/A	1	1	N/A	One-Year MTA	185,112.87	53,852,586.00
34	III	N/A	N/A	1	1	N/A	One-Year MTA	227,782.06	69,166,007.00
35	III	N/A	N/A	2	1	120	One-Year MTA	N/A	2,062,500.00
36	III	N/A	N/A	1	1	N/A	One-Year MTA	45,602.05	11,761,905.00
37	III	N/A	N/A	1	1	N/A	One-Year MTA	135,468.95	41,699,486.00
38	III	N/A	N/A	2	1	N/A	One-Year MTA	8,150.69	2,357,544.00
39	III	N/A	N/A	1	1	N/A	One-Year MTA	14,435.92	4,721,879.00
40	III	N/A	N/A	1	1	N/A	One-Year MTA	57,143.71	15,178,299.00
41	III	N/A	N/A	1	1	N/A	One-Year MTA	118,851.96	37,636,826.00
42	III	N/A	N/A	1	1	N/A	One-Year MTA	59,288.78	16,691,834.00
43	III	N/A	N/A	2	1	N/A	One-Year MTA	83,615.45	25,634,920.00

44	III	N/A	N/A	2	1	120	One-Year MTA	N/A	763,920.00
45	III	N/A	N/A	2	1	120	One-Year MTA	N/A	516,150.00
46	III	N/A	N/A	2	1	120	One-Year MTA	N/A	1,746,520.00
47	IV	5.0000000000	2.0000000000	60	12	N/A	One-Year LIBOR	N/A	30,937,929.00
48	IV	5.0000000000	2.0000000000	60	12	59	One-Year LIBOR	N/A	160,979,452.00
49	IV	5.0000000000	2.0000000000	60	12	N/A	One-Year LIBOR	N/A	267,200.00
50	IV	5.0000000000	1.0000000000	60	6	120	Six-Month LIBOR	N/A	284,406.00
51	IV	5.0000000000	1.0000000000	60	6	N/A	Six-Month LIBOR	N/A	318,410.00
52	IV	5.0000000000	1.0000000000	59	6	N/A	Six-Month LIBOR	N/A	11,791,682.00
53	IV	5.0000000000	1.0000000000	59	6	N/A	Six-Month LIBOR	N/A	2,720,987.00
54	IV	5.0000000000	1.0000000000	59	6	N/A	Six-Month LIBOR	N/A	22,991,152.00
55	IV	5.0000000000	1.0000000000	60	6	120	Six-Month LIBOR	N/A	3,742,955.00
56	IV	5.0000000000	1.0000000000	60	6	120	Six-Month LIBOR	N/A	3,134,169.00
57	IV	5.0000000000	1.0000000000	60	6	120	Six-Month LIBOR	N/A	17,216,963.00
58	IV	3.9171981981	1.0000000000	60	6	60	Six-Month LIBOR	N/A	2,749,759.00
59	IV	4.9729630859	1.0000000000	59	6	59	Six-Month LIBOR	N/A	70,498,515.00
60	IV	5.0000000000	1.0000000000	59	6	59	Six-Month LIBOR	N/A	27,698,093.00
61	IV	5.0000000000	1.0000000000	59	6	59	Six-Month LIBOR	N/A	241,095,121.50
62	IV	5.0000000000	1.0000000000	60	6	N/A	Six-Month LIBOR	N/A	360,750.00
63	V	5.0000000000	2.0000000000	60	12	N/A	One-Year LIBOR	N/A	40,625,421.00
64	V	5.0000000000	2.0000000000	60	12	59	One-Year LIBOR	N/A	323,530,268.00
65	V	5.0000000000	1.0000000000	60	6	N/A	Six-Month LIBOR	N/A	390,450.00
66	V	5.0000000000	1.0000000000	60	6	N/A	Six-Month LIBOR	N/A	1,520,000.00
67	V	5.0000000000	1.0000000000	60	6	N/A	Six-Month LIBOR	N/A	1,354,085.00
68	V	5.0000000000	1.0000000000	60	6	N/A	Six-Month LIBOR	N/A	5,582,013.00
69	V	5.0000000000	1.0000000000	60	6	120	Six-Month LIBOR	N/A	2,044,800.00
70	V	5.0000000000	1.0000000000	60	6	120	Six-Month LIBOR	N/A	862,500.00
71	V	5.0000000000	1.0000000000	60	6	120	Six-Month LIBOR	N/A	2,272,530.00
72	V	5.0000000000	1.0000000000	60	6	120	Six-Month LIBOR	N/A	7,837,941.00
73	V	3.3941629588	1.0000000000	59	6	59	Six-Month LIBOR	N/A	4,611,925.00
74	V	4.9671235931	1.0000000000	59	6	59	Six-Month LIBOR	N/A	27,132,615.00
75	V	5.0000000000	1.0000000000	59	6	59	Six-Month LIBOR	N/A	13,434,050.00
76	V	4.9454787644	1.0000000000	59	6	59	Six-Month LIBOR	N/A	15,528,268.00
77	V	5.0000000000	1.0000000000	59	6	59	Six-Month LIBOR	N/A	91,394,393.00

There will be discrepancies between the characteristics of the actual mortgage loans pledged and assigned to the Indenture Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the Certificates may mature earlier or later than indicated by the tables below. Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Certificates and set forth the percentage of the initial Certificate Principal Balance of each such class that would be outstanding after each of the payment dates shown, at specified percentages of CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class I-A-1, Class I-A-2 and Class I-A-3 Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	91	74	57	46
September 2007	82	54	31	19
September 2008	74	39	16	5
September 2009	67	29	12	5
September 2010	60	22	7	3
September 2011	52	17	4	1
September 2012	45	13	2	*
September 2013	40	9	1	0
September 2014	36	7	*	0
September 2015	31	5	0	0
September 2016	28	4	0	0
September 2017	24	3	0	0
September 2018	21	2	0	0
September 2019	19	1	0	0
September 2020	16	1	0	0
September 2021	14	*	0	0
September 2022	12	0	0	0
September 2023	11	0	0	0
September 2024	9	0	0	0
September 2025	8	0	0	0
September 2026	7	0	0	0
September 2027	6	0	0	0
September 2028	5	0	0	0
September 2029	4	0	0	0
September 2030	3	0	0	0
September 2031	2	0	0	0
September 2032	2	0	0	0
September 2033	1	0	0	0
September 2034	1	0	0	0
September 2035	*	0	0	0
September 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	8.22	3.27	1.79	1.25
Weighted Average Life in years (to optional termination date)**	7.16	2.72	1.48	1.08

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class III-A-1, Class III-A-2 and Class III-A-3 Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	91	75	58	47
September 2007	83	55	33	21
September 2008	75	40	17	7
September 2009	68	30	13	6
September 2010	61	23	8	3
September 2011	53	18	5	1
September 2012	47	13	3	*
September 2013	42	10	1	0
September 2014	37	7	1	0
September 2015	32	5	*	0
September 2016	29	4	0	0
September 2017	25	3	0	0
September 2018	22	2	0	0
September 2019	19	1	0	0
September 2020	17	1	0	0
September 2021	15	1	0	0
September 2022	13	*	0	0
September 2023	11	0	0	0
September 2024	10	0	0	0
September 2025	8	0	0	0
September 2026	7	0	0	0
September 2027	6	0	0	0
September 2028	5	0	0	0
September 2029	4	0	0	0
September 2030	3	0	0	0
September 2031	3	0	0	0
September 2032	2	0	0	0
September 2033	1	0	0	0
September 2034	*	0	0	0
September 2035	0	0	0	0
Weighted Average Life in years (to Maturity)**	8.40	3.38	1.86	1.32
Weighted Average Life in years (to optional termination date)**	7.89	3.07	1.69	1.20

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class IV-A Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	89	73	57	46
September 2007	79	53	31	20
September 2008	71	38	16	6
September 2009	63	28	11	5
September 2010	56	21	7	3
September 2011	48	16	4	1
September 2012	43	12	2	*
September 2013	38	9	1	0
September 2014	33	6	*	0
September 2015	29	5	0	0
September 2016	26	3	0	0
September 2017	23	2	0	0
September 2018	20	1	0	0
September 2019	17	1	0	0
September 2020	15	*	0	0
September 2021	13	*	0	0
September 2022	11	0	0	0
September 2023	9	0	0	0
September 2024	8	0	0	0
September 2025	7	0	0	0
September 2026	6	0	0	0
September 2027	5	0	0	0
September 2028	4	0	0	0
September 2029	3	0	0	0
September 2030	2	0	0	0
September 2031	1	0	0	0
September 2032	1	0	0	0
September 2033	*	0	0	0
September 2034	0	0	0	0
September 2035	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.67	3.16	1.77	1.27
Weighted Average Life in years (to optional termination date)**	7.31	2.92	1.63	1.17

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class V-A Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	89	73	57	46
September 2007	79	53	31	20
September 2008	71	38	16	6
September 2009	63	28	11	5
September 2010	56	21	7	3
September 2011	48	16	4	1
September 2012	42	12	2	*
September 2013	38	9	1	0
September 2014	33	6	*	0
September 2015	29	5	0	0
September 2016	26	3	0	0
September 2017	22	2	0	0
September 2018	20	1	0	0
September 2019	17	1	0	0
September 2020	15	*	0	0
September 2021	13	*	0	0
September 2022	11	0	0	0
September 2023	9	0	0	0
September 2024	8	0	0	0
September 2025	7	0	0	0
September 2026	5	0	0	0
September 2027	5	0	0	0
September 2028	4	0	0	0
September 2029	3	0	0	0
September 2030	2	0	0	0
September 2031	1	0	0	0
September 2032	1	0	0	0
September 2033	*	0	0	0
September 2034	0	0	0	0
September 2035	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.65	3.16	1.78	1.27
Weighted Average Life in years (to optional termination date)**	7.30	2.92	1.63	1.17

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class I-M-1 Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	100	100	100	100
September 2007	100	100	100	100
September 2008	100	100	100	100
September 2009	100	84	34	32
September 2010	100	64	21	*
September 2011	100	48	5	0
September 2012	100	28	0	0
September 2013	89	21	0	0
September 2014	78	15	0	0
September 2015	69	7	0	0
September 2016	61	0	0	0
September 2017	54	0	0	0
September 2018	47	0	0	0
September 2019	41	0	0	0
September 2020	36	0	0	0
September 2021	31	0	0	0
September 2022	27	0	0	0
September 2023	23	0	0	0
September 2024	20	0	0	0
September 2025	17	0	0	0
September 2026	15	0	0	0
September 2027	10	0	0	0
September 2028	5	0	0	0
September 2029	1	0	0	0
September 2030	0	0	0	0
September 2031	0	0	0	0
September 2032	0	0	0	0
September 2033	0	0	0	0
September 2034	0	0	0	0
September 2035	0	0	0	0
September 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.76	6.14	4.05	3.94
Weighted Average Life in years (to optional termination date)**	11.77	5.14	3.30	2.38

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class I-M-2 Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	100	100	100	100
September 2007	100	100	100	100
September 2008	100	100	100	100
September 2009	100	84	34	10
September 2010	100	64	21	0
September 2011	100	42	0	0
September 2012	100	28	0	0
September 2013	89	21	0	0
September 2014	78	5	0	0
September 2015	69	0	0	0
September 2016	61	0	0	0
September 2017	54	0	0	0
September 2018	47	0	0	0
September 2019	41	0	0	0
September 2020	36	0	0	0
September 2021	31	0	0	0
September 2022	27	0	0	0
September 2023	23	0	0	0
September 2024	20	0	0	0
September 2025	12	0	0	0
September 2026	3	0	0	0
September 2027	0	0	0	0
September 2028	0	0	0	0
September 2029	0	0	0	0
September 2030	0	0	0	0
September 2031	0	0	0	0
September 2032	0	0	0	0
September 2033	0	0	0	0
September 2034	0	0	0	0
September 2035	0	0	0	0
September 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.42	5.95	3.90	3.55
Weighted Average Life in years (to optional termination date)**	11.77	5.14	3.25	2.38

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class I-M-3 Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	100	100	100	100
September 2007	100	100	100	100
September 2008	100	100	100	100
September 2009	100	84	34	0
September 2010	100	64	10	0
September 2011	100	38	0	0
September 2012	100	28	0	0
September 2013	89	8	0	0
September 2014	78	0	0	0
September 2015	69	0	0	0
September 2016	61	0	0	0
September 2017	54	0	0	0
September 2018	47	0	0	0
September 2019	41	0	0	0
September 2020	36	0	0	0
September 2021	31	0	0	0
September 2022	27	0	0	0
September 2023	23	0	0	0
September 2024	6	0	0	0
September 2025	0	0	0	0
September 2026	0	0	0	0
September 2027	0	0	0	0
September 2028	0	0	0	0
September 2029	0	0	0	0
September 2030	0	0	0	0
September 2031	0	0	0	0
September 2032	0	0	0	0
September 2033	0	0	0	0
September 2034	0	0	0	0
September 2035	0	0	0	0
September 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.13	5.79	3.78	3.39
Weighted Average Life in years (to optional termination date)**	11.77	5.14	3.22	2.38

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class M-1 Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	100	100	100	100
September 2007	100	100	100	100
September 2008	100	100	100	100
September 2009	100	80	33	16
September 2010	100	60	20	0
September 2011	100	46	4	0
September 2012	94	26	0	0
September 2013	84	19	0	0
September 2014	74	14	0	0
September 2015	65	7	0	0
September 2016	57	0	0	0
September 2017	50	0	0	0
September 2018	44	0	0	0
September 2019	38	0	0	0
September 2020	33	0	0	0
September 2021	29	0	0	0
September 2022	25	0	0	0
September 2023	21	0	0	0
September 2024	18	0	0	0
September 2025	15	0	0	0
September 2026	13	0	0	0
September 2027	8	0	0	0
September 2028	2	0	0	0
September 2029	0	0	0	0
September 2030	0	0	0	0
September 2031	0	0	0	0
September 2032	0	0	0	0
September 2033	0	0	0	0
September 2034	0	0	0	0
September 2035	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.23	6.00	3.99	3.81
Weighted Average Life in years (to optional termination date)**	12.65	5.67	3.74	3.38

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class M-2 Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	100	100	100	100
September 2007	100	100	100	100
September 2008	100	100	100	100
September 2009	100	80	33	13
September 2010	100	60	20	0
September 2011	100	37	0	0
September 2012	94	26	0	0
September 2013	84	19	0	0
September 2014	74	8	0	0
September 2015	65	0	0	0
September 2016	57	0	0	0
September 2017	50	0	0	0
September 2018	44	0	0	0
September 2019	38	0	0	0
September 2020	33	0	0	0
September 2021	29	0	0	0
September 2022	25	0	0	0
September 2023	21	0	0	0
September 2024	18	0	0	0
September 2025	12	0	0	0
September 2026	4	0	0	0
September 2027	0	0	0	0
September 2028	0	0	0	0
September 2029	0	0	0	0
September 2030	0	0	0	0
September 2031	0	0	0	0
September 2032	0	0	0	0
September 2033	0	0	0	0
September 2034	0	0	0	0
September 2035	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.00	5.86	3.89	3.55
Weighted Average Life in years (to optional termination date)**	12.65	5.66	3.68	3.37

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following CPR Percentages

	Class M-3 Certificates
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage	100%	100%	100%	100%
September 2006	100	100	100	100
September 2007	100	100	100	100
September 2008	100	100	100	100
September 2009	100	80	33	0
September 2010	100	60	19	0
September 2011	100	36	0	0
September 2012	94	26	0	0
September 2013	84	16	0	0
September 2014	74	0	0	0
September 2015	65	0	0	0
September 2016	57	0	0	0
September 2017	50	0	0	0
September 2018	44	0	0	0
September 2019	38	0	0	0
September 2020	33	0	0	0
September 2021	29	0	0	0
September 2022	25	0	0	0
September 2023	21	0	0	0
September 2024	9	0	0	0
September 2025	0	0	0	0
September 2026	0	0	0	0
September 2027	0	0	0	0
September 2028	0	0	0	0
September 2029	0	0	0	0
September 2030	0	0	0	0
September 2031	0	0	0	0
September 2032	0	0	0	0
September 2033	0	0	0	0
September 2034	0	0	0	0
September 2035	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.74	5.72	3.78	3.41
Weighted Average Life in years (to optional termination date)**	12.65	5.66	3.65	3.32

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

The HELOCs

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class II-A Certificates will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

The prepayment model used in this prospectus supplement for the Group II HELOCs is the related Prepayment Assumption. No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this prospectus supplement. This rate is converted to a constant monthly rate. No representation is made that draws will be made on the HELOCs at that or any other rate.

The table set forth below is based on the related Prepayment Assumption and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the HELOCs have been aggregated into five pools with the following characteristics:

Loan Number	Current Balance ($)	Gross Rate (%)	Aggregate Fees (%)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)
1	153,850.00	8.3050048749	0.5000000000	240	239
2	78,291,129.87	8.0843920495	0.5000000000	300	299
3	1,397,396.36	5.0901695028	0.5000000000	240	238
4	118,681,574.03	5.2572772483	0.5000000000	300	299

Loan Number	Remaining Draw Period (in months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Months between Rate Adjustment	Months to Next Rate Adjustment	Index
1	119	1.86390965	18.0000000000	1.8639096523	1	1	PRIME
2	119	1.67588750	18.0108808623	1.6758875009	1	1	PRIME
3	118	1.76054782	18.0000000000	1.7605478234	1	1	PRIME
4	119	1.21343124	18.0461392204	1.2134312386	1	3	PRIME

In addition, in creating the tables below the following assumptions were made:

(1)	payments are made in accordance with the description set forth under “Description of the Certificates,”
(2)	payments on the Class II-A Certificates will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, commencing in October 2005,
(3)	no extension past the scheduled maturity date of a HELOC is made,
(4)	no delinquencies or defaults occur,
(5)	monthly Draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments,
(6)	the HELOCs pay on the basis of a 30-day month and a 360-day year,
(7)	no Rapid Amortization Event occurs,
(8)	the Closing Date is October 7, 2005,
(9)	for each Payment Date, the Certificate Interest Rate on the Class II-A Certificates is equal to One-Month LIBOR plus 0.190% per annum,

(10)	the prime rate index with respect to the HELOCs remains constant at 6.75%, and one-month LIBOR remains constant at 3.83%,
(11)	the Policy premium rate is 0.18%,
(12)	there are no initial or subsequent periodic rate caps; and
(13)	the draw rate is 5%.

The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and Draw scenarios. For example, it is very unlikely that all of the HELOCs will prepay and that the HELOCs will experience Draws at a constant rate until maturity or that all of the HELOCs will prepay or that the HELOCs will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial stated Principal Balance outstanding over time and the weighted average life of the Class II-A Certificates.

Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Class II-A Certificates, and sets forth the percentages of the initial stated Principal Balance of the Class II-A Certificates that would be outstanding after each of the Payment Dates shown at various percentages of the related Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Prepayment Assumption Percentages

	Class II-A Certificates
Prepayment Assumption:	50%	75%	100%	125%	150%
Payment Date
Initial Percentage	100%	100%	100%	100%	100%
September 2006	76	63	50	37	24
September 2007	59	40	25	12	4
September 2008	46	27	14	6	*
September 2009	37	18	7	2	0
September 2010	29	12	4	*	0
September 2011	21	7	2	0	0
September 2012	15	4	*	0	0
September 2013	10	2	0	0	0
September 2014	6	*	0	0	0
September 2015	3	0	0	0	0
September 2016	*	0	0	0	0
September 2017	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	3.50	2.19	1.46	1.00	0.68
Weighted Average Life in years (to the optional termination date)**	3.09	1.81	1.16	0.80	0.58

(*)	Indicates a number that is greater than zero but less than 0.5%, if applicable.
(**)

The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Yield Sensitivity of the Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class M-1, Class M-2 and Class M-3 Certificates

If the amount of overcollateralization for the Group I Loans and the aggregate Certificate Principal Balance of the Class I-M-6, Class I-M-5 and Class I-M-4 Certificates has been reduced to zero, the yield to maturity on the Class I-M-3 Certificates will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-3 Certificates. If the amount of overcollateralization for the Group I Loans and the aggregate Certificate Principal Balance of the Class I-M-6, Class I-M-5, Class I-M-4 and Class I-M-3 Certificates has been reduced to zero, the yield to maturity on the Class I-M-2 Certificates will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-2 Certificates. If the amount of overcollateralization for the Group I Loans and the aggregate Certificate Principal Balance of the Class I-M-6, Class I-M-5, Class I-M-4, Class I-M-3 and Class I-M-2 Certificates has been reduced to zero, the yield to maturity on the Class I-M-1 Certificates will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-1 Certificates. If the amount of overcollateralization for the Group I Loans and the aggregate Certificate Principal Balance of the Class I-M-1 Certificates has been reduced to zero, the yield to maturity on the Class I-A-3 Certificates and Class I-A-2 Certificates will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-A-3 Certificates and Class I-A-2 Certificates, in that order. The initial undivided interest in the Group I Loans evidenced by the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates on the Closing Date will be approximately 3.35%, 1.45%, 0.50%, 1.40%, 0.50% and 0.50%, respectively. The initial undivided interest in the Group I Loans evidenced by the Class I-A-3 Certificates and Class I-A-2 Certificates in the Group I Loans on the Closing Date will be approximately 27.48% and 9.16%, respectively. The initial amount of overcollateralization for the Group I Loans is approximately 0.70% of the Group I Cut-off Date Balance.

If the amount of overcollateralization for the Group III, Group IV and Group V Loans and the Certificate Principal Balance of the Class M-6, Class M-5 and Class M-4 Certificates has been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to Realized Losses on the Group III, Group IV and Group V Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III, Group IV and Group V Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class M-3 Certificates. If the amount of overcollateralization for the Group III, Group IV and Group V Loans and the Certificate Principal Balance of the Class M-6, Class M-5, Class M-4 and Class M-3 Certificates has been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to Realized Losses on the Group III, Group IV and Group V Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III, Group IV and Group V Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class M-2 Certificates. If the amount of overcollateralization for the Group III, Group IV and Group V Loans and the Certificate Principal Balance of the Class M-6, Class M-5, Class M-4, Class M-3 and Class M-2 Certificates has been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to Realized Losses on the Group III, Group IV and Group V Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III, Group IV and Group V Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class M-1 Certificates. If the amount of overcollateralization for the Group III, Group IV and Group V Loans and the aggregate

Certificate Principal Balance of the Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates has been reduced to zero, the yield to maturity on the Class III-A-2 Certificates and Class III-A-3 Certificates will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-A-3 Certificates and Class III-A-2 Certificates, in that order. The initial undivided interest in the Group III, Group IV and Group V Loans evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates on the Closing Date will be approximately 2.05%, 1.40%, 0.50%, 1.20%, 0.50% and 0.50%, respectively. The initial undivided interest in the Group III Loans evidenced by the Class III-A-2 Certificates and Class III-A-3 Certificates on the Closing Date will be approximately 27.99% and 9.33%, respectively. The initial amount of overcollateralization in the Group III, Group IV and Group V Loans is approximately 0.55% of the sum of the Group III, Group IV and Group V Cut-off Date Balances.

Investors in the Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M and Class M Certificates should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Certificates, such amounts with respect to such Certificates will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Certificates from Net Monthly Excess Cashflow in the priority set forth under “— Overcollateralization Provisions for Loan Group I” and “Description of the Certificates — Overcollateralization Provisions for Loan Group III, Loan Group IV and Loan Group V” in this prospectus supplement. In addition, the Certificate Principal Balances of these Certificates may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Certificates.

THE ISSUER

American Home Mortgage Investment Trust 2005-4 is a grantor trust pursuant to the Grantor Trust Agreement for the transactions described in this prospectus supplement. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Notes and the proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuer is not expected to have any significant assets other than the Notes.

THE UNDERLYING TRUSTS

American Home Mortgage Investment Trust 2005-4A and American Home Mortgage Investment Trust 2005-4C are statutory trusts formed under the laws of the State of Delaware pursuant to the Trust Agreements for the transactions described in this prospectus supplement. The Trust Agreements constitute the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After their formation, neither Underlying Trust will engage in any activity other than (i) acquiring and holding the mortgage loans and HELOCs and the proceeds therefrom, (ii) issuing the Notes and the Trust Certificates, (iii) making payments on the Notes and the Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Underlying Trusts are not expected to have any significant assets other than the related mortgage loans or HELOCs pledged to the Indenture Trustee as collateral to secure the related Notes. The Underlying Trusts’ principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee. In accordance with the Agreements, certain duties of the Underlying Trusts under the

Agreements will be performed by the Indenture Trustee or, as described in this prospectus supplement, the Securities Administrator and certain other duties will be performed by the Depositor or an affiliate of the Depositor.

THE OWNER TRUSTEE

Wilmington Trust Company is the Owner Trustee under the Trust Agreements. The Owner Trustee is a Delaware limited purpose trust company and its principal offices are located in the City of Wilmington, County of New Castle, State of Delaware at 1220 North Market Street, Suite 202, Wilmington , DE 19801.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the related Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, negligence, bad faith or negligent failure to act or in the case of the inaccuracy of a representation made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation will be the successor of the Owner Trustee under the related Trust Agreement.

The Owner Trustee’s annual fee will be paid by American Home Mortgage Servicing, Inc. To the extent that American Home Mortgage Servicing, Inc. fails to pay such fees, the Owner Trustee will be entitled to recover such fees from related Available Funds on a first priority basis. The Trust Agreements will provide that the Owner Trustee will be entitled to recover from the Payment Account all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Owner Trustee, in connection with any Event of Default, any breach of the related Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Owner Trustee in the administration of the Trust created by the related Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

THE INDENTURE TRUSTEE AND GRANTOR TRUSTEE

U.S. Bank National Association will be the Indenture Trustee under the Indentures and the Grantor Trustee under the Grantor Trust Agreement. The Grantor Trustee has designated the offices of its agent located at (i) for Certificate transfer purposes, at U.S. Bank National Association, 60 Livingston Avenue, Bond Drop Window, St. Paul, Minnesota, 55107 and (ii) for other purposes, at U.S. Bank National Association, Corporate Trust Services-3rd Floor, Boston, MA 02110, Attn: American Home Mortgage Investment Trust 2005-4, or such other address as the Grantor Trustee may designate from time to time by notice to the Noteholders, the Depositor, the Owner Trustee, the RMBS Master Servicer, the RMBS Servicers, the RMBS Subservicer, the HELOC Back-Up Servicer, the HELOC Subservicer and the Securities Administrator. The Indenture Trustee will be entitled to compensation for its services on each payment date in an amount equal to earnings on amounts then on deposit in the Payment Account. The Indenture Trustee will also serve as Certificate Registrar and Certificate Paying Agent under the Grantor Trust Agreement, Note Registrar and Note Payment Agent under the Indenture and Certificate Registrar and Certificate Paying Agent under the Trust Agreement.

The Indentures will provide that the Grantor Trustee and the Securities Administrator will be entitled to recover from the related Underlying Trust, prior to payments to Noteholders, all reasonable out-of-pocket expenses, disbursements and advances (and other indemnified amounts) and expenses of the Grantor Trustee and the Securities Administrator, in connection with the Grantor Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Grantor Trustee or Securities Administrator in the administration of the Trust created pursuant to the Grantor Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders.

The Indentures also will provide that the related Indenture Trustee will be entitled to recover from the related Payment Account, prior to payments to the related Noteholders, all reasonable out-of-pocket expenses, disbursements and advances and expenses (and other indemnified amounts) of the Indenture Trustee, in connection with the related Agreements, any Event of Default or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the Underlying Trusts created pursuant to the related Trust Agreement or the performance of its duties under the Indentures or the Trust Agreements (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the related Noteholders.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association, a national banking association, will act as Securities Administrator for so long as it is also the RMBS Master Servicer. The Securities Administrator’s office for notices under the Agreements is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. As Securities Administrator, Wells Fargo Bank, N.A. will perform certain administrative duties with respect to the Certificates, the Notes and the Trust Certificates, on behalf of the Grantor Trustee, Indenture Trustee and Owner Trustee, including preparing distribution statements and tax information for Certificateholders, and preparing certain tax and SEC filings for the Trust.

The Agreements will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the related Securities Administrator Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator, in connection with any breach of any Agreement to which it is a party or any claim or legal action (including any pending or threatened claim or legal action), incurred or made by the Securities Administrator in the performance of its duties under the Agreements (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Noteholders.

THE CREDIT ENHANCER

The Credit Enhancer

The Credit Enhancer, a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, a Delaware corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Credit Enhancer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of The Blackstone Group L.P. (“Blackstone”), affiliates of The Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”) acquired FGIC Corporation (the “FGIC Acquisition”) from a subsidiary of General Electric Capital Corporation (“GE Capital”). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation’s common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Credit Enhancer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation’s convertible participating preferred stock and approximately 5% of FGIC Corporation’s common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Credit Enhancer or any claims under any insurance policy, including the Policy, issued by the Credit Enhancer.

The Credit Enhancer is subject to the insurance laws and regulations of the State of New York, where the Credit Enhancer is domiciled, including Article 69 of the New York Insurance Law (“Article 69”), a comprehensive financial guaranty insurance statute. The Credit Enhancer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles (“SAP”) and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty Credit Enhancer to financial guaranty insurance and certain related lines.

For the six months ended June 30, 2005, and years ended December 31, 2004, and December 31, 2003, the Credit Enhancer had written directly or assumed through reinsurance, guaranties of approximately $35.3 billion, $59.5 billion and $42.4 billion par value of securities, respectively (of which approximately 61%, 56% and 79%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $131.3 million, $323.6 million and $260.3 million, respectively. For the six months ended June 30, 2005, the Credit Enhancer had reinsured, through facultative and excess of loss arrangements, approximately 4.2% of the risks it had written.

The following table sets forth the capitalization of the Credit Enhancer as of December 31, 2003, December 31, 2004 and June 30, 2005, respectively, on the basis of generally accepted accounting principles (“GAAP”).

Financial Guaranty Insurance Company

CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2003	December 31, 2004	June 30, 2005
Unearned Premiums	$919	$1,043	$1,133
Other Liabilities	86	121	149
Stockholder’s Equity
Common Stock	15	15	15
Additional Paid-in Capital	1,858	1,883	1,891
Accumulated Other Comprehensive Income (Loss)	2	15	22
Retained Earnings	94	265	378
Total Stockholder’s Equity	1,969	2,178	2,306
Total Liabilities and Stockholder’s Equity	$2,974	$3,342	$3,588

The audited financial statements of the Credit Enhancer as of December 31, 2003 and 2004 and for each of the years in the three-year period ended December 31, 2004, which are included as Exhibit 99.1 and the unaudited financial statements of the Credit Enhancer as of June 30, 2005 and for the three month and six month periods ended June 30, 2005 and 2004 which are included as Exhibit 99.2, in each case, to the Current Report on Form 8-K filed by the Depositor on October 6, 2005 (SEC file number 333-125422) in connection with the registration statement of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement. Any statement contained in this prospectus supplement under the heading “The Credit Enhancer” or in such Exhibits 99.1 and 99.2, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Credit Enhancer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the Credit Enhancer (if any) included in documents filed by the Issuer with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

Copies of the Credit Enhancer’s GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Credit Enhancer’s telephone number is (212) 312-3000.

Neither the Credit Enhancer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the Series 2005-4 Certificates, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Credit Enhancer and the Policy set forth under the heading “The Credit Enhancer” and “Description of the Certificates—The Policy” in this prospectus supplement. In addition, the Credit Enhancer makes no representation regarding the Series 2005-4 Certificates or the advisability of investing in the Series 2005-4 Certificates.

Financial Strength Ratings of the Credit Enhancer

The financial strength of the Credit Enhancer is rated “AAA” by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investors Service, and “AAA” by Fitch Ratings. Each rating of the Credit Enhancer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the Credit Enhancer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Series 2005-4 Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Series 2005-4 Certificates. The Credit Enhancer does not guarantee the market price or investment value of the Series 2005-4 Certificates nor does it guarantee that the ratings on the Series 2005-4 Certificates will not be revised or withdrawn.

EXPERTS

The predecessor basis financial statements of Financial Guaranty Insurance Company for the year ended December 31, 2002 have been included in the Current Report on Form 8-K of the Depositor, which is incorporated by reference in the registration statement to which the prospectus supplement relates, in reliance upon the report of KPMG LLP, independent registered public accounting firm, which is also included therein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Financial Guaranty Insurance Company as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Current Report on Form 8-K of the Depositor, which are incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated in this prospectus supplement by reference. Such financial statements are incorporated in this prospectus supplement by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

THE RMBS MASTER SERVICING AGREEMENT AND SERVICING AGREEMENTS

The following summary describes a number of terms of the Servicing Agreements. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreements. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Servicing Agreements. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC , 383 Madison Avenue, New York, New York, 10179. See “The Agreements” in the accompanying prospectus.

Servicing and Other Compensation And Payment of Expenses

The RMBS Master Servicer will be entitled to retain as compensation for its activities under each RMBS Master Servicing Agreement the investment income on funds in the related Securities Administrator Collection Account. The RMBS Master Servicing Agreement also will provide that the RMBS Master Servicer will be entitled to reimbursement from the related Securities Administrator Collection Account for advances and certain expenses.

Each RMBS Servicer will be entitled to retain the related RMBS Servicing Fee from collections on the related mortgage loans as compensation for its activities under the applicable RMBS Servicing Agreement. As additional servicing compensation, each RMBS Servicer is entitled to retain any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related Protected Account and any escrow accounts in respect of the related mortgage loans as provided in the related RMBS Servicing Agreement. However, each RMBS Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the related mortgage loans on any payment date with Compensating Interest. Each RMBS Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by it in connection with its responsibilities under the related RMBS Servicing Agreement. However, each RMBS Servicer is entitled to reimbursement therefor as provided in the related RMBS Servicing Agreement. On the closing date, with respect to the Group I

Loans, the Group I RMBS Servicer will enter into the RMBS Subservicing Agreement with the RMBS Subservicer, under which most of its obligations will be assumed by the RMBS Subservicer. The Group I RMBS Servicer will be responsible for paying the fees of the RMBS Subservicer.

The HELOC Back-Up Servicer will be entitled to retain the HELOC Back-Up Servicing Fee as compensation for its activities under the HELOC Back-Up Servicing Agreement. The HELOC Back-Up Servicing Agreement also will provide that the HELOC Back-Up Servicer will be entitled to reimbursement for advances and certain expenses.

The HELOC Servicer will be entitled to retain the HELOC Servicing Fee from collections on the related HELOCs as compensation for its activities under the HELOC Servicing Agreement. As additional servicing compensation, the HELOC Servicer is entitled to retain any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related Collection Account as provided in the HELOC Servicing Agreement. The HELOC Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of the HELOCs serviced by it and incurred by the HELOC Servicer in connection with its responsibilities under the HELOC Servicing Agreement. However, the HELOC Servicer is entitled to reimbursement therefor as provided in the HELOC Servicing Agreement. . On the closing date, the HELOC Servicer will enter into the HELOC Subservicing Agreement with the HELOC Subservicer, under which most of its obligations will be assumed by the HELOC Subservicer. The HELOC Servicer will be responsible for paying the fees of the HELOC Subservicer.

Realization Upon Defaulted Mortgage Loans and HELOCs

The RMBS Servicer and the HELOC Servicer will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans and HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth in the RMBS Servicing Agreement and HELOC Servicing Agreement, the RMBS Servicer and the HELOC Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans and HELOCs, as applicable, for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

The Protected Accounts

American Home Mortgage Investment Trust 2005-4A

The RMBS Subservicer will establish and maintain one or more accounts, referred to in this prospectus supplement as the Protected Accounts, into which it will deposit, or cause to be deposited, within 48 hours of receipt, all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the RMBS Subservicer out of Liquidation Proceeds in accordance with the RMBS Subservicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Group I RMBS Servicer’s own funds. All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the RMBS Subservicing Agreement.

On the date specified in the RMBS Subservicing Agreement, the RMBS Subservicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Securities Administrator for deposit in the related Securities Administrator Collection Account the amounts required for distribution for such Payment Date in accordance with the RMBS Subservicing Agreement.

American Home Mortgage Investment Trust 2005-4C

The Groups III-V RMBS Servicer will establish and maintain one or more accounts, referred to in this prospectus supplement as the Protected Accounts, into which it will deposit, or cause to be deposited, within 48 hours of receipt, all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Groups III-V RMBS Servicer out of Liquidation Proceeds in accordance with the related RMBS Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Groups III-V RMBS Servicer’s own funds (less the related RMBS Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the related RMBS Servicing Agreement.

On the date specified in the related RMBS Servicing Agreement, the Groups III-V RMBS Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Securities Administrator for deposit in the related Securities Administrator Collection Account the amounts required for distribution for such Payment Date in accordance with the related RMBS Servicing Agreement.

The Collection Accounts

The HELOC Subservicer will establish and maintain one or more accounts, referred to in this prospectus supplement as the Collection Accounts, into which it will deposit daily all collections of principal and interest on any HELOCs, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries (less amounts reimbursable to the HELOC Subservicer out of Liquidation Proceeds or Recoveries in accordance with the HELOC Subservicing Agreement), the Repurchase Price for any HELOCs repurchased, and advances made from the HELOC Servicer’s own funds. All Collection Accounts and amounts at any time credited thereto shall comply with the requirements of the HELOC Subservicing Agreement.

On the date specified in the HELOC Subservicing Agreement, the HELOC Subservicer will withdraw or cause to be withdrawn from the applicable Collection Accounts and any other permitted accounts and will remit to the Securities Administrator for deposit in the related Securities Administrator Collection Account the amounts required for distribution for such Payment Date in accordance with the HELOC Subservicing Agreement.

Optional Repurchase of Defaulted Mortgage Loans

Subject to the terms of each RMBS Servicing Agreement, the related Seller, on behalf of the Issuer, may purchase from the Issuer any mortgage loan that is 90 days or more delinquent at a price equal to the Repurchase Price.

Subject to the terms of the HELOC Servicing Agreement, the related Seller, on behalf of the Issuer, may purchase from the Issuer any HELOC that is 90 days or more delinquent at a price equal to the Repurchase Price.

Optional Sale of Defaulted Group I Loans and HELOCs

In addition to the procedures set forth under the heading “Servicing of Mortgage Loans—Realization upon or Sale of Defaulted Mortgage Loans” in the prospectus, the RMBS Subservicer, the Group I RMBS Servicer or HELOC Subservicer, as applicable, on behalf of the Issuer, may also, in its discretion, as an alternative to foreclosure, sell defaulted Group I Loans and HELOCs, as applicable, at fair market value to third-parties, if the RMBS Subservicer, the Group I RMBS Servicer or HELOC Subservicer, as applicable, reasonably believes that such sale would maximize proceeds to the related Securityholders in the aggregate (on a present value basis) with respect to that mortgage loan or HELOC.

Limited Group I Loan and HELOC Purchase Right

The servicing agreements provide that the related Seller will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans or HELOCs (and in any case, at least 5 mortgage loans or HELOCs) from the 2005-4A trust at a purchase price equal to the aggregate fair market value.

Pledge and Assignment of RMBS Servicer’s Rights

On or after the Closing Date, each of the Group I RMBS Servicer, the Groups III-V RMBS Servicer and the RMBS Subservicer may pledge and assign all of its right, title and interest in, to and under the applicable RMBS Servicing Agreement or RMBS Subservicing Agreement, as applicable, to one or more lenders (each referred to as an RMBS Servicing Rights Pledgee), selected by the Group I RMBS Servicer, the Groups III-V RMBS Servicer or the RMBS Subservicer, as applicable, including Bank of America, N.A., as the representative of certain lenders. In the event of a default by Group I RMBS Servicer, the Groups III-V RMBS Servicer or the RMBS Subservicer, as applicable, under the applicable RMBS Servicing Agreement or RMBS Subservicing Agreement, as applicable, such agreement provides for the appointment of a RMBS Servicing Rights Pledgee or its designee as the successor RMBS servicer or successor RMBS subservicer, as applicable, provided that at the time of such appointment the RMBS Servicing Rights Pledgee is Bank of America, N.A. or an affiliate (if an approved servicer for Fannie Mae or Freddie Mac) or such designee meets the requirements of a successor servicer or successor subservicer described in the applicable RMBS Servicing Agreement or RMBS Subservicing Agreement, as applicable, (including being acceptable to the Rating Agencies and the RMBS Master Servicer) and that the RMBS Servicing Rights Pledgee or such designee agrees to be subject to the terms of the applicable RMBS Servicing Agreement or RMBS Subservicing Agreement, as applicable.

In addition, any successor RMBS servicer or RMBS subservicer, as applicable, selected by the RMBS Servicing Rights Pledgee has a ten day period to decide whether or not to accept its appointment; if not, the RMBS Master Servicer or its designee would become the RMBS servicer or RMBS subservicer.

Investors in the Offered Certificates should be aware that the RMBS Servicing Rights Pledgee will have certain rights in connection with an Event of Default under the applicable RMBS Servicing Agreement or RMBS Subservicing Agreement, as applicable, including the right to select a new RMBS servicer or RMBS subservicer, as applicable.

THE GRANTOR TRUST AGREEMENT

The following summary describes some of the terms of the Grantor Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Grantor Trust Agreement. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Grantor Trust Agreement, the related Indenture and the related Trust Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179. See “The Agreements” in the accompanying prospectus.

The Certificates will be issued pursuant to the Grantor Trust Agreement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Grantor Trust Agreement and each of the Indentures, the Trust Agreements, the RMBS Master Servicing Agreements and the Servicing Agreements as executed will be filed by the Depositor with the SEC within fifteen days of the initial issuance of the Certificates. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Trust, the Underlying Trusts, the terms and conditions of the Grantor Trust Agreement, the Indentures, the Trust Agreements, the Certificates and the

Notes. The Certificates will be transferable and exchangeable at the designated office of the Certificate Registrar’s agent located at U.S. Bank National Association, 60 Livingston Avenue, Bond Drop Window, St. Paul, Minnesota 55107. See “The Grantor Trustee and the Indenture Trustee” in this prospectus supplement.

THE INDENTURES

The following summary describes some of the terms of the Indentures. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreements and Indentures. Whenever particular defined terms of the Indentures are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the related Indenture and the Trust Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179. See “The Agreements” in the accompanying prospectus.

General

The Notes will be issued pursuant to the Indentures, a form of which is filed as an exhibit to the registration statement. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Underlying Trusts, and the terms and conditions of the Indentures, the Trust Agreements and the Notes.

The rights with respect to the Notes as described below will be held by the Credit Enhancer, in the case of the Class II-A Notes, or the holder of the related Certificates, in the case of each other class of Notes. Any default or termination with respect to an Underlying Trust will affect the Certificates to the extent the related Note is affected.

Rights Upon Event of Default

If an Event of Default should occur under an Indenture and be continuing, then and in every such case the Indenture Trustee (i) with respect to the related Notes, other than the Class II-A Notes, at the written direction of the holders of such Notes representing not less than a majority of the aggregate Note Principal Balance of the related Notes or (ii) with respect to the Class II-A Notes, so long as the Credit Enhancer is not in default under the Insurance Policy, at the written direction of the Credit Enhancer or at the written direction of the holder of the majority of the aggregate Note Principal Balance of the Class II-A Notes with the consent of the Credit Enhancer, may declare the related class or classes of Notes to be immediately due and payable, and upon any such declaration the unpaid Note Principal Balance of the related class or classes of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Such declaration may, under certain circumstances as described in the related Indenture, be rescinded and annulled by (i) with respect to the Notes, other than the Class II-A Notes, the holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of each class of Notes, other than the Class II-A Notes, or (ii) with respect to the Class II-A Notes, the Credit Enhancer, so long as the Credit Enhancer is not in default under the Insurance Policy, or the holder of the majority of the aggregate Note Principal Balance of the Class II-A Notes with the consent of the Credit Enhancer.

If, following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the related Notes have been declared to be due and payable, the Indenture Trustee may (in the case of an Event of Default with respect to the 2005-4A Trust, with the consent of the Insurer (which consent shall not be required if an Insurer Default exists)), and shall, at the written direction of the Insurer so long as no Insurer Default exists) elect to maintain possession of the collateral securing the related Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration, as described in the related Indenture. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral related securing the Notes following an Event of Default, unless (A) the Indenture Trustee receives the consent of the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding (in the case of an Event of Default with respect to the 2005-4A Trust, the consent of the Credit Enhancer), (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the related Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) it is determined that the related mortgage loans and HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if these Notes had not been declared due and payable, and the Indenture Trustee, respecting the Class II-A Notes, receives the consent of the Credit Enhancer or, respecting the Notes other than the Class II-A Notes, the holders of 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding.

If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the related Underlying Trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the related Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Unless the Credit Enhancer is in default, the Credit Enhancer may exercise the rights of the Class II-A Noteholders including the right to direct the Indenture Trustee in all matters with respect to the Class II-A Notes and Loan Group II under the related Indenture.

Limitation on Suits

No Noteholder will have any right to institute any proceedings with respect to the related Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the related Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the related Noteholders; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the related Notes then outstanding.

Resignation and Removal of Indenture Trustee

The Indenture Trustee may resign at any time under either Indenture, or in the event that there is a conflict of interest with respect to the Indenture Trustee acting as Indenture Trustee for one or more classes of Notes under an Indenture, the related Underlying Trust will be obligated to appoint a successor Indenture Trustee for all of the Notes or such class of Notes with respect to which a conflict exists within the period specified in that Indenture. The Indenture Trustee may also be removed at any time under either Indenture by Noteholders representing more than 50% of the aggregate Note Principal Balance of the related Notes then outstanding if the Indenture Trustee ceases to be eligible to continue as such under that Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

Optional Termination

The Class I-A Certificates and Class I-M Certificates

The holder of the Trust Certificates related to 2005-4A Trust, or, if there is no single holder, the majority holder of these Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group I and redeem the related Notes, thereby also redeeming the related Certificates, after any payment date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group I Cut-off Date Balance. See “The Indentures—Optional Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class II-A Certificates

The HELOCs will be subject to optional purchase, thereby redeeming the related Notes and related Certificates, by (i) the holder of the Trust Certificates related to 2005-4A Trust, or, if there is no single holder, the majority holder of these Trust Certificates, on any payment date after the outstanding Note Principal Balance of the Class II-A Notes is reduced to an amount less than or equal to 20% of the Note Principal Balance of the Class II-A Notes on the Closing Date or (ii) by the Credit Enhancer if the holder of these Trust Certificates, or, if there is no single holder, the majority holder of these Trust Certificates, fails to exercise the right 60 days after the 10% level occurs.

The Class I-A, Class I-M and Class II-A Certificates

The holder of the Trust Certificates related to 2005-4A Trust, or, if there is no single holder, the majority holder of these Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group I and Loan Group II and redeem the related Notes, thereby also redeeming the related Certificates, after any payment date on which the aggregate Stated Principal Balance of the related mortgage loans and HELOCs as of the end of the related Due Period is less than 20% of the sum of the Group I Cut-off Date Balance and Group II Cut-off Date Balance. Any such redemption will be subject to the consent rights of the credit enhancer. See “The Indentures—Optional Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class III-A, Class IV-A, Class V-A and Class M Certificates

The holder of the Trust Certificates related to the 2005 4-B Trust, or, if there is no single holder, the majority holder of these Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group III, Loan Group IV and Loan Group V and redeem the related Notes, and thereby the related Certificates, after any payment date on which the related aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period is less than 10% of the sum of the Group III, Group IV and Group V Cut-off Date Balances. See “The Indentures—Optional Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The optional purchase price payable upon optional termination as described for (i) the Class III-A, Class IV-A, Class V-A and Class M Notes, (ii) the Class I-A Notes and Class I-M Notes and (iii) the Class II-A Notes, each as described above, will be equal to the lesser of (i) the fair market value of the mortgage loans or HELOCs, as applicable, and (ii) the sum of the outstanding principal balance of the mortgage loans or HELOCs, as applicable, and accrued and unpaid interest thereon at the weighted average of the loan rates through the day preceding the final payment date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the related Notes and all amounts owed to the Credit Enhancer, if applicable.

ASSIGNMENT OF LOANS

General

On or prior to the date the Certificates and Notes are issued, the Sellers, pursuant to the Mortgage Loan Purchase Agreements, will convey each mortgage loan and HELOC to the Depositor, and the Depositor, pursuant to the Trust Agreements, will in turn, convey each mortgage loan and HELOC, together with all principal and interest due on or with respect to such loans after the Cut-off Date, to the related Underlying Trust; provided, however, that the Sellers will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan and HELOC on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

At the time of issuance of the Notes, the Underlying Trusts will pledge all of their right, title and interest in and to the related mortgage loans and HELOCs, including all principal and interest due on the mortgage loans and HELOCs after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the related Indenture as collateral for the related Notes. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the Notes to the Issuer at the direction of the Underlying Trusts in exchange for, among other things, the mortgage loans and HELOCs.

FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Trust, the Underlying Trusts and of the Certificates

In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, (i) the arrangement under which the grantor trust is created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, the assets of which will consist of the Notes, and not as a partnership or an association taxable as a corporation or a partnership, (ii) the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, AHMC or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof, referred to in this prospectus supplement as the “Retained Certificates”) will be characterized as indebtedness to the extent they are issued to parties unrelated to the owner of the related trust certificates, (iii) the grantor trust certificates will be characterized as evidencing ownership interests in the related notes. In addition, the Grantor Trustee, on behalf of the Trust, and the Owner Trustee, on behalf of the Underlying Trusts, will agree, and beneficial owners of the Notes will agree by their purchase of Certificates and Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, despite the fact that the Underlying Trusts will each be classified as a TMP, each Underlying Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, or QRS, 100% ownership interest in the related Trust Certificates, the Transferor Interest and the related Class I-M-4, Class I-M-5, Class I-M-6, Class M-4, Class M-5 and Class M-6 Notes.

AHMC will hold directly or indirectly through AHM SPV III, LLC, its direct wholly-owned qualified REIT subsidiary, a 100% ownership interest in the Trust Certificates. AHMC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified AHMC’s qualification as a REIT, but instead has relied solely upon the representation made by AHMC concerning its REIT status. If AHMC were to fail to qualify as a REIT while it or its subsidiary owns the Trust Certificates, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Trust Certificates to qualify as a REIT or a QRS would constitute an Indenture Default.

At the issuance of the Notes, AHMC also will acquire the Retained Certificates, including a 100% beneficial ownership of the Class I-M-4, Class I-M-5, Class I-M-6, Class M-4, Class M-5 and Class M-6. Because AHMC’s qualified REIT subsidiary will own the Trust Certificates, the Notes related to the Retained Certificates will not be considered issued and outstanding for federal income tax purposes. Thus, the Notes related to the Retained Certificates will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Notes related to the Retained Certificates and the Trust Certificates. If AHMC were to sell a Retained Certificate or the Trust Certificates to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Notes related to the Retained Certificates could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The remainder of this discussion assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

Taxation of Owners of Grantor Trust Certificates

Holders of Grantor Trust Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the related Notes (including amounts used to pay reasonable fees and other expenses, if any) and will be entitled to deduct, subject to the limitations described below, their shares of any such reasonable fees and other expenses, if any. See “Federal Income Tax Consequences—Grantor Trust Funds—Characterization of Investments in Grantor Trust Certificates” in the prospectus.

Subject to the rules regarding original issue discount, a Certificateholder will be required to report its share of the interest income on such Class of related Notes in accordance with the Certificateholder’s normal method of accounting. The original issue discount rules will apply to a Certificate to the extent it evidences an interest in a related Note issued with original issue discount. Federal Income Tax Consequences—Grantor Trust Funds— If Stripped Bond Rules Do Not Apply” ” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement dated October 6, 2005, the Depositor has agreed to sell, and Bear, Stearns & Co. Inc. has agreed to purchase 70.0% and Lehman Brothers Inc., Citigroup Global Markets Inc., Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. have each agreed to purchase 7.5% of each class of the Offered Certificates. Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 99.94% of the aggregate initial Certificate Principal Balance of the Offered Certificates.

The aggregate expenses payable by the Depositor in connection with the Certificates are estimated to be $975,000.

In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters’ right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System on or about the Closing Date.

The underwriting agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Certificates will be passed upon for the Issuer, the Depositor, the Sellers and American Home by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by McKee Nelson LLP, Washington, D.C.

RATINGS

It is a condition to the issuance of the Offered Certificates that the Certificates receive at least the following ratings from S&P and Moody’s:

Certificates	S&P	Moody’s
Class I-A-1	AAA	Aaa
Class I-A-2	AAA	Aaa
Class I-A-3	AAA	Aaa
Class II-A	AAA	Aaa
Class III-A-1	AAA	Aaa
Class III-A-2	AAA	Aaa
Class III-A-3	AAA	Aaa
Class IV-A	AAA	Aaa
Class V-A	AAA	Aaa
Class I-M-1	AA+	Aa1
Class I-M-2	AA	Aa3
Class I-M-3	AA-	NR
Class I-M-4	A	NR
Class I-M-5	BBB	NR
Class I-M-6	BBB-	NR
Class M-1	AA+	Aa2
Class M-2	AA	Aa3
Class M-3	AA-	NR
Class M-4	A	NR
Class M-5	BBB	NR
Class M-6	BBB-	NR

The ratings of S&P and Moody’s assigned to mortgage-backed certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled other than Basis Risk Shortfalls and Net WAC Shortfalls. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Certificates.

The Depositor has not requested that any rating agency rate any class of the Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates as stated above.

LEGAL INVESTMENT

The Class I-A, Class III-A, Class IV-A, Class V-A, Class I-M-1, Class I-M-2, Class I-M-3, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by the Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class II-A Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

It is not anticipated that the exemption granted to the underwriters in Prohibited Transaction Exemption 2002-41 will apply to the Offered Certificate. If the holder of such a Certificate is a Plan or purchasing with Plan Assets, the underlying notes held by the grantor trust issuing the Certificate may be treated as assets of such Plan. If, however, the underlying notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, the “look-through” rule will not apply to the mortgage loans or HELOCs underlying the notes will not be treated as Plan Assets of the Plan. While it is anticipated that, as of the date hereof, the traditional debt features of the underlying notes should cause such notes to be treated as debt with no “substantial equity features” under the DOL Regulations, there can be no assurance that any class of underlying notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. Consequently, in the event that such notes are not treated as debt with no “substantial equity features” under the DOL Regulations, the subsequent transfer of such Certificates or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. The Offered Certificates will likely be treated as equity interests for these purposes. Accordingly, when a Plan purchases an Offered Certificate it will be deemed to be purchasing an undivided interest in a specific note. A Plan’s deemed ownership of such interest may cause indirect prohibited transactions to occur.

Even if the underlying notes are treated as indebtedness with no substantial equity features so that the “look-through” rule of the DOL Regulations does not apply, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the Offered Certificates, investing Plans should determine whether the Issuer, the Sellers, the Depositor, the Underwriters, the Grantor Trustee, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicers the RMBS Subservicer, the HELOC Back-Up Servicer, the HELOC Servicer, the HELOC Subservicer, the Securities Administrator, any other servicer, any administrator, any provider of credit support, including the Derivative Counterparty, any owner of 50% or more of the Trust Certificates, which could be transferred subsequent to the purchase of an Offered Certificate by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

The DOL has granted certain class exemptions (“Class Exemptions”) which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including, but not limited to: Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager” PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in- house asset manager.” The DOL also has issued regulatory exemptions that provide relief for other transactions, including transactions which constitute necessary or reasonable services for the operation of a Plan. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Certificates or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Because it is anticipated that the “look-through” rule will not apply, Plans should not be treated as owning an interest in the underlying mortgage loans or HELOCs. If a Class Exemption would have applied to the underlying notes, the Issuer believes that it should also apply to the deemed purchase of an undivided interest in such underlying note by a Plan purchasing an Offered Certificate.

Whether the conditions of the Class Exemptions will be satisfied as to the underlying notes of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires an Offered Certificate. Any Plan investor that proposes to use assets of a Plan to acquire Offered Certificates in reliance upon the Class Exemptions with respect to its indirect purchase of an undivided interest in the underlying notes should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Class Exemptions.

By acquiring an Offered Certificate, each purchaser will be deemed to represent that either (1) it is not acquiring the Offered Certificate with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the Offered Certificate will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Offered Certificates are rated investment grade. Alternatively, regardless of the rating of the Offered Certificates, such person may provide the Grantor Trustee, the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Sellers, the Depositor, the Underwriters, the Grantor Trustee, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicers, the RMBS Subservicer, the HELOC Back-Up Servicer, the HELOC Servicer, the HELOC Subservicer, the Securities Administrator or any successor servicer, which opines that the acquisition, holding and transfer of such Offered Certificate or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Sellers, the Depositor, the Underwriters, the Grantor Trustee, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicers, the RMBS Subservicer, the HELOC Back-Up Servicer, the HELOC Servicer, the HELOC Subservicer, the Securities Administrator or any successor servicer to any obligation in addition to those undertaken in the Indenture or the Grantor Trust Agreement.

Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates.

GLOSSARY

Accrual Period — With respect to any payment date and the Notes, other than the Class IV-A Notes and Class V-A Notes, the period from the preceding payment date (or in the case of the first payment date, from the Closing Date) through the day preceding such payment date. With respect to any payment date and the Class IV-A Notes and Class V-A Notes, the prior calendar month. Accrued Note Interest for the Notes, other than the Class IV-A Notes and Class V-A Notes shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year. Accrued Note Interest on the Class IV-A Notes and Class V-A Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Accrued Certificate Interest — For any payment date and each class of Certificates, the amount of Accrued Note Interest on the related Notes.

Accrued Note Interest — For any payment date and each class of Notes, interest accrued during the related accrual period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such payment date, plus any Accrued Note Interest remaining unpaid from any prior payment date with interest thereon at the related Note Interest Rate.

Additional Balance — As to any HELOC Mortgage Loan and day, the aggregate amount of all Draws conveyed to the Trust pursuant to the Mortgage Loan Purchase Agreement.

Additional Negative Amortization Principal Amount — For any Payment Date, as determined separately with respect to the Group I Loans and Group III Loans, the excess, if any, of (x) the Negative Amortization Amount for the related Mortgage Loans over (y) the Principal Remittance Amount for the related Mortgage Loans (without regard to the last sentence of the definition thereof).

Adjustment Fraction — For any Payment Date with respect to the Class I-A Notes and Class I-M Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group I Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class I-A Notes and Class I-M Notes immediately prior to that Payment Date. For any Payment Date with respect to the Class III-A, Class IV-A, Class V-A and Class M Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class III-A, Class IV-A, Class V-A and Class M Notes immediately prior to that Payment Date.

Agreements — The Servicing Agreements, the RMBS Master Servicing Agreements, the Indentures, the Trust Agreements, the Mortgage Loan Purchase Agreements, the Cap Contracts, the Corridor Contracts, the Grantor Trust Agreement and the Insurance Policy.

AHMC— American Home Mortgage Investment Corp.

Allocated Realized Loss Amount — With respect to any class of Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M and Class M Notes or the related Certificates and any payment date, an amount equal to the sum of any Realized Loss allocated to that class of Notes or Certificates on that payment date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous payment dates, in each case, with interest thereon at the applicable Note Interest Rate or Certificate Interest Rate, as applicable, for such payment date for such class for the related Accrual Period.

American Home — American Home Mortgage Investment Corp., together with its direct or indirect wholly-owned subsidiaries.

Available Funds – The Group I, Group III, Group IV and Group V Available Funds, as applicable.

Available Funds Rate – On any Payment Date and any class of Class I-A Notes and Class I-M Notes, the per annum rate equal to (a) of the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group I included in the trust as of the end of the prior Due Period times (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction. In addition, the Available Funds Rate with respect to the Class I-A Notes and Class I-M Notes will be reduced by the Additional Negative Amortization Principal Amount, expressed as a percentage of the aggregate Note Principal Balance of the Class I-A Notes and Class I-M Notes. The weighted average of clause (a) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period. The weighted average of clause (a) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period.

On any Payment Date and any class of Class III-A, Class IV-A and Class V-A Notes, the per annum rate equal to (a) the weighted average of the Net Mortgage Rates on the related mortgage loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period times (b) in the case of these Notes other than the Class V-A Notes, a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction. In addition, the Available Funds Rate with respect to the Class III-A Notes will be reduced by the Additional Negative Amortization Principal Amount, expressed as a percentage of the aggregate Note Principal Balance of the Class III-A Notes. The weighted average of clause (a) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period.

On any Payment Date and any class of Class M Notes, the per annum rate equal to (a) the weighted average (as described below) of the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group III, Loan Group IV and Loan Group V included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans of Loan Group III, Loan Group IV and Loan Group V, the aggregate Note Principal Balance of the related Class III-A, Class IV-A and Class V-A Notes, respectively times (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction.

Bankruptcy Loss — Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basic Principal Distribution Amount — With respect to any payment date and Loan Group I, the lesser of (a) the excess of (i) the related Available Funds for such payment date over (ii) the aggregate amount of Accrued Note Interest for the Class I-A Notes and Class I-M Notes for such payment date and (b) the related Principal Remittance Amount for the Group I Loans for such payment date. With respect to any payment date and Loan Group III, Loan Group IV and Loan Group V, the lesser of (a) the excess of (i) the sum of the related Available Funds for such payment date over (ii) the aggregate amount of Accrued Note Interest for the Class III-A, Class IV-A, Class V-A and Class M Notes for such payment date and (b) the related Principal Remittance Amount for the Group III, Group IV and Group V Loans for such payment date.

Basis Risk Shortfall — With respect to any class of LIBOR Notes and the related Certificates, other than the Class II-A Notes, on each payment date where clause (iii) of the definition of “Note Interest Rate” is less than clauses (i) or (ii) of the definition of “Note Interest Rate,” the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such payment date calculated pursuant to the lesser of clause (i) or (ii) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such payment date calculated at the related Available Funds Rate. With respect to the Class II-A Notes and the related Certificates, on each payment date where the Note Interest Rate for the Class II-A Notes is limited to the Net WAC Cap, any interest which would have accrued at the excess of (a) the lesser of (i) One-Month LIBOR plus the related Note Margin and (ii) the Maximum Rate over (b) the Net WAC Cap.

Basis Risk Shortfall Carry-Forward Amount — With respect to each class of LIBOR Notes and the related Certificates and any payment date, as determined separately for each such class of Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such payment date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior payment dates, plus interest thereon at the related Note Interest Rate, or, in the case of the Class II-A Notes, plus interest accrued thereon at the lesser of (i) One-Month LIBOR plus the related Note Margin and (ii) the Maximum Rate, for such payment date for such class for the related Accrual Period, to the extent previously unreimbursed by the related Net Monthly Excess Cashflow or payments received by the Indenture Trustee under the Cap Contracts or Corridor Contracts, as applicable.

Book-entry Certificates — Each class of Offered Certificates issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Cap Contracts — The three interest rate Cap Contracts between the Owner Trustee (or assigned to the Owner Trustee) on behalf of the related Underlying Trust and the Derivative Counterparty primarily for the benefit of the Class M-1, Class M-2 and Class M-3 Notes.

Cap Rate — With respect to each Cap Contract and each payment date, the fixed rate set forth in each Cap Contract used to determine payments to the Indenture Trustee.

Ceiling Rate —With respect to each Corridor Contract and each payment date, the fixed rate set forth in the related Corridor Contract used to determine payments to the Indenture Trustee.

Certificate – Any of the Certificates issued by the Issuer, each of which is backed by a Note.

Certificate Interest Rate – With respect to any Certificate, the Note Interest Rate of the related Note.

Certificate Margin — With respect to any Certificate, the Note Margin of the related Note.

Certificate Principal Balance – With respect to any Certificate, the Note Principal Balance of the related Note.

Certificate Rate Change Date — With respect to any Certificate, the Note Rate Change Date of the related Note.

Charge-Off Amount — For any Charged-Off HELOC, the amount of the principal balance that has been written down.

Charged-Off HELOC — A HELOC with a balance that has been written down on the HELOC Subservicer’s servicing system in accordance with its policies and procedures and any HELOC that is more than 180 days past due.

Class A Certificates — The Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Certificates.

Class A Notes — The Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes.

Class A Principal Allocation Fraction — For any payment date and (i) the Class III-A Notes, (ii) the Class IV-A Notes and (iii) the Class V-A Notes, as determined separately, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the mortgage loans in the related Loan Group to be distributed on that payment date, and (y) the denominator of which is the Principal Remittance Amount for all of the mortgage loans in Loan Group III, Loan Group IV and Loan Group V to be distributed on that payment date.

Class A Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the lesser of (A) the related aggregate Principal Distribution Amount for such payment date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class III-A, Class IV-A and Class V-A Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 83.25% and (ii) on or after the Payment Date in September 2011 approximately 86.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.55% of the sum of the Group III, Group IV and Group V Cut-off Date Balances and any related Additional Negative Amortization Principal Amount.

Class I-A Certificates — The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates.

Class I-A Notes — The Class I-A-1, Class I-A-2 and Class I-A-3 Notes.

Class I-A Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the lesser of (A) the related aggregate Principal Distribution Amount for such payment date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class I-A Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 79.00% and (ii) on or after the Payment Date in September 2011 approximately 83.20% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M Certificates — The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates.

Class I-M Notes — The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes.

Class I-M-1 Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the distribution of the Class I-A Principal Distribution Amount on such payment date) and (ii) the Note Principal Balance of the Class I-M-1 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 87.38% and (ii) on or after the Payment Date in September 2011 approximately 89.90% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-2 Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A Notes and Class I-M-1 Notes (after taking into account the distribution of the Class I-A and Class I-M-1 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class I-M-2 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 91.00% and (ii) on or after the Payment Date in September 2011 approximately 92.80% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-3 Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1 and Class I-M-2 Notes (after taking into account the distribution of Class I-A, Class I-M-1 and Class I-M-2 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class I-M-3 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 92.25% and (ii) on or after the Payment Date in September 2011 approximately 93.80% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-4 Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class I-M-4 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 95.75% and (ii) on or after the Payment Date in September 2011 approximately 96.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-5 Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class I-M-5 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 97.00% and (ii) on or after the Payment Date in September 2011 approximately 97.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-6 Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class I-M-6 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 98.25% and (ii) on or after the Payment Date in September 2011 approximately 98.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.70% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class III-A Certificates — The Class III-A-1, Class III-A-2 and Class III-A-3 Certificates.

Class III-A Notes — The Class III-A-1, Class III-A-2 and Class III-A-3 Notes.

Class M Certificates — The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Class M Notes — The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes.

Class M-1 Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class IV-A and Class V-A Notes (after taking into account the distribution of the Class A Principal Distribution Amount on such payment date) and (ii) the Note Principal Balance of the Class M-1 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 88.37% and (ii) on or after the Payment Date in September 2011 approximately 90.70% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.55% of the sum of the Group III, Group IV and Group V Cut-off Date Balances and any related Additional Negative Amortization Principal Amount.

Class M-2 Principal Distribution Amount — For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class IV-A, Class V-A and Class M-1 Notes (after taking into account the distribution of the Class A and Class M-1 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-2 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 91.87% and (ii) on or after the Payment Date in September 2011 approximately 93.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.55% of the sum of the Group III, Group IV and Group V Cut-off Date Balances and any related Additional Negative Amortization Principal Amount.

Class M-3 Principal Distribution Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class IV-A, Class V-A, Class M-1 and Class M-2 Notes (after taking into account the distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-3 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 93.12% and (ii) on or after the Payment Date in September 2011 approximately 94.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.55% of the sum of Group III, Group IV and Group V Cut-off Date Balances and any related Additional Negative Amortization Principal Amount.

Class M-4 Principal Distribution Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class IV-A, Class V-A, Class M-1, Class M-2 and Class M-3 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-4 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 96.12% and (ii) on or after the Payment Date in September 2011 approximately 96.90% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.55% of the sum of the Group III, Group IV and Group V Cut-off Date Balances and any related Additional Negative Amortization Principal Amount.

Class M-5 Principal Distribution Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class IV-A, Class V-A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-5 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 97.37% and (ii) on or after the Payment Date in September 2011 approximately 97.90% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.55% of the sum of the Group III, Group IV and Group V Cut-off Date Balances and any related Additional Negative Amortization Principal Amount.

Class M-6 Principal Distribution Amount — For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class IV-A, Class V-A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-6 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in September 2011 approximately 98.63% and (ii) on or after the Payment Date in September 2011 approximately 98.90% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.55% of the sum of the Group III, Group IV and Group V Cut-off Date Balances and any related Additional Negative Amortization Principal Amount.

Closing Date — October 7, 2005.

Collection Account — The account or accounts created and maintained by the HELOC Subservicer pursuant to the HELOC Subservicing Agreement.

Compensating Interest — Any payments made by the RMBS Master Servicer or the RMBS Servicers, pursuant to the related RMBS Master Servicing Agreement and related RMBS Servicing Agreement, as applicable, to cover Prepayment Interest Shortfalls.

Corridor Contracts — The five interest rate corridor contracts between the Owner Trustee (or assigned to the Owner Trustee) on behalf of the related Underlying Trust and the Derivative Counterparty primarily for the benefit of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Certificates.

CPR — A constant rate of prepayment on the mortgage loans or HELOCs.

Credit Enhancement Percentage — With respect to the Class I-A Notes and any payment date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class I-M Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class III-A, Class IV-A and Class V-A Notes and any payment date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class M Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period.

Credit Enhancer — Financial Guaranty Insurance Company.

Cut-Off Date — With respect to the mortgage loans, September 1, 2005, with respect to the HELOCs, the close of business of September 19, 2005.

Debt Service Reduction — With respect to any mortgage loan, a reduction in the scheduled monthly payment for such mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Delinquency Rate — For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent, or, in the case of any HELOC, 90 or more days delinquent, (including all foreclosures, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans, or HELOCs, as applicable, as of the close of business on the last day of such month, or Due Period, as applicable.

Depositor — Bear Stearns Asset Backed Securities I LLC.

Derivative Contracts — Any of the Cap Contracts or the Corridor Contracts.

Derivative Counterparty — Bear Stearns Financial Products Inc.

Determination Date — With respect to any payment date, the 15th day of the related month or, if such day is not a business day, the immediately preceding business day.

Draw — With respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related mortgage note.

Draw Period — With respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

Due Date — With respect to each mortgage loan or HELOC, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

Due Period — With respect to any payment date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month in which such payment date occurs and ending on the first day of the month in which such payment date occurs. With respect to any payment date and the Group II HELOCs, the period commencing on the 11th of the month immediately preceding the month in which such payment date occurs and ending on the 10th day of the month in which such payment date occurs, or, in the case of the first Due Period, the period commencing on September 20, 2005 and ending on October 10, 2005.

Event of Default — With respect to each Indenture, as determined separately, any one of the following: (a) the failure by the Issuer to pay Accrued Note Interest on any Class of related Notes with respect to a payment date on such payment date; (b) a default by the Issuer in the observance of certain negative covenants in the related Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer and the Credit Enhancer (in the case of the Indenture relating to American Home Mortgage Investment Trust 2005-4A) by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the related Notes, as applicable; (d) any representation or warranty made by the Issuer in the related Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer and the Credit Enhancer (in the case of the Indenture relating to American Home Mortgage Investment Trust 2005-4A) by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the related Issuer; or (f) the failure by the Issuer on the final scheduled payment date to pay all Accrued Note Interest, all remaining Basis Risk Shortfall Carry-Forward Amounts and to reduce the Note Principal Balances of all of the related Notes to zero.

Excess Derivative Payment Amount — For any payment date, the sum of (a) the excess of amounts payable from the Corridor Contracts on that payment date over the amount of Basis Risk Shortfall Carry-Forward Amounts payable to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class III-A-1 and Class III-A-2 Certificates on that payment date and (b) the excess of amounts payable from the Cap Contracts on that payment date over the amount of Basis Risk Shortfall Carry-Forward Amounts payable to the Class M-1, Class M-2 and Class M-3 Notes on that payment date.

Excess Overcollateralization Amount — For any payment date and Loan Group II, the amount by which the related Overcollateralized Amount, assuming the full Investor Principal Distribution Amount was paid on the Class II-A Notes for such payment date, exceeds the related Overcollateralization Target Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess Overcollateralization Amount shall be zero.

Floating Allocation Percentage — For any payment date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous Due Period (in the case of the first payment date, the Invested Amount as of the Closing Date) and a denominator equal to the Group II Pool Balance, at the end of the previous Due Period (in the case of the first payment date, the Group II Cut-off Date Balance), provided such percentage shall not be greater than 100%.

Grantor Trust Agreement — The Grantor Trust Agreement dated October 7, 2005, among the Depositor, the Securities Administrator and the Grantor Trustee.

Grantor Trustee — U.S. Bank National Association, and its successors and assigns or any successor grantor trustee appointed pursuant to the terms of the Grantor Trustee Agreement.

Group I Available Funds — For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group I Loans. The Group I Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group I Loans, (2) any Monthly Advances and Compensating Interest Payments on the Group I Loans made by the RMBS Master Servicer or the related RMBS Servicer for such Payment Date, (3) any amounts reimbursed by the RMBS Master Servicer, the related RMBS Servicer, the RMBS Subservicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, and (4) any amounts withdrawn from the related Supplemental Carryover Reserve Account for such payment date and is net of (5) fees payable to, and other amounts reimbursable to, the Indenture Trustee, RMBS Master Servicer, the related RMBS Servicer, the RMBS Subservicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group I Loans.

Group I Cut-off Date Balance — The aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date.

Group I RMBS Servicer –American Home Mortgage Acceptance, Inc., or its successor in interest.

Groups III-V RMBS Servicer –American Home Mortgage Servicing, Inc., or its successor in interest.

Group II Cut-off Date Balance — The aggregate Stated Principal Balance of the Group II HELOCs as of the Cut-off Date.

Group II Delinquent HELOC Amount — With respect to any payment date, the aggregate Stated Principal Balance of any Group II HELOCs which are 180 days or more delinquent, REO, in bankruptcy or in foreclosure.

Group II Excess Interest — With respect to any payment date, the excess of (i) the Interest Collections for such payment date over (ii) the amount of accrued interest and unpaid interest distributed to the Class II-A Notes and the Certificates on such payment date, less certain fees.

Group II Excess Spread Percentage — With respect to any payment date, the percentage equivalent of a fraction, (A) the numerator of which is the product of (i) the excess of (x) the Investor Interest Collections on the Group II HELOCs for that payment date over (y) the sum of the Accrued Note Interest on the Group II HELOCs, the premium due to the Credit Enhancer under the Policy, any Investor Charge-Off Amounts, any reimbursement amounts and other amounts payable to the Credit Enhancer pursuant to the Insurance Agreement, and the related servicing fee for such payment date and (ii) twelve (12), and (B) the denominator of which is the aggregate Stated Principal Balance of the Group II HELOCs as of the beginning of the related Due Period.

Group II Pool Balance— For any payment date, an amount equal to the aggregate of the Principal Balances of the HELOCs at the end of the related Due Period.

Group III Available Funds — For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group III Loans. The Group III Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group III Loans, (2) any Monthly Advances and Compensating Interest Payments on the Group III Loans made by the RMBS Master Servicer or the related RMBS Servicer for such payment date, (3) any amounts reimbursed by the RMBS Master Servicer, related RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, and (4) any amounts withdrawn from the related Supplemental Carryover Reserve Account for such payment date and is net of (5) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the related RMBS Servicer, the Securities Administrator, the Owner Trustee and other amounts as provided in the Agreements allocable to the Group III Loans.

Group III Cut-off Date Balance — The aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date.

Group IV Available Funds — For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group IV Loans. The Group IV Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group IV Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group IV Loans made by the RMBS Master Servicer or related RMBS Servicer for such payment date and (3) any amounts reimbursed by the RMBS Master Servicer, related RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, and is net of (4) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the related RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group IV Loans.

Group IV Cut-off Date Balance — The aggregate Stated Principal Balance of the Group IV Loans as of the Cut-off Date.

Group V Available Funds — For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group V Loans. The Group V Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group V Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group V Loans made by the RMBS Master Servicer or the related RMBS Servicer for such payment date and (3) any amounts reimbursed by the RMBS Master Servicer, the related RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, and is net of (4) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the related RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group V Loans.

Group V Cut-off Date Balance — The aggregate Stated Principal Balance of the Group V Loans as of the Cut-off Date.

HELOC Back-Up Servicer – GMAC Mortgage Corporation or its successor in interest.

HELOC Back-Up Servicing Agreement — The HELOC Back-Up Servicing Agreement dated as of October 7, 2005, among the HELOC Back-Up Servicer, Indenture Trustee and Issuer.

HELOC Back-Up Servicing Fee — With respect to each HELOC and any payment date, the fee payable monthly to the HELOC Back-Up Servicer pursuant to the HELOC Back-Up Servicing Agreement in respect of back-up servicing compensation that accrues at an annual rate equal to the HELOC Back-Up Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

HELOC Back-Up Servicing Fee Rate — With respect to each HELOC, 0.02% per annum.

HELOC Servicer – American Home Mortgage Acceptance, Inc., or its successor in interest.

HELOC Servicing Agreement — The Servicing Agreement, dated as of October 7, 2005, among the HELOC Servicer, HELOC Back-Up Servicer, the related Seller, Indenture Trustee and Issuer.

HELOC Servicing Fee – With respect to each HELOC and any payment date, the fee payable monthly to the HELOC Servicer in respect of servicing compensation that accrues at an annual rate equal to the HELOC Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

HELOC Servicing Fee Rate – With respect to each HELOC, 0.50% per annum.

HELOC Servicer Termination Event — A removal of the HELOC Servicer or the HELOC Subservicer by the Credit Enhancer for “cause.” Cause shall mean any material breach of any obligation, covenant, or trigger under the transaction documents subject to cure provisions relating to such breach as agreed to by the parties. In particular, HELOC Servicer Termination Events with respect to the HELOC Servicer or the HELOC Subservicer shall include:

(a)           The occurrence of a draw on the Policy which remains unreimbursed for a period of 90 days.;

(b)          Cumulative Charge-Off Amounts, as a percentage of the HELOC pool balance as of the Closing Date, exceed the following:

Months	Percentage
0 – 12	1.00%
13 – 24	2.00%
25 – 36	3.00%
37 – 48	4.00%
49+	5.00%

(c)          AHMC fails to have a tangible net worth of at least $530 million as described in the Agreements.

HELOC Subservicer – American Home Mortgage Servicing, Inc.

HELOC Subservicing Agreement – The HELOC Subservicing Agreement dated October 7, 2005 between the HELOC Servicer and the HELOC Subservicer.

Indenture — Either of the Indentures dated as of October 7, 2005, between the related Underlying Trust, the Securities Administrator and the Indenture Trustee.

Indenture Trustee — U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Insurance Agreement — The Insurance Agreement dated as of October 7, 2005 among the Indenture Trustee, the Grantor Trustee, the related Seller, the Issuer, American Home Mortgage Investment Corp., the HELOC Servicer, the HELOC Subservicer, the Depositor, the Owner Trustee and the Credit Enhancer, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Proceeds — Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Collections — For each payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group II HELOCs, and consist of interest collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Repurchase Price and substitution adjustment amount paid during the related Due Period, any Net Recoveries on HELOCs that were previously Charged-Off HELOCs, net of fees and reimbursements to the Owner Trustee, Indenture Trustee, the Grantor Trustee, Securities Administrator, HELOC Servicer, HELOC Subservicer and HELOC Back-Up Servicer.

Interest Coverage Account — A trust account that the Indenture Trustee will establish for the benefit of the Class II-A Noteholders.

Interest Determination Date — With respect each class of LIBOR Notes and (i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related payment date on which such Accrual Period commences.

Invested Amount — For any payment date, the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account any Overcollateralization Reduction Amount) up to and including the related payment date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such payment date. The Invested Amount on the Closing Date is approximately $198,523,950.

Investor Charge-Off Amount — For any payment date, the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

Investor Interest Collections — For any payment date, the Floating Allocation Percentage of Interest Collections for the related Due Period.

Investor Principal Distribution Amount— On every payment date from the first payment date through and including the payment date in September 2010, unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all additional balances drawn under the mortgage loans during the related Due Period; and on every payment date after the payment date in September 2010 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. During the Managed Amortization Period, such amount will be reduced by the Overcollateralization Reduction Amount and increased by the Overcollateralization Increase Amount.

Issuer — American Home Mortgage Investment Trust 2005-4, a grantor trust, or its successor in interest.

LIBOR Business Day — A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Certificate — Any Class I-A, Class II-A, Class III-A, Class I-M or Class M Note, or any Class IV-A Note or Class V-A Certificate after the related Certificate Rate Change Date.

LIBOR Note — Any Class I-A, Class II-A, Class III-A, Class I-M or Class M Note, or any Class IV-A Note or Class V-A Note after the related Note Rate Change Date.

Liquidated HELOC— Any defaulted HELOC as to which the HELOC Subservicer has determined that all amounts which it expects to recover from or on account of such HELOC have been recovered.

Liquidated Mortgage Loan — Any defaulted mortgage loan as to which the RMBS Subservicer or Groups III-V RMBS Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Amounts received by the RMBS Subservicer, Groups III-V RMBS Servicer or HELOC Subservicer in connection with the liquidation of a defaulted mortgage loan or HELOC whether through trustee’s sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

Loan Group — Loan Group I, Loan Group II, Loan Group III, Loan Group IV or Loan Group V, as applicable.

Managed Amortization Period — Begins on the Cut-off Date and ends on the earliest of the Payment Date in September 2010 or the occurrence of a Rapid Amortization Event.

Maximum Certificate Interest Rate — With respect to any payment date and each class of the Class I-A, Class III-A, Class I-M and Class M Certificate, and with respect to the Class IV-A Notes and Class V-A Notes and any payment date after the related Certificate Rate Change Date, 11.00% per annum.

Maximum Note Interest Rate — With respect to any payment date and each class of the Class I-A, Class III-A, Class I-M and Class M Notes, and with respect to the Class IV-A Notes and Class V-A Notes and any payment date after the related Note Rate Change Date, 11.00% per annum.

Maximum Rate — With respect to payment date and the Class II-A Notes, (a) the weighted average of the maximum loan rates of the Group II HELOCs, weighted on the basis of the related Stated Principal Balance of each Group II HELOC as of the end of the related Due Period, minus (i) the HELOC Servicing Fee Rate and (ii) the premium due to the Credit Enhancer under the Policy expressed in dollars divided by aggregate Stated Principal Balance of the Group II HELOCs as of such payment date, times (b) a fraction equal to (x) the number of days in the related Accrual Period over (y) 30.

Minimum Monthly Payment — The minimum amount required to be paid by the mortgagor pursuant to the terms of a mortgage note related to a Group I Loan or a Group III Loan.

Monthly Advance — The aggregate of all payments of principal and interest, net of the RMBS Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments — For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody’s — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreements — The mortgage loan purchase agreement relating to American Home Mortgage Investment Trust 2005-4A, dated as of October 7, 2005, between American Home Mortgage Acceptance, Inc. and the Depositor and the mortgage loan purchase agreement relating to American Home Mortgage Investment Trust 2005-4C, dated as of October 7, 2005, between American Home Mortgage Investment Trust 2005-4B and the Depositor.

Negative Amortization Amount — With respect to any Payment Date, the aggregate amount of negative amortization with respect to the Group I Loans or Group III Loans, as applicable, for the related Due Period.

Net Liquidation Proceeds — With respect to any Liquidated Mortgage Loan or Liquidated HELOC, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the HELOC Subservicer, Groups III-V RMBS Servicer or RMBS Subservicer, as applicable, Monthly Advances and Liquidation Expenses.

Net Monthly Excess Cashflow — With respect to Loan Group I, for any payment date, the sum of (1) the excess of (x) the related Available Funds for such payment date over (y) the sum for such payment date of (A) the aggregate amount of Accrued Note Interest for the Class I-A Notes and Class I-M Notes and (B) the Principal Remittance Amount used to make payments in respect of principal to these Notes. With respect to Loan Group III, Loan Group IV and Loan Group V, as determined in the aggregate for any payment date, the sum of (1) the excess of (x) the sum of the Group III, Group IV and Group V Available Funds for such payment date over (y) the sum for such payment date of (A) the aggregate amount of Accrued Note Interest for the Class III-A, Class IV-A, Class V-A and Class M Notes and (B) the Principal Remittance Amount used to make payments in respect of principal to these Notes.

Net Mortgage Rate — For any mortgage loan or HELOC, the then applicable mortgage rate thereon less (a) with respect to any mortgage loan, the RMBS Servicing Fee, (b) with respect to any HELOC, the sum of (1) the HELOC Back-Up Servicing Fee Rate, (2) the HELOC Servicing Fee Rate and, (3) the premium due to the Credit Enhancer under the Policy, expressed as a per annum rate and (c) in the case of a mortgage loan covered by the PMI Policy, the related PMI Insurance Fee Rate.

Net Recoveries — With respect to a HELOC, the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses.

Net WAC Cap — The weighted average of the Net Mortgage Rates of the Group II HELOCs included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, minus (i) the HELOC Servicing Fee Rate and the HELOC Back-Up Servicing Fee Rate and (ii) the premium due to the Credit Enhancer under the Policy, expressed in dollars, divided by the current Stated Principal Balance of the Group II HELOCs.

Net WAC Shortfall — With respect to the Class IV-A Notes and Class V-A Notes, on or prior to the related Note Rate Change Date, the excess, if any, of (x) the related Accrued Note Interest thereon for such payment date calculated pursuant to clause (i)(a) of the related definition of Note Interest Rate over (y) Accrued Note Interest thereon for such payment date calculated at the related Available Funds Rate.

Net WAC Shortfall Carry-Forward Amount — With respect to the Class IV-A Notes and Class V-A Notes, on or prior to the related Note Rate Change Date, an amount equal to the aggregate amount of Net WAC Shortfall for such Notes on such payment date, plus any unpaid Net WAC Shortfall for such class of Notes from prior payment dates, plus interest thereon at the related Note Interest Rate for such payment date for such class for the related Accrual Period, to the extent previously unreimbursed by related Net Monthly Excess Cashflow.

Note — Any Class A, Class I-M or Class M Note.

Note Interest Rate — With respect to each payment date and the Notes, other than the Class II-A, Class IV-A and Class V-A Notes, a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate with respect to such payment date. With respect to each payment date and the Class IV-A Notes and Class V-A Notes, (i) prior to the related Note Rate Change Date, the lesser of (a) 5.175% and 5.350%, respectively, per annum and (b) the related Available Funds Rate and (ii) on or after the related Note Rate Change Date, the least of (a) Six-Month LIBOR plus the related Note Margin, (b) the related Maximum Note Interest Rate and (c) the related Available Funds Rate. With respect to each payment date and the Class II-A Notes, a rate equal to the least of (x) One-Month LIBOR plus the related Note Margin, (y) the Net WAC Cap and (z) the Maximum Rate.

Note Margin — With respect to the Class I-A-1 Notes, on any payment date prior to the Step-Up Date, 0.290% per annum, and on any payment date on and after the Step-Up Date, 0.580% per annum. With respect to the Class I-A-2 Notes, on any payment date prior to the Step-Up Date, 0.380% per annum, and on any payment date on and after the Step-Up Date, 0.760% per annum. With respect to the Class I-A-3 Notes, on any payment date prior to the Step-Up Date, 0.440% per annum, and on any payment date on and after the Step-Up Date, 0.880% per annum. With respect to the Class II-A Notes, 0.190% per annum. With respect to the Class III-A-1 Notes, on any payment date prior to the Step-Up Date, 0.300% per annum, and on any payment date on and after the Step-Up Date, 0.600% per annum. With respect to the Class III-A-2 Notes, on any payment date prior to the Step-Up Date, 0.390% per annum, and on any payment date on and after the Step-Up Date, 0.780% With respect to the Class III-A-3 Notes, on any payment date prior to the Step-Up Date, 0.440% per annum, and on any payment date on and after the Step-Up Date, 0.880%. With respect to the Class IV-A Notes after the applicable Note Rate Change Date, 1.750% per annum. With respect to the Class V-A Notes after the applicable Note Rate Change Date, 1.750% per annum. With respect to the Class I-M-1 Notes, on any payment date prior to the Step-Up Date, 0.620% per annum, and on any payment date on and after the Step-Up Date, 0.930% per annum. With respect to the Class I-M-2 Notes, on any payment date prior to the Step-Up Date, 0.720% per annum, and on any payment date on and after the Step-Up Date, 1.080% per annum. With respect to the Class I-M-3 Notes, on any payment date prior to the Step-Up Date, 0.800% per annum, and on any payment date on and after the Step-Up Date, 1.200% per annum. With respect to the Class I-M-4 Notes, on any payment date prior to the Step-Up Date, 1.000% per annum, and on any payment date on and after the Step-Up Date, 1.500% per annum. With respect to the Class I-M-5 Notes, on any payment date prior to the Step-Up Date, 1.500% per annum, and on any payment date on and after the Step-Up Date, 2.250% per annum With respect to the Class I-M-6 Notes, on any payment date prior to the Step-Up Date, 2.250% per annum, and on any payment date on and after the Step-Up Date, 3.375% per annum. With respect to the Class M-1 Notes, on any payment date prior to the Step-Up Date, 0.620% per annum, and on any payment date on and after the Step-Up Date, 0.930% per annum. With respect to the Class M-2 Notes, on any payment date prior to the Step-Up Date, 0.720% per annum, and on any payment date on and after the Step-Up Date, 1.080% per annum. With respect to the Class M-3 Notes, on any payment date prior to the Step-Up Date, 0.800% per annum, and on any payment date on and after the Step-Up Date, 1.200% per annum. With respect to the Class M-4 Notes, on any payment date prior to the Step-Up Date, 1.000% per annum, and on any payment date on and after the Step-Up Date, 1.500% per annum. With respect to the Class M-5 Notes, on any payment date prior to the Step-Up Date, 1.500% per annum, and on any payment date on and after the Step-Up Date, 2.250% per annum. With respect to the Class M-6 Notes, on any payment date prior to the Step-Up Date, 2.250% per annum, and on any payment date on and after the Step-Up Date, 3.375% per annum.

Note Owner — Any person who is the beneficial owner of a Book-entry Note.

Note Principal Balance — With respect to any Note, as of any date of determination, the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Note and (a) plus, in the case of the Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M and Class M Notes, any Subsequent Recoveries allocated thereto and (b) minus, in the case of the Class I-A-2, Class I-A-3, Class III-A-2, Class III-A-3, Class I-M and Class M Notes, the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior payment dates as described in this prospectus supplement.

Note Rate Change Date — With respect to the Class IV-A Notes and Class V-A Notes, the payment date in September 2010.

Noteholder — A holder of a Note.

Offered Certificate — The Class A, Class I-M-1, Class I-M-2, Class I-M-3, Class M-1, Class M-2 and Class M-3 Certificates.

Offered Note — The Class A, Class I-M-1, Class I-M-2, Class I-M-3, Class M-1, Class M-2 and Class M-3 Notes.

Outstanding Principal Balance — With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Overcollateralization Increase Amount — With respect to the Group I Loans, with respect to any payment date, the lesser of (i) the related Net Monthly Excess Cashflow for such payment date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such payment date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such payment date). With respect to the Group II Loans and any payment date, the excess of (1) the lesser of (a) the Group II Excess Interest Amount and (b) the related Overcollateralization Target Amount over (2) the related Overcollateralized Amount (after taking into account payments to the related Notes of the Principal Collections on such payment date). With respect to the Group III, Group IV and Group V Loans, with respect to any payment date, the lesser of (i) the related Net Monthly Excess Cashflow for such payment date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such payment date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such payment date).

Overcollateralization Reduction Amount — With respect to Loan Group II and any payment date, the lesser of (x) the related Excess Overcollateralization Amount for such payment date and (y) the Principal Collections for such payment date (before taking into account the related Overcollateralization Reduction Amount).

Overcollateralization Target Amount — With respect to Loan Group I, the sum of (x) any related Additional Net Negative Amortization Amount and (y) (1) prior to the related Step-Down Date, 0.70% of the Group I Cut-off Date Balance or (2) on or after the related Step-Down Date, an amount equal to the greatest of (a) on any Payment Date (i) prior to the Payment Date in September 2011, 1.75% of the aggregate Stated Principal Balance of the Group I Loans and (ii) thereafter, 1.40% of the aggregate Stated Principal Balance of the Group I Loans, (b) 0.70% of the Group I Cut-off Date Balance; provided, however, that if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group I Loans will be the same as on the prior Payment Date. With respect to Loan Group II, (1) prior to the related Stepdown Date, an amount equal to the sum of (a) the Group II Delinquent HELOC Amount and (b) 3.45% of the Group II Cut-off Date Balance and (2) on or after the related Stepdown Date, an amount equal to the sum of (a) the Group II Delinquent HELOC Amount and (b) the greatest of (x) 6.90% of the Invested Amount, (y) 0.50% of the Group II Cut-off Date Balance, and (z) the aggregate Stated Principal Balance of the three Group II HELOCs with the greatest Stated Principal Balance; provided, however, that if a related Trigger Event is in effect for the Group II HELOCs, then the Overcollateralization Target Amount for the Group II HELOCs will be the same as on the prior payment date. With respect to Loan Group III, Loan Group IV and Loan Group V, the sum of (x) any related Additional Net Negative Amortization Amount and (y) (1) prior to the related Step-Down Date, 0.55% of the sum of the Group III, Group IV and Group V Cut-off Date Balances or (2) on or after the related Step-Down Date, an amount equal to the greatest of (a) on any Payment Date (i) prior to the Payment Date in September 2011, 1.375% of the aggregate Stated Principal Balance of the Group III, Group IV and Group V and (ii) thereafter, 1.10% of the aggregate Stated Principal Balance of the Group III, Group IV and Group V, (b) 0.55% of the sum of the Group III, Group IV and Group V Cut-off Date Balances; provided, however, that if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group III, Group IV and Group V Loans will be the same as on the prior Payment Date.

Overcollateralized Amount — For any payment date and Loan Group I, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class I-A Notes and Class I-M Notes as of such payment date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such payment date). For any payment date and Loan Group II, the amount, if any, by which (i) Invested Amount exceeds (ii) the Note Principal Balance of the Class II-A Notes as of such payment date (after giving effect to all other distributions of principal on these Notes on such payment date). The initial amount of overcollateralization in the Group II HELOCs is approximately 0.60% of the Group II Cut-off Date Balance. For any payment date and Loan Group III, Loan Group IV and Loan Group V, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the sum of the aggregate Note Principal Balance of the related Class III-A, Class IV-A, Class V-A and Class M Notes as of such payment date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such payment date).

Owner Trustee — Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Payment Account — The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture.

Payment Cap — 7.50% of the Minimum Monthly Payment.

Payment Date — In each month, the 25th day of the month or, if that day is not a business day, the next business day.

PMI Insurance Fee Rate – The rate per annum under which payments to the PMI Insurer pursuant to the PMI Insurer Policy are made.

PMI Insurer — Radian Guaranty, Inc., or its successors or assigns.

PMI Insurer Policy — The lender-paid primary mortgage insurance policy issued by the PMI Insurer in accordance with a March 29, 2002 letter between American Home Mortgage Acceptance, Inc. and the PMI Insurer.

PMI Mortgage Loan — Any mortgage loan covered by the PMI Insurer Policy.

Policy — The financial guaranty insurance policy (No. 05030101) with respect to the Class II-A Certificates and all endorsements thereto, if any, dated the Closing Date, issued by the Credit Enhancer for the benefit of the holders of the Class II-A Certificates only.

Prepayment Assumption — With respect to the Group II HELOCs, a 100% Prepayment Assumption assumes a 50.00% CPR.

Prepayment Period — With respect to any payment date is the calendar month immediately preceding the month in which such payment date occurs.

Principal Collections — For each payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group II HELOCs, and consist of amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related credit line agreement together with the principal portion of any purchase price or any substitution adjustment amounts paid during the preceding Due Period to be distributed to the Class II-A Noteholders pursuant to the related Indenture, net of fees and reimbursements to the Owner Trustee, Indenture Trustee, Securities Administrator, the Grantor Trustee, HELOC Servicer, HELOC Subservicer and HELOC Back-Up Servicer.

Principal Distribution Amount — For any payment date, as determined separately for the Group I Loans and for the Group III, Group IV and Group V Loans collectively, the sum of (a) the related Basic Principal Distribution Amount, and (b) the related Overcollateralization Increase Amount.

Principal Prepayment — Any payment or other recovery of principal on a mortgage loan or HELOC which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan or HELOC becomes a Liquidated Mortgage Loan or Liquidated HELOC, respectively.

Principal Remittance Amount — For any payment date and any Loan Group, other than Loan Group II, or the Group III, Group IV and Group V Loans, in the aggregate, as applicable, the sum of

(i)	the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)

the principal portion of all proceeds of the repurchase of a mortgage loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; and

(iii)

the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by American Home Mortgage Acceptance, Inc. or holder of the Trust Certificates, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

In addition, with respect to the Group I Loans and Group III Loans, the Principal Remittance Amount shall be reduced (to not less than zero) by the Negative Amortization Amount on the Group I Loans and Group III Loans, respectively.

Protected Account — Each account established and maintained for the benefit of the related Noteholders by (i) the Groups III-V RMBS Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the related RMBS Servicing Agreement and (ii) the RMBS Subservicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the RMBS Subservicing Agreement.

RMBS Master Servicer — Wells Fargo Bank, National Association, or its successor in interest.

RMBS Master Servicing Agreement: — The Master Servicing Agreement dated as of October 7, 2005, among the RMBS Master Servicer, Securities Administrator, Indenture Trustee and American Home Mortgage Investment Trust 2005-4A and the Master Servicing Agreement dated as of October 7, 2005, among the RMBS Master Servicer, Securities Administrator, Indenture Trustee and American Home Mortgage Investment Trust 2005-4C.

RMBS Servicer – The Group I RMBS Servicer or Groups III-V Servicer, as applicable.

RMBS Servicing Agreements — The RMBS Servicing Agreement dated as of October 7, 2005, among the RMBS Master Servicer, Indenture Trustee, the related Seller, the Groups III-V RMBS Servicer and American Home Mortgage Investment Trust 2005-4A and the RMBS Servicing Agreement dated as of October 7, 2005, among the RMBS Master Servicer, Indenture Trustee, the related Seller, the Group I RMBS Servicer and American Home Mortgage Investment Trust 2005-4C.

RMBS Servicing Fee — With respect to each related mortgage loan and any payment date, the fee payable monthly to the related RMBS Servicer in respect of servicing compensation that accrues at an annual rate equal to the related RMBS Servicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.

RMBS Servicing Fee Rate — With respect to each RMBS Servicer and (i) with respect to any mortgage loan with an original principal balance of less than or equal to $359,650, 0.375% per annum and (ii) with respect to any adjustable rate mortgage loan with an original principal balance of greater than $359,650, 0.25% per annum.

RMBS Servicing Rights Pledgee: — One or more lenders, selected by the Group I RMBS Servicer, Groups III-V RMBS Servicer or RMBS Subservicer, as applicable, to which such party may pledge and assign all of its right, title and interest in, to and under the related RMBS Servicing Agreement or RMB Subservicing Agreement, as applicable, including Bank of America, N.A., as the representative of certain lenders.

RMBS Servicing Trigger Event — An RMBS Servicing Trigger Event for the Group I, Group III, Group IV and Group V Loans is in effect with respect to the Group I RMBS Servicer, the Groups III-V RMBS Servicer or the RMBS Subservicer on any payment date if either

(a)           the Rolling Three Month Delinquency Rate for these mortgage loans is greater than 6%; or

(b)          the cumulative amount of Realized Losses incurred on these mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Group I, Group III, Group IV and Group V Cut-off Date Balance:

0.20% with respect to each month up to October 2006
0.20% with respect to November 2006, plus an additional 1/12th of 0.25% for each month thereafter until October 2007
0.45% with respect to November 2007, plus an additional 1/12th of 0.80% for each month thereafter until October 2008
1.25% with respect to November 2008, plus an additional 1/12th of 1.05% for each month thereafter until October 2009
2.30% with respect to November 2009, plus an additional 1/12th of 0.85% for each month thereafter until October 2010
3.15% with respect to November 2010, plus an additional 1/12th of 0.70% for each month thereafter until October 2011
3.85% with respect to November 2011, plus an additional 1/12th of 0.15% for each month thereafter until October 2012
4.00% with respect to November 2012 and each month thereafter provided, however, that if the Group I RMBS Servicer, the Groups III-V RMBS Servicer or the RMBS Subservicer, as applicable, is rated “SQ2-” or better by Moody’s on any date, the RMBS Servicing Trigger Event will no longer be in effect with respect to any payment date thereafter.

RMBS Subservicer – American Home Mortgage Servicing, Inc., or its successor in interest.

RMBS Subservicing Agreement — The RMBS Subservicing Agreement dated October 7, 2005 between the Group I RMBS Servicer and the RMBS Subservicer, pursuant to which the Group I Loans are being sub-serviced.

Rapid Amortization Event — Any of the events described in “Description of the Certificates – Rapid Amortization Events” in this prospectus supplement.

Rapid Amortization Period — Begins on the earlier of Payment Date in October 2010 or the occurrence of a Rapid Amortization Event.

Rating Agencies — Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Realized Loss — With respect to a mortgage loan is (1) a Deficient Valuation, or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date — For each class of Certificates, other than the Class IV-A Certificates and Class V-A Certificates, and each payment date, will be the close of business on the business day immediately preceding such payment date; provided, however, if any such Certificate is no longer a Book-Entry Certificate, the “Record Date” for such class of Certificates shall be the close of business on the last business day of the calendar month preceding such payment date. For the Class IV-A Certificates and Class V-A Certificates and (i) the first payment date, the Closing Date and (ii) each payment date after the first payment date, the close of business on the last business day of the calendar month preceding such payment date.

Reference Banks — Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor, the Sellers, the RMSB Master Servicer, the RMBS Servicers, the RMBS Subservicer, the HELOC Back-Up Servicer, the HELOC Servicer or the HELOC Subservicer.

Relief Act Shortfall — For any payment date and any mortgage loan, any shortfalls relating to the Relief Act or similar legislation or regulations.

REO Property — A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price — With respect to any mortgage loan required to be repurchased, an amount equal to the sum of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date for which interest was last paid by the Mortgagor to the first day of the month following the month of purchase, (iii) the amount of unreimbursed Monthly Advances or unreimbursed servicing advances made with respect to such Mortgage Loan, (iv) any other amounts owed to the RMBS Master Servicer, RMBS Servicers, RMBS Subservicer, HELOC Servicer, HELOC Subservicer or HELOC Back-Up Servicer pursuant to the RMBS Master Servicing Agreement or related Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation of such loan of any predatory lending law.

Repurchase Proceeds — The Repurchase Price in connection with any repurchase of a mortgage loan by American Home Mortgage Acceptance, Inc. and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities — Assignment of Trust Fund Assets” in the prospectus.

Reserve Interest Rate — With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year United States dollar lending rates, as applicable, which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month, six-month or one-year United States dollar lending rate, as applicable, which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Rolling Three Month Delinquency Rate — With respect to any payment date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second payment dates, respectively) immediately preceding months.

S&P — Standard and Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator — Wells Fargo Bank, National Association, or its successor in interest.

Securities Administrator Collection Account — The account established by the Securities Administrator pursuant to each Indenture and RMBS Master Servicing Agreement.

Sellers — American Home Mortgage Acceptance, Inc., an affiliate of the RMBS Subservicer and the HELOC Subservicer, and one or more special purpose entities established by American Home Mortgage Acceptance, Inc. or one of its subsidiaries.

Servicing Agreement — Any of the RMBS Servicing Agreements the RMBS Subservicing Agreement, the HELOC Back-Up Servicing Agreement, the HELOC Subservicing Agreement or the HELOC Servicing Agreement, as applicable.

Stated Principal Balance — With respect to any mortgage loan and any payment date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero. With respect to any HELOC, the principal balance of the HELOC as of the Cut-off Date, plus any Additional Balances in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Liquidated HELOC is zero.

Step-Up Date — With respect to the Class I-A Notes and Class I-M Notes, the payment date occurring after the first payment date for which the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Due Period has been reduced to 20% or less of the Group I Cut-off Date Balance. With respect to the Class III-A, Class IV-A, Class V-A and Class M Notes, the payment date occurring after the first payment date for which the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the end of the related Due Period has been reduced to 10% or less of the sum of the Group III, Group IV and Group V Cut-off Date Balances.

Stepdown Date — With respect to the Group I Loans, the later to occur of (x) the payment date occurring in October 2008 and (y) the first payment date for which the Credit Enhancement Percentage for the Class I-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group I Loans, but prior to any payment of the Class I-A Principal Distribution Amount for these notes then entitled to payments of principal on that payment date) is greater than or equal to (i) prior to the Payment Date in September 2011 approximately 21.00% and (ii) on or after the Payment Date in September 2011 approximately 16.80%. With respect to the Class II-A Notes and Loan Group II, the later to occur of (x) the payment date occurring in April 2008 and (y) the payment date on which the Invested Amount is less than or equal to 50% of the Group II Cut-off Date Balance. With respect to the Group III, Group IV and Group V Loans, the later to occur of (x) the payment date occurring in October 2008 and (y) the first payment date for which the Credit Enhancement Percentage for the Class III-A, Class IV-A and Class V-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group III, Group IV and Group V Loans, but prior to any payment of the Class A Principal Distribution Amount for these notes then entitled to payments of principal on that payment date) is greater than or equal to (i) prior to the Payment Date in September 2011 approximately 16.75% and (ii) on or after the Payment Date in September 2011 approximately 13.40%.

Strike Rate — With respect to each Corridor Contract and each payment date, the fixed rate set forth in the Corridor Contract used to determine payments to the Indenture Trustee.

Subsequent Recoveries — Any liquidation proceeds received after the final liquidation of a mortgage loan or HELOC.

Supplemental Carryover Reserve Account — The two trust accounts that the Indenture Trustee will establish for the benefit of the (i) the Class I-A Noteholders and Class I-M Noteholders and (ii) the Class III-A Noteholders.

Telerate Screen Page 3750 — The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Transferor Interest — Represents the pari passu interest in the Group II HELOCs equal to the cumulative amount of draws on the HELOCs beginning with the Rapid Amortization Period as defined in this prospectus supplement. The Transferor Interest is calculated as the outstanding pool balance of the HELOCs at the end of the previous Due Period less the Invested Amount.

Trigger Event — With respect to Loan Group I, a Trigger Event is in effect with respect to any payment date on and after the related Stepdown Date if either

(a)          the Rolling Three Month Delinquency Rate for the Group I Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 37.00%of the aggregate Note Principal Balance of the Class I-M Notes plus the aggregate Overcollateralized Amount for Loan Group I, divided by the aggregate Stated Principal Balance of the Group I Loans; or

(b)           the cumulative amount of Realized Losses incurred on the Group I Loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date:

October 2008 to September 2009	0.50%
October 2009 to September 2010	0.85%
October 2010 to September 2011	1.20%
October 2011 to September 2012	1.50%
October 2012 and thereafter	1.60%

With respect to Loan Group II, a Trigger Event is in effect with respect to any payment date on and after the Stepdown Date if either

(a)           the average of the Group II Excess Spread Percentage for that payment date and the prior two payment dates is less than or equal to 1.75% per annum;

(b)          the Rolling Three Month Delinquency Rate for the Group II HELOCs as of the close of business on the last day of the preceding Due Period exceeds 5.00% of aggregate Stated Principal Balance of Group II HELOCs;

(c)           the cumulative amount of Charge-Off Amounts incurred on the Group II HELOCs from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group II HELOCs as of the Cut-off Date:

April 2008 to October 2008	2.50%
November 2008 to October 2009	3.25%
November 2009 and thereafter	4.00%

With respect to Loan Group III, Loan Group IV and Loan Group V, a Trigger Event is in effect with respect to any payment date on and after the related Stepdown Date if either

(a)         the Rolling Three Month Delinquency Rate for the Group III, Group IV and Group V Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 40.00% of the aggregate Note Principal Balance of the Class M Notes plus the aggregate related

Overcollateralized Amount for Loan Group III, Loan Group IV and Loan Group V, divided by the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loan; or

(b)          the cumulative amount of Realized Losses incurred on the Group III, Group IV and Group V Loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group III, Group IV and Group V Loans as of the Cut-off Date:

October 2008 to September 2009	0.50%
October 2009 to September 2010	0.85%
October 2010 to September 2011	1.20%
October 2011 to September 2012	1.40%
October 2012 and thereafter	1.40%

Trust Agreement — Either of the Amended and Restated Trust Agreements dated as of October 7, 2005, among the Owner Trustee, the Depositor and U.S Bank National Association, as Indenture Trustee acting as certificate registrar and certificate paying agent.

Trust Certificates — The owner trust certificates issued pursuant to either of the Trust Agreements, representing the beneficial ownership interest in the Underlying Trusts.

Underlying Trusts — American Home Mortgage Investment Trust 2005-4A and American Home Mortgage Investment Trust 2005-4C, pursuant to which the related Notes will be issued.

Unpaid Interest Shortfalls — With respect to the mortgage loans, (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Certificates offered by this prospectus supplement, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Issuer, the RMBS Master Servicer, the RMBS Servicers, the RMBS Subservicer, the HELOC Back-Up Servicer, the HELOC Servicer, the HELOC Subservicer, the Securities Administrator nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of notes in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to

Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

(a)          borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b)          borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c)          staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

(a)           each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(b)           the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

(c)           Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

(d)          Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

(e)          Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

(f)	a citizen or resident of the United States;

(g)          a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

(h)          an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(i)           a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

Schedule A

Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans, or of mortgage loans in each loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

Original Principal Balances of the Mortgage Loans
as of Origination in Group I

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Pool

0 - 50,000	34	$1,374,423	0.16%
50,001 - 100,000	226	17,094,222	2.04
100,001 - 150,000	303	39,111,758	4.66
150,001 - 200,000	299	52,850,994	6.29
200,001 - 250,000	305	68,882,942	8.20
250,001 - 300,000	270	75,002,558	8.93
300,001 - 350,000	211	68,430,246	8.15
350,001 - 400,000	157	59,060,725	7.03
400,001 - 450,000	139	59,720,453	7.11
450,001 - 500,000	120	57,362,235	6.83
500,001 - 550,000	65	34,200,883	4.07
550,001 - 600,000	62	35,993,375	4.29
600,001 - 650,000	65	41,199,722	4.91
650,001 - 700,000	23	15,497,477	1.85
700,001 - 750,000	26	18,917,714	2.25
750,001 - 800,000	14	11,104,021	1.32
800,001 - 850,000	14	11,531,063	1.37
850,001 - 900,000	16	13,998,385	1.67
900,001 - 950,000	8	7,392,611	0.88
950,001 - 1,000,000	14	13,757,136	1.64
1,000,001 - 1,100,000	10	10,562,122	1.26
1,100,001 - 1,200,000	9	10,448,916	1.24
1,200,001 - 1,300,000	7	8,687,350	1.03
1,300,001 - 1,400,000	10	13,658,549	1.63
1,400,001 - 1,500,000	9	13,326,397	1.59
1,500,001 or Greater	35	80,504,729	9.59
TOTAL	2,451	$839,671,006	100.00%

Minimum Original Principal Balance:	$30,000
Maximum Original Principal Balance:	$3,575,000
Average Origianal Principal Balance:	$342,901

Scheduled Principal Balances of the Mortgage Loans as of the
Mortgage Loan Cut-Off Date in Group I

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0 - 50,000	33	$ 1,324,345	0.16%
50,001 - 100,000	228	17,243,740	2.05
100,001 - 150,000	304	39,261,748	4.68
150,001 - 200,000	296	52,401,392	6.24
200,001 - 250,000	306	69,083,114	8.23
250,001 - 300,000	268	74,402,372	8.86
300,001 - 350,000	213	69,030,022	8.22
350,001 - 400,000	157	59,061,134	7.03
400,001 - 450,000	140	60,170,007	7.17
450,001 - 500,000	119	56,912,681	6.78
500,001 - 550,000	65	34,200,883	4.07
550,001 - 600,000	62	35,993,375	4.29
600,001 - 650,000	65	41,199,722	4.91
650,001 - 700,000	23	15,497,477	1.85
700,001 - 750,000	26	18,917,714	2.25
750,001 - 800,000	14	11,104,021	1.32
800,001 - 850,000	14	11,531,063	1.37
850,001 - 900,000	16	13,998,385	1.67
900,001 - 950,000	8	7,392,611	0.88
950,001 - 1,000,000	14	13,757,136	1.64
1,000,001 - 1,100,000	10	10,562,122	1.26
1,100,001 - 1,200,000	9	10,448,916	1.24
1,200,001 - 1,300,000	7	8,687,350	1.03
1,300,001 - 1,400,000	10	13,658,549	1.63
1,400,001 - 1,500,000	9	13,326,397	1.59
1,500,001 or Greater	35	80,504,729	9.59
TOTAL	2,451	$ 839,671,006	100.00%

Minimum Scheduled Principal Balance:	$29,929
Maximum Scheduled Principal Balance:	$3,575,000
Average Scheduled Principal Balance:	$342,583

Mortgage Interest Rates of the Mortgage Loans in Group I

Mortgage Interest Rate (%)	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
1.000 - 1.499	1,037		$ 357,592,669	42.59%
1.500 - 1.999	267		99,228,804	11.82
2.000 - 2.499	92		26,558,985	3.16
2.500 - 2.999	27		7,419,989	0.88
3.500 - 3.999	73		16,388,208	1.95
4.000 - 4.499	10		2,790,219	0.33
4.500 - 4.999	38		15,212,393	1.81
5.000 - 5.499	242		91,870,056	10.94
5.500 - 5.999	309		131,511,112	15.66
6.000 - 6.499	242		70,691,156	8.42
6.500 - 6.999	83		15,330,750	1.83
7.000 - 7.499	17		2,034,653	0.24
7.500 - 7.999	13		2,885,444	0.34
8.500 - 8.999	1		156,566	0.02
TOTAL	2,451		$ 839,671,006	100.00%

Minimum Mortgage Interest Rate:		1.000%
Maximum Mortgage Interest Rate:		8.835%
Weighted Average Mortgage Interest Rate:		3.139%

Original Loan-to-Value Ratios* of the Mortgage Loans in Group I

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0.00 - 30.00	13		$ 3,397,266	0.40%
30.01 - 40.00	23		4,929,835	0.59
40.01 - 50.00	41		13,349,405	1.59
50.01 - 55.00	31		11,774,609	1.40
55.01 - 60.00	59		18,849,105	2.24
60.01 - 65.00	121		62,218,842	7.41
65.01 - 70.00	185		87,999,797	10.48
70.01 - 75.00	403		166,939,474	19.88
75.01 - 80.00	1,182		367,592,733	43.78
80.01 - 85.00	19		5,417,238	0.65
85.01 - 90.00	187		54,885,324	6.54
90.01 - 95.00	73		15,350,723	1.83
95.01 or Greater	114		26,966,655	3.21
TOTAL	2,451		$ 839,671,006	100.00%

Weighted Average Original Loan-To-Value Ratio:		75.94%
*Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution of the Mortgaged Properties in Group I

State	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Alabama	5	$288,096	0.03%
Arizona	68	28,808,491	3.43
Arkansas	2	580,000	0.07
California	485	218,753,417	26.05
Colorado	27	11,085,516	1.32
Connecticut	21	9,429,434	1.12
Delaware	23	5,591,205	0.67
District of Columbia	15	7,041,662	0.84
Florida	500	168,538,747	20.07
Georgia	60	13,164,953	1.57
Hawaii	9	4,045,089	0.48
Idaho	17	5,787,689	0.69
Illinois	123	36,350,618	4.33
Indiana	17	5,538,067	0.66
Kansas	1	214,000	0.03
Kentucky	32	3,490,940	0.42
Louisiana	2	249,571	0.03
Maryland	78	25,810,806	3.07
Massachusetts	39	12,357,566	1.47
Michigan	99	21,805,582	2.60
Minnesota	1	220,000	0.03
Mississippi	1	128,780	0.02
Missouri	16	3,008,730	0.36
Montana	2	1,106,000	0.13
Nevada	76	22,134,052	2.64
New Hampshire	4	1,040,802	0.12
New Jersey	68	30,206,907	3.60
New Mexico	1	271,352	0.03
New York	78	52,734,500	6.28
North Carolina	104	20,711,406	2.47
Ohio	99	12,895,631	1.54
Oklahoma	10	944,438	0.11
Oregon	24	8,402,584	1.00
Pennsylvania	32	7,371,518	0.88
Rhode Island	16	7,032,478	0.84
South Carolina	71	19,106,974	2.28
Tennessee	4	1,013,942	0.12
Texas	16	5,228,779	0.62
Utah	21	4,470,742	0.53
Vermont	1	127,800	0.02
Virginia	133	49,793,620	5.93
Washington	44	11,325,966	1.35
Wisconsin	6	1,462,554	0.17
TOTAL	2,451	$839,671,006	100.00%

*No more than approximately 0.77% of Group I by cut-off date principal balance will be secured by properties located in any one zip code area.

Credit Score for the Mortgage Loans in Group I

Credit Score Range	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
N/A	14		$ 6,547,955	0.78%
500 - 549	3		393,600	0.05
550 - 574	2		1,786,488	0.21
575 - 599	2		444,000	0.05
600 - 619	9		3,015,241	0.36
620 - 639	135		34,059,017	4.06
640 - 659	227		83,749,235	9.97
660 - 679	285		99,571,283	11.86
680 - 699	365		124,542,772	14.83
700 - 719	337		125,977,273	15.00
720 - 739	311		108,587,240	12.93
740 - 759	288		95,929,496	11.42
760 - 779	264		89,685,847	10.68
780 - 799	166		53,871,429	6.42
800 - 819	43		11,510,131	1.37
TOTAL	2,451		$ 839,671,006	100.00%

Non-Zero Weighted Average Credit Score:		712

Property Types of Mortgaged Properties in Group I

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
2-4 Family	120	$ 29,098,777	3.47%
CO-OP	7	3,194,756	0.38
Condominium	358	106,249,528	12.65
Mixed Use	1	150,000	0.02
PUD	491	185,542,952	22.10
Single Family	1,474	515,434,993	61.39
TOTAL	2,451	$ 839,671,006	100.00%

Occupancy Status of Mortgaged Properties in Group I

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Investor	721	$ 158,505,789	18.88%
Owner Occupied	1,526	602,380,925	71.74
Second Home	204	78,784,292	9.38
TOTAL	2,451	$ 839,671,006	100.00%

Loan Purpose for the Mortgage Loans in Group I

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Cash Out Refinance	1,038	$ 374,034,481	44.55%
Purchase	984	342,319,778	40.77
Rate/Term Refinance	429	123,316,746	14.69
TOTAL	2,451	$ 839,671,006	100.00%

Documentation Type of the Mortgage Loans in Group I

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Income & Employment Verified / Assets Verified	424	$ 118,425,593	14.10%
Income & Employment Verified/Assets Not Verified	569	137,565,227	16.38
Verbal Verification of Employement/Assets Not Verified	945	373,299,34	44.46
Verbal Verification of Employement/Assets Verified	513	210,380,845	25.06
TOTAL	2,451	$ 839,671,006	100.00%

Original Term of the Mortgage Loans in Group I

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Pool
180	1	$ 210,000	0.03%
360	1,844	607,110,597	72.30
480	606	232,350,408	27.67
TOTAL	2,451	$ 839,671,006	100.00%

Minimum Original Term to Stated Maturity (Months):		180
Maximum Original Term to Stated Maturity (Months):		480
Weighted Average Orig. Term to Stated Maturity (Months):		393

Remaining Term to Stated Maturity for the Mortgage Loans in Group I

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Pool
120 - 299	1	$ 210,000	0.03%
300 - 359	704	237,352,627	28.27
360 or Greater	1,746	602,108,379	71.71
TOTAL	2,451	$ 839,671,006	100.00%

Minimum Remaining Term to Stated Maturity (Months):		180
Maximum Remaining Term to Stated Maturity (Months):		480
Weighted Average Rem. Term to Stated Maturity (Months):		393

Months to Next Rate Adjustment of the Mortgage Loans in Group I

Months to Next Rate Adjustment	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Pool
0 - 3	2,386		$ 815,055,795	97.07%
4 - 6	26		11,882,742	1.42
7 - 9	2		828,000	0.10
10 -12	28		10,040,408	1.20
13 - 15	9		1,864,060	0.22
TOTAL	2,451		$ 839,671,006	100.00%

Weighted Average Next Rate Adjustment (Month):		1
Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Rate Adjustment Frequency of the Mortgage Loans in Group I

Rate Adjustment Frequency (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Pool
1	2,451	$ 839,671,006	100.00%
TOTAL	2,451	$ 839,671,006	100.00%

Maximum Lifetime Mortgage Rates of the Mortgage Loans in Group I

Maximum Mortgage Rate (%)	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Mortgage Pool
9.751 - 10.000	1,553		$ 637,406,687	75.91%
10.251 - 10.500	718		158,682,301	18.90
10.501 - 10.750	176		42,215,618	5.03
11.751 - 12.000	4		1,366,400	0.16
TOTAL	2,451		$ 839,671,006	100.00%

Weighted Average Maximum Mortgage Rate:		10.059%

Gross Margin of the Mortgage Loans in Group I

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut Off Date	% of Mortgage Pool
1.750 - 1.999	2	$ 213,600	0.03%
2.000 - 2.249	30	13,305,988	1.58
2.250 - 2.499	228	83,034,217	9.89
2.500 - 2.749	440	186,777,869	22.24
2.750 - 2.999	564	217,973,900	25.96
3.000 - 3.249	331	111,669,403	13.30
3.250 - 3.499	440	115,990,294	13.81
3.500 - 3.749	198	62,856,757	7.49
3.750 - 3.999	121	25,087,045	2.99
4.000 - 4.249	47	11,108,484	1.32
4.250 - 4.499	9	2,089,572	0.25
4.500 - 4.749	33	6,489,253	0.77
4.750 - 4.999	5	1,143,286	0.14
5.000 - 5.249	1	334,771	0.04
5.500 - 5.749	1	1,440,000	0.17
5.750 - 5.999	1	156,566	0.02
TOTAL	2,451	$ 839,671,006	100.00%

Weighted Average Gross Margin:	2.979%

Prepayment Penalty of the Mortgage Loans in Group I

Prepayment Penalty	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut Off Date	% of Mortgage Pool
1 Year	742	$ 259,361,492	30.89%
2 Years	118	36,851,986	4.39
3 Years	780	209,887,274	25.00
No Prepay	811	333,570,254	39.73
TOTAL	2,451	$ 839,671,006	100.00%

Product Type of the Mortgage Loans in Group I

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut Off Date	% of Mortgage Pool
1 Mo LIBOR IO	4	$ 1,366,400	0.16%
1 Mo MTA	2,262	769,114,311	91.60
1 Mo MTA IO	185	69,190,295	8.24
TOTAL	2,451	$ 839,671,006	100.00%

Interest Only Feature of the Mortgage Loans in Group I

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut Off Date	% of Mortgage Pool
10 YEARS	189	$ 70,556,695	8.40%
NON-IO	2,262	769,114,311	91.60
TOTAL	2,451	$ 839,671,006	100.00%

Periodic Rate Cap of the Mortgage Loans in Group I

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut Off Date	% of Mortgage Pool
Uncapped	2,451	$ 839,671,006	100.00%
TOTAL	2,451	$ 839,671,006	100.00%

Weighted Average Periodic Rate Cap: 0.000%

Initial Rate Cap of the Mortgage Loans in Group I

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut Off Date	% of Mortgage Pool
Uncapped	2,451	$ 839,671,006	100.00%
TOTAL	2,451	$ 839,671,006	100.00%

Weighted Average Initial Periodic Rate Cap: 0.000%

Credit Limit of the Group II HELOCs at Origination

Credit Limit ($)	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
7,500.01 - 10,000.00	18	$ 173,340	0.09%
10,000.01 - 20,000.00	156	2,411,355	1.21
20,000.01 - 30,000.00	349	8,594,811	4.33
30,000.01 - 40,000.00	389	13,304,811	6.70
40,000.01 - 50,000.00	423	18,306,006	9.22
50,000.01 - 60,000.00	367	19,779,498	9.96
60,000.01 - 70,000.00	312	19,486,653	9.82
70,000.01 - 80,000.00	247	17,041,638	8.58
80,000.01 - 90,000.00	166	13,229,172	6.66
90,000.01 - 100,000.00	142	12,274,019	6.18
100,000.01 - 150,000.00	450	52,617,967	26.50
150,000.01 - 200,000.00	73	11,131,021	5.61
200,000.01 - 250,000.00	15	2,006,308	1.01
250,000.01 - 300,000.00	11	2,680,046	1.35
300,000.01 - 350,000.00	6	1,039,304	0.52
350,000.01 - 400,000.00	6	1,060,000	0.53
400,000.01 - 450,000.00	2	723,000	0.36
450,000.01 - 500,000.00	1	500,000	0.25
500,000.01 or Greater	4	2,165,000	1.09
TOTAL	3,137	$ 198,523,950	100.00%

Minimum Credit Limit:	$10,000
Maximum Credit Limt:	$845,000
Average Credit Limit:	$69,046

Current Principal Balances of the Group II HELOCs
as of the HELOCs Cut-Off Date

Current Principal Balance ($)	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0.00 - 0.00	30	$ -	0.00%
0.01 - 2,500.00	19	15,847	0.01
2,500.01 - 5,000.00	5	19,034	0.01
5,000.01 - 7,500.00	4	23,754	0.01
7,500.01 - 10,000.00	84	835,868	0.42
10,000.01 - 20,000.00	176	2,862,708	1.44
20,000.01 - 30,000.00	351	9,003,334	4.54
30,000.01 - 40,000.00	400	14,063,523	7.08
40,000.01 - 50,000.00	402	18,428,896	9.28
50,000.01 - 60,000.00	359	19,863,265	10.01
60,000.01 - 70,000.00	304	19,807,543	9.98
70,000.01 - 80,000.00	221	16,589,421	8.36
80,000.01 - 90,000.00	153	13,031,264	6.56
90,000.01 - 100,000.00	127	12,316,841	6.20
100,000.01 - 150,000.00	415	51,756,493	26.07
150,000.01 - 200,000.00	59	10,395,992	5.24
200,000.01 - 250,000.00	9	2,034,067	1.02
250,000.01 - 300,000.00	8	2,342,600	1.18
300,000.01 - 350,000.00	4	1,280,500	0.65
350,000.01 - 400,000.00	2	780,000	0.39
400,000.01 - 450,000.00	1	408,000	0.21
450,000.01 or Greater	4	2,665,000	1.34
TOTAL	3,137	$ 198,523,950	100.00%

Minimum Current Principal Balance:	$0
Maximum Current Principal Balance:	$845,000
Average Current Principal Balance:	$63,285

Occupancy Status of Group II HELOCs

Occupancy Status	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Investor	8	$ 694,266	0.35%
Owner Occupied	3,082	195,703,763	98.58
Second Home	47	2,125,921	1.07
TOTAL	3,137	$ 198,523,950	100.00%

Combined Loan-to-Value Ratios* of the Group II HELOCs

Combined Loan-to-Value Ratios (%)	Number of HELOCs		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
10.01 - 15.00	2		$ 115,000	0.06%
15.01 - 20.00	7		304,497	0.15
20.01 - 25.00	3		89,180	0.04
25.01 - 30.00	1		40,425	0.02
30.01 - 35.00	1		62,500	0.03
35.01 - 40.00	1		10,000	0.01
40.01 - 45.00	7		183,116	0.09
45.01 - 50.00	11		786,150	0.40
50.01 - 55.00	13		774,476	0.39
55.01 - 60.00	14		834,000	0.42
60.01 - 65.00	25		1,395,412	0.70
65.01 - 70.00	37		3,450,161	1.74
70.01 - 75.00	58		4,560,114	2.30
75.01 - 80.00	109		10,318,197	5.20
80.01 - 85.00	120		6,136,661	3.09
85.01 - 90.00	905		47,921,216	24.14
90.01 - 95.00	454		25,940,600	13.07
95.01 - 100.00	1,368		95,555,145	48.13
100.01 - 110.00	1		47,100	0.02
TOTAL	3,137		$ 198,523,950	100.00%

Weighted Average Combined Loan-To-Value Ratio:		92.82%

*Combined Loan-to-value ratios are calculated by taking the Original Principal Balance plus any Senior Lien Balance and dividing by the lesser of the original appraised value and sales price of the property.

Loan Purpose for the Group II HELOCs

Loan Purpose	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Cash Out Refinance	733	$ 44,158,540	22.24%
Purchase	2,303	149,665,061	75.39
Rate/Term Refinance	101	4,700,349	2.37
TOTAL	3,137	$ 198,523,950	100.00%

Property Types of the Group II HELOCs

Property Type	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
2-4 Family	36	$ 2,428,189	1.22%
Condominium	456	26,091,031	13.14
PUD	819	52,590,262	26.49
Single Family	1,826	117,414,469	59.14
TOTAL	3,137	$ 198,523,950	100.00%

Geographic Distribution of the Group II HELOCs

State	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Alabama	4	$234,939	0.12%
Arizona	150	8,836,060	4.45
California	694	55,697,736	28.06
Colorado	89	4,631,412	2.33
Connecticut	28	1,835,120	0.92
Delaware	26	1,376,863	0.69
District of Columbia	24	1,780,376	0.90
Florida	180	10,986,206	5.53
Georgia	81	4,386,116	2.21
Hawaii	5	556,330	0.28
Idaho	14	589,490	0.30
Illinois	256	14,996,590	7.55
Indiana	20	856,178	0.43
Iowa	16	767,860	0.39
Kansas	27	827,635	0.42
Kentucky	22	1,054,226	0.53
Louisiana	8	515,235	0.26
Maine	18	743,886	0.37
Maryland	174	11,356,415	5.72
Massachusetts	92	5,698,541	2.87
Michigan	63	2,758,494	1.39
Minnesota	26	966,385	0.49
Mississippi	3	99,700	0.05
Missouri	40	1,592,956	0.80
Montana	9	560,600	0.28
Nebraska	4	184,587	0.09
Nevada	101	6,845,222	3.45
New Hampshire	22	1,308,221	0.66
New Jersey	72	4,267,475	2.15
New Mexico	4	252,475	0.13
New York	128	10,555,939	5.32
North Carolina	87	3,404,876	1.72
Ohio	70	2,749,912	1.39
Oklahoma	19	702,903	0.35
Oregon	56	3,228,648	1.63
Pennsylvania	74	3,681,810	1.85
Rhode Island	14	939,360	0.47
South Carolina	70	3,100,801	1.56
South Dakota	1	25,000	0.01
Tennessee	18	1,681,197	0.85
Utah	28	1,480,724	0.75
Vermont	3	89,207	0.04
Virginia	175	12,858,381	6.48
Washington	110	7,034,001	3.54
West Virginia	3	112,850	0.06
Wisconsin	4	127,315	0.06
Wyoming	5	187,700	0.09
TOTAL	3,137	$198,523,950	100.00%

*No more than approximately 0.48% of Group II HELOCs by cut-off date principal balance will be secured by properties located in any one zip code area.

Credit Score for the Group II HELOCs

Credit Score Range	Number of HELOCs		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0 - 560	1		$ 87,500	0.04%
581 - 600	1		43,459	0.02
601 - 620	7		430,353	0.22
621 - 640	48		3,471,673	1.75
641 - 660	112		6,346,129	3.20
661 - 680	309		18,922,610	9.53
681 - 700	402		23,939,332	12.06
701 - 720	508		33,505,258	16.88
721 - 740	542		36,237,801	18.25
741 - 760	455		29,502,327	14.86
761 - 780	385		24,726,145	12.45
781 - 800	273		16,324,804	8.22
801 - 820	93		4,976,560	2.51
821 - 840	1		10,000	0.01
TOTAL	3,137		$ 198,523,950	100.00%

Non-Zero Weighted Average Credit Score:		727

Utilization Rates of the Group II HELOCs

Utilization Rate (%)	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0.000 - 0.000	30	$ -	0.00%
0.001 - 10.000	43	257,965	0.13
10.001 - 20.000	47	750,826	0.38
20.001 - 30.000	22	441,243	0.22
30.001 - 40.000	25	685,136	0.35
40.001 - 50.000	17	761,484	0.38
50.001 - 60.000	26	1,029,764	0.52
60.001 - 70.000	27	1,181,741	0.60
70.001 - 80.000	27	1,553,536	0.78
80.001 - 90.000	19	1,516,235	0.76
90.001 - 100.000	2,842	189,559,232	95.48
100.001 - 110.000	11	750,887	0.38
110.001 - 120.000		1	35,900	0.02
TOTAL		3,137	$ 198,523,950	100.00%

Average Utilization Rate:	98.15%

Original Terms to Stated Maturity of the Group II HELOCs

Stated Original Term (Months)	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
240	17	$ 1,588,797	0.80%
300	3,120	196,935,153	99.20
TOTAL	3,137	$ 198,523,950	100.00%

Minimum Original Term to Stated Maturity (Months):		240
Maximum Original Term to Stated Maturity (Months):		300
Weighted Average Orig. Term to Stated Maturity (Months):		300

Remaining Term to Stated Maturity for the Group II HELOCs

Remaining Term to Stated Maturity (Months)	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
235 - 239	13	$ 1,384,547	0.70%
240 - 244	4	204,250	0.10
285 - 289	2	90,611	0.05
290 - 294	21	1,093,210	0.55
295 - 299	1,464	91,499,125	46.09
300 - 300	1,633	104,252,208	52.51
TOTAL	3,137	$ 198,523,950	100.00%

Minimum Remaining Term to Stated Maturity (Months):		238
Maximum Remaining Term to Stated Maturity (Months):		300
Weighted Average Rem. Term to Stated Maturity (Months):		299

Draw Period for the Group II HELOCs

Draw Period	Number of HELOCs		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
10 YEARS	3,137		$ 198,523,950	100.00%
TOTAL	3,137		$ 198,523,950	100.00%

Weighted Average Draw Period (Months):		120

Remaining Draw Period for the Group II HELOCs

Remaining Draw Period (Months)	Number of HELOCs		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
106 - 110	13		$ 601,257	0.30%
111 - 115	15		959,113	0.48
116 - 120	3,109		196,963,580	99.21
TOTAL	3,137		$ 198,523,950	100.00%

Minimum Remaining Draw Period (Months):		106
Maximum Remaining Draw Period (Months):		120
Weighted Average Remaining Draw Period (Months):		119

Gross Margin of the Group II HELOCs

Gross Margin (%)	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0.000 - 0.249	142	$ 9,367,461	4.72%
0.250 - 0.499	158	13,138,768	6.62
0.500 - 0.749	245	19,080,729	9.61
0.750 - 0.999	286	19,382,692	9.76
1.000 - 1.249	335	22,840,205	11.51
1.250 - 1.499	403	23,391,482	11.78
1.500 - 1.749	388	23,999,589	12.09
1.750 - 1.999	334	18,524,127	9.33
2.000 - 2.249	223	14,824,860	7.47
2.250 - 2.499	233	13,252,210	6.68
2.500 - 2.749	157	9,926,351	5.00
2.750 - 2.999	96	4,027,392	2.03
3.000 - 3.249	40	1,677,068	0.84
3.250 - 3.499	50	2,273,335	1.15
3.500 - 3.749	29	1,737,912	0.88
3.750 - 3.999	8	519,680	0.26
4.000 - 4.249	5	151,050	0.08
4.250 - 4.499	3	244,990	0.12
4.500 - 4.749	2	164,050	0.08
TOTAL	3,137	$ 198,523,950	100.00%

Weighted Average Gross Margin:	1.400%

Mortgage Interest Rates of the Group II HELOCs

Mortgage Interest Rate (%)	Number of HELOCs		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
4.001 - 5.000	589		$ 32,396,665	16.32%
5.001 - 6.000	1,450		87,141,249	43.89
6.001 - 7.000	101		7,794,521	3.93
7.001 - 8.000	400		26,738,541	13.47
8.001 - 9.000	471		36,983,832	18.63
9.001 - 10.000	118		6,895,763	3.47
10.001 - 11.000	6		413,380	0.21
11.001 - 12.000	1		130,000	0.07
12.001 - 13.000	1		30,000	0.02
TOTAL	3,137		$ 198,523,950	100.00%

Minimum Mortgage Interest Rate:		4.500%
Maximum Mortgage Interest Rate:		12.375%
Weighted Average Mortgage Interest Rate:		6.373%

Maximum Lifetime Mortgage Rates of the Group II HELOCs

Maximum Mortgage Rate (%)	Number of HELOCs		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
18.000	3,124		$ 197,329,837	99.40%
23.000	4		492,373	0.25
23.250	4		192,240	0.10
23.500	4		364,500	0.18
23.875	1		145,000	0.07
TOTAL	3,137		$ 198,523,950	100.00%

Weighted Average Maximum Mortgage Rate:		18.032%

Origination Year of the Group II HELOCs

Origination Year	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
2004	23	$ 1,183,821	0.60%
2005	3,114	197,340,130	99.40
TOTAL	3,137	$ 198,523,950	100.00%

Lien Position of the Group II HELOCs

Lien Position	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
First Lien	18	$ 1,242,079	0.63%
Second Lien	3,119	197,281,871	99.37
TOTAL	3,137	$ 198,523,950	100.00%

HELOCs in Teaser Period in Group II

In Teaser Period	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Not in Teaser Period	1,095	$ 78,444,980	39.51%
In Teaser Period	2,042	120,078,970	60.49
TOTAL	3,137	$ 198,523,950	100.00%

Documentation Type of the Group II HELOCs

Documentation Type	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Income & Employment Verified / Assets Verified	1,652	$ 98,965,388	49.85%
Income & Employment Verified/Assets Not Verified	544	28,229,171	14.22
Verbal Verification of Employement / Assets Not Verified	291	20,693,718	10.42
Verbal Verification of Employement / Assets Verified	650	50,635,672	25.51
TOTAL	3,137	$ 198,523,950	100.00%

Teaser Expiration Months of the Group II HELOCs

Teaser Expiration Date	Number of HELOCs	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
October 2005	211	$ 13,726,010	6.91%
November 2005	758	42,612,333	21.46
December 2005	829	49,050,831	24.71
January 2006	244	14,689,796	7.40
No Teaser	1,095	78,444,980	39.51
TOTAL	3,137	$ 198,523,950	100%

Original Principal Balances of the Mortgage Loans
as of Origination in Groups III, IV, and V

Original Principal Balance ($)	Number of Mortgage| Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0 - 50,000	67	$ 2,744,101	0.17%
50,001 - 100,000	488	37,999,644	2.34
100,001 - 150,000	873	110,280,596	6.78
150,001 - 200,000	782	137,031,688	8.43
200,001 - 250,000	631	142,349,714	8.75
250,001 - 300,000	547	150,301,314	9.24
300,001 - 350,000	393	127,405,960	7.83
350,001 - 400,000	307	114,885,868	7.06
400,001 - 450,000	217	92,557,709	5.69
450,001 - 500,000	220	104,742,345	6.44
500,001 - 550,000	108	56,676,389	3.48
550,001 - 600,000	101	58,206,084	3.58
600,001 - 650,000	83	52,283,088	3.21
650,001 - 700,000	52	35,260,994	2.17
700,001 - 750,000	25	18,218,000	1.12
750,001 - 800,000	35	27,213,057	1.67
800,001 - 850,000	25	20,847,203	1.28
850,001 - 900,000	29	25,429,892	1.56
900,001 - 950,000	15	13,745,804	0.85
950,001 - 1,000,000	60	58,457,803	3.59
1,000,001 - 1,100,000	5	5,388,150	0.33
1,100,001 - 1,200,000	15	17,388,221	1.07
1,200,001 - 1,300,000	8	10,060,289	0.62
1,300,001 - 1,400,000	12	16,258,518	1.00
1,400,001 - 1,500,000	21	30,998,811	1.91
1,500,001 or Greater	57	159,603,126	9.81
TOTAL	5,176	$ 1,626,334,368	100.00%

Minimum Original Principal Balance:	$30,000
Maximum Original Principal Balance:	$11,860,000
Average Original Principal Balance:	$314,570

Scheduled Principal Balances of the Mortgage Loans as of the
Mortgage Loan Cut-Off Date in Groups III, IV and V

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0 - 50,000	68	$ 2,765,445	0.17%
50,001 - 100,000	489	38,069,148	2.34
100,001 - 150,000	873	110,408,211	6.79
150,001 - 200,000	782	137,081,887	8.43
200,001 - 250,000	631	142,349,714	8.75
250,001 - 300,000	546	150,231,810	9.24
300,001 - 350,000	393	127,405,960	7.83
350,001 - 400,000	307	114,885,868	7.06
400,001 - 450,000	218	93,007,709	5.72
450,001 - 500,000	221	105,242,335	6.47
500,001 - 550,000	106	55,726,399	3.43
550,001 - 600,000	101	58,206,084	3.58
600,001 - 650,000	83	52,283,088	3.21
650,001 - 700,000	52	35,260,994	2.17
700,001 - 750,000	25	18,216,609	1.12
750,001 - 800,000	36	27,969,003	1.72
800,001 - 850,000	25	20,847,203	1.28
850,001 - 900,000	29	25,429,892	1.56
900,001 - 950,000	14	12,991,248	0.80
950,001 - 1,000,000	59	58,258,645	3.58
1,000,001 - 1,100,000	5	5,388,150	0.33
1,100,001 - 1,200,000	15	17,388,221	1.07
1,200,001 - 1,300,000	8	10,060,289	0.62
1,300,001 - 1,400,000	12	16,258,518	1.00
1,400,001 - 1,500,000	21	30,998,811	1.91
1,500,001 or Greater	57	159,603,126	9.81
TOTAL	5,176	$ 1,626,334,368	100.00%

Minimum Scheduled Principal Balance:	$21,343
Maximum Scheduled Principal Balance:	$11,860,000
Average Scheduled Principal Balance:	$314,207

Mortgage Interest Rates of the Mortgage Loans in Groups III, IV and V

Mortgage Interest Rate (%)	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
1.000 - 1.499	526		$ 203,017,359	12.48%
1.500 - 1.999	182		83,079,863	5.11
2.000 - 2.499	54		39,979,081	2.46
2.500 - 2.999	20		5,346,685	0.33
3.000 - 3.499	1		171,000	0.01
3.500 - 3.999	38		8,232,340	0.51
4.000 - 4.499	24		11,362,276	0.70
4.500 - 4.999	224		89,284,798	5.49
5.000 - 5.499	785		265,095,299	16.30
5.500 - 5.999	1,267		404,486,032	24.87
6.000 - 6.499	760		222,899,919	13.71
6.500 - 6.999	644		155,668,718	9.57
7.000 - 7.499	306		67,894,998	4.17
7.500 - 7.999	344		69,719,999	4.29
8.000 - 8.499	1		96,000	0.01
TOTAL	5,176		$ 1,626,334,368	100.00%

Minimum Mortgage Interest Rate:		1.000%
Maximum Mortgage Interest Rate:		8.125%
Weighted Average Mortgage Interest Rate:		4.994%

Original Loan-to-Value Ratios* of the Mortgage Loans in Groups III, IV and V

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0.00 - 30.00	27		$ 6,908,628	0.42%
30.01 - 40.00	38		18,549,133	1.14
40.01 - 50.00	76		41,499,771	2.55
50.01 - 55.00	63		44,350,358	2.73
55.01 - 60.00	79		33,090,669	2.03
60.01 - 65.00	188		100,154,472	6.16
65.01 - 70.00	897		268,410,718	16.50
70.01 - 75.00	529		201,997,030	12.42
75.01 - 80.00	2,869		816,199,722	50.19
80.01 - 85.00	53		11,892,200	0.73
85.01 - 90.00	183		45,590,925	2.80
90.01 - 95.00	129		27,768,964	1.71
95.01 or Greater	45		9,921,778	0.61
TOTAL	5,176		$ 1,626,334,368	100.00%

Weighted Average Original Loan-To-Value Ratio:		74.26%
*Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution of the Mortgaged Properties in Groups III, IV and V

State	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Alabama	21	$ 2,552,954	0.16%
Arizona	231	66,752,531	4.10
California	880	374,283,734	23.01
Colorado	126	36,729,900	2.26
Connecticut	32	23,192,189	1.43
Delaware	44	13,736,253	0.84
District of Columbia	36	13,091,596	0.80
Florida	600	187,260,131	11.51
Georgia	126	24,364,407	1.50
Hawaii	13	7,159,602	0.44
Idaho	35	7,038,946	0.43
Illinois	236	71,043,801	4.37
Indiana	27	5,164,607	0.32
Iowa	13	2,131,243	0.13
Kansas	12	1,183,080	0.07
Kentucky	38	6,501,153	0.40
Louisiana	12	2,691,500	0.17
Maine	2	372,500	0.02
Maryland	296	92,033,504	5.66
Massachusetts	85	32,537,169	2.00
Michigan	240	57,098,092	3.51
Minnesota	24	5,317,297	0.33
Mississippi	11	1,513,313	0.09
Missouri	49	8,276,219	0.51
Montana	13	2,843,266	0.17
Nevada	150	41,991,667	2.58
New Hampshire	19	7,863,965	0.48
New Jersey	151	64,331,856	3.96
New Mexico	4	709,469	0.04
New York	146	93,228,967	5.73
North Carolina	272	53,069,937	3.26
Ohio	140	28,167,999	1.73
Oklahoma	2	207,221	0.01
Oregon	75	17,810,368	1.10
Pennsylvania	108	27,698,034	1.70
Rhode Island	11	2,682,150	0.16
South Carolina	171	33,018,348	2.03
South Dakota	6	675,430	0.04
Tennessee	45	8,245,079	0.51
Texas	49	10,714,622	0.66
Utah	51	11,251,080	0.69
Vermont	4	1,597,767	0.10
Virginia	417	141,891,976	8.72
Washington	124	30,914,859	1.90
West Virginia	6	682,287	0.04
Wisconsin	15	3,734,188	0.23
Wyoming	8	978,113	0.06
TOTAL	5,176	$ 1,626,334,368	100.00%

*No more than approximately 0.86% of Groups III, IV, and V by cut-off date principal balance will be secured by properties located in any one zip code area.

Credit Score for the Mortgage Loans in Groups III, IV and V

Credit Score Range	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
N/A	8		$ 5,666,900	0.35%
500 - 549	4		485,600	0.03
550 - 574	6		3,141,565	0.19
575 - 599	3		1,223,684	0.08
600 - 619	12		4,874,160	0.30
620 - 639	359		98,650,484	6.07
640 - 659	460		140,974,822	8.67
660 - 679	733		231,486,008	14.23
680 - 699	783		248,444,865	15.28
700 - 719	745		215,501,207	13.25
720 - 739	641		197,954,841	12.17
740 - 759	573		189,412,008	11.65
760 - 779	462		162,237,069	9.98
780 - 799	313		105,564,750	6.49
800 - 819	74		20,716,404	1.27
TOTAL	5,176		$ 1,626,334,368	100.00%

Non-Zero Weighted Average Credit Score:		709

Property Types of Mortgaged Properties in Groups III, IV and V

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
2-4 Family	316	$ 87,117,933	5.36%
CO-OP	22	12,405,092	0.76
Condominium	702	179,916,102	11.06
PUD	1,248	400,207,559	24.61
Single Family	2,888	946,687,681	58.21
TOTAL	5,176	$ 1,626,334,368	100.00%

Occupancy Status of Mortgaged Properties in Groups III, IV and V

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Investor	1,213	$ 241,389,072	14.84%
Owner Occupied	3,655	1,267,533,626	77.94
Second Home	308	117,411,669	7.22
TOTAL	5,176	$ 1,626,334,368	100.00%

Loan Purpose for the Mortgage Loans in Groups III, IV and V

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Cash Out Refinance	1,612	$ 597,130,556	36.72%
Purchase	3,062	858,339,408	52.78
Rate/Term Refinance	502	170,864,404	10.51
TOTAL	5,176	$ 1,626,334,368	100.00%

Documentation Type of the Mortgage Loans in Groups III, IV and V

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Income & Employment Verified / Assets Verified	1,389	$ 409,650,679	25.19%
Income & Employment Verified/Assets Not Verified	702	218,303,309	13.42
No Employement or Income Verification / Assets Not Verified	489	113,848,637	7.00
Verbal Verification of Employement / Assets Not Verified	1,276	494,155,076	30.38
Verbal Verification of Employement / Assets Verified	1,320	390,376,666	24.00
TOTAL	5,176	$ 1,626,334,368	100.00%

Original Term of the Mortgage Loans in Groups III, IV and V

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
360	4,908	$ 1,510,115,522	92.85%
480	268	116,218,846	7.15
TOTAL	5,176	$ 1,626,334,368	100.00%

Minimum Original Term to Stated Maturity (Months):		360
Maximum Original Term to Stated Maturity (Months):		480
Weighted Average Orig. Term to Stated Maturity (Months):		369

Remaining Term to Stated Maturity for the Mortgage Loans in Groups III, IV and V

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
300 - 359	2,279	$ 686,847,605	42.23%
360 or Greater	2,897	939,486,762	57.77
TOTAL	5,176	$ 1,626,334,368	100.00%

Minimum Remaining Term to Stated Maturity (Months):		352
Maximum Remaining Term to Stated Maturity (Months):		480
Weighted Average Rem. Term to Stated Maturity (Months):		368

Months to Next Rate Adjustment of the Mortgage Loans in Groups III, IV and V

Months to Next Rate Adjustment	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0 - 3	1,157		$ 484,917,261	29.82%
4 - 6	8		3,980,731	0.24
7 - 9	1		700,000	0.04
10 - 12	6		1,899,070	0.12
13 - 15	3		1,485,557	0.09
52 - 54	1		98,753	0.01
55 - 57	14		5,437,645	0.33
58 - 60	3,319		936,223,362	57.57
61 - 63	667		191,591,989	11.78
TOTAL	5,176		$ 1,626,334,368	100.00%

Weighted Average Next Rate Adjustment (Month):		42
Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Rate Adjustment Frequency of the Mortgage Loans in Groups III, IV and V

Rate Adjustment Frequency (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
1	1,175	$ 492,982,620	30.31%
6	2,523	578,392,336	35.56
12	1,478	554,959,412	34.12
TOTAL	5,176	$ 1,626,334,368	100.00%

Maximum Lifetime Mortgage Rates of the Mortgage Loans in Groups III, IV and V

Maximum Mortgage Rate (%)	Number of Mortgage Loans		Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
0.000 - 9.750	104		$ 43,971,072	2.70%
9.751 - 10.000	1,114		506,052,862	31.12
10.001 - 10.250	333		109,721,858	6.75
10.251 - 10.500	762		230,949,643	14.20
10.501 - 10.750	575		161,784,244	9.95
10.751 - 11.000	578		178,883,558	11.00
11.001 - 11.250	295		79,913,487	4.91
11.251 - 11.500	349		78,866,913	4.85
11.501 - 11.750	233		55,266,250	3.40
11.751 - 12.000	291		65,534,756	4.03
12.001 - 12.250	125		26,914,717	1.65
12.251 - 12.500	154		33,309,649	2.05
12.501 - 12.750	117		23,551,453	1.45
12.751 - 13.000	145		31,517,905	1.94
13.001 - 13.250	1		96,000	0.01
TOTAL	5,176		$ 1,626,334,368	100.00%

Weighted Average Maximum Mortgage Rate:		10.658%

Gross Margin of the Mortgage Loans in Groups III, IV and V

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
2.000 - 2.249	18	$ 8,649,908	0.53%
2.250 - 2.499	2,711	859,227,535	52.83
2.500 - 2.749	286	130,712,483	8.04
2.750 - 2.999	356	133,114,718	8.18
3.000 - 3.249	122	61,936,089	3.81
3.250 - 3.499	211	85,204,801	5.24
3.500 - 3.749	116	43,982,576	2.70
3.750 - 3.999	57	27,691,399	1.70
4.000 - 4.249	24	7,963,676	0.49
4.250 - 4.499	7	2,132,844	0.13
4.500 - 4.749	11	2,141,856	0.13
4.750 - 4.999	1	216,900	0.01
5.000 - 5.249	1,254	263,162,333	16.18
5.250 - 5.499	2	197,250	0.01
TOTAL	5,176	$ 1,626,334,368	100.00%

Weighted Average Gross Margin:	2.945%

Prepayment Penalty of the Mortgage Loans in Groups III, IV and V

Prepayment Penalty	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

1 Year	425	$182,882,844	11.25%
2 Years	625	138,793,994	8.53
3 Years	569	174,882,645	10.75
5 Years	82	19,150,338	1.18
No Prepay	3,475	1,110,624,546	68.29
TOTAL	5,176	$1,626,334,368	100.00%

Product Type of the Mortgage Loans in Groups III, IV and V

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

1 Mo MTA	1,161	$487,893,530	30.00%
1 Mo MTA IO	14	5,089,090	0.31
5/1 LIBOR	244	71,514,620	4.40
5/1 LIBOR IO	1,234	483,444,792	29.73
5/6 LIBOR	279	46,920,823	2.89
5/6 LIBOR IO	2,244	531,471,513	32.68
TOTAL	5,176	$1,626,334,368	100.00%

Interest Only Feature of the Mortgage Loans in Groups III, IV and V

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

10 YEARS	169	$42,485,354	2.61%
5 YEARS	3,322	977,176,497	60.08
NON-IO	1,685	606,672,517	37.30
TOTAL	5,176	$1,626,334,368	100.00%

Periodic Rate Cap of the Mortgage Loans in Groups III, IV and V

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Uncapped	1,175	$492,982,620	30.31%
1.000	2,523.00	578,392,336	35.56
2.000	1,478	554,959,412	34.12
TOTAL	5,176	$1,626,334,368	100.00%

Non-Zero Weighted Average Periodic Rate Cap:	1.490%

Initial Rate Cap of the Mortgage Loans in Groups III, IV and V

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Uncapped	1,175		$492,982,620	30.31%
3.000	15.00		7,013,922	0.43
5.000	3,986		1,126,337,826	69.26
TOTAL	5,176		$1,626,334,368	100.00%

Non-Zero Weighted Average Initial Periodic Rate Cap:		4.988%

Original Principal Balances of the Mortgage Loans
as of Origination in Group III

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0 - 50,000	13	$559,696	0.11%
50,001 -100,000	67	5,328,768	1.08
100,001 -150,000	172	21,982,356	4.46
150,001 -200,000	148	26,105,723	5.30
200,001 -250,000	124	28,091,027	5.70
250,001 -300,000	121	33,495,483	6.79
300,001 -350,000	90	29,189,518	5.92
350,001 -400,000	74	27,736,964	5.63
400,001 -450,000	61	26,081,867	5.29
450,001 -500,000	71	33,918,093	6.88
500,001 -550,000	27	14,223,948	2.89
550,001 -600,000	29	16,687,946	3.39
600,001 -650,000	34	21,375,423	4.34
650,001 -700,000	16	10,969,298	2.23
700,001 -750,000	9	6,577,933	1.33
750,001 -800,000	11	8,567,465	1.74
800,001 -850,000	9	7,496,501	1.52
850,001 -900,000	17	14,941,992	3.03
900,001 -950,000	6	5,569,748	1.13
950,001 - 1,000,000	18	17,663,592	3.58
1,000,001 - 1,100,000	2	2,183,650	0.44
1,100,001 - 1,200,000	8	9,180,221	1.86
1,200,001 - 1,300,000	5	6,317,289	1.28
1,300,001 - 1,400,000	5	6,720,555	1.36
1,400,001 - 1,500,000	8	11,832,185	2.40
1,500,001 or Greater	30	100,185,376	20.32
TOTAL	1,175	$492,982,620	100.00%

Minimum Original Principal Balance:	$35,200
Maximum Original Principal Balance:	$11,860,000
Average Original Principal Balance:	$419,835

Scheduled Principal Balances of the Mortgage Loans as of the
Mortgage Loan Cut-Off Date in Group III

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0 - 50,000	13	$559,696	0.11%
50,001 -100,000	67	5,328,768	1.08
100,001 -150,000	172	21,982,356	4.46
150,001 -200,000	148	26,105,723	5.30
200,001 -250,000	124	28,091,027	5.70
250,001 -300,000	121	33,495,483	6.79
300,001 -350,000	90	29,189,518	5.92
350,001 -400,000	74	27,736,964	5.63
400,001 -450,000	61	26,081,867	5.29
450,001 -500,000	71	33,918,093	6.88
500,001 -550,000	27	14,223,948	2.89
550,001 -600,000	29	16,687,946	3.39
600,001 -650,000	34	21,375,423	4.34
650,001 -700,000	16	10,969,298	2.23
700,001 -750,000	8	5,827,386	1.18
750,001 -800,000	12	9,318,012	1.89
800,001 -850,000	9	7,496,501	1.52
850,001 -900,000	17	14,941,992	3.03
900,001 -950,000	6	5,569,748	1.13
950,001 - 1,000,000	18	17,663,592	3.58
1,000,001 - 1,100,000	2	2,183,650	0.44
1,100,001 - 1,200,000	8	9,180,221	1.86
1,200,001 - 1,300,000	5	6,317,289	1.28
1,300,001 - 1,400,000	5	6,720,555	1.36
1,400,001 - 1,500,000	8	11,832,185	2.40
1,500,001 or Greater	30	100,185,376	20.32
TOTAL	1,175	$492,982,620	100.00%

Minimum Scheduled Principal Balance:	$35,200
Maximum Scheduled Principal Balance:	$11,860,000
Average Scheduled Principal Balance:	$419,560

Mortgage Interest Rates of the Mortgage Loans in Group III

Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

1.000 - 1.499	526		$203,017,359	41.18%
1.500 - 1.999	182		83,079,863	16.85
2.000 - 2.499	54		39,979,081	8.11
2.500 - 2.999	20		5,346,685	1.08
3.000 - 3.499	1		171,000	0.03
3.500 - 3.999	36		7,754,540	1.57
4.000 - 4.499	6		2,411,946	0.49
4.500 - 4.999	10		4,057,385	0.82
5.000 - 5.499	83		32,468,739	6.59
5.500 - 5.999	105		53,371,091	10.83
6.000 - 6.499	106		44,398,499	9.01
6.500 - 6.999	34		15,035,857	3.05
7.000 - 7.499	8		1,373,088	0.28
7.500 - 7.999	4		517,485	0.10
TOTAL	1,175		$492,982,620	100.00%

Minimum Mortgage Interest Rate:		1.000%
Maximum Mortgage Interest Rate:		7.585%
Weighted Average Mortgage Interest Rate:		2.852%

Original Loan-to-Value Ratios* of the Mortgage Loans in Group III

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0.00 - 30.00	9		$2,452,261	0.50%
30.01 - 40.00	18		6,350,972	1.29
40.01 - 50.00	31		23,457,845	4.76
50.01 - 55.00	28		25,790,277	5.23
55.01 - 60.00	33		15,225,848	3.09
60.01 - 65.00	76		41,660,661	8.45
65.01 - 70.00	121		73,396,646	14.89
70.01 - 75.00	213		91,074,343	18.47
75.01 - 80.00	443		160,999,452	32.66
80.01 - 85.00	23		5,782,545	1.17
85.01 - 90.00	96		27,128,237	5.50
90.01 - 95.00	39		9,741,755	1.98
95.01 or Greater	45		9,921,778	2.01
TOTAL	1,175		$492,982,620	100.00%

Weighted Average Original Loan-To-Value Ratio:		72.59%
*Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution of the Mortgaged Properties in Group III

State	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Alabama	6	$447,000	0.09%
Arizona	33	11,821,308	2.40
California	225	112,166,701	22.75
Colorado	11	6,538,323	1.33
Connecticut	11	12,929,576	2.62
Delaware	14	3,426,031	0.69
District of Columbia	2	1,534,420	0.31
Florida	221	92,005,702	18.66
Georgia	20	4,185,521	0.85
Hawaii	1	506,000	0.10
Idaho	2	1,070,522	0.22
Illinois	92	29,083,128	5.90
Indiana	5	1,696,882	0.34
Kentucky	4	933,430	0.19
Louisiana	1	63,906	0.01
Maryland	36	16,089,004	3.26
Massachusetts	22	9,631,952	1.95
Michigan	57	27,868,784	5.65
Minnesota	1	202,000	0.04
Missouri	7	1,304,850	0.26
Montana	1	208,000	0.04
Nevada	23	5,921,481	1.20
New Jersey	37	17,760,766	3.60
New Mexico	1	125,865	0.03
New York	66	51,275,781	10.40
North Carolina	53	13,437,842	2.73
Ohio	24	8,816,273	1.79
Oklahoma	1	121,721	0.02
Oregon	10	2,392,327	0.49
Pennsylvania	29	6,900,143	1.40
Rhode Island	3	981,250	0.20
South Carolina	27	6,137,858	1.25
South Dakota	1	134,640	0.03
Tennessee	2	360,016	0.07
Texas	12	2,743,960	0.56
Utah	10	1,767,709	0.36
Vermont	1	289,500	0.06
Virginia	93	37,432,855	7.59
Washington	5	1,279,470	0.26
West Virginia	1	143,920	0.03
Wisconsin	4	1,246,205	0.25
TOTAL	1,175	$492,982,620	100.00%

*No more than approximately 2.72% of Group III pool by cut-off date principal balance will be secured by properties located in any one zip code area.

Credit Score for the Mortgage Loans in Group III

Credit Score Range	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

N/A	3		$870,384	0.18%
500 - 549	4		485,600	0.10
550 - 574	1		136,565	0.03
575 - 599	3		1,223,684	0.25
600 - 619	4		1,213,600	0.25
620 - 639	69		26,504,724	5.38
640 - 659	121		46,729,408	9.48
660 - 679	153		70,704,870	14.34
680 - 699	174		73,770,070	14.96
700 - 719	170		60,296,006	12.23
720 - 739	149		60,753,895	12.32
740 - 759	129		59,558,588	12.08
760 - 779	99		56,058,887	11.37
780 - 799	79		30,267,076	6.14
800 - 819	17		4,409,262	0.89
TOTAL	1,175		$492,982,620	100.00%

Non-Zero Weighted Average Credit Score:		709

Property Types of Mortgaged Properties in Group III

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

2-4 Family	64	$20,164,878	4.09%
CO-OP	10	7,241,600	1.47
Condominium	168	52,309,914	10.61
PUD	261	104,173,478	21.13
Single Family	672	309,092,750	62.70
TOTAL	1,175	$492,982,620	100.00%

Occupancy Status of Mortgaged Properties in Group III

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Investor	265	$71,222,451	14.45%
Owner Occupied	807	380,323,294	77.15
Second Home	103	41,436,875	8.41
TOTAL	1,175	$492,982,620	100.00%

Loan Purpose for the Mortgage Loans in Group III

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Cash Out Refinance	540	$258,430,463	52.42%
Purchase	449	167,802,619	34.04
Rate/Term Refinance	186	66,749,538	13.54
TOTAL	1,175	$492,982,620	100.00%

Documentation Type of the Mortgage Loans in Group III

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Income & Employment Verified / Assets Verified	235	$70,872,039	14.38%
Income & Employment Verified/Assets Not Verified	227	65,688,935	13.32
Verbal Verification of Employement / Assets Not Verified	490	258,440,393	52.42
Verbal Verification of Employement / Assets Verified	223	97,981,253	19.88
TOTAL	1,175	$492,982,620	100.00%

Original Term of the Mortgage Loans in Group III

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

360	908		$377,198,449	76.51%
480	267		115,784,171	23.49
TOTAL	1,175		$492,982,620	100.00%

Minimum Original Term to Stated Maturity (Months):		360
Maximum Original Term to Stated Maturity (Months):		480
Weighted Average Orig. Term to Stated Maturity (Months):		388

Remaining Term to Stated Maturity for the Mortgage Loans in Group III

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

300 - 359	352		$148,698,346	30.16%
360 or Greater	823		344,284,274	69.84
TOTAL	1,175		$492,982,620	100.00%

Minimum Remaining Term to Stated Maturity (Months):		358
Maximum Remaining Term to Stated Maturity (Months):		480
Weighted Average Rem. Term to Stated Maturity (Months):		388

Months to Next Rate Adjustment of the Mortgage Loans in Group III

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0 - 3	1,157		$484,917,261	98.36%
4 - 6	8		3,980,731	0.81
7 - 9	1		700,000	0.14
10 - 12	6		1,899,070	0.39
13 - 15	3		1,485,557	0.30
TOTAL	1,175		$492,982,620	100.00%

Weighted Average Next Rate Adjustment (Month):		1
Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Rate Adjustment Frequency of the Mortgage Loans in Group III

Rate Adjustment Frequency (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

1	1,175	$492,982,620	100.00%
TOTAL	1,175	$492,982,620	100.00%

Maximum Lifetime Mortgage Rates of the Mortgage Loans in Group III

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

9.751 – 10.000	837		$404,029,961	81.96%
10.251 - 10.500	262		70,452,873	14.29
10.501 - 10.750	76		18,499,785	3.75
TOTAL	1,175		$492,982,620	100.00%

Weighted Average Maximum Mortgage Rate:		10.030%

Gross Margin of the Mortgage Loans in Group III

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

2.000 - 2.249	18	$8,649,908	1.75%
2.250 - 2.499	106	45,409,284	9.21
2.500 - 2.749	236	102,056,350	20.70
2.750 - 2.999	281	112,474,858	22.82
3.000 - 3.249	121	61,792,089	12.53
3.250 - 3.499	211	85,204,801	17.28
3.500 - 3.749	102	37,248,654	7.56
3.750 - 3.999	57	27,691,399	5.62
4.000 - 4.249	24	7,963,676	1.62
4.250 - 4.499	7	2,132,844	0.43
4.500 - 4.749	11	2,141,856	0.43
4.750 - 4.999	1	216,900	0.04
TOTAL	1,175	$492,982,620	100.00%

Weighted Average Gross Margin:	3.018%

Prepayment Penalty of the Mortgage Loans in Group III

Prepayment Penalty	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
1 Year	403	$174,812,300	35.46%
2 Years	52	23,597,089	4.79
3 Years	372	125,514,934	25.46
No Prepay	348	169,058,297	34.29
TOTAL	1,175	$492,982,620	100.00%

Product Type of the Mortgage Loans in Group III

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

1 Mo MTA	1,161	$487,893,530	98.97%
1 Mo MTA IO	14	5,089,090	1.03
TOTAL	1,175	$492,982,620	100.00%

Interest Only Feature of the Mortgage Loans in Group III

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

10 YEARS	14	$5,089,090	1.03%
NON-IO	1,161	487,893,530	98.97
TOTAL	1,175	$492,982,620	100.00%

Periodic Rate Cap of the Mortgage Loans in Group III

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Uncapped	1,175	$492,982,620	100.00%
TOTAL	1,175	$492,982,620	100.00%

Weighted Average Periodic Rate Cap: 0.000%

Initial Rate Cap of the Mortgage Loans in Group III

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Uncapped	1,175	$492,982,620	100.00%
TOTAL	1,175	$492,982,620	100.00%

Weighted Average Periodic Rate Cap: 0.000%

Original Principal Balances of the Mortgage Loans
as of Origination in Group IV

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0 - 50,000	54	$2,184,405	0.37%
50,001 -100,000	409	31,827,322	5.34
100,001 -150,000	684	86,221,129	14.46
150,001 -200,000	616	107,693,176	18.06
200,001 -250,000	496	111,820,214	18.75
250,001 -300,000	416	114,081,618	19.13
300,001 -350,000	301	97,551,241	16.36
350,001 -400,000	84	30,182,837	5.06
400,001 -450,000	12	5,110,350	0.86
450,001 -500,000	12	5,612,395	0.94
500,001 -550,000	3	1,598,000	0.27
550,001 -600,000	1	598,500	0.10
600,001 -650,000	3	1,912,000	0.32
TOTAL	3,091	$596,393,188	100.00%

Minimum Original Principal Balance:	$30,000
Maximum Original Principal Balance:	$650,000
Average Original Principal Balance:	$193,073

Scheduled Principal Balances of the Mortgage Loans as of the
Mortgage Loan Cut-Off Date in Group IV

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0 - 50,000	55	$2,205,749	0.37%
50,001 -100,000	410	31,896,825	5.35
100,001 -150,000	684	86,348,744	14.48
150,001 -200,000	615	107,544,217	18.03
200,001 -250,000	496	111,820,214	18.75
250,001 -300,000	415	114,012,115	19.12
300,001 -350,000	301	97,551,241	16.36
350,001 -400,000	84	30,182,837	5.06
400,001 -450,000	12	5,110,350	0.86
450,001 -500,000	12	5,612,395	0.94

500,001 -550,000	3	1,598,000	0.27
550,001 -600,000	1	598,500	0.10
600,001 -650,000	3	1,912,000	0.32
TOTAL	3,091	$596,393,188	100.00%

Minimum Scheduled Principal Balance:	$21,343
Maximum Scheduled Principal Balance:	$650,000
Average Scheduled Principal Balance:	$192,945

Mortgage Interest Rates of the Mortgage Loans in Group IV

Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

3.500 - 3.999	1		$100,800	0.02%
4.000 - 4.499	6		1,586,550	0.27
4.500 - 4.999	106		23,115,688	3.88
5.000 - 5.499	462		100,717,676	16.89
5.500 - 5.999	910		185,238,900	31.06
6.000 - 6.499	551		111,951,207	18.77
6.500 - 6.999	517		92,019,352	15.43
7.000 - 7.499	246		38,732,883	6.49
7.500 - 7.999	291		42,834,133	7.18
8.000 - 8.499	1		96,000	0.02
TOTAL	3,091		$596,393,188	100.00%

Minimum Mortgage Interest Rate:		3.875%
Maximum Mortgage Interest Rate:		8.125%
Weighted Average Mortgage Interest Rate:		6.062%

Original Loan-to-Value Ratios* of the Mortgage Loans in Group IV

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0.00 - 30.00	15	$1,960,196	0.33%
30.01 - 40.00	12	2,181,601	0.37
40.01 - 50.00	26	5,140,302	0.86
50.01 - 55.00	17	4,216,364	0.71
55.01 - 60.00	33	7,352,991	1.23
60.01 - 65.00	63	13,451,444	2.26
65.01 - 70.00	654	123,960,266	20.78
70.01 - 75.00	214	43,192,124	7.24
75.01 - 80.00	1,875	361,847,232	60.67
80.01 - 85.00	26	4,140,005	0.69
85.01 - 90.00	78	14,610,753	2.45
90.01 - 95.00	78	14,339,909	2.40
TOTAL	3,091	$596,393,188	100.00%

Weighted Average Original Loan-To-Value Ratio:	76.43%
*Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution of the Mortgaged Properties in Group IV

State	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Alabama	15	$2,105,954	0.35%
Arizona	171	35,205,111	5.90
California	369	97,587,897	16.36
Colorado	97	18,428,894	3.09
Connecticut	10	2,321,293	0.39
Delaware	21	4,299,007	0.72
District of Columbia	22	5,121,327	0.86
Florida	310	55,976,583	9.39
Georgia	94	14,972,047	2.51
Hawaii	6	2,131,402	0.36
Idaho	29	4,163,388	0.70
Illinois	118	20,569,568	3.45
Indiana	22	3,467,725	0.58
Iowa	12	1,651,323	0.28
Kansas	12	1,183,080	0.20
Kentucky	32	4,279,223	0.72
Louisiana	9	1,703,594	0.29
Maine	2	372,500	0.06
Maryland	197	41,562,532	6.97
Massachusetts	43	10,331,567	1.73
Michigan	172	22,177,988	3.72
Minnesota	21	3,920,300	0.66
Mississippi	11	1,513,313	0.25
Missouri	40	5,216,843	0.87
Montana	10	1,487,266	0.25
Nevada	105	23,614,197	3.96
New Hampshire	13	2,946,978	0.49
New Jersey	73	15,848,810	2.66
New Mexico	3	583,604	0.10
New York	50	14,969,503	2.51
North Carolina	199	29,076,264	4.88
Ohio	97	13,264,959	2.22
Oklahoma	1	85,500	0.01
Oregon	54	9,810,992	1.65
Pennsylvania	66	11,970,593	2.01
Rhode Island	8	1,700,900	0.29
South Carolina	130	19,212,272	3.22
South Dakota	5	540,790	0.09

Tennessee	39	5,989,594	1.00
Texas	29	4,166,961	0.70
Utah	38	6,146,371	1.03
Vermont	1	281,250	0.05
Virginia	217	51,386,032	8.62
Washington	99	20,687,169	3.47
West Virginia	5	538,367	0.09
Wisconsin	8	1,076,086	0.18
Wyoming	6	746,273	0.13
TOTAL	3,091	$596,393,188	100.00%

*No more than approximately 0.40% of Group IV pool by cut-off date principal balance will be secured by properties located in any one zip code area.

Credit Score for the Mortgage Loans in Group IV

Credit Score Range	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

N/A	1		$337,500	0.06%
550 - 574	2		645,000	0.11
600 - 619	4		1,245,930	0.21
620 - 639	242		44,963,853	7.54
640 - 659	250		49,710,057	8.34
660 - 679	451		86,669,331	14.53
680 - 699	474		90,807,005	15.23
700 - 719	457		86,610,888	14.52
720 - 739	386		74,065,933	12.42
740 - 759	342		68,410,228	11.47
760 - 779	270		50,978,489	8.55
780 - 799	166		33,252,553	5.58
800 - 819	46		8,696,421	1.46
TOTAL	3,091		$596,393,188	100.00%

Non-Zero Weighted Average Credit Score:		707

Property Types of Mortgaged Properties in Group IV

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

2-4 Family	218	$50,765,069	8.51%
CO-OP	5	1,119,142	0.19
Condominium	452	82,618,945	13.85
PUD	729	152,633,865	25.59
Single Family	1,687	309,256,166	51.85
TOTAL	3,091	$596,393,188	100.00%

Occupancy Status of Mortgaged Properties in Group IV

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Investor	872	$137,030,279	22.98%
Owner Occupied	2,084	433,217,116	72.64
Second Home	135	26,145,793	4.38
TOTAL	3,091	$596,393,188	100.00%

Loan Purpose for the Mortgage Loans in Group IV

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Cash Out Refinance	781	$154,324,449	25.88%
Purchase	2,088	399,643,481	67.01
Rate/Term Refinance	222	42,425,258	7.11
TOTAL	3,091	$596,393,188	100.00%

Documentation Type of the Mortgage Loans in Group IV

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Income & Employment Verified / Assets Verified	859	$162,407,205	27.23%
Income & Employment Verified/Assets Not Verified	327	63,879,924	10.71
No Employment or Income Verification / Assets Not Verified	404	72,393,485	12.14
Verbal Verification of Employment / Assets Not Verified	604	116,449,074	19.53
Verbal Verification of Employment / Assets Verified	897	181,263,500	30.39
TOTAL	3,091	$596,393,188	100.00%

Original Term of the Mortgage Loans in Group IV

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

360	3,091		$596,393,188	100.00%
TOTAL	3,091		$596,393,188	100.00%

Minimum Original Term to Stated Maturity (Months):		360
Maximum Original Term to Stated Maturity (Months):		360
Weighted Average Orig. Term to Stated Maturity (Months):		360

Remaining Term to Stated Maturity for the Mortgage Loans in Group IV

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

300 - 359	1,500		$282,614,218	47.39%
360	1,591		313,778,970	52.61
TOTAL	3,091		$596,393,188	100.00%

Minimum Remaining Term to Stated Maturity (Months):		352
Maximum Remaining Term to Stated Maturity (Months):		360
Weighted Average Rem. Term to Stated Maturity (Months):		359

Months to Next Rate Adjustment of the Mortgage Loans in Group IV

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

52 - 54	1		$98,753	0.02%
55 - 57	10		1,938,311	0.33
58 - 60	2,569		491,726,521	82.45
61 - 63	511		102,629,603	17.21
TOTAL	3,091		$596,393,188	100.00%

Weighted Average Next Rate Adjustment (Month):		60
Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Rate Adjustment Frequency of the Mortgage Loans in Group IV

Rate Adjustment Frequency (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

6	2,182	$404,442,167	67.81%
12	909	191,951,021	32.19
TOTAL	3,091	$596,393,188	100.00%

Maximum Lifetime Mortgage Rates of the Mortgage Loans in Group IV

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0.000 - 9.750	49		$11,377,067	1.91%
9.751 - 10.000	156		34,700,628	5.82
10.001 - 10.250	224		49,736,067	8.34
10.251 - 10.500	362		73,968,942	12.40
10.501 - 10.750	397		81,918,355	13.74
10.751 - 11.000	456		93,897,131	15.74
11.001 - 11.250	243		48,761,818	8.18
11.251 - 11.500	307		57,416,070	9.63
11.501 - 11.750	195		34,348,117	5.76
11.751 - 12.000	245		41,522,344	6.96
12.001 - 12.250	103		15,616,375	2.62
12.251 - 12.500	132		21,148,877	3.55
12.501 - 12.750	100		15,188,463	2.55
12.751 - 13.000	121		16,696,933	2.80
13.001 - 13.250	1		96,000	0.02
TOTAL	3,091		$596,393,188	100.00%

Weighted Average Maximum Mortgage Rate:		11.066%

Gross Margin of the Mortgage Loans in Group IV

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

2.250 - 2.499	1,905	$390,830,152	65.53%
2.500 - 2.749	20	4,455,612	0.75
2.750 - 2.999	67	12,870,960	2.16
3.000 - 3.249	1	144,000	0.02
3.500 - 3.749	9	2,441,722	0.41
5.000 - 5.249	1,087	185,453,492	31.10
5.250 - 5.499	2	197,250	0.03
TOTAL	3,091	$596,393,188	100.00%

Weighted Average Gross Margin:	3.124%

Prepayment Penalty of the Mortgage Loans in Group IV

Prepayment Penalty	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

1 Year	16	$3,068,169	0.51%
2 Years	524	86,020,202	14.42
3 Years	178	33,551,162	5.63
No Prepay	2,373	473,753,654	79.44
TOTAL	3,091	$596,393,188	100.00%

Product Type of the Mortgage Loans in Group IV

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

5/1 LIBOR	180	$30,915,639	5.18%
5/1 LIBOR IO	729	161,035,382	27.00
5/6 LIBOR	257	38,078,101	6.38
5/6 LIBOR IO	1,925	366,364,066	61.43
TOTAL	3,091	$596,393,188	100.00%

Interest Only Feature of the Mortgage Loans in Group IV

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

10 YEARS	129	$24,378,493	4.09%
5 YEARS	2,524	502,677,411	84.29
NON-IO	438	69,337,284	11.63
TOTAL	3,091	$596,393,188	100.00%

Periodic Rate Cap of the Mortgage Loans in Group IV

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

1.000	2,182	$404,442,167	67.81%
2.000	909	191,951,021	32.19
TOTAL	3,091	$596,393,188	100.00%

Weighted Average Periodic Rate Cap:	1.322%

Initial Rate Cap of the Mortgage Loans in Group IV

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

3.000	9		$2,441,722	0.41%
5.000	3,082		593,951,466	99.59
TOTAL	3,091		$596,393,188	100.00%

Weighted Average Initial Periodic Rate Cap:		4.992%

Original Principal Balances of the Mortgage Loans
as of Origination in Group V

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

50,001 -100,000	12	$843,555	0.16%
100,001 -150,000	17	2,077,110	0.39
150,001 -200,000	18	3,232,790	0.60
200,001 -250,000	11	2,438,473	0.45
250,001 -300,000	10	2,724,212	0.51
300,001 -350,000	2	665,200	0.12
350,001 -400,000	149	56,966,066	10.61
400,001 -450,000	144	61,365,492	11.43
450,001 -500,000	137	65,211,857	12.14
500,001 -550,000	78	40,854,440	7.61
550,001 -600,000	71	40,919,638	7.62
600,001 -650,000	46	28,995,665	5.40
650,001 -700,000	36	24,291,696	4.52
700,001 -750,000	16	11,640,067	2.17
750,001 -800,000	24	18,645,592	3.47
800,001 -850,000	16	13,350,702	2.49
850,001 -900,000	12	10,487,900	1.95
900,001 -950,000	9	8,176,056	1.52
950,001 - 1,000,000	42	40,794,211	7.60
1,000,001 - 1,100,000	3	3,204,500	0.60
1,100,001 - 1,200,000	7	8,208,000	1.53
1,200,001 - 1,300,000	3	3,743,000	0.70
1,300,001 - 1,400,000	7	9,537,963	1.78
1,400,001 - 1,500,000	13	19,166,626	3.57
1,500,001 or Greater	27	59,417,750	11.07
TOTAL	910	$536,958,560	100.00%

Minimum Original Principal Balance:	$52,000
Maximum Original Principal Balance:	$3,600,000
Average Original Principal Balance:	$591,342

Scheduled Principal Balances of the Mortgage Loans as of the
Mortgage Loan Cut-Off Date in Group V

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

50,001 -100,000	12	$843,555	0.16%
100,001 -150,000	17	2,077,110	0.39
150,001 -200,000	19	3,431,947	0.64
200,001 -250,000	11	2,438,473	0.45
250,001 -300,000	10	2,724,212	0.51
300,001 -350,000	2	665,200	0.12
350,001 -400,000	149	56,966,066	10.61
400,001 -450,000	145	61,815,492	11.51
450,001 -500,000	138	65,711,847	12.24
500,001 -550,000	76	39,904,450	7.43
550,001 -600,000	71	40,919,638	7.62
600,001 -650,000	46	28,995,665	5.40
650,001 -700,000	36	24,291,696	4.52
700,001 -750,000	17	12,389,223	2.31
750,001 -800,000	24	18,650,992	3.47
800,001 -850,000	16	13,350,702	2.49
850,001 -900,000	12	10,487,900	1.95
900,001 -950,000	8	7,421,500	1.38
950,001 - 1,000,000	41	40,595,053	7.56
1,000,001 - 1,100,000	3	3,204,500	0.60
1,100,001 - 1,200,000	7	8,208,000	1.53
1,200,001 - 1,300,000	3	3,743,000	0.70
1,300,001 - 1,400,000	7	9,537,963	1.78
1,400,001 - 1,500,000	13	19,166,626	3.57
1,500,001 or Greater	27	59,417,750	11.07
TOTAL	910	$536,958,560	100.00%

Minimum Scheduled Principal Balance:	$52,000
Maximum Scheduled Principal Balance:	$3,600,000
Average Scheduled Principal Balance:	$590,064

Mortgage Interest Rates of the Mortgage Loans in Group V

Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

3.500 - 3.999	1		$377,000	0.07%
4.000 - 4.499	12		7,363,780	1.37
4.500 - 4.999	108		62,111,726	11.57
5.000 - 5.499	240		131,908,884	24.57
5.500 - 5.999	252		165,876,041	30.89
6.000 - 6.499	103		66,550,213	12.39
6.500 - 6.999	93		48,613,510	9.05
7.000 - 7.499	52		27,789,026	5.18
7.500 - 7.999	49		26,368,381	4.91
TOTAL	910		$536,958,560	100.00%

Minimum Mortgage Interest Rate:		3.875%
Maximum Mortgage Interest Rate:		7.875%
Weighted Average Mortgage Interest Rate:		5.774%

Original Loan-to-Value Ratios* of the Mortgage Loans in Group V

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0.00 - 30.00	3		$2,496,172	0.46%
30.01 - 40.00	8		10,016,560	1.87
40.01 - 50.00	19		12,901,625	2.40
50.01 - 55.00	18		14,343,717	2.67
55.01 - 60.00	13		10,511,829	1.96
60.01 - 65.00	49		45,042,367	8.39
65.01 - 70.00	122		71,053,805	13.23
70.01 - 75.00	102		67,730,563	12.61
75.01 - 80.00	551		293,353,038	54.63
80.01 - 85.00	4		1,969,650	0.37
85.01 - 90.00	9		3,851,934	0.72
90.01 - 95.00	12		3,687,300	0.69
TOTAL	910		$536,958,560	100.00%

Weighted Average Original Loan-To-Value Ratio:		73.39%

*Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

Geographic Distribution of the Mortgaged Properties in Group V

State	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Arizona	27	$19,726,113	3.67%
California	286	164,529,136	30.64
Colorado	18	11,762,683	2.19
Connecticut	11	7,941,320	1.48
Delaware	9	6,011,215	1.12
District of Columbia	12	6,435,849	1.20
Florida	69	39,277,846	7.31
Georgia	12	5,206,840	0.97
Hawaii	6	4,522,200	0.84
Idaho	4	1,805,036	0.34
Illinois	26	21,391,104	3.98
Iowa	1	479,920	0.09
Kentucky	2	1,288,500	0.24
Louisiana	2	924,000	0.17
Maryland	63	34,381,968	6.40
Massachusetts	20	12,573,650	2.34
Michigan	11	7,051,320	1.31
Minnesota	2	1,194,997	0.22
Missouri	2	1,754,527	0.33
Montana	2	1,148,000	0.21
Nevada	22	12,455,989	2.32
New Hampshire	6	4,916,987	0.92
New Jersey	41	30,722,280	5.72
New York	30	26,983,684	5.03
North Carolina	20	10,555,830	1.97
Ohio	19	6,086,767	1.13
Oregon	11	5,607,050	1.04
Pennsylvania	13	8,827,299	1.64
South Carolina	14	7,668,218	1.43
Tennessee	4	1,895,469	0.35
Texas	8	3,803,701	0.71
Utah	3	3,337,000	0.62
Vermont	2	1,027,017	0.19
Virginia	107	53,073,090	9.88
Washington	20	8,948,220	1.67
Wisconsin	3	1,411,896	0.26

Wyoming	2	231,840	0.04
TOTAL	910	$536,958,560	100.00%

*No more than approximately 0.97% of Group V by cut-off date principal balance will be secured by properties located in any one zip code area.

Credit Score for the Mortgage Loans in Group V

Credit Score Range	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

N/A	4		$4,459,016	0.83%
550 - 574	3		2,360,000	0.44
600 - 619	4		2,414,630	0.45
620 - 639	48		27,181,907	5.06
640 - 659	89		44,535,357	8.29
660 - 679	129		74,111,807	13.80
680 - 699	135		83,867,791	15.62
700 - 719	118		68,594,314	12.77
720 - 739	106		63,135,013	11.76
740 - 759	102		61,443,192	11.44
760 - 779	93		55,199,693	10.28
780 - 799	68		42,045,121	7.83
800 - 819	11		7,610,720	1.42
TOTAL	910		$536,958,560	100.00%

Non-Zero Weighted Average Credit Score:		711

Property Types of Mortgaged Properties in Group V

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

2-4 Family	34	$16,187,986	3.01%
CO-OP	7	4,044,350	0.75
Condominium	82	44,987,243	8.38
PUD	258	143,400,216	26.71
Single Family	529	328,338,766	61.15
TOTAL	910	$536,958,560	100.00%

Occupancy Status of Mortgaged Properties in Group V

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool
Investor	76	$33,136,342	6.17%
Owner Occupied	764	453,993,216	84.55
Second Home	70	49,829,002	9.28
TOTAL	910	$536,958,560	100.00%

Loan Purpose for the Mortgage Loans in Group V

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Cash Out Refinance	291	$184,375,643	34.34%
Purchase	525	290,893,308	54.17
Rate/Term Refinance	94	61,689,609	11.49
TOTAL	910	$536,958,560	100.00%

Documentation Type of the Mortgage Loans in Group V

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

Income & Employment Verified / Assets Verified	295	$176,371,435	32.85%
Income & Employment Verified/Assets Not Verified	148	88,734,451	16.53
No Employment or Income Verification / Assets Not Verified	85	41,455,152	7.72
Verbal Verification of Employment / Assets Not Verified	182	119,265,609	22.21
Verbal Verification of Employment / Assets Verified	200	111,131,913	20.70
TOTAL	910	$536,958,560	100.00%

Original Term of the Mortgage Loans in Group V

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

360	909		$536,523,885	99.92%
480	1		434,675	0.08
TOTAL	910		$536,958,560	100.00%

Minimum Original Term to Stated Maturity (Months):		360
Maximum Original Term to Stated Maturity (Months):		480
Weighted Average Orig. Term to Stated Maturity (Months):		360

Remaining Term to Stated Maturity for the Mortgage Loans in Group V

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

300 - 359	427		$255,535,042	47.59%
360 or Greater	483		281,423,518	52.41
TOTAL	910		$536,958,560	100.00%

Minimum Remaining Term to Stated Maturity (Months):		355
Maximum Remaining Term to Stated Maturity (Months):		480
Weighted Average Rem. Term to Stated Maturity (Months):		359

Months to Next Rate Adjustment of the Mortgage Loans in Group V

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

55 - 57	4		$3,499,334	0.65%
58 - 60	750		444,496,840	82.78
61 - 63	156		88,962,386	16.57
TOTAL	910		$536,958,560	100.00%

Weighted Average Next Rate Adjustment (Month):		60
Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Rate Adjustment Frequency of the Mortgage Loans in Group V

Rate Adjustment Frequency (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

6	341	$173,950,170	32.40%
12	569	363,008,391	67.60
TOTAL	910	$536,958,560	100.00%

Maximum Lifetime Mortgage Rates of the Mortgage Loans in Group V

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

0.000 - 9.750	55		$32,594,005	6.07%
9.751 - 10.000	121		67,322,273	12.54
10.001 - 10.250	109		59,985,792	11.17
10.251 - 10.500	138		86,527,828	16.11
10.501 - 10.750	102		61,366,104	11.43
10.751 - 11.000	122		84,986,427	15.83
11.001 - 11.250	52		31,151,669	5.80
11.251 - 11.500	42		21,450,843	3.99
11.501 - 11.750	38		20,918,133	3.90
11.751 - 12.000	46		24,012,412	4.47
12.001 - 12.250	22		11,298,342	2.10
12.251 - 12.500	22		12,160,772	2.26
12.501 - 12.750	17		8,362,989	1.56
12.751 - 13.000	24		14,820,972	2.76
TOTAL	910		$536,958,560	100.00%

Weighted Average Maximum Mortgage Rate:		10.781%

Gross Margin of the Mortgage Loans in Group V

Gross Margin (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

2.250 – 2.499	700	$422,988,099	78.77%
2.500 - 2.749	30	24,200,520	4.51
2.750 - 2.999	8	7,768,900	1.45
3.500 - 3.749	5	4,292,200	0.80
5.000 - 5.249	167	77,708,841	14.47
TOTAL	910	$536,958,560	100.00%

Weighted Average Gross Margin:	2.678%

Prepayment Penalty of the Mortgage Loans in Group V

Prepayment Penalty	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

1 Year	6	$5,002,375	0.93%
2 Years	49	29,176,703	5.43
3 Years	19	15,816,550	2.95
5 Years	82	19,150,338	3.57
No Prepay	754	467,812,595	87.12
TOTAL	910	$536,958,560	100.00%

Product Type of the Mortgage Loans in Group V

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

5/1 LIBOR	64	$40,598,981	7.56%
5/1 LIBOR IO	505	322,409,409	60.04
5/6 LIBOR	22	8,842,722	1.65
5/6 LIBOR IO	319	165,107,448	30.75
TOTAL	910	$536,958,560	100.00%

Interest Only Feature of the Mortgage Loans in Group V

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

10 YEARS	26	$13,017,771	2.42%
5 YEARS	798	474,499,086	88.37
NON-IO	86	49,441,703	9.21
TOTAL	910	$536,958,560	100.00%

Periodic Rate Cap of the Mortgage Loans in Group V

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

1.000	341	$173,950,170	32.40%
2.000	569	363,008,391	67.60
TOTAL	910	$536,958,560	100.00%

Weighted Average Periodic Rate Cap:	1.676%

Initial Rate Cap of the Mortgage Loans in Group V

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut- Off Date	% of Mortgage Pool

3.000	6	$4,572,200	0.85%

5.000	904		532,386,361	99.15
TOTAL	910		$536,958,560	100.00%

Weighted Average Initial Periodic Rate Cap:		4.983%

PROSPECTUS

Mortgage-Backed/Asset-Backed Securities (Issuable in Series)

Bear Stearns Asset Backed Securities I LLC

Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

•             Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

•             Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•             A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

•             No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

Consider carefully the risk factors beginning on page 4 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

•	mortgage loans secured by senior or junior liens on one- to four-family residential properties;
•	closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;
•

home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

•	installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;
•	mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and
•	private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

June 24, 2005

Important Notice About Information in This Prospectus

and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and
•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

•	the principal amount, interest rate and authorized denominations of each class of securities;
•

information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

•

information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

•	the terms of any credit enhancement with respect to particular classes of the securities;
•	information concerning other trust fund assets, including any reserve fund;
•	the final scheduled distribution date for each class of securities;
•	the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;
•	information about any REMIC tax elections for some or all of the trust fund assets; and
•	particulars of the plan of distribution for the securities.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information by Reference” in this prospectus.

Risk Factors

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

• all payments then due on the related securities have been made, and • any other payments specified in the related prospectus supplement have been made.
Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

• funds obtained from enforcing any similar obligation of the originator of the loan, or • monies from any reserve fund established to pay for loan repurchases.
Credit enhancement may be insufficient to provide against particular risks

Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;
• how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
• if any party has an option to terminate the related trust early, the effect of the exercise of the option;

• the rate and timing of defaults and losses on the assets in the related trust fund;
• repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

•      in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.
The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss

Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans

A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans

If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located;
• failure of borrowers to maintain their properties adequately; and
• natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.
Some mortgaged properties may not be owner occupied

The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security

A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped

The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets

The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.
Environmental risks may adversely affect trust fund assets

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws
• require certain disclosures to the borrowers regarding the terms of the loans;

•      prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•      require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk

If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Any credit support provided by financial instruments may be insufficient to protect against particular risks

As described under “Credit Enhancement—Financial Instruments” in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC residual securities are subject to additional risk

If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or
• an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Securities

General

Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance (PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

•	all payments with respect to the primary assets for that series (see, “—The Primary Assets and Their Valuation” below), together with reinvestment income thereon;
•

amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

•	amounts available pursuant to any other credit enhancement for the series.

If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See “The Trust Funds—Collection and Distribution Accounts” in this prospectus.

The Primary Assets and Their Valuation

The primary assets of each trust fund may include one or more pools of the following:

•	Residential Loans,
•	Home Equity Loans,
•	Home Improvement Contracts,
•	Manufactured Housing Contracts,

•	Agency Securities, and
•	Private Label Securities.

When we use the term “loans” in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the “mortgaged properties.”

If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

Exchangeable Securities

Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an “ES Class”). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being “related” to one another, and related classes of exchangeable securities will be referred to as “combinations.” The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under “ERISA Considerations” and “Legal Matters” apply to exchangeable securities as well as securities.

Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

•

The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

•

The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

•

Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-1	$20,000,000	10%	ES-2	$40,000,000	5%
ES-P*	$20,000,000	0%

______________

*	Class ES-P is a principal only class and will receive no interest.

The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-3	$9,333,330	LIBOR+ 0.75%	ES-5	$11,333,330	7%
ES-4*	$2,000,000	36.16666 – (LIBOR X 4.666667)

In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-5	$20,000,000	10%	ES-P*	$20,000,000
			EX-X**	20,000,000 (notional)***	10%

______________

*	Class ES-P is a principal only class and will receive no interest.
**	Class ES-X is an interest only class and will receive no principal.
***	Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-6	$20,000,000	7.00%	ES-X* ES-7 ES-8 ES-9 ES-10 ES-11 ES-12 ES-13 ES-14 ES-P**	$20,000,000 20,000,000 20,000,000 20,000,000 20,000,000 19,310,344 18,666,666 18,064,516 17,500,000 20,000,000	7.00% 6.00 6.25 6.50 6.75 7.25 7.50 7.75 8.00 0.00

______________

*	Class ES-X is an interest only class and will receive no principal.
**	Class ES-P is a principal only class and will receive no interest.

The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

At any given time, a number of factors will limit a securityholder’s ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee’s approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder’s notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

Payments of Interest

The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See “—Weighted Average Lives of the Securities” below.

Special Redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

The Trust Funds

General

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

•	the primary assets of the trust fund;
•

amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

•	any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

•	REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and
•	the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

•	to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,
•	to issue the related securities,
•	to make payments and distributions on the securities, and
•	to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be either “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

•	Interest may be payable at
	•	a fixed rate,
•	a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,
•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,
•	a rate that otherwise varies from time to time, or
•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

•	Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,
•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or
•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may
	•	be fixed for the life of the loan,
	•	increase over a specified period of time or
	•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

When we use the term “mortgaged property” in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term “properties” in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in this prospectus.

Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

•

A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

•	A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.
•	A borrower may fail to make the required periodic payment.
•	Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

•

a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.

The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans;
•

the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

•	the range and average principal balance of the loans;
•	the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;
•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;
•	the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;
•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;
•	the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;
•	the geographic distribution of any mortgaged properties securing the loans;
•

for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

•	the lien priority of the loans;
•	the delinquency status and year of origination of the loans;
•	whether the loans are closed-end loans and/or revolving credit line loans; and

•	in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

Private Label Securities

General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

•	pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or
•	collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

The Private Label Securities will previously have been

•	offered and distributed to the public pursuant to an effective registration statement, or
•

purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

The issuer of Private Label Securities will be

•	a financial institution or other entity engaged generally in the business of lending,
•	a public agency or instrumentality of a state, local or federal government, or
•	a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

•	the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

•	the maximum original term to stated maturity of the Private Label Securities,
•	the weighted average term to stated maturity of the Private Label Securities,
•	the pass-through or certificate rate or range of rates of the Private Label Securities,
•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,
•	certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;
•	the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and
•	the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

•	the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),
•	the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,
•	the servicing fee or range of servicing fees with respect to the underlying loans,
•	the minimum and maximum stated maturities of the underlying loans at origination,
•	the lien priority of the underlying loans, and
•	the delinquency status and year of origination of the underlying loans.

The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

Agency Securities

Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act

of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306 (g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

•	fixed-rate level installment conventional mortgage loans,
•	fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,
•	adjustable rate conventional mortgage loans, or
•	adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

•	the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,
•	all amounts received with respect to the primary assets of the related trust fund, and

•	unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See “Material Federal Income Tax Considerations—Taxation of the REMIC” and “ERISA Considerations” in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

•	the sum of
• the amount of interest accrued on the securities of the series, and

•	if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

•	the amount of interest available from the primary assets in the trust fund.

Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Credit Enhancement

If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor’s assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the trust fund assets;
•	paying administrative expenses; or
•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Over-Collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

•	the cost of repair or replacement of the property, and
•

upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Material Legal Aspects of the Loans” in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

Reserve Funds

If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

•	the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or
•	the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

•

to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments if any index rises above or falls below specified levels; or
•	to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

Servicing of Loans

General

Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

•	waive any assumption fee, late payment charge, or other charge in connection with a loan, and
•	to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

•

an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

•

an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

•	all payments in respect of principal, including prepayments, on the primary assets;
•

all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

•

all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

•	all Insurance Proceeds;
•	all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;
•	all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and
•	all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

•

to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer’s right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties (“Insurance Proceeds”)) that represent late recoveries of scheduled payments with respect to which the Advance was made;

•

to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

•

to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

•

in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

•	to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;
•

to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•

to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

•	to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties typically will contain a “coinsurance” clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of

•	the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and
•	such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

•	the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and
•	the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

•	the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and
•	its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable “due-on-sale” clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month’s interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer’s expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer’s expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under “The Agreements—Events of Default; Rights upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in this prospectus.

Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

•	services similar loans in the ordinary course of its business;
•	is reasonably satisfactory to the trustee;
•	has a net worth of not less than the amount specified in the prospectus supplement;
•

would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

•

executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

The Agreements

The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts” in this prospectus.

Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts.”

Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

•	the original principal amount,
•	its unpaid principal balance as of the cut-off date,
•	the current interest rate,
•	the current scheduled payment of principal and interest,
•	the maturity date, if any, of the related note, and

•	if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See “The Trust Funds—Private Label Securities” in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

•	the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

•

immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

•	there has been no other sale of the Agency or Private Label Securities, and
•	there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

•	the lesser of
• the principal balance of the primary asset, and
• the trust fund’s federal income tax basis in the primary asset;

plus

•	accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund’s federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

•

it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

•	it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,
•	it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,
•	it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and
•	if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See “Risk Factors—Only the assets of the related trust fund are available to pay your certificates” in this prospectus.

No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

•	the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;
•	the amount of interest distributed to holders of the related securities and the current interest on the securities;
•

the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

•

the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

•	the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;
•	the amount of any delinquencies with respect to payments on the related primary assets;
•	the book value of any REO property acquired by the related trust fund; and
•	other information specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

•	the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and
•	the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See “Servicing of Loans—Evidence as to Compliance” in this prospectus.

If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, “events of default under the pooling and servicing agreement for each series of certificates include:

•

any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

•

any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

Indenture. Unless otherwise specified in the related prospectus supplement, “events of default” under the indenture for each series of notes include:

•	a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;
•

failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and
•	any other event of default specified with respect to notes of that series.

If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

•	the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or
•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or
•

the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

•	if the trustee ceases to be eligible to continue as such under the related agreement, or
•	if the trustee becomes insolvent, or
•	the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

•	to cure any ambiguity,
•	to correct any defective provisions or to correct or supplement any provision in the agreement,
•	to add to the duties of the depositor, the applicable trustee or the servicer,
•	to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,
•

to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

•	to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

•	reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or
•

reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered “Holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See “Description of the Securities—Optional Redemption, Purchase or Termination” in this prospectus.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as “mortgage loans.” The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of “owner or operator” for a secured creditor who, without “participating in the management” of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender “participates in the management” of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh’g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass’n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

•

exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

•

exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be “participation in management,” including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an “owner or operator,” even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Federal Bankruptcy Code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

General

The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests,” each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days’ notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Security Interests in the Manufactured Homes

The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower’s equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•

are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

•

may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

•

may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower’s obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

The Depositor

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor’s Limited Liability Company Agreement limits the depositor’s activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

•	to purchase the primary assets of the related trust fund,
•	to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

•	to establish any reserve funds described in the related prospectus supplement, and
•	to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

Material Federal Income Tax Considerations

General

The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

The federal income tax consequences to securityholders will vary depending on whether:

•	the securities of a series are classified as indebtedness;
•	an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;
•	the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or
•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and
•

securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

Taxation of Debt Securities

Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with “original issue discount” or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than “qualified stated interest” payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See “—Election to Treat All Interest as Original Issue Discount” below.

In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any “true” discount on such debt security (i.e., the excess of the debt security’s stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,
•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and
•

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security’s issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of
(a)	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and
(b)	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),
•	events that have occurred before the end of the accrual period and
•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See “—Tax Status as a Grantor Trust—Discount or Premium on Pass-Through Securities” below.

Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or
•

in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “regular interests” or “residual interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

•	securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi)

of the Code (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Section 7701(a)(19)(C) of the Code); and

•

securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets).

If less than 95% of the REMIC’s assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC’s assets are qualifying assets.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a “single class REMIC,” however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A “single class REMIC” refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and not deductible for purposes of calculating an individual holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

•

would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of Residual Interest Securities”, would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and
•	deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “—Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that a REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;
•	subject to a limited exception, the sale or other disposition of a cash flow investment;
•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or
•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a certificate representing a REMIC residual interest will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a REMIC residual interest security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the residual interest security at the time of sale or exchange. A holder’s adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder’s adjusted basis in the newly acquired residual interest or similar security.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “—Tax Treatment of Foreign Investors” below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have “significant value” within the meaning of the REMIC regulations.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

•	First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.
•	Second, the residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.
•	Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of

•	REMIC taxable income for the quarterly period allocable to a residual interest security,

over

•

the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization” including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in “Tax Treatment of Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

(a)	the “formula test”:

the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

(1)	the present value of any consideration given to the transferee to acquire the residual interest;
(2)	the present value of the expected future distributions on the residual interest; and
(3)	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or
(b)	the “asset test”:
(1)

at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of the transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

(2)

the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

(3)

a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

Final regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

(i)

in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

(ii)

ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

Tax Status as a Grantor Trust

General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as “pass-through securities”. In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of “stripped securities”, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent “reasonable” compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “—Taxation of Debt Securities —Market Discount” and “—Premium” above.

In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan’s principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

•	in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;
•	the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or
•	each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans’ character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

•	“real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and
•	“loans secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

Sale or Exchange

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder’s tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

•

the amount that would have been includible in the holder’s income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder’s holding period, over

•	the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

•	fails to furnish the applicable trustee with its taxpayer identification number;
•	furnishes the applicable trustee with an incorrect taxpayer identification number;
•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•

under certain circumstances, fails to provide the applicable trustee or such holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Taxation of Classes of Exchangeable Securities

General

Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

The ES Classes will represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be “qualified mortgages” under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under “Taxation of Debt Securities” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single ES Class, an “Exchanged ES Class”, for several ES Classes, each, a “Received ES Class”, and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading “—REMICS —Foreign Investors in REMIC Certificates.”

Backup Withholding

A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading “Tax Consequences to Holders of the Notes—Backup Withholding.”

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

•	the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
•	the recipient is a controlled foreign corporation to which the issuer is a related person.

For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See “—Excess Inclusions” above.

Tax Characterization of the Trust Fund as a Partnership

Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “indexed securities” or “strip notes.” Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See “Taxation of Debt Securities—Election to Treat All Interest as Original Issue Discount”. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that is a “short-term note” (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a “foreign person” (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

•

is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code; and

•

provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person’s name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under “— Tax Characterization of the Trust Fund as a Partnership,” and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and thus, the tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and taxpayer identification number of the nominee; and
•

as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

Reportable Transactions

Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

State and Local Tax Considerations

In addition to the U.S. federal income tax considerations described in this prospectus under “Material Federal Income Tax Considerations,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest”), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

Under the plan asset regulations, the term “equity” interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan’s investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

•	has investment or administrative discretion with respect to such Plan assets;
•

has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

•	is an employer maintaining or contributing to such Plan.

In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become “parties in interest” with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a “party in interest” with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the “Investor Based Exemptions”) such as:

•	Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”
•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;
•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;
•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or
•	PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.”

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan’s investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors,” which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

The DOL issued to Bear, Stearns & Co. Inc. (“BS&Co.”) an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

•

The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm’s-length transaction with an unrelated party.

•

The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a “designated transaction” (as defined below).

•

The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

•	The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the “restricted group”).

•

The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers’ services under the pooling and servicing agreements and reimbursement of the servicers’ reasonable expenses in connection therewith.

•	The Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

For purposes of the underwriter exemption, a “designated transaction” means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap” (b) is with an “eligible counterparty” (c) is purchased by a “qualified plan investor” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

•	the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;
•	the Plan is not a plan with respect to which any member of the restricted group is the “plan sponsor” (as defined in section 3(16)(B) of ERISA);
•

in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

•	a Plan’s investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and
•

immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

•	The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

•

All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

•

The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

•

Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

•	In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:
1.	the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or
2.

an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

•

The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

•	Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.
•	The related prospectus or prospectus supplement must describe:
1.	any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;
2.	the duration of the period of pre-funding;

3.	the percentage and/or dollar amount of the funding limit for the trust; and
4.	that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.
•

The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

•	the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,
•	the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and
•

the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Exchangeable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

Legal Matters

The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

Financial Information

A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

Incorporation of Certain Information by Reference

This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency’s assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Legal Investment Considerations

Unless otherwise specified in the related prospectus supplement, the securities will not constitute “mortgage-related securities” within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

Plan of Distribution

The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

Glossary of Terms

Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

•

the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

•	the then outstanding principal balance of the primary assets.

Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;
•

a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•

an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

$2,592,585,000 (Approximate)

Bear Stearns Asset Backed Securities I LLC

Depositor

American Home Mortgage Investment Trust 2005-4,

Mortgage-Backed Grantor Trust Certificates,

Series 2005-4

_________________

Prospectus Supplement

_________________

Bear, Stearns & Co. Inc.

Lehman Brothers Inc.

Citigroup Global Markets

RBS Greenwich Capital

Goldman, Sachs & Co.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.